Exhibit 10.1

RCMC 2012-CREL1, LLC,
as Issuer,

KeyCorp Real Estate Capital Markets, Inc.,
as Advancing Agent

AND

Wells Fargo Bank, National Association,
as Trustee, Paying Agent, Transfer Agent,
Custodian, Backup Advancing Agent and Notes Registrar

INDENTURE

Dated as of November 28, 2012

i

ii

iii

ARTICLE 10

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1	Collection of Amounts; Custodial Account	107
Section 10.2	Collection Accounts	108
Section 10.3	Payment Account	109
Section 10.4	Reserved	109
Section 10.5	Reserved	109
Section 10.6	Reserved	109
Section 10.7	Expense Account	109
Section 10.8	Interest Advances	111
Section 10.9	Reports by Parties	114
Section 10.10	Reports; Accountings	114
Section 10.11	Release of Collateral Interests; Release of Assets	117
Section 10.12	Reports by Independent Accountants	118
Section 10.13	Information Available Electronically	119
Section 10.14	Investor Q&A Forum; Investor Registry	121
Section 10.15	Certain Procedures	122

ARTICLE 11

APPLICATION OF AMOUNTS

Section 11.1	Disbursements of Amounts from Payment Account	122
Section 11.2	Securities Accounts	125

ARTICLE 12

SALE OF COLLATERAL INTERESTS

Section 12.1	Sales of Collateral Interests	125

ARTICLE 13

NOTEHOLDERS’ RELATIONS

Section 13.1	Non-Petition	128
Section 13.2	Standard of Conduct	128

ARTICLE 14

MISCELLANEOUS

Section 14.1	Form of Documents Delivered to the Trustee	128
Section 14.2	Acts of Holders	129

iv

SCHEDULES

Schedule A	Collateral Interests
Schedule B	Credit Impaired Debt Yield Thresholds
Schedule C	Recovery Rates

v

EXHIBITS

Exhibit A-1	Form of Class A Senior Secured Note (Global Security)
Exhibit A-2	Form of Class A Senior Secured Note (Definitive Note)
Exhibit B-1	Form of Transfer Certificate – Regulation S Global Security
Exhibit B-2	Form of Transfer Certificate - Rule 144A Global Security
Exhibit B-3	Form of Transfer Certificate - Definitive Note
Exhibit C	Form of Collateral Interest Closing Checklist
Exhibit D	Form of Certification
Exhibit E	Form of Request for Release
Exhibit F	Form of NRSRO Certification
Exhibit G	Form of Representations and Warranties For Collateral Interests
Exhibit H	Form of Monthly Report
Exhibit I-1	Form of Investor Certification (Trustee Website)
Exhibit I-2	Form of Investor Certification (Monthly Report)

vi

INDENTURE, dated as of November 28, 2012, by and between RCMC 2012-CREL1, LLC, a limited liability company formed under the laws of Delaware (the “Issuer”), Wells Fargo Bank, National Association, a national banking association, as trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the “Trustee”), paying agent, transfer agent, custodian, backup advancing agent and notes registrar, and KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, as advancing agent (herein, together with its permitted successors and assigns in the trusts hereunder, the “Advancing Agent”).

PRELIMINARY STATEMENT

The Issuer is duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture. All covenants and agreements made by the Issuer herein are for the benefit and security of the Secured Parties. The Issuer, the Trustee, in all of its capacities, and the Advancing Agent are entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Issuer in accordance with this Indenture’s terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Trustee, for the benefit and security of the Secured Parties, all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising:

(a)          the Collateral Interests listed in the Schedule of Closing Date Collateral Interests purchased by the Issuer on the Closing Date and delivered to the Trustee (directly or through an agent or bailee) herewith and all payments thereon or with respect thereto; provided, however, the Issuer’s interests in the Collateral Interests shall exclude all cure and repurchase rights with respect to each Collateral Interest that are retained by, or otherwise assigned to, RCMC pursuant to related Collateral Interest Purchase Agreement;

(b)          the Collection Accounts, the Payment Account, the Expense Account, the Custodial Account, the Servicing Accounts and the related security entitlements and all income from the investment of funds in any of the foregoing at any time credited to any of the foregoing accounts;

(c)          the Eligible Investments;

(d)          the rights of the Issuer under each Collateral Interest Purchase Agreement and the Servicing Agreement;

(e)          all amounts delivered to the Trustee (or its bailee) (directly or through a securities intermediary);

(f)          all other investment property, instruments and general intangibles in which the Issuer has an interest, other than the Excepted Assets;

(g)          the Issuer’s ownership interest in, and rights to, all Permitted Subsidiaries; and

(h)          all proceeds with respect to the foregoing clauses (a) through (g).

The collateral described in the foregoing clauses (a) through (h), with the exception of any Excepted Assets, is referred to herein as the “Assets.” Such Grants are made to secure the Notes equally and ratably without prejudice, priority or distinction between any Note and any other Note for any reason and to secure (i) the payment of all amounts due on and in respect of the Notes in accordance with their terms, (ii) the payment of all other sums payable under this Indenture and (iii) compliance with the provisions of this Indenture, all as provided in this Indenture. The foregoing Grant shall, for the purpose of determining the property subject to the lien of this Indenture, be deemed to include any securities and any investments granted by or on behalf of the Issuer to the Trustee for the benefit of the Secured Parties, whether or not such securities or such investments satisfy the criteria set forth in the definitions of “Collateral Interest” or “Eligible Investment,” as the case may be.

Except to the extent otherwise provided in this Indenture, this Indenture shall constitute a security agreement under the laws of the State of New York applicable to agreements made and to be performed therein, for the benefit of the Noteholders. Upon the occurrence and during the continuation of any Event of Default hereunder, and in addition to any other rights available under this Indenture or any other Assets held for the benefit and security of the Noteholders or otherwise available at law or in equity but subject to the terms hereof, the Trustee shall have all rights and remedies of a secured party on default under the laws of the State of New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law and the terms of this Indenture, to sell or apply any rights and other interests assigned or pledged hereby in accordance with the terms hereof at public and private sale.

The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with, and subject to, the terms hereof, in order that the interests of the Secured Parties may be adequately and effectively protected in accordance with this Indenture.

ARTICLE 1

DEFINITIONS

Section 1.1           Definitions.

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. The word “including” and its variations shall mean “including without limitation.” Whenever any reference is made to an amount the determination of which is governed by Section 1.2 hereof, the provisions of Section 1.2 shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.2, unless some other method of calculation or determination is expressly specified in the particular provision. All references in this Indenture to designated “Articles,” “Sections,” “Subsections” and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this Indenture as originally executed. The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision.

“17g-5 Information Provider”: The meaning specified in Section 14.3(f) hereof.

“17g-5 Information Provider’s Website”: The 17g-5 Information Provider’s internet website, which shall initially be located within the Trustee’s Website (www.ctslink.com), under the “NRSRO” tab on the page relating to this transaction.

“1940 Act”: The United States Investment Company Act of 1940, as amended.

“Account”: Any of the Interest Collection Account, the Principal Collection Account, the Payment Account, the Expense Account and the Custodial Account and the Equity Interest Distribution Account and any subaccount thereof that the Trustee deems necessary or appropriate.

“Accountants’ Report”: An agreed upon procedures report of a firm of Independent certified public accountants of recognized national reputation appointed by the Issuer pursuant to Section 10.12, which may be the firm of independent accountants that reviews or performs procedures with respect to the financial reports prepared by the Issuer pursuant to this Indenture or the Master Servicer or Special Servicer pursuant to the Servicing Agreement.

“Act” or “Act of Holders”: The meaning specified in Section 14.2(a) hereof.

“Administrative Expenses”: All fees, expenses and other amounts due or accrued with respect to any Payment Date and payable by the Issuer or any Permitted Subsidiary (including legal fees and expenses) (i) to the Trustee pursuant to Section 6.7 hereof or any co-trustee appointed pursuant to this Indenture (including amounts payable by the Issuer as indemnification pursuant to this Indenture), (ii) to the Issuer pursuant to the LLC Agreement, (iii) in the order in which invoices are received by the Issuer, to the Independent accountants, agents and counsel of the Issuer for reasonable fees and expenses (including amounts payable in connection with the preparation of tax forms on behalf of the Issuer) and any registered office and government filing fees, (iv) to the Rating Agencies for fees and expenses in connection with any rating (including the annual fee payable with respect to the monitoring of any rating) of the Notes, including fees and expenses due or accrued in connection with any credit assessment or rating of the Collateral Interests, (v) to the Master Servicer, Special Servicer, Operating Advisor, Advancing Agent and Backup Advancing Agent or other entities as indemnification pursuant to the provisions pertaining to such entities hereunder or pursuant to the Servicing Agreement, as applicable, (vi) to the Advancing Agent or other Persons as indemnification pursuant to Section 17.3, (vii) in the order in which invoices are received by the Issuer, to any other Person in respect of any governmental fee, charge or tax in relation to the Issuer (in each case as certified by an Authorized Officer of the Issuer to the Trustee), and (viii) in the order in which invoices are received by the Issuer, to any other Person in respect of any other fees or expenses (including indemnifications) permitted under this Indenture (including, without limitation, any costs or expenses incurred in connection with certain modeling systems and services) and the documents delivered pursuant to or in connection with this Indenture and the Notes and any amendment or other modification of any such documentation, in each case unless expressly prohibited under this Indenture (including, without limitation, the payment of all transaction fees and all legal and other fees and expenses required in connection with the purchase of any Collateral Interests or any other transaction authorized by this Indenture); provided that Administrative Expenses shall not include amounts payable in respect of the Notes; and provided further that, with respect to any invoice for Administrative Expenses presented to the Trustee for payment, the Trustee shall be entitled conclusively to rely on the accuracy of such invoice and shall not be obligated to verify the information contained therein.

“Advancing Agent”: KeyCorp Real Estate Capital Markets, Inc., unless a successor Person shall have become the Advancing Agent pursuant to the applicable provisions of this Indenture, and thereafter “Advancing Agent” shall mean such successor Person.

“Advisers Act”: The Investment Advisers Act of 1940, as amended.

“Affiliate” or “Affiliated”: With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer or employee (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent Members”: Members of, or participants in, the Depository, Clearstream, Luxembourg or Euroclear.

“Aggregate Collateral Balance”: The sum of (without duplication) of (i) the aggregate Principal Balance of Collateral Interests and (ii)  the sum of Cash and the aggregate Principal Balance of Eligible Investments held as or purchased with Principal Proceeds.

“Aggregate Outstanding Amount”: As of any date of determination, the aggregate principal balance of the Notes Outstanding as of such date of determination.

“Aggregate Principal Balance”: When used with respect to any Collateral Interests as of any date of determination, the sum of the Principal Balances on such date of determination of all such Collateral Interests.

“Applicable Recovery Rate”: With respect to (A) each Defaulted Collateral Interest, the percentage set forth in the applicable row and column of the chart on Schedule C hereto, and (B) each Credit Impaired Collateral Interest, such Collateral Interest’s Credit Impaired Haircut Percentage.

“Article 15 Agreement”: The meaning specified in Section 15.1(a) hereof.

“Assets”: The meaning specified in the Granting Clause of this Indenture.

“Authenticating Agent”: With respect to the Notes, the Person designated by the Trustee to authenticate such Notes on behalf of the Trustee pursuant to Section 2.12 hereof.

“Authorized Officer”: With respect to the Issuer, any Officer (or attorney-in-fact appointed by the Issuer) who is authorized to act for the Issuer in matters relating to, and binding upon, the Issuer. With respect to the Operating Advisor, the persons identified by the Operating Advisor in a written notice delivered to the Issuer and the Trustee pursuant to the terms of the Servicing Agreement. With respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Available Principal Proceeds”: With respect to any Payment Date, the amount of Principal Proceeds standing to the credit of the Principal Collection Account as of the Determination Date related to such Payment Date.

“B Note”: A junior promissory note representing an interest in a commercial real estate whole loan.

“Backup Advancing Agent”: The Trustee, in its capacity as Backup Advancing Agent hereunder, or any successor Trustee appointed hereunder.

“Bank”: Wells Fargo Bank, National Association, a national banking association, in its individual capacity and not as Trustee and, if any Person is appointed as a successor Trustee, such Person in its individual capacity and not as Trustee.

“Bankruptcy Code”: The federal Bankruptcy Code, Title 11 of the United States Code, as amended.

“Bearer Securities”: The meaning specified in Section 3.3(a)(iv) hereof.

“Benefit Plan”: The meaning specified in Section 2.5(n) hereof.

“Board of Directors”: With respect to the Issuer, the Managers of the Issuer, duly appointed pursuant to Section 6.1 of the LLC Agreement.

“Board Resolution”: With respect to the Issuer, a resolution of the sole member or unanimous written consent of the Managers or the sole member of the Issuer.

“Business Day”: Any day other than (i) a Saturday or Sunday, (ii) a day on which the Federal Reserve or the New York Stock Exchange is closed, and (iii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York, Cleveland, Ohio, Overland Park, Kansas, the location of the principal place of business of the Operating Advisor or the location of the Corporate Trust Office.

“Calculation Amount”: (A) With respect to any Collateral Interest that is a Defaulted Collateral Interest by virtue of clause (1), (2), (4) or (5) of the definition of such term, at any time, the lesser of (a) the Applicable Recovery Rate of such Collateral Interest multiplied by the Principal Balance of such Collateral Interest, (b) the market value of such Collateral Interest, as determined by the Special Servicer in accordance with the Servicing Standard based upon, among other things, the most recent appraisal and information from one or more third party commercial real estate brokers and such other information as the Special Servicer deems appropriate, and (c) in the event the Majority Equityholder has caused an updated appraisal to be obtained by the Special Servicer pursuant to the Indenture, 90% of such appraised value minus the unpaid principal balance of any related Senior Loan;

(B) with respect to any Collateral Interest that is a Defaulted Collateral Interest by virtue of clause (3) of the definition of such term, the market value of such Collateral Interest, as determined by the Special Servicer in accordance with the Servicing Standard based upon, among other things, the most recent appraisal and information from one or more third party commercial real estate brokers and such other information as the Special Servicer deems appropriate; and

(C) with respect to any Credit Impaired Collateral Interest, the Applicable Recovery Rate of such Collateral Interest multiplied by the Principal Balance of such Collateral Interest.

“Cash”: Such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

“Certificate of Authentication”: The meaning specified in Section 2.1 hereof.

“Certificated Security”: A “certificated security” as defined in Section 8-102(a)(4) of the UCC.

“Class A Notes”: The Class A Senior Secured Notes, due 2018, issued by the Issuer pursuant to this Indenture.

“Clean-up Call”: The meaning specified in Section 9.1(a) hereof.

“Clean-up Call Date”: The meaning specified in Section 9.1(a) hereof.

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearstream, Luxembourg”: Clearstream Banking, société anonyme, a limited liability company organized under the laws of the Grand Duchy of Luxembourg.

“Closing”: The transfer of any Note to the initial registered Holder of such Note.

“Closing Date”: November 28, 2012.

“Code”: The United States Internal Revenue Code of 1986, as amended.

“Collateral Interest” or “Collateral Interests”: Collectively, the B Note, Participation Interest, Mezzanine Loans, Preferred Equity Interests and Rake Bond listed on Schedule A attached hereto or, individually, any one of them as the context may require.

“Collateral Interest File”: The meaning set forth in Section 3.3(d).

“Collateral Interest Par Purchase Price”: The highest offer received from any person (other than any of the Master Servicer, the Special Servicer, the Majority Equityholder or the related borrower or obligor) for a Collateral Interest, in an amount at least equal to the par value thereof plus accrued interest thereon plus all other outstanding amounts due under the Collateral Interest and any outstanding expenses of the Issuer relating to such Collateral Interest.

“Collateral Interest Property”: With respect to any Collateral Interest, those commercial real properties, income from which is expected to be the sole source of payments in respect thereof.

“Collateral Interest Purchase Agreement”: The Collateral Interest Purchase Agreement entered into on or about the Closing Date, which agreement is assigned to the Trustee pursuant to this Indenture.

“Collateral Interest Sellers”: RCMC and each Affiliate thereof that is party to the Collateral Interest Purchase Agreement.

“Collection Accounts”: The trust accounts so designated and established pursuant to Section 10.2(a) hereof.

“Controlling Class Representative”: The holder or holders of more than 66-2/3% of the Aggregate Outstanding Amount of the Class A Notes (excluding any RCMC Securities) or the representative appointed by such holders

“Corporate Trust Office”: The designated corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Indenture shall be administered, which office at the date of the execution of this Agreement is located, for Note transfers and, surrenders and for deliveries of Certificated Securities and Instruments, at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113 and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services (CMBS), RCMC 2012-CREL1, telecopy number (410) 715 2380, or such other address as the Trustee may designate from time to time by notice to the Noteholders, the Equityholders, the Master Servicer, the Special Servicer, the Operating Advisor, each Rating Agency (after providing such notice to the 17g-5 Information Provider for prior posting on the 17g-5 Website) and the Issuer or the principal corporate trust office of any successor Trustee.

“Coverage Tests”: The Par Value Coverage Test and the Interest Coverage Test.

“Credit Impaired Collateral Interest”: Any Collateral Interest for which the Debt Yield has declined below the Credit Impaired Debt Yield Threshold.

“Credit Impaired Debt Yield Threshold”: The amount specified for each Collateral Interest in Schedule B hereto, as determined by the Special Servicer.

“Credit Impaired Haircut Percentage”: For any Credit Impaired Collateral Interest and any date of determination, the greater of (A) zero and (B) (a) the Gross Haircut divided by (b) the sum of (x) the Principal Balance of such Collateral Interest plus (y) any related pari passu debt on the related Collateral Interest Property.

“Cure Payment”: With respect to any Collateral Interest, any payments made by the Majority Equityholder or any affiliate thereof, utilizing their own funds, to cure a delinquency or default with respect to the related Senior Loan, but only to the extent permitted under the terms of the related Underlying Instruments.

“Custodial Account”: An account at the Trustee in the name of the Trustee pursuant to Section 10.1(b) hereof.

“Custodial Collateral”: The meaning specified in Section 3.3(a)(v) hereof.

“Custodian”: The Trustee, in its capacity as the Custodian hereunder, or any successor Trustee appointed hereunder.

“Default”: Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Collateral Interest”: means any Collateral Interest as to which:

(1) there has occurred and is continuing for more than 60 days either (x) a payment default (after giving effect to any applicable grace period but without giving effect to any waiver) or (y) solely in the case of a Preferred Equity Interest, the failure of the issuer or affiliate of the issuer of the Preferred Equity Interest to redeem or purchase such Preferred Equity Interest on the date when such redemption or purchase is required pursuant to the terms of the agreement setting forth the rights of the holder of that Preferred Equity Interest;

(2) there is known to the Special Servicer or the Master Servicer a Material Non-Monetary Default that has (a) occurred and is continuing (after giving effect to any applicable grace period but without giving effect to any waiver) for more than 60 days after the Special Servicer or Master Servicer, as applicable, obtained actual knowledge thereof or (b) resulted in the acceleration of the Principal Balance of such Collateral Interest;

(3) a Material Modification has been entered into;

(4)  a monetary default or a Material Non-Monetary Default (after giving effect to any applicable grace period and any waiver) has occurred and been declared on the related Senior Loan by the related senior lender having the right to declare such default pursuant to the terms of the related Underlying Instruments (and such default and declaration is continuing); or

(5) there is known to the Special Servicer or the Master Servicer any bankruptcy, insolvency or receivership proceeding that has been initiated in connection with the issuer of such Collateral Interest.

“Defaulted Interest Amount”: With respect to the Notes as of each Payment Date, the accrued and unpaid amount due to Holders of the Notes on account of any shortfalls in the payment of the Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).

“Definitive Notes”: The meaning specified in Section 2.2(b) hereof.

“Deemed Value”: With respect to each Credit Impaired Collateral Interest and each date of determination, (i) an amount equal to (a) the trailing 12-month NOI for the related Collateral Interest Property divided by (b) the Credit Impaired Debt Yield Threshold for such Collateral Interest as set forth on Schedule B hereto, or (ii) in the event the Majority Equityholder has caused an updated appraisal to be obtained by the Special Servicer pursuant to Section 16.2 hereof, 90% of such appraised value.

“Depository” or “DTC”: The Depository Trust Company, its nominees, and their respective successors.

“Determination Date”: The 11th day of each month (or, if such day is not a Business Day, then the next succeeding Business Day), commencing in December 2012.

“Disqualified Transferee”: The meaning specified in Section 2.5(l) hereof.

“Dissolution Expenses”: The amount of expenses reasonably likely to be incurred in connection with the discharge of this Indenture, the liquidation of the Assets and the dissolution of the Issuer, as reasonably certified by the Issuer, based in part on expenses incurred by the Master Servicer, Special Servicer and Operating Advisor pursuant to the Servicing Agreement as certified to the Issuer and Trustee.

“Dollar,” “U.S. $” or “$”: A U.S. dollar or other equivalent unit in Cash.

“Due Date”: Each date on which a Scheduled Distribution is due on an Asset.

“Due Period”: The period commencing on the day immediately succeeding the second preceding Determination Date (or on the Closing Date, in the case of the Due Period relating to the first Payment Date) and ending on and including the Determination Date immediately preceding such Payment Date.

“Early Amortization”: The meaning specified in Section 9.5 hereof.

“Eligible Investments”: Any Dollar-denominated investment that, at the time it is Granted to the Trustee (directly or through a Securities Intermediary or bailee), is Registered and is one or more of the following obligations or securities:

(i)          direct obligations of, and obligations the timely payment of principal of and interest on which is fully and expressly guaranteed by, the United States, or any agency or instrumentality of the United States, the obligations of which are expressly backed by the full faith and credit of the United States;

(ii)         demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by, or federal funds sold by, any depository institution or trust company incorporated under the laws of the United States or any state thereof or the District of Columbia (including the Trustee or the commercial department of any successor Trustee, as the case may be; provided that such successor otherwise meets the criteria specified herein) and subject to supervision and examination by federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depositary institution or trust company (or, in the case of the principal depositary institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a credit rating not less than “Aa3” by Moody’s and the equivalent by KBRA (if rated by KBRA), in the case of long-term debt obligations, and “P-1” by Moody’s and the equivalent by KBRA (if rated by KBRA), for short-term debt obligations;

(iii)        unleveraged repurchase or forward purchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above (including the Trustee or the commercial department of any successor Trustee, as the case may be; provided that such person otherwise meets the criteria specified herein) or entered into with a corporation (acting as principal) whose long-term rating is not less than “Aa3” by Moody’s and the equivalent by KBRA (if rated by KBRA), and whose short-term credit rating is not less than “P-1” by Moody’s and the equivalent by KBRA (if rated by KBRA);

(iv)        registered securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof or the District of Columbia that has a long-term credit rating of not less than “Aa3” by Moody’s and the equivalent by KBRA (if rated by KBRA) and a short-term credit rating of not less than P-1 by Moody’s and the equivalent by KBRA (if rated by KBRA), at the time of such investment or contractual commitment providing for such investment;

(v)         commercial paper or other similar short-term obligations (including that of the Trustee or the commercial department of any successor Trustee, as the case may be, or any affiliate thereof; provided that such person otherwise meets the criteria specified herein) having at the time of such investment a short-term credit rating of “P-1” by Moody’s and the equivalent by KBRA (if rated by KBRA); provided, further, that the issuer thereof must also have at the time of such investment a senior long-term debt rating of not less than “Aa3” by Moody’s and the equivalent by KBRA (if rated by KBRA);

(vi)        a reinvestment agreement issued by any bank (if treated as a deposit by such bank), or a Registered guaranteed investment or reinvestment agreement issued by an insurance company or other corporation or entity, in each case that has a short term credit rating of not less than “P-1” by Moody’s and the equivalent by KBRA (if rated by KBRA); provided that the issuer thereof must also have at the time of such investment a long term credit rating of not less than “Aa3” by Moody’s and the equivalent by KBRA (if rated by KBRA); and

(vii)       the Wells Fargo Prime Investment Money Market Fund or any other money market funds (including those managed or advised by the Trustee or its affiliates) that maintain a constant asset value and that are rated by each of Moody’s and KBRA (if rated by KBRA) in its highest money market fund ratings category;

(viii)      any other investment similar to those described in clauses (i) through (vi) above that (1) the Rating Agencies have confirmed may be included in the portfolio of Assets as an Eligible Investment without adversely affecting its then-current ratings of the Notes and (2) has a long-term credit rating of not less than “Aa3” by Moody’s and the equivalent by KBRA (if rated by KBRA)and a short term credit rating of not less than “P-1” by Moody’s and the equivalent by KBRA (if rated by KBRA);

provided that mortgage-backed securities and interest only securities shall not constitute Eligible Investments; and provided, further, that (a) Eligible Investments shall not include obligations bearing interest at inverse floating rates, (b) Eligible Investments shall not be subject to deduction or withholding for or on account of any withholding or similar tax (other than any taxes imposed pursuant to FATCA), unless the payor is required to make “gross up” payments that ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding been required, (c) Eligible Investments shall not be purchased for a price in excess of par and (d) Eligible Investments shall not include margin stock. Eligible Investments may be obligations of, and may be purchased from, the Trustee and its Affiliates so long as the Trustee has a capital and surplus of at least U.S.$200,000,000 and has a long term unsecured credit rating of at least “Baa1” by Moody’s, and may include obligations for which the Trustee or an Affiliate thereof receives compensation for providing services.

“Entitlement Order”: The meaning specified in Section 8-102(a)(8) of the UCC.

“Equity Control Termination Event”: An event that will occur and be continuing as long as, for any Due Period, the Par Value Coverage Ratio is less than 120% or the Interest Coverage Ratio is less than 200%.

“Equity Consultation Termination Event”: An event that will occur and be continuing so long as an Event of Default has occurred and has not been cured or waived.

“Equity Interest Distribution Account”: A segregated account established with the Bank for the benefit of the Holders of the Issuer Equity Securities and designated as such.

“Equity Interest Distribution Amount”: Any remaining Interest Proceeds and Principal Proceeds, if any, to be released from the lien of this Indenture and paid (upon standing order of the Issuer) to the Holders of the Issuer Equity Securities after payment by the Trustee of all distributions which take priority pursuant to Section 11.1(a).

“Equityholder”: Each Holder of an Issuer Equity Security.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended.

“Euroclear”: Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Default”: The meaning specified in Section 5.1 hereof.

“Excepted Assets”: The Equity Interest Distribution Account and all of the funds and other property from time to time deposited in or credited to the Equity Interest Distribution Account.

“Excess Spread Amount”: With respect to each Collateral Interest for which the maturity date of such Collateral Interest has been extended beyond the Original Maturity Date and each Payment Date thereafter, an amount equal to the product of (A) the Principal Balance of such Collateral Interest, and (B) 1/12 of the Excess Spread Percentage for such Collateral Interest.

“Excess Spread Percentage”: With respect to each Collateral Interest for which the maturity date of such Collateral Interest has been extended beyond the Original Maturity Date and each Payment Date thereafter, a per annum rate equal to the excess of (A) the then-current interest rate for such Collateral Interest, over (B) the product of the Advance Rate and the Note Interest Rate where “Advance Rate” is the quotient of (x) the Principal Balance of the Notes as of such date of determination (prior to giving effect to any distributions of principal on such date of determination), divided by (y) the Aggregate Principal Balance.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Expense Account”: The account established pursuant to Section 10.7(a) hereof.

“FATCA”: Sections 1471 through 1474 of the Code and any related provisions of law, court decisions, administrative guidance or agreements with any taxing authority in respect thereof.

“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.

“Financing Statements”: Financing statements relating to the Assets naming the Issuer, as debtor, and the Trustee, on behalf of the Secured Parties, as secured party.

“Fitch”: Fitch, Inc. and any successor thereto.

“Foreclosure Asset”: means (i) a Collateral Interest, or a portion thereof, or (ii) a real property or other interest (including, without limitation, an interest in real property) resulting from the conversion, exchange, other modification or exercise of remedies with respect to a Collateral Interest or portion thereof, in either case, which the Special Servicer has determined pursuant to the Servicing Agreement, which may be based on an Opinion of Counsel, could give rise to material liability of the Issuer (including liability for taxes) if held directly by the Issuer.

“GAAP”: The meaning specified in Section 6.3(k) hereof.

“General Intangible”: The meaning specified in Section 9-102(a)(42) of the UCC.

“Global Securities”: The Rule 144A Global Securities and the Regulation S Global Securities.

“Governing Documents”: With respect to (i) the Issuer, the articles of incorporation and limited liability company agreement of the Issuer, as amended and restated and/or supplemented and in effect from time to time and (ii) all other Persons, the articles of incorporation, certificate of incorporation, by-laws, certificate of limited partnership, limited partnership agreement, limited liability company agreement, certificate of formation, articles of association and similar charter documents, as applicable to any such Person.

“Government Securities”: A security (other than a security issued by the Government National Mortgage Association) issued or guaranteed by the United States of America or an agency or instrumentality thereof representing a full faith and credit obligation of the United States of America and, with respect to each of the foregoing, that is maintained in book-entry form on the records of a Federal Reserve Bank.

“Grant”: To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Assets or of any other security or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate continuing right to claim, collect, receive and take receipt for principal and interest payments in respect of the Assets (or any other security or instrument), and all other amounts payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Gross Haircut”: With respect to any Credit Impaired Collateral Interest and any date of determination, the amount by which the Total Debt for such Credit Impaired Collateral Interest exceeds the Deemed Value for such Credit Impaired Collateral Interest.

“Holder”: With respect to any Note, the Person in whose name such Note is registered in the Notes Register and with respect to any Issuer Equity Security, the Person in whose name such Issuer Equity Security is registered in the register maintained under the LLC Agreement.

“IAI”: An institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under Regulation D under the Securities Act.

“Indenture”: This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Independent”: As to any Person, any other Person (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers and any member thereof or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.

Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

“Inquiry”: The meaning set forth in Section 10.14 hereof.

“Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC.

“Interest Accrual Period”: For any Payment Date, the period from and including the first calendar day of the month immediately preceding the month in which such Payment Date occurs to and including the last calendar day of such month assuming that each month has 30 days and each year has 360 days.

“Interest Advance”: The meaning specified in Section 10.8(a) hereof.

“Interest Collection Account”: The trust account established pursuant to Section 10.2(a) hereof.

“Interest Coverage Ratio”: As of any Measurement Date, the ratio calculated in accordance with the assumptions set forth in Section 1.2(e) hereof by dividing:

(a)          (i) the sum of (A) Cash standing to the credit of the Expense Account, plus (B) the scheduled interest payments due (in each case regardless of whether the due date for any such interest payment has yet occurred) in the Due Period in which such Measurement Date occurs on (x) the Collateral Interests; provided that no interest (or dividends or other distributions) will be included with respect to any Collateral Interest to the extent that such Collateral Interest does not provide for the scheduled payment of interest (or dividends or other distributions) in Cash and (y) the Eligible Investments held in the Expense Account, minus (ii) any amounts scheduled to be paid pursuant to Section 11.1(a)(i)(1) through (3) of this Indenture; by

(b)          the sum of (i) the scheduled interest of the Notes payable on the Payment Date immediately following such Measurement Date, plus (ii) any Defaulted Interest Amount payable on the Payment Date immediately following such Measurement Date.

“Interest Coverage Test”: The test that will be met as of any Measurement Date on which any Notes remain Outstanding if the Interest Coverage Ratio as of such Measurement Date is equal to or greater than 275%.

“Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Notes as of the first day of the related Interest Accrual Period, (ii) the Note Interest Rate, and (iii) 30/360.

“Interest Proceeds”: With respect to any Payment Date, (A) the sum (without duplication) of (1) all Cash payments of interest or dividends and other distributions (but excluding distributions on Preferred Equity Interests attributable to the return of capital by their governing documents) received during the related Due Period on each Collateral Interest other than Defaulted Collateral Interests (net of the Servicing Fee and other amounts payable in accordance with the Servicing Agreement), including, in the Master Servicer’s commercially reasonable discretion (exercised as of the trade date), the accrued interest received in connection with a sale of a Collateral Interest, excluding any accrued interest included in Principal Proceeds pursuant to clause (A)(5) of the definition of Principal Proceeds, (2) all make whole premiums, yield maintenance or prepayment premiums or any interest amount paid in excess of the stated interest amount of a Collateral Interest received during the related Due Period, (3) all amendment and waiver fees, late payment fees, commitment fees, exit fees, extension fees and other fees and commissions received by the Issuer during such Due Period in connection with such Collateral Interests (other than, in each such case, fees and commissions received in connection with the restructuring of a Defaulted Collateral Interest or default of Collateral Interests and, for the avoidance of doubt, any origination fees paid by a related borrower), (4) funds in the Expense Account designated as Interest Proceeds by the Master Servicer pursuant to Section 10.7(a), (5) funds remaining on deposit in the Expense Account upon redemption of the Notes in whole pursuant to Section 10.7(a), (6) all Interest Advances, (7) except for distributions on Preferred Equity Interests attributable to the return of capital by their governing documents and other than as specified in item (A)(1) above, all proceeds received in respect of equity features, if any, of the Collateral Interests, (8) with respect to any Defaulted Collateral Interest sold by the Issuer during the related Due Period, the excess, if any, of the amount received by the Issuer in connection with such sale and the par amount of such Defaulted Collateral Interest, (9) all payments of principal on Eligible Investments purchased with proceeds of items (A)(1), (2) and (3) of this definition and (10) any excess proceeds received in respect of a Collateral Interest after the principal amount of such Collateral Interest has been reduced to zero, unless, prior to the occurrence and continuance of an Equity Control Termination Event, the Majority Equityholder and, after the occurrence and during the continuance of an Equity Control Termination Event, the Controlling Class Representative, if any, instructs the Issuer to treat such amounts as “Principal Proceeds”; provided that Interest Proceeds will in no event include any payment or proceeds specifically defined as “Principal Proceeds” in the definition thereof, minus (B) the sum of (1) the aggregate of the Excess Spread Amounts for each Collateral Interest for which the maturity date has been extended beyond its Original Maturity Date and (2) the aggregate amount of any Nonrecoverable Advances that were previously reimbursed to the Advancing Agent, the Master Servicer or the Backup Advancing Agent during the related Due Period.

“Interest Shortfall”: The meaning set forth in Section 10.8(a) hereof.

“Investor Certification”: A certificate, substantially in the form of Exhibit I-1 or Exhibit I-2 hereto, representing that such person executing the certificate is a Noteholder or a beneficial owner of a Note, a holder of an Issuer Equity Security or a prospective purchaser of a Note or an Issuer Equity Security and that either (a) such person is not an agent of, or an investment advisor to, any Property Owner or affiliate of any Property Owner, in which case such person will have access to all the reports and information made available to Noteholders or Equityholders hereunder, or (b) such person is an agent or affiliate of, or an investment advisor to, any Property Owner, in which case such person will only receive access to the Monthly Report. The Investor Certification may be submitted electronically by means of the Trustee’s website.

“Investor Q&A Forum”: The Investor Q&A Forum described in Section 10.14.

“Issuer”: RCMC 2012-CREL1, LLC, a limited liability company formed under the laws of the State of Delaware, until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Equity Security” or “Issuer Equity Securities”: Limited liability company membership interests in the Issuer.

“Issuer Order” and “Issuer Request”: A written order or request (which may be in the form of a standing order or request) dated and signed in the name of the Issuer by an Authorized Officer of the Issuer.

“KBRA”: Kroll Bond Rating Agency and any successor thereto.

“LLC Agreement”: The Issuer’s limited liability company operating agreement, dated November 28, 2012, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“LLC Managers”: The managers of the Issuer duly appointed in accordance with the terms of the LLC Agreement by the sole member of the Issuer (or, if there is only one manager of the Issuer so duly appointed, such sole manager).

“Loss Value Payment”: A cash payment made to the Issuer by the Seller in connection with a breach of representation or warranty with respect to any Collateral Interest pursuant to the Collateral Interest Purchase Agreement in an amount that the Master Servicer, on behalf of the Issuer, subject to the consent of the Controlling Class Representative, determines is sufficient to compensate the Issuer for such breach of representation or warranty, which Loss Value Payment will be deemed to cure sure breach of representation or warranty.

“Manager”: The meaning set forth in the LLC Agreement.

“Majority of the Notes”: The holder or holders of more than 50% of the Aggregate Outstanding Amount of the Notes.

“Majority Equityholder”: The holder of holders representing more than 50% of the Issuer Equity Securities.

“Majority Equityholder Collateral Interest Call Rights”: The right of the Majority Equityholder to purchase the “55 West Monroe” and “Burnham Center” Collateral Interests if the related Senior Lender requires such purchase pursuant to the terms of the Underlying Instruments related to such Collateral Interests.

“Master Servicer”: KeyCorp Real Estate Capital Markets, Inc., or any successor Person that shall have become the Master Servicer pursuant to the provisions of the Servicing Agreement.

“Master Servicing Fee”: All fees payable and amount reimbursable to the Master Servicer in accordance with the Servicing Agreement.

“Material Breach”: With respect to each Collateral Interest, the meaning specified in the related Collateral Interest Purchase Agreement.

“Material Document Defect”: With respect to each Collateral Interest, the meaning specified in the related Collateral Interest Purchase Agreement.

“Material Modification”: With respect to any Collateral Interest, any waiver, modification, amendment, consent, variance, forbearance or similar arrangement that would, individually or cumulatively with prior modifications:

(a)          modify the amortization schedule with respect to such Collateral Interest in a manner that reduces the Dollar amount of any Scheduled Distribution by more than 20%;

(b)          reduce the Cash interest rate payable by the obligor thereunder by more than 100 basis points (excluding any increase in an interest rate arising by operation of a default or penalty interest clause under a Collateral Interest);

(c)          extend the maturity date of such Collateral Interest without satisfying the Maturity Extension Requirements;

(d)          release any party from its obligations under such Collateral Interest or modify any such obligations, if such release or modification would have a material adverse effect on the Collateral Interest; or

(e)          reduce the principal amount thereof by more than 10%.

“Material Non-Monetary Default”: With respect to any Collateral Interest or related Senior Loan, a default, other than (a) any payment default or (b) any failure of any guarantor to an obligor under a Collateral Interest or under a related Senior Loan, as applicable, to satisfy any financial covenants applicable to such guarantor under the related Underlying Instruments, which default either (x) materially affects the ability of the obligor to meet its payment obligations under the Underlying Instruments or (y) otherwise materially impairs the interests of the Noteholders in such Collateral Interest (or the related Collateral Interest Property.

“Maturity”: With respect to any Note, the date on which the unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity Date or by declaration of acceleration or otherwise.

“Maturity Extension Requirements”: With respect to the extension of the maturity date of a Collateral Interest, the requirement that such new maturity date be not more than three (3) years after the Original Maturity Date.

“Measurement Date”: Any of the following: (i) the date of disposition of any Collateral Interest, (ii) any date on which any Collateral Interest becomes a Defaulted Collateral Interest, (iii) each Determination Date and (iv) with reasonable notice to the Issuer and the Trustee, any other Business Day that any Rating Agency or the Holders of at least 66-2/3% of the Aggregate Outstanding Amount of the Notes requests be a “Measurement Date”; provided that, if any such date would otherwise fall on a day that is not a Business Day, the relevant Measurement Date will be the immediately preceding Business Day; provided, further, that in no event shall a Measurement Date occur before the Closing Date.

“Mezzanine Loan”: Any loan secured by one or more direct or indirect ownership interests in a Property Owner.

“Monthly Report”: The meaning specified in Section 10.10(a) hereof.

“Moody’s”: Moody’s Investors Service, Inc., and its successors in interest.

“Net Outstanding Portfolio Balance”: On any Measurement Date, the sum (without duplication) of:

(i)          the Aggregate Principal Balance on such Measurement Date of the Collateral Interests (other than Defaulted Collateral Interests and Credit Impaired Collateral Interests);

(ii)         the Aggregate Principal Balance of all Principal Proceeds held as Cash and Eligible Investments; and

(iii)        with respect to each Defaulted Collateral Interest and Credit Impaired Collateral Interests, the Calculation Amount of such Defaulted Collateral Interest and Credit Impaired Collateral Interests;

provided, however, that with respect to each Defaulted Collateral Interest that has been owned by the Issuer for more than three years after becoming a Defaulted Collateral Interest, the Principal Balance of such Defaulted Collateral Interest shall be zero for purposes of computing the Net Outstanding Portfolio Balance.

“No Downgrade Confirmation”: A confirmation from each Rating Agency that any proposed action, or failure to act or other specified event will not, in and of itself, result in the downgrade or withdrawal of the then-current rating assigned to the Notes then rated by such Rating Agency.

“NOI”: With respect to the Collateral Interest Properties related to any Collateral Interest, the difference between Total Revenues and Operating Expenses on such Collateral Interest Property, as determined by the Master Servicer or Special Servicer, as applicable, where “Total Revenue” means revenues from all sources, with respect to the applicable Collateral Interest Properties and “Operating Expenses” means, for the applicable Collateral Interest Properties, all expenses incurred in the operation and maintenance of such Collateral Interest Properties, including actual management, marketing and franchise fees.

“Non-call Period”: The period from the Closing Date to and including the Business Day immediately preceding the Payment Date in December 2015 during which no Optional Redemption is permitted to occur.

“Non-Permitted Holder”: The meaning specified in Section 2.13(b) hereof.

“Nonrecoverable Advance”: Collectively, Nonrecoverable Interest Advances and Nonrecoverable Servicing Advances.

“Nonrecoverable Interest Advance”: Any Interest Advance previously made or proposed to be made pursuant to Section 10.8 hereof as to which the Advancing Agent or the Backup Advancing Agent, as applicable, has determined in its sole discretion, exercised in good faith, that the amount so advanced or proposed to be advanced plus interest expected to accrue thereon, will not or would not be ultimately recoverable from subsequent payments or collections with respect to the Collateral Interests.

“Nonrecoverable Servicing Advance”: The meaning specified in the Servicing Agreement.

“Note Liquidation Event”: The meaning specified in Section 12.1(d) hereof.

“Noteholder”: The Person in whose name such Note is registered in the Notes Register.

“Notes”: The Class A Notes authorized by, and authenticated and delivered under, this Indenture.

“Note Interest Rate”: With respect to the Notes, the per annum rate at which interest accrues on such Note for any Due Period, which shall be equal to 5.62346% per annum, calculated on the basis of a 360-day year comprised of twelve 30-day months.

“Notes Register”: The register maintained by the Notes Registrar pursuant to Section 2.05(a) hereof.

“Notes Registrar”: The Trustee, in its capacity as Notes Registrar, and any successor Trustee appointed hereunder.

“NRSRO”: Any nationally recognized statistical rating organization, including each Rating Agency.

“NRSRO Certification”: A certification substantially in the form of Exhibit F executed by a NRSRO in favor of the Issuer and the 17g-5 Information Provider that states that such NRSRO is a Rating Agency or has provided the Issuer with the appropriate certifications under Exchange Act Rule 17g-5(a)(3)(iii)(B) and that such NRSRO has access to the 17g-5 Website.

“Offering Circular”: The Offering Circular, dated November 19, 2012, relating to the offering of the Notes.

“Officer”: With respect to any corporation or limited liability company, including the Issuer, the Advancing Agent and the Majority Equityholder, any Director, Manager, the Chairman of the Board of Directors, the President, any Senior Vice President any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, General Partner of such entity; and with respect to the Trustee, any Trust Officer.

“Officer’s Certificate”: With respect to any Person, any certificate executed by an Officer thereof.

“Operating Advisor”: Pentalpha Surveillance LLC, or any successor Person that shall have become the Operating Advisor pursuant to the provisions of the Servicing Agreement.

“Operating Advisor Fees”: All fees payable and amounts reimbursable to the Operating Advisor in accordance with the Servicing Agreement.

“Opinion of Counsel”: A written opinion addressed to the Trustee and each Rating Agency in form and substance reasonably satisfactory to the Trustee and each Rating Agency of an outside third party counsel of national recognition admitted to practice before the highest court of any state of the United States or the District of Columbia, which attorney may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer, and which attorney shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory which opinions of other counsel shall accompany such Opinion of Counsel and shall either be addressed to the Trustee and each Rating Agency or shall state that the Trustee and each Rating Agency shall be entitled to rely thereon.

“Optional Redemption”: The meaning specified in Section 9.1(c) hereof.

“Original Maturity Date”: The maturity date of any Collateral Interest (which for Preferred Equity Interests shall be the final redemption date thereof) as extended by all extensions thereof which the related Property Owner had the right to elect and did elect, or are otherwise contemplated under the terms of the instruments and agreements relating to such Collateral Interest, but before taking into account any additional extensions thereof that are consented to by the lender or holder thereof.

“Outstanding”: With respect to the Notes, as of any date of determination, all of the Notes theretofore authenticated and delivered under this Indenture except:

(i)          Notes theretofore canceled by the Notes Registrar or delivered to the Notes Registrar for cancellation;

(ii)         Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or the Paying Agent in trust for the Holders of such Notes pursuant to Section 4.1(a)(ii); provided that, if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)        Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a holder in due course; and

(iv)        Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6;

provided that in determining whether the Noteholders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer thereof shall be disregarded and deemed not to be Outstanding. In determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, or any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor.

“Par Value Coverage Test”: The test that will be met as of any Measurement Date on which any Notes remain Outstanding if the Par Value Ratio on such Measurement Date is equal to or greater than 165%.

“Par Value Ratio”: As of any Measurement Date, the number (expressed as a percentage) calculated in accordance with the assumptions set forth in Section 1.2(d) by dividing (a) the sum of the Net Outstanding Portfolio Balance on such Measurement Date by (b) the sum of the aggregate outstanding principal amount of the Notes.

“Participating Institution”: With respect to any participation, the entity that holds legal title to the participated asset.

“Paying Agent”: The Trustee, solely in its capacity as Paying Agent, or any success Trustee hereunder.

“Payment Account”: The payment account of the Trustee in respect of the Notes established pursuant to Section 10.3 hereof.

“Payment Date”: The 4th Business Day following each Determination Date, commencing in December 2012 to and including the Stated Maturity Date of the Notes unless the Notes are redeemed or repaid prior thereto.

“Permitted Subsidiary”: Any one or more wholly-owned, single purpose entities established exclusively for the purpose of taking title to any mortgage, real property or Foreclosure Asset in connection, in each case, with the exercise of remedies or otherwise.

“Person”: An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Placement Agents”: UBS Securities LLC and Wells Fargo Securities, LLC, in their respective capacities as the placement agents.

“Placement Agency Agreement”: The placement agreement relating to the Notes dated as of the Closing Date by and between the Issuer and the Placement Agents.

“Pledged Collateral Interest”: On any date of determination, any Collateral Interest that has been Granted to the Trustee and not been released from the lien of this Indenture pursuant to Section 10.11 hereof.

“Preferred Equity Interest”: Any securities providing for regular payments of dividends or other distributions, representing equity interests in a company, partnership or other entity that is an entity operating or controlling, directly or through affiliates, a borrower under a real estate loan secured by one or more commercial real estate properties.

“Preliminary Offering Circular”: The preliminary offering circular, dated November 9, 2012, relating to the Notes (including all exhibits and annexes thereto and any accompanying diskette, DVD, CD-ROM or other electronic media, along with the Structural and Collateral Term Sheet, dated November 9, 2012, relating to the Notes.

“Principal Balance” or “par”: With respect to any Collateral Interest or Eligible Investment, as of any date of determination, the outstanding principal amount of such Collateral Interest or Eligible Investment; provided that (i) the Principal Balance of any Eligible Investment that does not pay Cash interest on a current basis will be the accreted value thereof, and (ii) the Principal Balance of any Preferred Equity Interest will be equal to the unreturned preferred capital contribution under the applicable governing documents.

“Principal Collection Account”: The trust account established pursuant to Section 10.2(a) hereof.

“Principal Proceeds”: With respect to any Payment Date, (A) the sum (without duplication) of (1) all principal payments (including prepayments and Unscheduled Principal Payments) received during the related Due Period on Collateral Interests as a result of (i) a maturity, scheduled amortization or mandatory prepayment on a Collateral Interest, (ii) optional redemptions, prepayments, exchange offers or tender offers made at the option of the issuer thereof, (iii) recoveries on Defaulted Collateral Interest or (iv) any other principal payments with respect to Collateral Interests (not included in Sale Proceeds), (2) all distributions on Preferred Equity Interests attributable to the return of capital by their governing documents, (3) Sale Proceeds received during such Due Period that are designated by the Master Servicer upon consultation with the Majority Equityholder, as Interest Proceeds in accordance with clause (A)(1) of the definition of Interest Proceeds and excluding certain Sale Proceeds designated as Interest Proceeds in accordance with the definition of Interest Proceeds, (4) all amounts received during such Due Period in respect of Defaulted Collateral Interests (other than any amounts included in the definition of “Interest Proceeds” pursuant to item (6) of the definition thereof), (5) any excess proceeds received in respect of a Collateral Interest after required fixed payments are made on other classes of securities senior to such Collateral Interest to the extent such proceeds are designated as “Principal Proceeds” by the Master Servicer, (6) the aggregate of the Excess Spread Amounts for each Collateral Interest for which the maturity date has been extended beyond its Original Maturity Date, and (7) all other payments received in connection with the Collateral Interests and Eligible Investments that are not included in Interest Proceeds; provided that in no event will Principal Proceeds include any proceeds from the Excepted Assets, minus (B) the aggregate amount of any Nonrecoverable Advances that were previously reimbursed to the Advancing Agent, the Master Servicer or the Backup Advancing Agent during the related Due Period.

“Priority of Payments”: The meaning specified in Section 11.1(a) hereof.

“Privileged Person”: Any of the following: (i) RCMC or its affiliates and its designees, (ii) the Placement Agents, (iii) the Master Servicer, (iv) the Special Servicer, (v) the Trustee and Paying Agent, (vi) the Operating Advisor, (vii) the Reporting Agent, (viii) any NRSRO, (ix) the Advancing Agent, and (x) any person who provides the Trustee with an Investor Certification, which Investor Certification may be submitted electronically by means of the Trustee’s website.

“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

“Property Owner”: Any company, partnership or other entity that owns, operates or controls, directly or through subsidiaries or affiliates, one or more commercial real estate properties.

“QIB”: A “qualified institutional buyer” as defined in Rule 144A.

“Rake Bond”: A commercial mortgage-backed security that represents a subordinate interest in a single mortgage loan secured by commercial real estate.

“Rating Agency”: Moody’s and KBRA, and any successor thereto, or, with respect to the Assets generally, if at any time Moody’s or KBRA or any of their respective successors ceases to provide rating services with respect to the Notes or certificates similar to the Notes, any other NRSRO selected by the Issuer and reasonably satisfactory to a Majority of the Notes.

“Rating Agency Condition”: A condition that is satisfied with respect to each Rating Agency if:

(a)          the party required to satisfy the Rating Agency Condition (the “Requesting Party”) has made a written request to such Rating Agency for a No Downgrade Confirmation; and

(b)          any one of the following has occurred:

(i)          a No Downgrade Confirmation has been received; or

(ii)         (A)         within 10 business days of such request being sent to the Rating Agency, the Rating Agency has not replied to such request or has responded in a manner that indicates that the Rating Agency is neither reviewing such request nor waiving the requirement for confirmation;

(B)         the Requesting Party has confirmed that the Rating Agency has received the confirmation request,

(C)         the Requesting Party promptly requests the No Downgrade Confirmation a second time; and

(D)         there is no response to either confirmation request within five (5) business days of such second request.

“RCMC”: Redwood Commercial Mortgage Corporation, and its successors or permitted assigns.

“RCMC Securities”: All Securities beneficially owned by Redwood Trust, RCMC or any affiliate thereof or an account or fund for which Redwood Asset Management, Inc. (an affiliate of RCMC) or an affiliate thereof acts as the investment adviser (with discretionary authority).

“Record Date”: The date on which the Holders of Notes entitled to receive a payment in respect of principal or interest on the succeeding Payment Date is determined, such date as to any Payment Date being the 15th day (whether or not a Business Day) prior to the applicable Payment Date.

“Redemption Date”: Any Payment Date specified for a redemption of the Securities pursuant to Section 9.1 hereof.

“Redemption Date Statement”: The meaning specified in Section 10.10(g) hereof.

“Redemption Price”: The Redemption Price of the Notes or the Issuer Equity Securities, as applicable, on a Redemption Date will be calculated as follows:

Notes. The redemption price for the Notes will be calculated on the related Determination Date and will equal the sum of (i) the Aggregate Outstanding Amount of the Notes to be redeemed, (ii) the Interest Distribution Amount (plus any Defaulted Interest Amount) due on the applicable Redemption Date and (iii) all amounts described under clauses (1) through (6) of Section 11.1(a)(i); provided, however, that notwithstanding the foregoing, the Redemption Price may be such other amount as agreed to in writing by 100% of the Noteholders so long as all amounts under clause (iii) are paid in full; and

Issuer Equity Securities. The redemption price for the Issuer Equity Securities will be calculated on the related Determination Date and will be equal to the sum of all net proceeds from the sale of the Assets in accordance with Article 12 hereof and Cash, if any, remaining after redemption of the Notes and payment of all amounts and expenses described under clauses (1) through (6) of Section 11.1(a)(i); provided that, if there are no such net proceeds or Cash remaining, the redemption price for the Issuer Equity Securities shall be equal to $0.

“Registered”: With respect to any debt obligation, a debt obligation that is issued after July 18, 1984, and that is in registered form for purposes of the Code.

“Registered Security”: The meaning specified in Section 3.3(a)(iii) hereof.

“Regulation S”: Regulation S under the Securities Act.

“Regulation S Global Security”: The meaning specified in Section 2.2(b)(iii) hereof.

“Reimbursement Interest”: Interest accrued on the amount of any Interest Advance made by the Advancing Agent or the Backup Advancing Agent, for so long as it is outstanding, at the Reimbursement Rate.

“Reimbursement Rate”: A rate per annum equal to the “prime rate” as published in the “Money Rates” section of the Wall Street Journal, as such “prime rate” may change from time to time. If more than one “prime rate” is published in The Wall Street Journal for a day, the average of such “prime rates” will be used, and such average will be rounded up to the nearest one eighth of one percent (0.125%). If the “prime rate” contained in The Wall Street Journal is not readily ascertainable, RCMC or its affiliates shall select an equivalent publication that publishes such “prime rate,” and if such “prime rates” are no longer generally published or are limited, regulated or administered by a governmental authority or quasigovernmental body, then RCMC or its affiliates shall select, in its reasonable discretion, a comparable interest rate index.

“Remittance Date”: The meaning specified in the Servicing Agreement.

“REO Property” means any Collateral Interest Property that is acquired, directly or indirectly, for the benefit of the Issuer through foreclosure, deed in lieu of foreclosure or otherwise following a default on the corresponding Collateral Interest.

“Reporting Agent Fee”: All fees payable and amounts reimbursable to the Reporting Agent in accordance with the Servicing Agreement.

“Repurchase Request”: The meaning specified in Section 7.15 hereof.

“Rule 17g-5”: Rule 17g-5 under the Exchange Act.

“Rule 144A”: Rule 144A under the Securities Act.

“Rule 144A Global Security”: The meaning specified in Section 2.2(b)(i) hereof.

“Rule 144A Information”: The meaning specified in Section 7.13 hereof.

“S&P”: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

“Sale”: The meaning specified in Section 5.17(a) hereof.

“Sale Proceeds”: All proceeds (including accrued interest) received with respect to Collateral Interests as a result of sales of such Collateral Interests pursuant to the terms hereof and any applicable Collateral Interest Purchase Agreement, in each case net of any reasonable out-of-pocket expenses of the Seller or the Trustee, as applicable, in connection with any such sale.

“Schedule of Closing Date Collateral Interests”: The Collateral Interests listed on Schedule A attached hereto.

“Scheduled Distribution”: With respect to any Collateral Interest or Eligible Investment, for each Due Period, the scheduled payment of principal, interest or fee or any dividend or premium payment due on such Due Period or any other distribution with respect to such Collateral Interest or Eligible Investment, determined in accordance with the assumptions specified in Section 1.2 hereof.

“SEC”: The Securities and Exchange Commission.

“Secured Parties”: Collectively, the Trustee and the Noteholders, each as their interests appear in applicable Transaction Documents.

“Securities”: Collectively, the Notes and the Issuer Equity Securities.

“Securities Account”: The meaning specified in Section 8-501(a) of the UCC.

“Securities Account Control Agreement”: The meaning specified in Section 3.3(a) hereof.

“Securities Act”: The Securities Act of 1933, as amended.

“Securities Intermediary”: The Trustee in its capacity as Securities Intermediary, which capacity shall reflect the meaning specified in Section 8-102(a)(14) of the UCC.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

“Security”: Any Note or Issuer Equity Security or, collectively, the Notes and Issuer Equity Securities, as the context may require.

“Seller”: The meaning specified in the applicable Collateral Interest Purchase Agreement.

“Senior Loan”: With respect to any Collateral Interest, a commercial mortgage loan (or interest in a commercial mortgage loan) secured by the related Collateral Interest Property or a mezzanine loan secured by one or more direct or indirect ownership interests in a Property Owner that, in each case, is senior to such Collateral Interest in entitlement to the income generated by the related commercial real property.

“Servicer Termination Event”: The meaning specified in the Servicing Agreement.

“Servicing Accounts”: The Escrow Accounts, the Collection Account, the Foreclosed Collateral Accounts and the Cash Collateral Accounts, each as defined in the Servicing Agreement.

“Servicing Agreement”: The Servicing Agreement, dated as of the Closing Date, by and among the Issuer, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor and the Reporting Agent, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Servicing Fee”: With respect to each Due Period the aggregate amount of all servicing fees payable to the Master Servicer and Special Servicer, as applicable, under the Servicing Agreement and any backup servicer named therein or in any backup servicing agreement to which the Issuer is a party during such Due Period.

“Servicing Standard”: The meaning specified in the Servicing Agreement.

“17g-5 Information Provider”: The meaning specified in Section 14.13(b) hereof.

“Similar Law”: The meaning specified in Section 2.5(n) hereof.

“Special Servicer”: KeyCorp Real Estate Capital Markets, Inc., or any successor Person that shall have become the Special Servicer pursuant to the provisions of the Servicing Agreement.

“Special Servicing Fee”: All fees payable and amounts reimbursable to the Special Servicer in accordance with the Servicing Agreement.

“Specially Serviced Collateral Interest”: The meaning specified in the Servicing Agreement.

“Specified Person”: The meaning specified in Section 2.6(a) hereof.

“Stated Maturity Date”: The Payment Date occurring in December 2018.

“Tax Event”: The occurrence of one or both of the following: (i) any borrower is, or on the next scheduled payment date under any Collateral Interest, will be, required to deduct or withhold from any payment under any Collateral Interest to the Issuer for or on account of any tax for whatever reason and such borrower is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such borrower or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding been required or (ii) any jurisdiction imposes net income, profits, or similar tax on the Issuer.

“Tax Materiality Condition”: The condition that will be satisfied if, as a result of the occurrence of a Tax Event, a tax or taxes are imposed on the Issuer or withheld from payments to the Issuer and with respect to which the Issuer receives less than the full amount that the Issuer would have received had no such deduction occurred and such amount exceeds, in the aggregate, U.S. $100,000 during any 12-month period.

“Tax Redemption”: The meaning specified in Section 9.1(b) hereof.

“Time of Sale”: The time when sales to purchasers of the Notes were first made, which was approximately 3 p.m. (Eastern Standard Time) on November 13, 2012.

“Total Debt”: With respect to each Collateral Interest and each date of determination, the sum of (a) the Principal Balance of such Collateral Interest plus (b) all other debt on the related Collateral Interest Property that is senior to, or pari passu with, such Collateral Interest.

“Transaction Documents”: This Indenture, the Collateral Interest Purchase Agreements, the Placement Agency Agreement, the Servicing Agreement and the Securities Account Control Agreement.

“Transfer Agent”: The Trustee, in its capacity as Transfer Agent, and any successor Trustee appointed hereunder and, in each case, authorized by the Issuer to exchange or register the transfer of Notes.

“Treasury Regulations”: Temporary or final regulations promulgated under the Code by the United States Treasury Department.

“Trust Officer”: When used with respect to the Trustee, any officer within the Corporate Trust Services group of the Corporate Trust Office (or any successor group of the Trustee) including any vice president, assistant vice president or officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Services group of the Corporate Trust Office because of his knowledge of and familiarity with the particular subject and who is directly responsible for the administration of this Indenture.

“Trustee”: Wells Fargo Bank, National Association, a national banking association, in its capacity as trustee hereunder, or any successor Trustee appointed hereunder.

“Trustee Fee”: The monthly fee of $3250 payable to the Trustee on each Payment Date.

“Trustee Website”: The website of the Trustee where information with respect to the Securities and the Assets is provided, which shall initially be located at www.ctslink.com.

“UCC”: The applicable Uniform Commercial Code.

“Uncertificated Security”: The meaning specified in Section 3.3(a)(ii) hereof.

“Underlying Instruments”: The indenture, loan agreement, note, mortgage, intercreditor agreement, pooling and servicing agreement, participation agreement or other agreement pursuant to which a Collateral Interest or Eligible Investment has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Collateral Interest or Eligible Investment or of which holders of such Collateral Interest or Eligible Investment are the beneficiaries.

“United States” and “U.S.”: The United States of America, including any state and any territory or possession administered thereby.

“Unscheduled Principal Payments”: Any proceeds received by the Issuer from an unscheduled prepayment or redemption (in whole but not in part) by the obligor of a Collateral Interest prior to the maturity date of such Collateral Interest.

“U.S. Person”: The meaning specified in Regulation S.

Section 1.2           Assumptions as to Assets.

(a)          In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Collateral Interest and Eligible Investment, or any payments on any other Assets, and with respect to the income that can be earned on Scheduled Distributions on any Collateral Interest or Eligible Investment and on any other amounts that may be received for credit to the applicable Collection Account, the provisions set forth in this Section 1.2 shall be applied.

(b)          All calculations with respect to Scheduled Distributions on the Collateral Interests and Eligible Investments shall be made on the basis of information as to the terms of each such Asset and upon report of payments, if any, received on such Asset that are furnished by or on behalf of the related borrower, obligor or issuer of such Asset and, to the extent they are not manifestly in error, such information or report may be conclusively relied upon in making such calculations.

(c)          For each Due Period, the Scheduled Distribution on any Collateral Interest (other than a Defaulted Collateral Interest, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero) or Eligible Investment shall be the sum of (i) the total amount of payments and collections in respect of such Collateral Interest or Eligible Investment (including all Sales Proceeds received during the Due Period) that, if paid as scheduled, will be available in the Collection Accounts at the end of such Due Period for payment of the Notes and of expenses of the Issuer pursuant to the Priority of Payments and (ii) any such amounts received in prior Due Periods that were not disbursed on a previous Payment Date and do not constitute amounts which have been used as reimbursement with respect to a prior Interest Advance pursuant to the terms of this Indenture. On any date of determination, the amount of any Scheduled Distribution due on any future date with respect to any Collateral Interest as to which any interest or other payment thereon is subject to withholding tax of any relevant jurisdiction shall be assumed to be made net of any such uncompensated withholding tax based upon withholding tax rates in effect on such date of determination.

(d)          For purposes of calculating the Par Value Ratio, an appraisal reduction of a Collateral Interest will be assumed to result in an implied reduction of Principal Balance for such Collateral Interest only if such appraisal reduction is intended to reduce the interest payable on such Collateral Interest and only in proportion to such interest reduction. For purposes of the Par Value Ratio, any Collateral Interest that has sustained an implied reduction of Principal Balance due to an appraisal reduction will not be considered a Defaulted Collateral Interest solely due to such implied reduction. The Special Servicer will notify the Trustee pursuant to the Servicing Agreement of any appraisal reductions of Collateral Interests if the Special Servicer has actual knowledge thereof.

(e)          For purposes of calculating any Interest Coverage Ratio, (1) there will be excluded all scheduled or deferred payments of interest on or principal of Collateral Interests and any payment that the Master Servicer or Special Servicer, as applicable, has determined in its reasonable judgment will not be made in cash or received when due and (2) with respect to any Collateral Interest as to which any interest or other payment thereon is subject to withholding tax of any relevant jurisdiction, each Scheduled Distribution thereon shall be deemed to be payable net of such withholding tax unless the related borrower is required to make additional payments to fully compensate the Issuer for such withholding taxes (including in respect of any such additional payments). The Trustee will calculate the Par Value Ratio on any Measurement Date only to the extent it has received all necessary information from the Master Servicer.

(f)          Each Scheduled Distribution receivable with respect to a Collateral Interest or Eligible Investment shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the applicable Collection Account except to the extent the Master Servicer has a reasonable expectation that such Scheduled Distribution will not be received on the applicable Due Date. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the applicable Collection Account for transfer to the Payment Account for application, in accordance with the terms hereof, to payments of principal of or interest of the Notes or other amounts payable pursuant to this Indenture.

(g)          All calculations required to be made and all reports which are to be prepared pursuant to this Indenture with respect to the Assets, shall be made on the basis of the date on which the Issuer makes a binding commitment to purchase or sell, as applicable, a Collateral Interest or Eligible Investment rather than the date upon which such purchase or sale settles.

Section 1.3           Interest Calculation Convention.

All calculations of interest hereunder that are made with respect to the Notes shall be made on the basis of a 360-day year comprised of twelve (12) 30-day months.

Section 1.4           Rounding Convention.

Unless otherwise specified herein, test calculations that evaluate to a percentage will be rounded to the nearest ten thousandth of a percentage point and test calculations that evaluate to a number or decimal will be rounded to the nearest one hundredth of a percentage point.

ARTICLE 2

THE NOTES

Section 2.1           Forms Generally.

The Notes and the Trustee’s or Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article 2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Issuer, executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Section 2.2           Forms of Notes and Certificate of Authentication.

(a)          Form. The form of the Notes including the Certificate of Authentication, shall be substantially as set forth in Exhibits A hereto.

(b)          Global Securities and Definitive Notes.

(i)          The Notes initially offered and sold in the United States to (or to U.S. Persons who are) QIBs shall be represented by one or more permanent global notes in definitive, fully registered form without interest coupons with the applicable legend set forth in Exhibits A hereto added to the form of such Notes (each, a “Rule 144A Global Security”), which shall be registered in the name of the nominee of the Depository and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depository, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or the Depository or its nominee, as the case may be, as hereinafter provided.

(ii)         The Notes initially offered and sold in the United States to (or to U.S. Persons who are) IAIs shall be issued in definitive form, registered in the name of the legal or beneficial owner thereof attached without interest coupons with the applicable legend set forth in Exhibits A hereto added to the form of such Notes (each a “Definitive Note”), which shall be duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Definitive Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or the Depository or its nominee, as the case may be, as hereinafter provided.

(iii)        The Notes initially sold in offshore transactions in reliance on Regulation S shall be represented by one or more permanent global notes in definitive, fully registered form without interest coupons with the applicable legend set forth in Exhibits A, hereto added to the form of such Notes (each, a “Regulation S Global Security”), which shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for the Depository and registered in the name of a nominee of the Depository for the respective accounts of Euroclear and Clearstream, Luxembourg or their respective depositories, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or the Depository or its nominee, as the case may be, as hereinafter provided.

(c)          Book-Entry Provisions. This Section 2.2(c) shall apply only to Global Securities deposited with or on behalf of the Depository.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.2(c), authenticate and deliver initially one or more Global Securities that shall be (i) registered in the name of the nominee of the Depository for such Global Security or Global Securities and (ii) delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee’s agent as custodian for the Depository.

Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Trustee, as custodian for the Depository or under the Global Security, and the Depository may be treated by the Issuer, the Trustee, and any agent of the Issuer or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Security.

(d)          Delivery of Definitive Notes in Lieu of Global Securities. Except as provided in Section 2.10 hereof, owners of beneficial interests in a Class of Global Securities shall not be entitled to receive physical delivery of a Definitive Note.

Section 2.3           Authorized Amount; Stated Maturity Date; and Denominations.

(a)          The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $171,746,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.5, 2.6 or 8.5 hereof.

Such Notes shall have the designation and original principal amount as follows:

Designation	Original Principal Amount
Class A Senior Secured Notes Due 2018	$171,746,000

(b)          The Notes shall be issuable in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof (plus any residual amount).

Section 2.4           Execution, Authentication, Delivery and Dating.

The Notes shall be executed on behalf of the Issuer by an Authorized Officer of the Issuer. The signature of such Authorized Officers of the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Issuer shall bind the Issuer notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original aggregate principal amount of the Notes so transferred, exchanged or replaced, but shall represent only the current outstanding principal amount of the Notes so transferred, exchanged or replaced. In the event that any Note is divided into more than one Note in accordance with this Article 2, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their Authorized Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.5           Registration, Registration of Transfer and Exchange.

(a)          The Issuer shall cause to be kept a register (the “Notes Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers and exchanges of Notes. The Trustee is hereby initially appointed “Notes Registrar” for the purpose of maintaining the Notes Registrar and registering Notes and transfers and exchanges of such Notes with respect to the Notes Register kept in the United States as herein provided. Upon any resignation or removal of the Notes Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Notes Registrar.

If a Person other than the Trustee is appointed by the Issuer as Notes Registrar, the Issuer shall give the Trustee prompt written notice of the appointment of a successor Notes Registrar and of the location, and any change in the location, of the Notes Register, and the Trustee shall have the right to inspect the Notes Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Notes Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and numbers of such Notes.

Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Issuer to be maintained as provided in Section 7.2, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at the office or agency of the Issuer to be maintained as provided in Section 7.2. Whenever any Note is surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes that the Noteholder making the exchange is entitled to receive.

All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Notes Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Neither the Notes Registrar nor the Issuer shall be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before any selection of Notes to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption.

(b)          No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act and is exempt from the registration requirements under applicable state securities laws.

(c)          No Note may be offered, sold, resold or delivered, within the United States or to, or for the benefit of, U.S. Persons except in accordance with Section 2.5(e) below and in accordance with Rule 144A to QIBs or, solely with respect to Definitive Notes, IAIs purchasing for their own account or for the accounts of one or more QIBs or IAIs, for which the purchaser is acting as fiduciary or agent. The Notes may be offered, sold, resold or delivered, as the case may be, in offshore transactions to non-U.S. Persons in reliance on Regulation S. None of the Issuer, the Trustee or any other Person may register the Notes under the Securities Act or any state securities laws.

(d)          Upon final payment due on the Stated Maturity Date of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of the Paying Agent (outside the United States if then required by applicable law in the case of a Note in definitive form issued in exchange for a beneficial interest in a Regulation S Global Security pursuant to Section 2.10).

(e)          Transfers of Global Securities. Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depository, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.2(c) and this Section 2.5(e).

(i)          Except as otherwise set forth below, transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee. Transfers of a Global Security to a Definitive Note may only be made in accordance with Section 2.10.

(ii)         Regulation S Global Security to Rule 144A Global Security or Definitive Note. If a holder of a beneficial interest in a Regulation S Global Security wishes at any time to exchange its interest in such Regulation S Global Security for an interest in the corresponding Rule 144A Global Security or for a Definitive Note or to transfer its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Security or for a Definitive Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Security or for a Definitive Note. Upon receipt by the Trustee or the Notes Registrar of:

(1)         if the transferee is taking a beneficial interest in a Rule 144A Global Security, instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Note Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Security in an amount equal to the beneficial interest in such Regulation S Global Security, but not less than the minimum denomination applicable to such holder’s Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase and a duly completed certificate in the form of Exhibit B-2 attached hereto; or

(2)         if the transferee is taking a Definitive Note, a duly completed transfer certificate in substantially the form of Exhibit B-3 hereto, certifying that such transferee is an IAI,

then the Notes Registrar shall either (x) if the transferee is taking a beneficial interest in a Rule 144A Global Security, approve the instructions at DTC to reduce, or cause to be reduced, the Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Regulation S Global Security to be transferred or exchanged and the Notes Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Security equal to the reduction in the principal amount of the Regulation S Global Security or (y) if the transferee is taking an interest in a Definitive Note, the Notes Registrar shall record the transfer in the Notes Register in accordance with Section 2.5(a) and, upon execution by the Issuers, authenticate and deliver one or more Definitive Notes, as applicable, registered in the names specified in the instructions described above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in the Regulation S Global Security transferred by the transferor).

(iii)        Definitive Note or Rule 144A Global Security to Regulation S Global Security. If a holder of a beneficial interest in a Rule 144A Global Security or a Holder of a Definitive Note wishes at any time to exchange its interest in such Rule 144A Global Security or Definitive Note for an interest in the corresponding Regulation S Global Security, or to transfer its interest in such Rule 144A Global Security or Definitive Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Security, such holder, provided such holder or, in the case of a transfer, the transferee is not a U.S. person and is acquiring such interest in an offshore transaction, may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Security. Upon receipt by the Trustee or the Notes Registrar of:

(1)         instructions given in accordance with DTC’s procedures from an Agent Member directing the Trustee or the Notes Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Security, but not less than the minimum denomination applicable to such holder’s Notes, in an amount equal to the beneficial interest in the Rule 144A Global Security or Definitive Note to be exchanged or transferred, and in the case of a transfer of Definitive Notes, such Holder’s Definitive Notes properly endorsed for assignment to the transferee,

(2)         a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase,

(3)         in the case of a transfer of Definitive Notes, a Holder’s Definitive Note properly endorsed for assignment to the transferee, and

(4)         a duly completed certificate in the form of Exhibit B-1 attached hereto,

then the Trustee or the Notes Registrar shall approve the instructions at DTC to reduce the principal amount of the Rule 144A Global Security (or, in the case of a transfer of Definitive Notes, the Trustee or the Notes Registrar shall cancel such Definitive Notes) and to increase the principal amount of the Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Rule 144A Global Security or Definitive Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Regulation S Global Security equal to the reduction in the principal amount of the Rule 144A Global Security (or, in the case of a cancellation of Definitive Notes, equal to the principal amount of Definitive Notes so cancelled).

(iv)        Transfer of Rule 144A Global Securities to Definitive Notes. If, in accordance with Section 2.10, a holder of a beneficial interest in a Rule 144A Global Security wishes at any time to exchange its interest in such Rule 144A Global Security for a Definitive Note or to transfer its interest in such Rule 144A Global Security to a Person who wishes to take delivery thereof in the form of a Definitive Note in accordance with Section 2.10, such holder may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for a Definitive Note. Upon receipt by the Trustee or the Notes Registrar of (A) a duly complete certificate substantially in the form of Exhibit B-3 and (B) appropriate instructions from DTC, if required, the Trustee or the Notes Registrar shall approve the instructions at DTC to reduce, or cause to be reduced, the Rule 144A Global Security by the aggregate principal amount of the beneficial interest in the Rule 144A Global Security to be transferred or exchanged, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Issuers authenticate and deliver one or more Definitive Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in the Rule 144A Global Security transferred by the transferor).

(v)         Transfer of Definitive Notes to Rule 144A Global Securities. If a holder of a Definitive Note wishes at any time to exchange its interest in such Definitive Note for a beneficial interest in a Rule 144A Global Security or to transfer such Definitive Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Rule 144A Global Security, such holder may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such Definitive Note for beneficial interest in a Rule 144A Global Security (provided that no IAI may hold an interest in a Rule 144A Global Security). Upon receipt by the Trustee or the Notes Registrar of (A) a Holder’s Definitive Note properly endorsed for assignment to the transferee; (B) a duly completed certificate substantially in the form of Exhibit B-2 attached hereto; (C) instructions given in accordance with DTC’s procedures from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the Rule 144A Global Securities in an amount equal to the Definitive Notes to be transferred or exchanged; and (D) a written order given in accordance with DTC’s procedures containing information regarding the participant’s account of DTC to be credited with such increase, the Trustee or the Notes Registrar shall cancel such Definitive Note in accordance herewith, record the transfer in the Notes Register in accordance with Section 2.5(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Security equal to the principal amount of the Definitive Note transferred or exchanged.

(vi)        Other Exchanges. In the event that, pursuant to Section 2.10 hereof, a Global Security is exchanged for Definitive Notes, such Notes may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to ensure that such transfers are to a QIB or are to a non-U.S. Person, or otherwise comply with Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by the Issuer and the Trustee.

(f)          Removal of Legend. If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in Exhibits A hereto, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Issuer such satisfactory evidence, which may include an Opinion of Counsel of an attorney at law licensed to practice law in the State of New York (and addressed to the Issuer and the Trustee), as may be reasonably required by the Issuer to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Regulation S, as applicable, the 1940 Act or ERISA. So long as the Issuer is relying on an exemption under or promulgated pursuant to the 1940 Act, the Issuer shall not remove that portion of the legend required to maintain an exemption under or promulgated pursuant to the 1940 Act. Upon provision of such satisfactory evidence, as confirmed in writing by the Issuer to the Trustee, the Trustee, at the direction of the Issuer shall authenticate and deliver Notes that do not bear such applicable legend.

(g)          Each beneficial owner of Regulation S Global Securities shall be deemed to make the representations and agreements set forth in Exhibit B-1 hereto.

(h)          Each beneficial owner of Rule 144A Global Securities shall be deemed to make the representations and agreements set forth in Exhibit B-2 hereto.

(i)          Each Holder of Definitive Notes shall make the representations and agreements set forth in the certificate attached as Exhibit B-3 hereto.

(j)          Any purported transfer of a Note not in accordance with Section 2.5(a) shall be null and void and shall not be given effect for any purpose hereunder.

(k)          Notwithstanding anything contained in this Indenture to the contrary, neither the Trustee nor the Notes Registrar (nor any other Transfer Agent) shall be responsible or liable for compliance with applicable federal or state securities laws (including, without limitation, the Securities Act or Rule 144A or Regulation S promulgated thereunder), the 1940 Act, ERISA or the Code (or any applicable regulations thereunder); provided, however, that if a specified transfer certificate or Opinion of Counsel is required by the express terms of this Section 2.5 to be delivered to the Trustee or Notes Registrar prior to registration of transfer of a Note, the Trustee and/or Notes Registrar, as applicable, is required to request, as a condition for registering the transfer of the Note, such certificate or Opinion of Counsel and to examine the same to determine whether it conforms on its face to the requirements hereof (and the Trustee or Notes Registrar, as the case may be, shall promptly notify the party delivering the same if it determines that such certificate or Opinion of Counsel does not so conform).

(l)          If the Trustee determines or is notified by the Issuer that (i) a transfer or attempted or purported transfer of any interest in any Note was consummated in compliance with the provisions of this Section 2.5 on the basis of a materially incorrect certification from the transferee or purported transferee, (ii) a transferee failed to deliver to the Trustee any certification required to be delivered hereunder or (iii) the holder of any interest in a Note is in breach of any representation or agreement set forth in any certification or any deemed representation or agreement of such holder, the Trustee shall not register such attempted or purported transfer and if a transfer has been registered, such transfer shall be absolutely null and void ab initio and shall vest no rights in the purported transferee (such purported transferee, a “Disqualified Transferee”) and the last preceding holder of such interest in such Note that was not a Disqualified Transferee shall be restored to all rights as a Holder thereof retroactively to the date of transfer of such Note by such Holder.

In addition, the Trustee may require that the interest in the Note referred to in (i), (ii) or (iii) in the preceding paragraph be transferred to any person designated by the Issuer or the Controlling Party at a price determined by the Issuer or the Controlling Party, as applicable, based upon its estimation of the prevailing price of such interest and each Holder, by acceptance of an interest in a Note, authorizes the Trustee to take such action. In any case, the Trustee shall not be held responsible for any losses that may be incurred as a result of any required transfer under this Section 2.5(l).

(m)          Each Holder of Notes approves and consents to (i) the initial purchase of the Collateral Interests by the Issuer from Affiliates of the RCMC on the Closing Date and (ii) any other transaction between the Issuer and RCMC or its Affiliates that are permitted under the terms of this Indenture.

(n)          Each person acquiring an interest in a Note will be deemed to represent (or in the case of Definitive Notes will be required to represent) that either (a) it is not an “employee benefit plan” (as defined in Section 3(3) of ERISA) or “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Title I of ERISA or Section 4975 of the Code, or any other employee benefit plan or plan which is subject to any federal, state or local law (“Similar Law”) that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (each a “Benefit Plan”) or an entity whose underlying assets include plan assets of any such Benefit Plan or (b) its purchase and holding of the Notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a Benefit Plan subject to Similar Law, do not result in a non-exempt violation of Similar Law.

Section 2.6           Mutilated, Defaced, Destroyed, Lost or Stolen Note.

If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Trustee and the relevant Transfer Agent (each a “Specified Person”) evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Specified Person such security or indemnity as may be required by each Specified Person to save each of them and any agent of any of them harmless, then, in the absence of notice to the Specified Persons that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and, upon Issuer Request, the Trustee shall authenticate and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a bona fide purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, any Specified Person shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and each Specified Person shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by such Specified Person in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Issuer, in its discretion may, instead of issuing a new Note, pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.6, the Issuer may require the payment by the registered Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.7           Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved.

(a)          The Notes shall accrue interest during each Due Period at the Note Interest Rate. Interest on each Note shall be due and payable on each Payment Date immediately following the related Due Period in the proportion that the outstanding principal amount of such Note bears to the Aggregate Outstanding Amount of all Notes; provided, however, that the payment of interest on the Notes is subordinated to the payment on each Payment Date of certain amounts in accordance with the Priority of Payments.

(b)          [Reserved].

(c)          Upon any Optional Redemption, Tax Redemption or Clean-up Call, all net proceeds remaining after the sale of the Collateral Interests in accordance with Article 12 hereof and Cash and proceeds from Eligible Investments after the payment of the amounts referred to in clauses (1) through (6) of Section 11.1(a)(i) and clauses (1) through (3) of Section 11.1(a)(ii)) will be distributed by the Trustee to the Holders of the Issuer Equity Securities, whereupon the Issuer Equity Securities will be cancelled and deemed paid in full for all purposes.

(d)          Interest shall cease to accrue on the Notes, or in the case of a partial repayment, on such part, from the date of repayment or Stated Maturity Date unless payment of principal is improperly withheld or unless a Default has occurred with respect to such payments of principal.

(e)          The principal of the Notes matures at par and is due and payable on the Stated Maturity Date, unless the unpaid principal of the Notes becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

(f)          As a condition to the payment of principal of and interest on any Note without the imposition of U.S. withholding tax, the Issuer shall require certification acceptable to it to enable the Issuer, the Trustee and the Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to deduct or withhold from payments in respect of such Security under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation. Such certification may include U.S. federal income tax forms (such as IRS Form W-8BEN (Certification of Foreign Status of Beneficial Owner), Form W-8IMY (Certification of Foreign Intermediary Status), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certification of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with Conduct of a U.S. Trade or Business) or any successors to such IRS forms). In addition, each of the Issuer, the Trustee or any Paying Agent may require certification acceptable to it to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its assets. Each Holder and each beneficial owner of Notes agree to provide any certification requested pursuant to this Section 2.7(f) and to update or replace such form or certification in accordance with its terms or its subsequent amendments.

(g)          Payments in respect of interest on and principal of the Notes shall be payable by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register. The Issuer expects that the Depository or its nominee, upon receipt of any payment of principal or interest in respect of a Global Security held by the Depository or its nominee, shall immediately credit the applicable Agent Members’ accounts with payments in amounts proportionate to the respective beneficial interests in such Global Security as shown on the records of the Depository or its nominee. The Issuer also expects that payments by Agent Members to owners of beneficial interests in such Global Security held through Agent Members will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of the Agent Members. Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of the Paying Agent (outside of the United States if then required by applicable law in the case of a Definitive Note issued in exchange for a beneficial interest in the Regulation S Global Security) on or prior to such Maturity. None of the Issuer, the Trustee or the Paying Agent will have any responsibility or liability with respect to any records maintained by the Holder of any Note with respect to the beneficial holders thereof or payments made thereby on account of beneficial interests held therein. In the case where any final payment of principal and interest is to be made on any Note (other than on the Stated Maturity Date thereof) the Issuer or, upon Issuer Request, the Trustee, in the name and at the expense of the Issuer, shall not more than 30 nor fewer than five Business Days prior to the date on which such payment is to be made, mail to the Persons entitled thereto at their addresses appearing on the Notes Register, a notice which shall state the date on which such payment will be made and the amount of such payment per $500,000 initial principal amount of Notes and shall specify the place where such Notes may be presented and surrendered for such payment.

(h)          Subject to the provisions of Section 2.7(a) through (g) and Section 2.7(k) hereof, Holders of Notes as of the Record Date in respect of a Payment Date shall be entitled to the interest accrued and payable in accordance with the Priority of Payments and principal payable in accordance with the Priority of Payments on such Payment Date. All such payments that are mailed or wired and returned to the Paying Agent shall be held for payment as herein provided at the office or agency of the Issuer to be maintained as provided in Section 7.2 (or returned to the Trustee).

(i)          Interest on any Note which is payable, and is punctually paid or duly provided for, on any Payment Date shall be paid to the Person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

(j)          Payments of principal to Holders of the Notes shall be made in the proportion that the Aggregate Outstanding Amount of the Notes registered in the name of each such Holder on such Record Date bears to the Aggregate Outstanding Amount of all the Notes on such Record Date.

(k)          Interest accrued with respect to the Notes shall be calculated as described in the applicable form of Note attached hereto.

(l)          All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Payment Date, Redemption Date or upon Maturity shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

(m)          Notwithstanding anything contained in this Indenture to the contrary, the obligations of the Issuer under the Notes, this Indenture and the other Transaction Documents are limited-recourse obligations of the Issuer payable solely from the Assets and following realization of the Assets, all obligations of the Issuer and any claims of the Noteholders, the Trustee or any other parties to any Transaction Documents shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Notes against any Officer, director, employee, shareholder, limited partner or incorporator of the Issuer or any of its successors or assigns for any amounts payable under the Notes or this Indenture. It is understood that the foregoing provisions of this paragraph shall not (i) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture (to the extent it relates to the obligation to make payments of the Notes) until such Assets have been realized, whereupon any outstanding indebtedness or obligation in respect of the Notes, this Indenture and the other Transaction Documents shall be extinguished and shall not thereafter revive. It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name the Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

(n)          Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights of unpaid interest and principal that were carried by such other Note.

(o)          Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest of the Notes (but subject to Section 2.7(e) and (k)), if the Notes have become or been declared due and payable following an Event of Default and such acceleration of Maturity and its consequences have not been rescinded and annulled and the provisions of Section 5.5 are not applicable, then payments of principal of and interest on such Notes shall be made in accordance with Section 5.7 hereof.

(p)          Payments in respect of the Issuer Equity Securities as contemplated by Section 11.1(a)(i)(7) and Section 11.1(a)(ii)(4) shall be made by the Trustee to the Holders of the Issuer Equity Securities.

Section 2.8           Persons Deemed Owners.

The Issuer, the Trustee, and any agent of the Issuer or the Trustee may treat as the owner of a Note the Person in whose name such Note is registered on the Notes Register on the applicable Record Date for the purpose of receiving payments of principal of and interest and other amounts on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Issuer or the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary; provided, however, that the Depository, or its nominee, shall be deemed the owner of the Global Securities, and owners of beneficial interests in Global Securities will not be considered the owners of any Notes for the purpose of receiving notices. With respect to the Issuer Equity Securities, on any Payment Date, the Trustee shall make all distributions thereon to the Equityholders.

Section 2.9           Cancellation.

All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and shall be promptly canceled by the Trustee and may not be reissued or resold. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Issuer shall direct by an Issuer Order that they be returned to them. Notes that are held by the Issuer, RCMC or any of their respective Affiliates may be submitted to the Trustee for cancellation at any time.

Section 2.10         Global Securities; Definitive Notes; Temporary Notes.

(a)          Definitive Notes. Definitive Notes shall only be issued in the following limited circumstances:

(i)          upon Transfer of Global Securities to an IAI in accordance with the procedures set forth in Section 2.5(e)(ii) or Section 2.5(e)(iii);

(ii)         if a holder of a Definitive Note wishes at any time to exchange such Definitive Note for one or more Definitive Notes or transfer such Definitive Note to a transferee who wishes to take delivery thereof in the form of a Definitive Note in accordance with Section 2.10, such holder may effect such exchange or transfer upon receipt by the Trustee or the Notes Registrar of (A) a Holder’s Definitive Note properly endorsed for assignment to the transferee, and (B) duly completed certificates in the form of Exhibit B-3, upon receipt of which the Trustee or the Notes Registrar shall then cancel such Definitive Note in accordance herewith, record the transfer in the Notes Register in accordance with Section 2.5(a) and upon execution by the Issuer authenticate and deliver one or more Definitive Notes bearing the same designation as the Definitive Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Definitive Note surrendered by the transferor).

(iii)        in the event that the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for a Global Security or if at any time such Depository ceases to be a “Clearing Agency” registered under the Exchange Act and a successor depository is not appointed by the Issuer within 90 days of such notice, the Global Securities deposited with the Depository pursuant to Section 2.2 hereof shall be transferred to the beneficial owners thereof subject to the procedures and conditions set forth in this Section 2.10.

(b)          Any Global Security that is exchanged for a Definitive Note shall be surrendered by the Depository to the Trustee’s Corporate Trust Office together with necessary instruction for the registration and delivery of a Definitive Note to the beneficial owners (or such owner’s nominee) holding the ownership interests in such Global Security. Any such transfer shall be made, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Notes of the same Class and authorized denominations. Any Definitive Notes delivered in exchange for an interest in a Global Security shall, except as otherwise provided by Section 2.5(f), bear the applicable legend set forth in Exhibits B-1 or B-2, as applicable, and shall be subject to the transfer restrictions referred to in such applicable legend. The Holder of each such registered individual Global Security may transfer such Global Security by surrendering it at the Corporate Trust Office of the Trustee, or at the office of the Paying Agent.

(c)          Subject to the provisions of Section 2.10(b) above, the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)          In the event of the occurrence of either of the events specified in Section 2.10(a) above, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes.

Pending the preparation of Definitive Notes pursuant to this Section 2.10, the Issuer may execute and, upon Issuer Order, the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Definitive Notes may determine, as conclusively evidenced by their execution of such Definitive Notes.

If temporary Definitive Notes are issued, the Issuer shall cause permanent Definitive Notes to be prepared without unreasonable delay. The Definitive Notes shall be printed, lithographed, typewritten or otherwise reproduced, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable notes exchange, all as determined by the Officers executing such Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the applicable temporary Notes at the office or agency maintained by the Issuer for such purpose, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Trustee shall authenticate and deliver, in exchange therefor the same aggregate principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.11         U.S. Tax Treatment of Notes and the Issuer.

(a)          The Issuer intends that, for U.S. federal income tax purposes, the Notes be treated as debt and that the Issuer be treated as an entity disregarded with respect to its sole beneficial owner or as a partnership if held for U.S. federal income tax purposes by more than one Holder. Each prospective purchaser and any subsequent transferee of a Note or any interest therein shall, by virtue of its purchase or other acquisition of such Note or interest therein, be deemed to have agreed to treat such Note in a manner consistent with the preceding sentence for U.S. federal income tax purposes.

(b)          The Issuer shall account for the Notes and prepare any reports to Noteholders and tax authorities consistent with the intentions expressed in Section 2.11(a) above.

(c)          Each Holder of Notes shall timely furnish to the Issuer or its agents any U.S. federal income tax form or certification (such as IRS Form W-8BEN (Certification of Foreign Status of Beneficial Owner) (with Part III marked), IRS Form W-8IMY (Certification of Foreign Intermediary Status), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certification of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with Conduct of a U.S. Trade or Business) or any successors to such IRS forms that the Issuer or its agents may reasonably request and shall update or replace such forms or certification in accordance with its terms or its subsequent amendments.

Section 2.12         Authenticating Agents.

Upon the request of the Issuer, the Trustee shall, and if the Trustee so chooses the Trustee may, pursuant to this Indenture, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Section 2.4, 2.5, 2.6 and 8.5 hereof, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 2.12 shall be deemed to be the authentication of Notes by the Trustee.

Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation. Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer.

The Trustee agrees to pay to each Authenticating Agent appointed by it from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto and the Trustee shall be entitled to be reimbursed for such payments, subject to Section 6.7 hereof. The provisions of Section 2.9, 6.4 and 6.5 hereof shall be applicable to any Authenticating Agent.

Section 2.13         Forced Sale on Failure to Comply with Restrictions.

(a)          Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a Note or interest therein to a U.S. Person who is determined not to have been a QIB at the time of acquisition of the Note or interest therein shall be null and void and any such proposed transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer and the Trustee for all purposes.

(b)          If the Issuer determines that any Holder of a Note has not satisfied the applicable requirement described in Section 2.13(a) above (any such person a “Non-Permitted Holder”), then the Issuer shall promptly after discovery that such Person is a Non-Permitted Holder by the Issuer or the Trustee (and notice by the Trustee to the Issuer, if it makes the discovery), send notice (or procure that notice is sent) to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest to a Person that is not a Non-Permitted Holder within 30 days of the date of such notice. If such Non-Permitted Holder fails to so transfer its Note or interest therein, the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Note or interest therein to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, or the Trustee acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Note, and selling such Note to the highest such bidder. However, the Issuer or the Trustee may select a purchaser by any other means determined by it in its sole discretion. The Holder of such Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Note, agrees to cooperate with the Issuer and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this Section 2.13(b) shall be determined in the sole discretion of the Issuer, and the Issuer shall not be liable to any Person having an interest in the Note sold as a result of any such sale of exercise of such discretion.

Section 2.14         No Gross Up.

The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Notes as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges.

ARTICLE 3

CONDITIONS PRECEDENT; PLEDGED COLLATERAL INTERESTS

Section 3.1           General Provisions.

The Notes to be issued on the Closing Date shall be executed by the Issuer upon compliance with Section 3.2 and shall be delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Request and upon receipt by the Trustee of an Officer’s Certificate of the Issuer confirming receipt by the Issuer of each of the items described below:

(a)          an Officer’s Certificate of the Issuer (i) evidencing the authorization by Board Resolution of the execution and delivery of this Indenture, the Servicing Agreement, the LLC Agreement, the Placement Agency Agreement and related documents, the execution, authentication and delivery of the Notes and specifying the Stated Maturity Date of the Notes, the principal amount of the Notes and the Note Interest Rate of the Notes to be authenticated and delivered, and (ii) certifying that (A) the attached copy of the resolution of the sole member of the Issuer is a true and complete copy thereof, (B) such resolution has not been rescinded and is in full force and effect on and as of the Closing Date, (C) each Officer authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon and (D) the sale on the Closing Date of the Issuer Equity Securities to Redwood Trust, Inc. has been consummated;

(b)          either (A) certificates of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of such Notes, or (B) an Opinion of Counsel of the Issuer reasonably satisfactory in form and substance to the Trustee that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Notes except as may have been given;

(c)          an opinion of Dechert LLP, special counsel to the Issuer and the Collateral Interest Sellers dated the Closing Date, as to certain corporate, enforceability, tax and securities law matters and relating to the validity of the Grant hereunder and the perfection of the Trustee’s security interest in the Assets, in a form satisfactory to the Trustee and Placement Agents, which opinion (x) may express counsel’s reliance as to factual matters on certificates of government and agency officials and the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Indenture, the Collateral Interest Purchase Agreement, the Servicing Agreement and the Placement Agency Agreement and (y) may be qualified as an opinion only as to the law of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States of America;

(d)          an opinion of local counsel for the Collateral Interest Sellers and Majority Equityholder, dated the Closing Date, that is satisfactory in form and substance to the Trustee and the Placement Agents, which opinion may (x) express counsel’s reliance as to factual matters on certificates of government and agency officials and the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Indenture, the Collateral Interest Purchase Agreement and the Placement Agency Agreement and (y) may be qualified as an opinion only as to the law of the States of New York and California, the General Corporation Law of the State of Delaware and the federal law of the United States of America;

(e)          an opinion of Dechert LLP and Edwards Wildman Palmer LLP, special counsel to the Issuer and RCMC as to certain insolvency matters, dated the Closing Date, that is customary for transactions of this type and satisfactory in form and substance to the Trustee and the Placement Agents, which opinion (x) may express counsel’s reliance as to factual matters on certificates of government and agency officials and the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Indenture, the Collateral Interest Purchase Agreement and the Placement Agency Agreement and (y) may be qualified as an opinion only as to the law of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States of America;

(f)          an opinion of Dechert LLP, special counsel to the Issuer and the Collateral Interest Sellers, relating to the Preliminary Offering Circular as of the Time of Sale and to the Offering Circular as of the date thereof and as of the Closing Date, dated the Closing Date, that is customary for transactions of this type and satisfactory in form and substance to the Trustee and the Placement Agents, which opinion (x) may express counsel’s reliance as to factual matters on certificates of government and agency officials and the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Indenture, the Collateral Interest Purchase Agreement, the Servicing Agreement and the Placement Agency Agreement and (y) may be qualified as an opinion only on the law of the States of New York and California, the General Corporation Law of the State of Delaware and the federal law of the United States of America;

(g)          an opinion of Weintraub Tobin Chediak Coleman Grodin Law Corporation, special counsel to the Issuer and Redwood Trust, Inc., dated the Closing Date, regarding certain 1940 Act issues, in a form satisfactory to the Trustee and Placement Agents;

(h)          an opinion of (i) in-house counsel to the Master Servicer and Special Servicer, dated the Closing Date, regarding certain corporate issues and (ii) Polsinelli Shughart PC, counsel to Master Servicer, dated the Closing Date, regarding enforceability of the Servicing Agreement, in a form satisfactory to the Trustee and Placement Agents;

(i)          an opinion from Polsinelli Shughart PC, counsel to the Master Servicer and Special Servicer, relating to the Preliminary Offering Circular as of the Time of Sale and to the Offering Circular as of the date thereof and as of the Closing Date, dated the Closing Date, that is satisfactory in form and substance to the Placement Agents;

(j)          an opinion letter of Duval & Stachenfeld LLP, counsel to the Operating Advisor, dated the Closing Date, regarding certain corporate matters and the enforceability of the Servicing Agreement, in a form satisfactory to the Trustee and Placement Agents;

(k)          letters from Duval & Stachenfeld LLP, counsel to the Operating Advisor, relating to the Preliminary Offering Circular as of the Time of Sale and to the Offering Circular as of the date thereof and as of the Closing Date, dated the Closing Date, that is satisfactory in form and substance to the Placement Agents;

(l)          an opinion of (i) in-house counsel to the Trustee, dated as of the Closing Date, regarding certain matters of United States law and (ii) Alston & Bird LLP, counsel to the Trustee, dated the Closing Date, regarding enforceability of the transaction documents to which it is a party, in a form satisfactory to the Trustee and Placement Agents;

(m)          a letter of Alston & Bird LLP, counsel to the Trustee, relating to the Preliminary Offering Circular as of the Time of Sale and to the Offering Circular as of the date thereof and as of the Closing Date, dated the Closing Date, that is satisfactory in form and substance to counsel for the Placement Agents;

(n)          a letter from Cadwalader, Wickersham & Taft LLP, special counsel for the Placement Agents, dated the Closing Date, that is satisfactory in form and substance to the Placement Agents;

(o)          letters from Deloitte, LLP, certified public accountants, dated the Time of Sale and the Closing Date and satisfactory in form and substance to the Placement Agents and counsel for the Placement Agents.

(p)          an Officer’s Certificate given on behalf of the Issuer and without personal liability, stating that the Issuer is not in Default under this Indenture and that the issuance of the Securities by the Issuer will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Governing Documents of the Issuer, any indenture or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes have been complied with;

(q)          executed counterparts of the Collateral Interest Purchase Agreement, the Servicing Agreement, the LLC Agreement, the Placement Agency Agreement and the Securities Account Control Agreement;

(r)          an Accountants’ Report comparing and agreeing to the following information as of the Closing Date: (i) the information with respect to each Collateral Interest set forth on the Schedule of Collateral Interests attached hereto as Schedule A by reference to such sources as shall be specified therein and (ii) specifying the procedures undertaken by the accountants to review data and computations relating to the foregoing;

(s)          evidence of preparation for filing at the appropriate filing office in the State of Delaware of a financing statement, on behalf of the Issuer, relating to the perfection of the lien of this Indenture;

(t)          an Issuer Order executed by the Issuer directing the Trustee to (i) authenticate the Notes specified therein, in the amounts set forth therein and registered in the name(s) set forth therein and (ii) deliver the authenticated Notes as directed by the Issuer; and

(u)          such other documents as the Trustee may reasonably require.

Section 3.2           Security for Notes.

Prior to the issuance of the Notes on the Closing Date, the Issuer shall cause the following conditions to be satisfied:

(a)          Grant of Security Interest; Delivery of Collateral Interests. The Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Assets and the transfer of all Collateral Interests acquired in connection therewith purchased by the Issuer on the Closing Date (as set forth in Schedule A hereto) to the Trustee, without recourse (except as expressly provided in each applicable Collateral Interest Purchase Agreement), in the manner provided in Section 3.3(a) and the crediting to the Custodial Account by the Trustee of such Collateral Interests shall have occurred;

(b)          Certificate of the Issuer. A certificate of an Authorized Officer of the Issuer given on behalf of the Issuer and without personal liability, dated as of the Closing Date, delivered to the Trustee, to the effect that, in the case of each Collateral Interest pledged to the Trustee for inclusion in the Assets on the Closing Date and immediately prior to the delivery thereof on the Closing Date:

(i)          the Issuer is the owner of such Collateral Interest free and clear of any liens, claims or encumbrances of any nature whatsoever except for those which are being released on the Closing Date;

(ii)         the Issuer has acquired its ownership in such Collateral Interest in good faith without notice of any adverse claim, except as described in paragraph (i) above;

(iii)        the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Interest (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

(iv)        the Underlying Instrument with respect to such Collateral Interest does not prohibit the Issuer from Granting a security interest in and assigning and pledging such Collateral Interest to the Trustee;

(v)         the information set forth with respect to each such Collateral Interest in Schedule A is true and correct;

(vi)        the Collateral Interests included in the Assets satisfy the requirements of Section 3.2(a); and

(vii)       (1) the Grant pursuant to the Granting Clauses of this Indenture shall, upon execution and delivery of this Indenture by the parties hereto, result in a valid and continuing security interest in favor of the Trustee for the benefit of the Secured Parties in all of the Issuer’s right, title and interest in and to the Collateral Interests pledged to the Trustee for inclusion in the Assets on the Closing Date; and

(2)         upon (x) the execution and delivery of the Securities Account Control Agreement and the crediting of each Instrument evidencing the obligations of the borrowers under each Collateral Interest to the Custodial Account in the manner set forth in Section 3.3(a)(i) hereof, (y) the delivery of the Instruments evidencing the obligations of the borrowers under each Collateral Interest to the Custodian on behalf of the Trustee as Securities Intermediary as set forth in Section 3.3(a)(iii) hereof and (z) the filing of a UCC-1 financing statement as set forth in Section 3.3(a)(v) hereof, the Trustee’s security interest in all Collateral Interests shall be a validly perfected, first priority security interest under Article 9 of the UCC as in effect in each applicable jurisdiction.

(c)          Rating Letters. The Trustee’s receipt of letters signed by the respective Rating Agencies and confirming that (i) the Notes have been rated “Baa3” by Moody’s and (ii) the Notes have been rated “BBB-(sf)” by KBRA, and that such ratings are in full force and effect on the Closing Date.

(d)          Accounts. Evidence of the establishment of the Payment Account, the Collection Account, the Interest Collection Account, the Principal Collection Account, the Expense Account, the Equity Interest Distribution Account and the Custodial Account.

(e)          Deposit to Expense Account. On the Closing Date, the Issuer shall deposit into the Expense Account from the gross proceeds of the offering of the Notes, $250,000.

(f)          Issuance of Issuer Equity Securities. The Issuer shall have delivered to the Trustee evidence that the Issuer Equity Securities have been, or contemporaneously with the issuance of the Notes will be, (i) issued by the Issuer and (ii) acquired in their entirety by Redwood Trust, Inc.

Section 3.3           Transfer of Assets.

(a)          The Custodian shall hold all Assets delivered to it in physical form at its office in Minneapolis, Minnesota. Any successor to the Custodian shall be a U.S. state or national bank or trust company that is not an Affiliate of the Issuer and has capital and surplus of at least $100,000,000. Subject to the limited right to relocate Assets set forth in Section 7.5(b), the Custodian, on behalf of the Trustee as Securities Intermediary, shall hold all Collateral Interests, which shall be credited by the Trustee to the Custodial Account. All Eligible Investments and other investments purchased in accordance with this Indenture in the respective Accounts in which the funds used to purchase such investments shall be held in accordance with Article 10 and, in respect of each Account (other than the Payment Account and the Equity Interest Distribution Account), the Trustee, as secured party, shall have entered into an agreement with the Issuer, the Securities Intermediary and the Bank (the “Securities Account Control Agreement”) providing, inter alia, that the “securities intermediary’s jurisdiction,” within the meaning of Section 8-110(e) of the UCC, shall be governed by the law of the State of New York and the Trustee, as secured party, shall have entered into a securities account control agreement with the Issuer and KeyBank National Association, as Securities Intermediary relating to the Servicing Accounts and providing, inter alia, that the “securities intermediary’s jurisdiction,” within the meaning of Section 8-110(e) of the UCC, shall be governed by the law of the State of New York. To the maximum extent feasible, Assets shall be transferred to the Trustee as Security Entitlements in the manner set forth in clause (i) below. In the event that the measures set forth in clause (i) below cannot be taken as to any Assets, such Asset may be transferred to the Trustee in the manner set forth in clauses (ii) through (vi) below, as appropriate. The security interest of the Trustee in Assets shall be perfected and otherwise evidenced as follows:

(i)          in the case of such Assets consisting of Security Entitlements, by the Issuer (A) causing the Custodian, in accordance with the Securities Account Control Agreement, to indicate by book entry that a Financial Asset has been credited to the Custodial Account and (B) causing the Custodian to agree pursuant to the Securities Account Control Agreement that it will comply with Entitlement Orders originated by the Trustee with respect to each such Security Entitlement without further consent by the Issuer;

(ii)         in the case of Assets that are “uncertificated securities” (as such term is defined in the UCC), to the extent that any such uncertificated securities do not constitute Financial Assets forming the basis of Security Entitlements by the Trustee pursuant to clause (i) (the “Uncertificated Securities”), by the Issuer (A) causing the issuer(s) of such Uncertificated Securities to register on their respective books the Trustee as the registered owner thereof upon original issue or transfer thereof or (B) causing another Person, other than a Securities Intermediary, either to become the registered owner of such Uncertificated Securities on behalf of the Trustee, or such Person having previously become the registered owner, to acknowledge that it holds such Uncertificated Securities for the Trustee;

(iii)        in the case of Assets consisting of Certificated Securities in registered form to the extent that any such Certificated Securities do not constitute Financial Assets forming the basis of Security Entitlements acquired by the Trustee pursuant to clause (i) (the “Registered Securities”), by the Issuer (A) causing (1) the Trustee to obtain possession of such Registered Securities in the State of Minnesota or (2) another Person, other than a Securities Intermediary, either to acquire possession of such Registered Securities on behalf of the Trustee, or having previously acquired such Registered Securities, in either case, in the State of Minnesota, to acknowledge that it holds such Registered Securities for the Trustee and (B) causing (1) the endorsement of such Registered Securities to the Trustee by an effective endorsement or (2) the registration of such Registered Securities in the name of the Trustee by the issuer thereof upon its original issue or registration of transfer;

(iv)        in the case of Assets consisting of Certificated Securities in bearer form, to the extent that any such Certificated Securities do not constitute Financial Assets forming the basis of Security Entitlements acquired by the Trustee pursuant to clause (i) (the “Bearer Securities”), by the Issuer causing (A) the Trustee to obtain possession of such Bearer Securities in the State of Minnesota or (B) another Person, other than a Securities Intermediary, either to acquire possession of such Bearer Securities on behalf of the Trustee or, having previously acquired possession of such Bearer Securities, in either case, in the State of Minnesota, to acknowledge that it holds such Bearer Securities for the Trustee;

(v)         in the case of Assets that consist of Instruments (the “Custodial Collateral”), to the extent that any such Custodial Collateral does not constitute a Financial Asset forming the basis of a Security Entitlement acquired by the Trustee pursuant to clause (i), by the Issuer causing (A) the Trustee to acquire possession of such Custodial Collateral in the State of Minnesota or (B) another Person (other than the Issuer or a Person controlling, controlled by, or under common control with, the Issuer) (1) to (x) take possession of such Custodial Collateral in the State of Minnesota and (y) authenticate a record acknowledging that it holds such possession for the benefit of the Trustee or (2) to (x) authenticate a record acknowledging that it will hold possession of such Custodial Collateral for the benefit of the Trustee and (y) take possession of such Custodial Collateral in the State of Minnesota; and

(vi)        in the case of Assets that consist of General Intangibles and all other Assets of the Issuer in which a security interest may be perfected by filing a financing statement under Article 9 of the UCC as in effect in the State of Delaware, filing or causing the filing of a UCC financing statement naming the Issuer as debtor and the Trustee as secured party, which financing statement reasonably identifies all such Assets, with the Secretary of State of the State of Delaware.

(b)            The Issuer hereby authorizes the filing of UCC financing statements describing as the collateral covered thereby “all of the debtor’s personal property and assets,” or words to that effect, notwithstanding that such wording may be broader in scope than the Assets described in this Indenture.

(c)           Without limiting the foregoing, the Issuer and the Trustee on behalf of the Bank agree, and the Bank shall cause the Securities Intermediary, to take such different or additional action as the Trustee may reasonably request in order to maintain the perfection and priority of the security interest of the Trustee in the event of any change in applicable law or regulation, including Articles 8 and 9 of the UCC and Treasury Regulations governing transfers of interests in Government Items (it being understood that the Trustee shall be entitled to rely upon an Opinion of Counsel as to the need to file any financing statements or continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made).

(d)           Without limiting any of the foregoing, in connection with each Grant of a Collateral Interest hereunder, the Issuer shall deliver (or cause to be delivered by the applicable Seller) to the Custodian (with a copy to the Master Servicer), in each case to the extent specified on the closing checklist for such Collateral Interest (in the form of Exhibit C hereto) provided to the Custodian by the Issuer (or the applicable Seller) the following documents (collectively, the “Collateral Interest File”):

(i)          The original mortgage note (with respect to any B Note, solely with respect to such B Note and not the related Senior Loan) or promissory note or mezzanine promissory note, as applicable, bearing all intervening endorsements, endorsed in blank and signed in the name of the last endorsee by an authorized Person;

(ii)         An original of any mezzanine loan agreement;

(iii)        An original or copy of any participation certificate, together with any and all intervening endorsements (whether endorsed in blank on its face or by endorsement or stock power attached thereto (in each case, without recourse, representation or warranty, express or implied));

(iv)        An original of any participation agreement relating to any item of collateral that is not evidenced by a promissory note;

(v)         The original or a counterpart (or in the case of a participation, a copy) of any guaranty executed in connection with the promissory note;

(vi)        A copy of any mortgage with evidence of recording thereon;

(vii)       Copies of all assumption, modification, consolidation or extension agreements with evidence of recording thereon, together with any other recorded document relating to the Collateral Interest otherwise included in the Collateral Interest File;

(viii)      The original assignment of mortgage in blank, in form and substance acceptable for recording and signed in the name of the last endorsee;

(ix)         Copies of all intervening assignments of mortgage, if any, with evidence of recording thereon, showing an unbroken chain of title from the originator thereof to the last endorsee;

(x)          A copy of any mortgagee policy of title insurance or a conformed version of the mortgagee’s title insurance commitment either marked as binding for insurance or attached to an escrow closing letter, countersigned by the title company or its authorized agent if the original mortgagee’s title insurance policy has not yet been issued;

(xi)         An original of any Eagle 9/UCC Plus insurance policy;

(xii)        The original (or, in the case of a participation, a copy) of any security agreement, chattel mortgage or equivalent document executed in connection with the Collateral Interest;

(xiii)       A copy of the assignment of leases and rents, if any, with evidence of recording thereon;

(xiv)      A copy of the assignment of any assignment of leases and rents in blank, in form and substance acceptable for recording;

(xv)       A filed copy of the UCC-1 financing statements (and, with respect to participations, to the extent that the Issuer (or the applicable Seller) has been furnished with same) with evidence of filing thereon, and UCC-3 assignments in blank, which UCC-3 assignments shall be in form and substance acceptable for filing;

(xvi)      The original (or, in the case of a participation, a copy) of any environmental indemnity agreement related to the Collateral Interest;

(xvii)     The original (or, in the case of a participation, a copy) of any general collateral assignment of all other documents held by the Issuer (or, in the case of a Senior Participation, by the lead lender) in connection with the Collateral Interest;

(xviii)    An original (or, in the case of a participation, a copy) of any disbursement letter from the collateral obligor to the original mortgagee;

(xix)       A copy of the survey of the encumbered property;

(xx)        A copy of any opinion of counsel (and, with respect to a senior participation, only to the extent such copy shall have been furnished to the Issuer (or the applicable Seller) by the lead lender);

(xxi)       With respect to any Rake Bond, the related offering documents with respect to such Rake Bond and the related pooling and servicing agreement, trust and servicing agreement or similar agreement; and

(xxii)           With respect to any Preferred Equity Interests, the related limited liability company operating agreements.

With respect to any documents which have been delivered or are being delivered to recording offices for recording and have not been returned to the Issuer (or the applicable Seller) in time to permit their delivery hereunder at the time required, the Issuer (or the applicable Seller) shall deliver such original recorded documents to the Custodian promptly when received by the Issuer (or the applicable Seller) from the applicable recording office.

(e)          The execution and delivery of this Indenture by the Trustee shall constitute certification by the Trustee that (i) each original note specified to the Trustee by the Issuer (or the applicable Seller) and all allonges thereto, if any, have been received by the Custodian; and (ii) such original note has been reviewed by the Custodian and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the borrower), (B) appears to have been executed and (C) purports to relate to the Collateral Interest. The Trustee agrees to review or cause to be reviewed the Collateral Interest File within 30 days after the Closing Date, and to deliver to the Issuer and the Seller a report indicating, subject to any exceptions found by it in such review, (A) those documents referred to in Section 3.3(d) that have been received, and (B) that such documents have been executed, appear on their face to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn, mutilated or otherwise defaced, and appear on their faces to relate to the Mortgage Loan. The Custodian shall have no responsibility for reviewing the Collateral Interest File except as expressly set forth in this Section 3.3(e). Neither the Trustee nor the Custodian shall be under any duty or obligation to inspect, review, or examine any such documents, instruments or certificates to independently determine that they are valid, genuine, enforceable, legally sufficient, duly authorized, or appropriate for the represented purpose, whether the text of any assignment or endorsement is in proper or recordable form (except to determine if the endorsement conforms to the requirements of Section 3.3(d), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, to independently determine that any document has actually been filed or recorded in the appropriate office, that any document is other than what it purports to be on its face, or whether the title insurance policies relate to the underlying mortgaged property.

(f)            Upon the first anniversary of the Closing Date, the Custodian shall (i) deliver to the Issuer and the Seller a final exception report as to any remaining documents that are not in the Collateral Interest File and (ii) request that the Issuer cause such document deficiency to be cured.

(g)            Without limiting the generality of the foregoing:

(i)               from time to time upon the request of the Trustee or the Master Servicer or Special Servicer (with respect to any Collateral Interest for which such party has servicing and/or administrative duties therefor), the Issuer shall deliver (or cause to be delivered) to the Custodian any Underlying Instrument in the possession of the Issuer and not previously delivered hereunder (including originals of Underlying Instruments not previously required to be delivered as originals) and as to which the Trustee, the Master Servicer or Special Servicer, as applicable, shall have reasonably determined to be necessary or appropriate for the administration of such Collateral Interest hereunder or under the Servicing Agreement or for the protection of the security interest of the Trustee under this Indenture;

(ii)         in connection with any delivery of documents to the Custodian pursuant to clause (i) above, the Custodian shall deliver to the Master Servicer and the Special Servicer (with respect to any Collateral Interest for which such party has servicing and/or administrative duties therefor), on behalf of the Issuer, a Certification in the form of Exhibit D acknowledging the receipt of such documents by the Custodian and that it is holding such documents subject to the terms of this Indenture; and

(iii)        from time to time upon request of the Master Servicer or Special Servicer (with respect to any Collateral Interest for which such party has servicing and/or administrative duties therefor), the Custodian shall, upon delivery by the Master Servicer or Special Servicer of a duly completed Request for Release in the form of Exhibit E hereto, release to the Master Servicer or the Special Servicer such of the Underlying Instruments then in its custody as the Master Servicer or the Special Servicer reasonably so requests. By submission of any such Request for Release, the Master Servicer or the Special Servicer, as applicable, shall be deemed to have represented and warranted that it has determined in accordance with the Servicing Standard set forth in the Servicing Agreement that the requested release is necessary for the administration of such Collateral Interest hereunder or under the Servicing Agreement or for the protection of the security interest of the Trustee under this Indenture. The Master Servicer or the Special Servicer shall return to the Custodian each Underlying Instrument released from custody pursuant to this clause (iii) within 20 Business Days of receipt thereof (except such Underlying Instruments as are released in connection with a sale, exchange or other disposition, in each case only as permitted under this Indenture, of the related Collateral Interest that is consummated within such 20-day period). Notwithstanding the foregoing provisions of this clause (iii), (A) any note, certificate or other instrument evidencing a Pledged Collateral Interest shall be released only for the purpose of (1) a sale, exchange or other disposition of such Pledged Collateral Interest that is permitted in accordance with the terms of this Indenture, (2) presentation, collection, renewal or registration of transfer of such Collateral Interest or (3) in the case of any note, in connection with a payment in full of all amounts owing under such note, and (B) the Custodian may refuse to honor any Request for Release following the occurrence of an Event of Default under this Indenture.

(h)          As of the Closing Date, the Issuer represents and warrants as follows:

(i)          this Indenture creates a valid and continuing security interest (as defined in the UCC) in the Assets in favor of the Trustee for the benefit of the Secured Parties, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Issuer;

(ii)         the Issuer owns and has good and marketable title to such Assets free and clear of any lien, claim or encumbrance of any Person;

(iii)        in the case of each Asset, the Issuer has acquired its ownership in such Asset in good faith without notice of any adverse claim as defined in Section 8-102(a)(1) of the UCC as in effect on the date hereof;

(iv)        other than the security interest granted to the Trustee for the benefit of the Secured Parties pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets;

(v)         the Issuer has not authorized the filing of, and is not aware of, any financing statements against the Issuer that include a description of collateral covering the Assets other than any financing statement (x) relating to the security interest granted to the Trustee for the benefit of the Secured Parties hereunder or (y) that has been terminated; the Issuer is not aware of any judgment lien, Pension Benefit Guarantee Corporation lien or tax lien filings against the Issuer;

(vi)        the Issuer has received all consents and approvals required by the terms of each Asset and the Underlying Instruments to grant to the Trustee its interest and rights in such Asset hereunder;

(vii)       the Issuer has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets granted to the Trustee for the benefit of the Secured Parties hereunder;

(viii)      each Asset is an Instrument, a General Intangible, a Certificated Security or an Uncertificated Security, or has been or will have been credited to a Securities Account;

(ix)         the Securities Intermediary has agreed to treat all assets credited to any of the Accounts as Financial Assets;

(x)          the Issuer has delivered a fully executed Securities Account Control Agreement pursuant to which the Bank has agreed to comply with all instructions originated by the Trustee relating to each of the Accounts without further consent of the Issuer; none of the Accounts is in the name of any person other than the Issuer or the Trustee; the Issuer has not consented to the Bank to comply with any Entitlement Orders in respect of the Accounts and any Security Entitlement credited to any of the Accounts originated by any person other than the Trustee;

(xi)         (A) all original executed copies of each promissory note or other writings that constitute or evidence any pledged obligation that constitutes an Instrument have been delivered to the Custodian for the benefit of the Trustee, (B) the Issuer has received a written acknowledgement from the Custodian that the Custodian is acting solely as agent of the Trustee and (C) none of the promissory notes or other writings that constitute or evidence such collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed by the Issuer to any Person other than the Trustee;

(xii)        each of the Accounts constitutes a Securities Account in respect of which the Trustee has accepted to be Securities Intermediary pursuant to the Securities Account Control Agreement on behalf of the Trustee as secured party under this Indenture.

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.1           Satisfaction and Discharge of Indenture.

This Indenture shall be discharged and shall cease to be of further effect except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) the rights, protections, indemnities and immunities of the Trustee and the specific obligations set forth below hereunder and (v) the rights of Noteholders as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture) when:

(a)          (i) either:

(1)         all Notes theretofore authenticated and delivered to Noteholders (other than (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (B) Notes for which payment has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Trustee for cancellation; or

(2)         all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, or (B) shall become due and payable at their Stated Maturity Date within one year, or (C) are to be called for redemption pursuant to Article 9 under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Issuer pursuant to Section 9.3 and either (x) the Issuer has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash or non-callable direct obligations of the United States of America; which obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated “Aaa” by Moody’s in an amount sufficient, as recomputed by a firm of Independent nationally-recognized certified public accountants, to pay and discharge the entire indebtedness (including, in the case of a redemption pursuant to Section 9.1 or Section 9.2, the Redemption Price) on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable), or to the respective Stated Maturity Date or the respective Redemption Date, as the case may be or (y) in the event all of the Assets are liquidated following the satisfaction of the conditions specified in Article 5, the Issuer shall have deposited or caused to be deposited with the Trustee, in trust, all proceeds of such liquidation of the Assets, for payment in accordance with the Priority of Payments;

(ii)             the Issuer has paid or caused to be paid all other sums then due and payable hereunder (including any amounts then due and payable pursuant to this Indenture and the Servicing Agreement) by the Issuer and no other amounts are scheduled to be due and payable by the Issuer other than Dissolution Expenses; and

(iii)             the Issuer has delivered to the Trustee Officer’s certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with;

provided, however, that in the case of clause (a)(i)(2)(x) above, the Issuer has delivered to the Trustee an Opinion of Counsel of Dechert LLP, Cadwalader, Wickersham & Taft LLP, or of another tax counsel of nationally recognized standing in the United States experienced in such matters to the effect that the Noteholders would recognize no income gain or loss for U.S. federal income tax purposes as a result of such deposit and satisfaction and discharge of this Indenture; or

(b)          (i) the Trustee confirms to the Issuer that:

(1)         the Trustee is not holding any Assets (other than the Servicing Agreement and Cash in an amount not greater than the Dissolution Expenses); and

(2)         no assets (other than Excepted Assets or Cash in an amount not greater than the Dissolution Expenses) are on deposit in or to the credit of any Accounts in the name of the Issuer (or the Trustee for the benefit of the Issuer);

(ii)             the Issuer has delivered to the Trustee a certificate stating that (1) there are no Assets (other than (x) the Servicing Agreement and (y) Cash in an amount not greater than the Dissolution Expenses) that remain subject to the lien of this Indenture, and (2) all funds on deposit in or to the credit of the Accounts have been distributed in accordance with the terms of this Indenture or have otherwise been irrevocably deposited with the Trustee for such purpose; and

(iii)            the Issuer has delivered to the Trustee Officer’s Certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Trustee, and, if applicable, the Noteholders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.7 and 7.3 hereof shall survive.

Section 4.2           Application of Amounts held in Trust.

All amounts deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture (including, without limitation, the Priority of Payments) to the payment of the principal and interest, either directly or through the Paying Agent, as the Trustee may determine, and such amounts shall be held in a segregated account identified as being held in trust for the benefit of the Secured Parties.

Section 4.3           Limitation on Obligation to Incur Administrative Expenses.

If at any time after an Event of Default has occurred and the Notes have been declared immediately due and payable, the sum of (i) Eligible Investments, (ii) Cash and (iii) amounts reasonably expected to be received by the Issuer in Cash during the current Due Period (as certified by the Controlling Party in its reasonable judgment) is less than the sum of Dissolution Expenses and any accrued and unpaid Administrative Expenses, then notwithstanding any other provision of this Indenture, the Issuer shall no longer be required to incur Administrative Expenses as otherwise required by this Indenture to any Person other than the Trustee and its Affiliates, and failure to pay such amounts or provide or obtain any opinions, reports or services shall not constitute a Default hereunder, and the Trustee shall have no liability for any failure to obtain or receive any of the foregoing opinions, reports or services.

ARTICLE 5

REMEDIES

Section 5.1           Events of Default.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)          a default in the payment of any interest on any Note when the same becomes due and payable, which default continues for a period of five (5) Business Days; or

(b)          a default in the payment of principal (or the related Redemption Price, if applicable) of any Note when the same becomes due and payable, which default continues for a period of five (5) Business Days or, in the case of a default in payment due to an administrative error or omission by the Trustee, or Paying Agent, Master Servicer or Special Servicer, which default continues for eight (8) Business Days, whether at its Stated Maturity or any Redemption Date or otherwise; or

(c)          the failure on any Payment Date to disburse amounts available in the Payment Account in accordance with the Priority of Payments set forth under Section 11.1(a) (other than a default in payment described in clause (a) or (b) above), when the same becomes due and payable, which default continues for a period of five (5) Business Days or, in the case of a default in payment due to an administrative error or omission by the Trustee, or Paying Agent, Master Servicer or Special Servicer, which default continues for eight (8) Business Days; or

(d)          either the Issuer or the pool of Assets becomes an investment company required to be registered under the Investment Company Act and such condition continues for 45 days after the Issuer receives notice from the SEC of any such event; or

(e)          a default in the performance, or breach, of any other covenant or other agreement of the Issuer (other than a failure to satisfy any Coverage Test) or any representation or warranty of the Issuer hereunder or in any certificate or other writing delivered pursuant hereto or in connection herewith proves to be incorrect in any material respect when made, which, in the case of any of the foregoing, results in a material adverse effect on the Issuer’s business, assets, obligations or financial condition or otherwise materially and adversely affects the holders of the Notes, and the continuation of such default or breach for a period of thirty (30) days (or, if such default, breach or failure has an adverse effect on the validity, perfection or priority of the security interest granted hereunder, fifteen (15) days) after either the Issuer has actual knowledge thereof or after notice thereof to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% in aggregate outstanding principal amount of the Notes; or

(f)          the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the Bankruptcy Code, or any bankruptcy, insolvency, reorganization or similar law enacted under the laws of any other applicable jurisdiction or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

(g)          the institution by the Issuer of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code, or any bankruptcy, insolvency, reorganization or similar law enacted under the laws of the State of Delaware or any other similar applicable law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer in furtherance of any such action; or

(h)          one or more final judgments being rendered against the Issuer which exceed, in the aggregate, $1,000,000 (or such lesser amount as any Rating Agency may specify) and which remain unstayed, undischarged and unsatisfied for 30 days after such judgment(s) becomes nonappealable, unless adequate funds have been reserved or set aside for the payment thereof, and unless (except as otherwise specified in writing by each Rating Agency) a No Downgrade Confirmation has been received from each Rating Agency.

Upon becoming aware of the occurrence of an Event of Default, the Issuer, shall promptly notify (or shall procure the prompt notification of) the Trustee and the Equityholders in writing. If the Trustee has actual knowledge of the occurrence of an Event of Default (which it shall be deemed to have following receipt of the foregoing notice from the Issuer), the Trustee shall promptly notify, in writing, the Noteholders and, after providing such notice to the 17g-5 Information Provider for prior posting on the 17g-5 Website, each Rating Agency, of the occurrence of such Event of Default.

Section 5.2           Acceleration of Maturity; Rescission and Annulment.

(a)          If an Event of Default shall occur and be continuing (other than an Event of Default specified in Section 5.1(f) or Section 5.1(g)), the Trustee may and shall, at the direction of the Controlling Class Representative, declare the principal of and accrued and unpaid interest on all the Notes to be immediately due and payable. If an Event of Default described in Section 5.1(f) or Section 5.1(g) above occurs, such an acceleration shall occur automatically and without any further action. If the Notes are accelerated, payments shall be made in the order and priority set forth in Section 11.1(a) hereof.

(b)          At any time after such a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as hereinafter provided in this Article 5, a Majority of the Notes, other than with respect to an Event of Default specified in Section 5.1(d), Section 5.1(e) or Section 5.1(h), by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i)          the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A)         all unpaid installments of interest on and principal of the Notes that would be due and payable hereunder if the Event of Default giving rise to such acceleration had not occurred;

(B)         all unpaid taxes of the Issuer, Administrative Expenses and other sums paid or advanced by or otherwise due and payable to the Trustee hereunder;

(C)         with respect to the Advancing Agent and the Backup Advancing Agent, any amount due and payable for unreimbursed Interest Advances and Reimbursement Interest; and

(ii)         the Trustee has determined that all Events of Default of which it has actual knowledge, other than the non-payment of the interest and principal of the Notes that have become due solely by such acceleration, have been cured and a Majority of the Notes, by written notice to the Trustee, has agreed with such determination (which agreement shall not be unreasonably withheld or delayed) or waived as provided in Section 5.14.

At any such time that the Trustee, subject to Section 5.2(b), shall rescind and annul such declaration and its consequences as permitted hereinabove, the Trustee shall preserve the Assets in accordance with the provisions of Section 5.5 with respect to the Event of Default that gave rise to such declaration; provided, however, that if such preservation of the Assets is rescinded pursuant to Section 5.5, the Notes may be accelerated pursuant to the first paragraph of this Section 5.2, notwithstanding any previous rescission and annulment of a declaration of acceleration pursuant to this paragraph.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

(c)          Subject to Section 5.4 and Section 5.5, the Controlling Class Representative shall have the right to direct the Trustee in the conduct of any Proceedings for any remedy available to the Trustee; provided that (i) such direction will not conflict with any law or this Indenture; (ii) the Trustee determines that such action will not involve it in liability (unless the Trustee has received indemnity or security satisfactory to it against any such liability); and (iii) any direction to undertake a sale of the Assets may be made only as described in Section 5.17.

(d)          As security for the payment by the Issuer of the compensation and expenses of the Trustee and any sums the Trustee may be entitled to receive as indemnification by the Issuer, the Issuer hereby grants the Trustee a lien on the Assets, which lien is senior to the lien of the Noteholders. The Trustee’s lien shall be subject to the Priority of Payments and, except as otherwise provided herein, exercisable by the Trustee only if the Notes have been declared due and payable following an Event of Default and such acceleration has not been rescinded or annulled.

(e)          A Majority of the Notes may, prior to the time a judgment or decree for the payment of amounts due has been obtained by the Trustee, waive any past Default on behalf of the holders of all the Notes and its consequences in accordance with Section 5.14.

Section 5.3           Collection of Indebtedness and Suits for Enforcement by Trustee.

(a)          The Issuer covenants that if a Default shall occur in respect of the payment of any interest on any Note or the payment of principal on any Note (but only after interest with respect to the Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the Issuer shall, upon demand of the Trustee or any affected Noteholder, pay to the Trustee, for the benefit of the Holder of such Note, the whole amount, if any, then due and payable on such Note for principal and interest or other payment with interest on the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable interest rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and such Noteholder and their respective agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Notes and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the Assets.

If an Event of Default occurs and is continuing, the Trustee shall proceed to protect and enforce its rights and the rights of the Noteholders by such Proceedings as (x) directed by the Controlling Class Representative or (y) in the absence of direction by the Controlling Class Representative, as deemed most effectual by the Trustee; provided, that (a) such direction shall not conflict with any rule of law or with any express provision of this Indenture, (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, (c) the Trustee has been provided with security or indemnity reasonably satisfactory to it, and (d) notwithstanding the foregoing, any direction to the Trustee to undertake a sale of Assets may be given only in accordance with Section 5.5 hereof and all other applicable provisions of this Indenture. Such Proceedings shall be used for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

In the case where (x) there shall be pending Proceedings relative to the Issuer under the Bankruptcy Code, any bankruptcy, insolvency, reorganization or any other applicable bankruptcy, insolvency or other similar law under any applicable jurisdiction, (y) a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property, or (z) there shall be any other comparable Proceedings relative to the Issuer, or the creditors or property of the Issuer, regardless of whether the principal of the Notes, shall then be due and payable as therein expressed or by declaration, or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, the Trustee shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)          to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of gross negligence or bad faith) and of the Noteholders allowed in any Proceedings relative to the Issuer or other obligor upon the Notes or to the creditors or property of the Issuer or such other obligor;

(ii)         unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or of a Person performing similar functions in comparable Proceedings; and

(iii)        to collect and receive any amounts or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its own gross negligence, willful misconduct or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize, consent to, vote for, accept or adopt, on behalf of any Noteholder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any action or Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, shall be applied as set forth in Section 5.7.

In any Proceedings brought by the Trustee on behalf of the Noteholders, the Trustee shall be held to represent all the Holders of the Notes.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.3 unless the conditions specified in Section 5.5(a) are met.

Section 5.4           Remedies.

(a)          If an Event of Default has occurred and is continuing, and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer agrees that the Trustee may, after notice to the Noteholders, and shall, upon direction by the Controlling Class Representative, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i)          institute Proceedings for the collection of all amounts then payable of the Notes or otherwise payable under this Indenture (whether by declaration or otherwise), enforce any judgment obtained and collect from the Assets any amounts adjudged due;

(ii)         sell all or a portion of the Assets or rights of interest therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof;

(iii)        institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Assets;

(iv)        exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Secured Parties hereunder; and

(v)         exercise any other rights and remedies that may be available at law or in equity;

provided, however, that the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.4 unless either of the conditions specified in Section 5.5(a) is met.

The Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking firm of national reputation with demonstrated capabilities in structuring and distributing notes or certificates similar to the Notes as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Assets to make the required payments of principal of and interest of the Notes and other amounts payable hereunder, which opinion shall be conclusive evidence as to such feasibility or sufficiency and the cost of which shall be an Administrative Expense.

(b)          If an Event of Default as described in Section 5.1(e) hereof shall have occurred and be continuing, the Trustee may, and at the request of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Notes shall, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

(c)          Upon any Sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, any Noteholder or Equityholders or any of their respective Affiliates may bid for and purchase the Assets or any part thereof and, upon compliance with the terms of Sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability; and any purchaser at any such Sale may, in paying the purchase money, turn in any of the Notes in lieu of Cash equal to the amount which shall, upon distribution of the net proceeds of such sale, be payable of the Notes so turned in by such Holder. Such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after proper notation has been made thereon to show partial payment.

Upon any Sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Trustee or of the Officer making a sale under judicial proceedings shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase money and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such Sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall (x) bind the Issuer, the Trustee, the Noteholders and the Equityholders, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold and (y) be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d)          Notwithstanding any other provision of this Indenture or any other Transaction Document, none of the Advancing Agent, the Trustee or any other Secured Party, any other party to any Transaction Document or third party beneficiary of this Indenture may, prior to the date which is one year and one day, or, if longer, the applicable preference period then in effect after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer or any Permitted Subsidiary any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under federal or State bankruptcy or similar laws of any jurisdiction. Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Advancing Agent, the Trustee or any other Secured Party or any other party to any Transaction Document (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or, if longer, the applicable preference period then in effect period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Trustee or any other Secured Party or any other party to any Transaction Document, or (ii) from commencing against the Issuer or any of its property any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

Section 5.5           Preservation of Assets.

(a)          Notwithstanding anything to the contrary herein, if an Event of Default shall have occurred and be continuing when any of the Notes are Outstanding, the Trustee shall retain the Assets securing the Notes, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Assets and the Notes in accordance with the Priority of Payments and the provisions of Articles 10, 12 and 13 and shall not sell or liquidate the Assets, unless either:

(i)          the Trustee, pursuant to Section 5.5(c), determines that the anticipated proceeds of a sale or liquidation of the Assets (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due and unpaid on the Notes, Administrative Expenses due and payable pursuant to the Priority of Payments, the Master Servicing Fees and Special Servicing Fees due and payable pursuant to the Priority of Payments and amounts due and payable to the Advancing Agent and the Backup Advancing Agent, and the Controlling Class Representative agrees with such determination; or

(ii)         the Controlling Class Representative directs the sale and liquidation of all or a portion of the Assets.

In the event of a sale of a portion of the Assets pursuant to clause (ii) above, the Trustee shall sell those Assets identified by the Controlling Class Representative in accordance with the provisions of Section 5.17 and pursuant to a written direction in form and substance satisfactory to the Trustee and all proceeds of such sale shall be distributed in the order set forth in Section 11.1(a).

The Trustee shall give written notice of the retention of the Assets to the Issuer and, after providing such notice to the 17g-5 Information Provider for prior posting on the 17g-5 Website, to each Rating Agency. So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i) or (ii) above exist.

(b)          Nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell the Assets securing the Notes if the conditions set forth in Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Assets securing the Notes if prohibited by applicable law.

(c)          To assist the Trustee in determining whether the condition specified in Section 5.5(a)(i) exists, the Special Servicer pursuant to the Servicing Agreement shall obtain bid prices with respect to each Pledged Collateral Interest from two dealers (Independent of the Special Servicer and any of its Affiliates) at the time making a market in such Collateral Interests (or, if there is only one market maker, then the Special Servicer shall obtain a bid price from that market maker or, if no market maker, from a pricing service). The Special Servicer shall compute the anticipated proceeds of sale or liquidation on the basis of the lowest of such bid prices for each such Pledged Collateral Interest and provide the Trustee with the results thereof. For the purposes of determining issues relating to the market value of any Pledged Collateral Interest and the execution of a sale or other liquidation thereof, the Trustee may, but need not, retain at the expense of the Issuer and rely on an opinion of an Independent investment banking firm of national reputation in connection with a determination (notwithstanding that such opinion will not be the basis for such determination) as to whether the condition specified in Section 5.5(a)(i) exists.

The Trustee shall promptly deliver to the Noteholders a report stating the results of any determination required to be made pursuant to Section 5.5(a)(i). If requested by the Controlling Class Representative, the Trustee shall make the determinations required by Section 5.5(a)(i) within 30 days of such request.

Section 5.6           Trustee May Enforce Claims Without Possession of Notes.

(a)          All rights of action and claims under this Indenture or under any of the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust. Any recovery of judgment in respect of the Notes shall be applied as set forth in Section 5.7 hereof.

(b)          In any Proceedings brought by the Trustee (and in any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) in respect of the Notes, the Trustee shall be held to represent all the Holders of the Notes.

Section 5.7           Application of Amounts Collected.

Any amounts collected by the Trustee with respect to the Notes pursuant to this Article 5 and any amounts that may then be held or thereafter received by the Trustee with respect to the Notes hereunder shall be applied in accordance with the Priority of Payments set forth in Section 11.1 hereof, at the date or dates fixed by the Trustee.

Section 5.8           Limitation on Suits.

No Holder of any Notes shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)          such Holder has previously given to the Trustee written notice of an Event of Default;

(b)          except as otherwise provided in Section 5.9 hereof, the Holders of at least 25% of the then Aggregate Outstanding Amount of the Notes (excluding the RCMC Securities) have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(c)          the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

(d)          no direction inconsistent with such written request has been given to the Trustee during such 30-day period by a Majority of the Notes; it being understood and intended that no one or more Holders of the Notes shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of the Notes or to obtain or to seek to obtain priority or preference over any other Holders of the Notes or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of the Notes subject to and in accordance with Section 13.1 hereof and the Priority of Payments.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of the Notes, each representing less than a Majority of the Notes, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.9           Unconditional Rights of Noteholders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture (except for Section 2.7(d) and 2.7(m)), the Holder of any Class of Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Class of Note as such principal, interest and other amounts become due and payable in accordance with the Priority of Payments, and, subject to the provisions of Section 5.4 and Section 5.8 to institute Proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder; provided, however, that the right of such Holder to institute proceedings for the enforcement of any such payment shall not be subject to the 25% threshold requirement set forth in Section 5.8(b).

Section 5.10         Restoration of Rights and Remedies.

If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then (and in every such case) the Issuer, the Trustee, and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.11         Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12         Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or a waiver of a subsequent Event of Default. Every right and remedy given by this Article 5 or by law to the Trustee, or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, or by the Noteholders, as the case may be.

Section 5.13         Control by the Noteholders.

Notwithstanding any other provision of this Indenture, if an Event of Default shall have occurred and be continuing when any of the Notes are Outstanding, the Controlling Class Representative shall have the right to cause the institution of, and direct the time, method and place of conducting, any Proceeding for any remedy available to the Trustee and for exercising any trust, right, remedy or power conferred on the Trustee in respect of the Notes; provided that:

(a)          such direction shall not conflict with any rule of law or with this Indenture;

(b)          the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided, however, that, subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability (unless the Trustee has received satisfactory indemnity against such liability as set forth below);

(c)          the Trustee shall have been provided with indemnity satisfactory to it; and

(d)          any direction to the Trustee to undertake the sale and liquidation of all or a portion of the Assets shall be by the Controlling Class Representative in accordance with the term of the Servicing Agreement.

Section 5.14         Waiver of Past Defaults.

Prior to the time a judgment or decree for payment of the amounts due has been obtained by the Trustee, as provided in this Article 5, a Majority of the Notes may, on behalf of the Holders of all the Notes, waive any past Default in respect of the Notes and its consequences, except a Default:

(a)          in the payment of principal of any Note;

(b)          in the payment of interest in respect of the Notes;

(c)          in respect of a covenant or provision hereof that, under Section 8.2, cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note adversely affected thereby; or

(d)          in respect of any covenant or provision hereof for the individual protection or benefit of the Trustee (including in its other capacities hereunder), without the Trustee’s express written consent thereto.

In the case of any such waiver, the Issuer, the Trustee, and the Holders of the Notes shall be restored to their respective former positions and rights hereunder, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto. The Trustee shall promptly give written notice of any such waiver to the Master Servicer, Special Servicer and each Noteholder.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Section 5.15         Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by (x) the Trustee, (y) any Noteholder, or group of Noteholders, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Notes or (z) any Noteholder for the enforcement of the payment of the principal of or interest on any Note or any other amount payable hereunder on or after the Stated Maturity Date (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.16         Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force (including but not limited to filing a voluntary petition under Chapter 11 of the Bankruptcy Code and by the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.17         Sale of Assets.

(a)          The power to effect any sale (a “Sale”) of any portion of the Assets pursuant to Section 5.4 and 5.5 hereof shall not be exhausted by any one or more Sales as to any portion of such Assets remaining unsold, but shall continue unimpaired until all amounts secured by the Assets shall have been paid or if there are insufficient proceeds to pay such amount until the entire Assets shall have been sold. The Trustee may, upon notice to the Holders, and shall, upon direction of the Controlling Class Representative, from time to time postpone any Sale by public announcement made at the time and place of such Sale; provided, however, that if the Sale is rescheduled for a date more than three Business Days after the date of the determination by the Trustee pursuant to Section 5.5(a)(i) hereof, such Sale shall not occur unless and until the Trustee has again made the determination required by Section 5.5(a)(i) hereof. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7 hereof.

(b)          The Trustee may bid for and acquire any portion of the Assets in connection with a public Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Notes or other amounts secured by the Assets, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7 hereof. The Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Notes. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c)          The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Assets in connection with a Sale thereof. In addition, the Trustee is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a Sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or to see to the application of any amounts.

(d)          In the event of any Sale of the Assets pursuant to Section 5.4 or Section 5.5, payments shall be made in the order and priority set forth in Section 11.1(a) in the same manner as if the Notes had been accelerated.

Section 5.18         Action on the Notes.

The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the application for or obtaining of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Assets or upon any of the assets of the Issuer.

ARTICLE 6

THE TRUSTEE

Section 6.1           Certain Duties and Responsibilities.

(a)          Except during the continuance of an Event of Default:

(i)          the Trustee undertakes to perform such duties and only such duties as are set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)         in the absence of manifest error, or bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture and shall promptly, but in any event within five Business Days in the case of an Officer’s Certificate furnished by any party hereto, notify such party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Noteholders.

(b)          In case an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from the Controlling Class Representative (or other Noteholders to the extent provided in Article 5 hereof), exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)          If, in performing its duties under this Indenture, the Trustee is required to decide between alternative courses of action, the Trustee may request written instructions from the Master Servicer or Special Servicer as to courses of action desired by it. If the Trustee does not receive such instructions within five Business Days after it has requested them, it may, but shall be under no duty to, take or refrain from taking such action. The Trustee shall act in accordance with instructions received after such five Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions. The Trustee shall be entitled to rely on the advice of legal counsel and Independent accountants in performing its duties hereunder and be deemed to have acted in good faith if it acts in accordance with such advice.

(d)          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)          this subsection shall not be construed to limit the effect of Section 6.1(a);

(ii)         the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii)        the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer in accordance with this Indenture and/or the Master Servicer or Special Servicer, as applicable, relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee in respect of the Notes or exercising any trust or power conferred upon the Trustee under this Indenture;

(iv)        no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (if the amount of such funds or risk or liability does not exceed the amount payable to the Trustee pursuant to Section 11.1(a)(ii)(1) net of the amounts specified in Section 6.7(a)(i), the Trustee shall be deemed to be reasonably assured of such repayment) unless such risk or liability relates to its ordinary services under this Indenture, except where this Indenture provides otherwise; and

(v)         the Trustee shall not be liable to the Noteholders for any action taken or omitted by it at the direction of the Issuer, the Controlling Party, the Controlling Class Representative and/or a Noteholder under circumstances in which such direction is required or permitted by the terms of this Indenture.

(e)          For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default described in Section 5.1(d), Section 5.1(f)), Section 5.1(g) or Section 5.1(h) or any Default described in Section 5.1(e) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references, as applicable, the Notes generally, the Issuer, the Assets or this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

(f)          Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of Section 6.1(a), Section 6.1(b), Section 6.1(c), Section 6.1(d) and Section 6.1(e).

(g)          The Trustee shall, upon reasonable prior written notice to the Trustee, permit the Issuer, the Controlling Class Representative, or the Controlling Party, during the Trustee’s normal business hours, to examine all books of account, records, reports and other papers of the Trustee relating to the Notes, to make copies and extracts therefrom (the reasonable out-of-pocket expenses incurred in making any such copies or extracts to be reimbursed to the Trustee by such Person) and to discuss the Trustee’s actions, as such actions relate to the Trustee’s duties with respect to the Notes, with the Trustee’s officers and employees responsible for carrying out the Trustee’s duties with respect to the Notes.

(h)          The protections, indemnities and immunities afforded to the Trustee hereunder shall be afforded to the Trustee in each of its separate capacities as Paying Agent, Custodian, Backup Advancing Agent, Transfer Agent and Notes Registrar.

(i)          The Trustee shall be notified in writing promptly following the appointment of (i) the initial Controlling Class Representative and (ii) any replacement Controlling Class Representative, and shall promptly notify the Master Servicer, the Special Servicer and the Operating Advisor of such appointment. The Trustee shall be entitled to rely on the most recent such notice provided to it as to the identity of the Controlling Class Representative, until such time as it shall receive written notice identifying a replacement. If within 30 days following the Closing Date the Trustee does not receive any notice identifying the initial Controlling Class Representative, the Trustee shall provide notice to such effect to the Master Servicer, the Special Servicer and the Operating Advisor.

Section 6.2           Notice of Default.

Promptly (and in no event later than three Business Days) after the occurrence of any Default known to the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit by mail to the Controlling Class Representative, the Controlling Party, the Advancing Agent, the Master Servicer, the Special Servicer, each Rating Agency (for so long as the Notes are Outstanding and rated by such Rating Agency) (after providing such information to the 17g-5 Information Provider for prior posting on the 17g-5 Website) and to all Holders of Notes as their names and addresses appear on the Notes Register, notice of all Defaults hereunder known to the Trustee, unless such Default shall have been cured or waived.

Section 6.3           Certain Rights of Trustee.

Except as otherwise provided in Section 6.1:

(a)          the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)          any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c)          whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants, investment bankers or other persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

(d)          as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel (including with respect to any matters, other than factual matters, in connection with the execution by the Trustee of a supplemental indenture pursuant to Section 8.3) shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e)          the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f)          the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper documents, but the Trustee, in its discretion, may and, upon the written direction of the Controlling Class Representative, the Controlling Party, or any Rating Agency, shall make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed (provided, in each case, it shall have received indemnification reasonably acceptable to it), and, the Trustee shall be entitled, on reasonable prior notice to the Issuer, the Controlling Party and the Master Servicer, to examine the books and records relating to the Notes and the Assets, as applicable, at the premises of the Issuer, personally or by agent or attorney during the Issuer’s normal business hours upon not less than three Business Days’ prior written notice; provided that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law by any regulatory authority and (ii) to the extent that the Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder;

(g)          the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder (except with respect to its duty to make any Interest Advance under the circumstances specified in Section 10.8) either directly or by or through agents or attorneys; provided that the Trustee shall not be responsible for any willful misconduct or negligence on the part of any agent appointed and supervised, or attorney appointed, with due care by it hereunder;

(h)          the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably and prudently believes to be authorized or within its rights or powers hereunder;

(i)          the Trustee shall not be responsible for the accuracy of the books or records of, or for any acts or omissions of, the Depository, any Transfer Agent (other than the Trustee itself acting in that capacity), Clearstream, Luxembourg, Euroclear, or any Paying Agent (other than the Trustee itself acting in that capacity);

(j)          the Trustee shall not be liable for the actions or omissions of the Master Servicer or Special Servicer; and without limiting the foregoing, the Trustee shall not (except to the extent, if at all, otherwise expressly stated in this Indenture) be under any obligation to monitor, evaluate or verify compliance by the Master Servicer or Special Servicer with the terms hereof or the Servicing Agreement, or to verify or independently determine the accuracy of information received by it from the Master Servicer or Special Servicer (or from any selling institution, agent bank, trustee or similar source) with respect to the Collateral Interests;

(k)          to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles in the United States in effect from time to time (“GAAP”), the Trustee shall be entitled to request and receive (and rely upon) instruction from the Issuer or the accountants appointed pursuant to Section 10.12 as to the application of GAAP in such connection, in any instance; and

(l)          the Trustee shall not have any responsibility to the Issuer or the Secured Parties hereunder to make any inquiry or investigation as to, and shall not have any obligation in respect of the terms of any engagement of Independent accountants by the Issuer (or the Master Servicer or Special Servicer on behalf of the Issuer); provided, however, that the Trustee shall be authorized, upon receipt of an Issuer Order directing the same, to execute any acknowledgement or other agreement with the Independent accountants required for the Trustee to receive any of the reports or instructions provided for herein, which acknowledgement or agreement may include, among other things, (i) acknowledgement that the Issuer has agreed that the “agreed upon procedures” between the Issuer and the Independent accountants are sufficient for its purposes, (ii) releases by the Trustee (on behalf of itself and the Holders) of claims and acknowledgement of other limitation of liability in favor of the Independent accounts, and (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent accounts (including to the Holders). Notwithstanding the foregoing, in no event shall the Trustee be required to execute any agreement in respect of the Independent accountants that the Trustee determines adversely affects it in its individual capacity.

Section 6.4           Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), the Assets or the Notes. The Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof or any amounts paid to the Issuer pursuant to the provisions hereof.

Section 6.5           May Hold Notes.

The Trustee, the Paying Agent, the Notes Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Notes Registrar or such other agent.

Section 6.6           Amounts Held in Trust.

Amounts held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any amounts received by it hereunder except as otherwise agreed upon with the Issuer and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

Section 6.7           Compensation and Reimbursement.

(a)          The Issuer agrees:

(i)          to pay the Trustee Fee to the Trustee on each Payment Date in accordance with the Priority of Payments as compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)         except as otherwise expressly provided herein, to reimburse the Trustee (subject to any written agreement between the Issuer and the Trustee) in a timely manner upon its request for all reasonable expenses, disbursements and advances (except as otherwise provided herein with respect to Interest Advances) incurred or made by the Trustee in accordance with any provision of this Indenture (including securities transaction charges to the extent not waived due to the Trustee’s receipt of payments from a financial institution with respect to certain Eligible Investments, and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, Section 5.5, Section 10.10 or Section 10.12 hereof, except any such expense, disbursement or advance as may be attributable to its gross negligence, willful misconduct or bad faith);

(iii)        to indemnify the Trustee and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder; and

(iv)        to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection action taken pursuant to Section 6.13 hereof.

(b)          The Issuer may remit payment for such fees and expenses to the Trustee or, in the absence thereof, the Trustee may from time to time deduct payment of its fees and expenses hereunder from amounts on deposit in the Payment Account in accordance with the Priority of Payments.

(c)          The Trustee, in its capacity as Trustee, Paying Agent, Transfer Agent, Custodian, Backup Advancing Agent and Notes Registrar, hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer or any Permitted Subsidiary until at least one year and one day (or, if longer, the applicable preference period then in effect) after the payment in full of all Notes issued under this Indenture. This provision shall survive termination of this Indenture.

(d)          The Trustee agrees that the payment of all amounts to which it is entitled pursuant to Sections 6.7(a)(i), (a)(ii), (a)(iii) and (a)(iv) shall be subject to the Priority of Payments, shall be payable only to the extent funds are available in accordance with such Priority of Payments, shall be payable solely from the Assets and following realization of the Assets, any such claims of the Trustee against the Issuer, and all obligations of the Issuer, shall be extinguished. The Trustee will have a lien upon the Assets to secure the payment of such payments to it in accordance with the Priority of Payments; provided that the Trustee shall not institute any proceeding for enforcement of such lien except in connection with an action taken pursuant to Section 5.3 hereof for enforcement of the lien of this Indenture for the benefit of the Noteholders.

Fees shall be accrued on the actual number of days in the related Due Period. The Trustee shall receive amounts pursuant to this Section 6.7 and Section 11.1(a) only to the extent that such payment is made in accordance with the Priority of Payments and the failure to pay such amounts to the Trustee will not, by itself, constitute an Event of Default. Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due to it hereunder, unless the Trustee has determined in its reasonable judgment that such amounts are not likely to be paid to it within a reasonable period of time. No direction by the Controlling Class Representative or the Controlling Party shall affect the right of the Trustee to collect amounts owed to it under this Indenture.

If on any Payment Date when any amount shall be payable to the Trustee pursuant to this Indenture is not paid because there are insufficient funds available for the payment thereof, all or any portion of such amount not so paid shall be deferred and payable on any later Payment Date on which a fee shall be payable and sufficient funds are available therefor in accordance with the Priority of Payments.

Section 6.8           Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a national banking association organized and doing business under the laws of the United States of America or of any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $200,000,000, subject to supervision or examination by federal or State authority, having a rating of at least “Baa1” by Moody’s and the equivalent by KBRA (if rated by KBRA) (or such other lower rating as may be approved by each Rating Agency from time to time) and having an office within the United States. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

Section 6.9           Resignation and Removal; Appointment of Successor.

(a)          No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 6 shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.

(b)          The Trustee may resign at any time by giving written notice thereof to the Issuer, the Controlling Class Representative, the Controlling Party, the Noteholders and, after providing such notice to the 17g-5 Information Provider for prior posting on the 17g-5 Website, each Rating Agency. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, executed by an Authorized Officer of the Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees, together with a copy to each Noteholder and the Controlling Party; provided that such successor Trustee shall be appointed only upon the written consent of a Majority of the Notes (or if there are no Notes Outstanding, the Majority Equityholder) or, at any time when an Event of Default shall have occurred and be continuing or when a successor Trustee has been appointed pursuant to Section 6.10, by Act of a Majority of the Notes. If no successor Trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee, or any Holder of a Note, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)          The Trustee may be removed (i) at any time by Act of at least 66 ⅔% of the Notes or (ii) at any time when an Event of Default shall have occurred and be continuing or when a successor Trustee has been appointed pursuant to Section 6.10, by Act of a Majority of the Notes, in each case, upon written notice delivered to the Trustee and the Issuer.

(d)          If at any time:

(i)          the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Issuer or by any Holder; or

(ii)         the Trustee shall become incapable of acting or there shall be instituted any proceeding pursuant to which it could be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (a) the Issuer, by Issuer Order, may remove the Trustee or (b) subject to Section 5.15, a Majority of the Notes may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)          If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason, the Issuer, by Issuer Order, shall promptly appoint a successor Trustee. If the Issuer shall fail to appoint a successor Trustee within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by Act of a Majority of the Notes delivered to the Issuer, the Controlling Party and the retiring Trustee. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or a Majority of the Notes and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, any Holder of the Notes may, on behalf of itself or himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)          The Issuer shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to each Rating Agency (after providing such notice to the 17g-5 Information Provider for prior posting on the 17g-5 Website), the Controlling Party and to the Holders of the Notes as their names and addresses appear in the Notes Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Issuer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer.

Section 6.10         Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer, the Controlling Class Representative, the Controlling Party, the Master Servicer and the Special Servicer and the retiring Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Issuer or the Controlling Class Representative or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and amounts held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.7(d). Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless (a) at the time of such acceptance such successor shall be qualified and eligible under this Article 6, (b) such successor shall have long term debt rated within the four highest rating categories by each Rating Agency, and (c) the Rating Agency Condition with respect to each Rating Agency is satisfied.

Section 6.11         Merger, Conversion, Consolidation or Succession to Business of Trustee.

Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation or banking association shall be otherwise qualified and eligible under this Article 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.12         Co-Trustees and Separate Trustee.

At any time or times, including for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Assets may at the time be located, the Issuer and the Trustee shall have power to appoint, one or more Persons to act as co-trustee jointly with the Trustee of all or any part of the Assets, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders of the Notes as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.

The Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Issuer does not join in such appointment within 15 days after the receipt by it of a request to do so, the Trustee shall have power to make such appointment.

Should any written instrument from the Issuer be required by any co-trustee, so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer. The Issuer agrees to pay (but only from and to the extent of the Assets) to the extent funds are available therefor under the Priority of Payments, for any reasonable fees and expenses in connection with such appointment.

Every co-trustee, shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a)          the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(b)          the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly in the case of the appointment of a co-trustee as shall be provided in the instrument appointing such co-trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by a co-trustee;

(c)          the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of, or remove, any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Issuer. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d)          no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

(e)          the Trustee shall not be liable by reason of any act or omission of a co-trustee; and

(f)          any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

Section 6.13         Certain Duties of Trustee Related to Delayed Payment of Proceeds.

In the event that in any month the Trustee shall not have received a Scheduled Distribution, (a) the Trustee shall promptly notify the Issuer and the Master Servicer (or, with respect to any Collateral Interest that is a Specially Serviced Collateral Interest, the Special Servicer) in writing and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if longer) after such notice such payment shall have been received by the Trustee (or the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(a)), the Master Servicer or Special Servicer, as applicable, shall request the obligor of such Asset, the trustee under the related Underlying Instrument or the paying agent designated by either of them, as the case may be, to make such payment as soon as practicable after such request but in no event later than three Business Days after the date of such request. In the event that such payment is not made within such time period, the Trustee, subject to the provisions of Section 6.1(d)(iv), shall take such action as the Master Servicer (or, with respect to any Collateral Interest that is a Specially Serviced Collateral Interest, the Special Servicer) reasonably shall direct in writing. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. In the event that the Issuer or the Master Servicer or Special Servicer, as applicable, requests a release of an Asset in connection with any such action under the Servicing Agreement, such release shall be subject to Section 10.11 and Article 12 of this Indenture, as the case may be. Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Asset received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Assets.

Section 6.14         Representations and Warranties of the Trustee.

The Trustee represents and warrants that:

(a)          the Trustee is a national banking association with trust powers, duly and validly existing under the laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under this Indenture, and is duly eligible and qualified to act as trustee under this Indenture;

(b)          this Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee, enforceable against it in accordance with its terms except (i) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(c)          none of the execution or delivery by the Trustee of this Indenture or the performance by the Trustee of its obligations under this Indenture requires the consent or approval of, the giving of notice to or the registration or filing with, any governmental authority or agency under any existing law of the United States of America governing the banking or trust powers of the Trustee;

(d)          neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, (i) is prohibited by, or requires the Trustee to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, or any judgment, order, writ, injunction or decree that is binding upon the Trustee or any of its properties or assets, (ii) will violate the provisions of the Governing Documents of the Trustee or (iii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any material agreement to which the Trustee is a party or by which it or any of its property is bound, the violation of which would have a material adverse effect on the Trustee or its property; and

(e)          there are no proceedings pending or, to the best knowledge of the Trustee, threatened against the Trustee before any Federal, state or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, which could have a material adverse effect on the Assets or the performance by the Trustee of its obligations under this Indenture.

Section 6.15         Requests for Consents.

In the event that the Trustee receives written notice of any proposed amendment, consent or waiver under the Underlying Instruments of any Collateral Interest (before or after any default) or in the event any action is required to be taken in respect to an Underlying Instrument, the Trustee shall promptly contact the Issuer and the Master Servicer (or, with respect to any Collateral Interest that is a Specially Serviced Collateral Interest, the Special Servicer). The Master Servicer (or Special Servicer with respect to any Specially Serviced Collateral Interest) shall instruct the Trustee in accordance with the terms of, and subject to any required consent and consultation obligations set forth in, the Servicing Agreement. The Trustee shall, with respect to a Collateral Interest as to which a consent or waiver under the Underlying Instruments of such Collateral Interest (before or after any default) has been proposed or with respect to action required to be taken in respect of an Underlying Instrument, give consent, grant a waiver, vote or exercise any or all other rights or remedies with respect to any such Collateral Interest in accordance with such direction. In the absence of any instruction from the Master Servicer or Special Servicer, as applicable, the Trustee shall not engage in any vote or take any action with respect to such a Collateral Interest.

Section 6.16         Withholding.

If any amount is required to be deducted or withheld from any payment to any Noteholder, such amount shall reduce the amount otherwise distributable to such Noteholder. The Trustee is hereby authorized to withhold or deduct from amounts otherwise distributable to any Noteholder sufficient funds for the payment of any tax that is legally required to be withheld or deducted (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings and legally withholding payment of such tax, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to any Noteholder shall be treated as Cash distributed to such Noteholder at the time it is deducted or withheld by the Issuer or the Trustee, as applicable, and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the Trustee may in its sole discretion withhold such amounts in accordance with this Section 6.16. If any Noteholder wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Noteholder in making such claim so long as such Noteholder agrees to reimburse the Trustee for any out-of-pocket expenses incurred. Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Notes.

ARTICLE 7

COVENANTS

Section 7.1           Payment of Principal and Interest.

The Issuer shall duly and punctually pay the principal of and interest on each Class of Notes in accordance with the terms of the Notes and this Indenture. Amounts properly withheld under the Code or other applicable law by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer for all purposes of this Indenture.

The Trustee shall, unless prevented from doing so for reasons beyond its reasonable control, give notice to each Holder of any such withholding requirement no later than ten days prior to the related Payment Date from which amounts are required (as directed by the Issuer to be withheld, provided that, despite the failure of the Trustee to give such notice, amounts withheld pursuant to applicable tax laws shall be considered as having been paid by the Issuer as provided above.

Section 7.2           Maintenance of Office or Agency.

The Issuer hereby appoints Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, as its agent where notices and demands to or upon the Issuer in respect of the Notes or this Indenture may be served.

The Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that the Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served, and, subject to any laws or regulations applicable thereto, an office or agency outside of the United States where Notes may be presented and surrendered for payment. The Issuer shall give prompt written notice to the Trustee, the Advancing Agent, each Rating Agency (after providing such notice to the 17g-5 Information Provider for prior posting on the 17g-5 Website) and the Noteholders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Issuer shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, or outside the United States, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at and notices and demands may be served on the Issuer, and Notes may be presented and surrendered for payment to the appropriate Paying Agent at its main office and the Issuer hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

Section 7.3           Amounts for Note Payments to be Held in Trust.

(a)          All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer by the Trustee or the Paying Agent (in each case, from and to the extent of available funds in the Payment Account and subject to the Priority of Payments) with respect to payments on the Notes.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct the Paying Agent to pay, to the Trustee all sums held by the Issuer or held by the Paying Agent for payment of the Notes, such sums to be held by the Trustee in trust for the same Noteholders as those upon which such sums were held by the Issuer or the Paying Agent; and, upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such amounts.

Except as otherwise required by applicable law, any amounts deposited with the Trustee in trust or deposited with the Paying Agent for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts and all liability of the Trustee or the Paying Agent with respect to such amounts (but only to the extent of the amounts so paid to the Issuer) shall thereupon cease. The Trustee or the Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer, any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in amounts due and payable but not claimed is determinable from the records of the Paying Agent, at the last address of record of each such Holder.

Section 7.4           Existence of the Issuer.

(a)          So long as any Note is Outstanding, the Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect its existence and rights as a limited liability company organized under the laws of the State of Delaware and shall obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Notes or any of the Assets; provided that the Issuer shall be entitled to change its jurisdiction of registration from Delaware to any other jurisdiction reasonably selected by the Issuer so long as (i) such change is not disadvantageous in any material respect to the Holders of the Notes or the Issuer Equity Securities, (ii) written notice of such change shall have been given by the Trustee to the Holders of the Notes or Issuer Equity Securities and, after providing such notice to the 17g-5 Information Provider for prior posting on the 17g-5 Website, each Rating Agency, 15 Business Days prior to such change, (iii) on or prior to the 15th Business Day following such notice the Trustee shall not have received written notice from a Majority of the Notes or the Majority Equityholder objecting to such change, and (iv) the Issuer prepares, creates and delivers any documents necessary to maintain the perfection of a first priority security interest under this Indenture.

(b)          So long as any Note is Outstanding, the Issuer shall ensure that all limited liability company or other formalities regarding its existence are followed (including correcting any known misunderstanding regarding its separate existence and including with respect to the prohibitions set forth in Section 1.7 of the LLC Agreement). So long as any Note is Outstanding, the Issuer shall not take any action or conduct its affairs in a manner that is likely to result in its separate existence being ignored or its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. So long as any Note is Outstanding, the Issuer shall maintain and implement administrative and operating procedures reasonably necessary in the performance of the Issuer’s obligations hereunder, and the Issuer shall at all times keep and maintain, or cause to be kept and maintained, separate books, records, accounts and other information customarily maintained for the performance of the Issuer’s obligations hereunder. Without limiting the foregoing, so long as any Note is Outstanding, (i) the Issuer shall (A) pay its own liabilities only out of its own funds and (B) use separate stationery, invoices and checks, (C) hold itself out and identify itself as a separate and distinct entity under its own name and (ii) the Issuer shall not (A) have any subsidiaries (other than a Permitted Subsidiary), (B) have any employees (other than its directors), (C) pay dividends other than in accordance with the terms of this Indenture and its governing documents, (D) conduct business under an assumed name (i.e., no “DBAs”), (E) commingle its funds or assets with those of any other Person, or (F) enter into any contract or agreement with any of its Affiliates, except upon terms and conditions that are commercially reasonable and substantially similar to those available in arm’s-length transactions.

Section 7.5           Protection of Assets.

(a)          The Trustee, on behalf of the Issuer, pursuant to any Opinion of Counsel received pursuant to Section 7.5(d) shall execute and deliver all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Holders and to:

(i)          Grant more effectively all or any portion of the Assets;

(ii)         maintain or preserve the lien (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof;

(iii)        perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)        enforce any of the Assets or other instruments or property included in the Assets;

(v)         preserve and defend title to the Assets and the rights of the Trustee, the Holders of the Notes in the Assets against the claims of all persons and parties; and

(vi)        pursuant to Section 11.1(a)(i)(1) and Section 11.1(a)(ii)(1), pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Assets.

The Issuer hereby designates the Trustee as its agent and attorney-in-fact to execute any Financing Statement, continuation statement or other instrument required pursuant to this Section 7.5. The Trustee agrees that it will from time to time execute and cause to be filed Financing Statements and continuation statements (it being understood that the Trustee shall be entitled to rely upon an Opinion of Counsel described in Section 7.5(d), at the expense of the Issuer, as to the need to file such Financing Statements and continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made).

(b)          The Trustee shall not (except in accordance with Section 10.11(a), (b) or (c) and except for payments, deliveries and distributions otherwise expressly permitted under this Indenture) (i) remove any portion of the Assets that consists of Cash or is evidenced by an instrument, certificate or other writing (A) from the jurisdiction in which it was held at such date as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(c) or (B) from the possession of the Person who held it on such date or (ii) cause or permit the Custodial Account or the Custodian to be located in a different jurisdiction from the jurisdiction in which such securities accounts and Custodian were located on the Closing Date, unless the Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

(c)          The Issuer shall (i) pay or cause to be paid taxes, if any, levied on account of the beneficial ownership by the Issuer of any Assets that secure the Notes and timely file all tax returns and information statements as required, and (ii) if required to prevent the withholding or imposition of United States income tax, deliver or cause to be delivered a United States Internal Revenue Service Form W-9 or successor applicable form, to each borrower, counterparty or paying agent with respect to (as applicable) an item included in the Assets at the time such item is purchased or entered into and thereafter prior to the expiration or obsolescence of such form.

(d)          For so long as the Notes are Outstanding, (i) on December 31, 2013 and (ii) every 60 months after such date, the Issuer shall deliver to the Trustee for the benefit of the Trustee and each Rating Agency, at the expense of the Issuer, an Opinion of Counsel stating what is required, in the opinion of such counsel, as of the date of such opinion, to maintain the lien and security interest created by this Indenture with respect to the Assets, and confirming the matters set forth in the Opinion of Counsel, furnished pursuant to Section 3.1(c) with regard to the perfection and priority of such security interest (and such Opinion of Counsel may likewise be subject to qualifications and assumptions similar to those set forth in the Opinion of Counsel delivered pursuant to Section 3.1(c).

Section 7.6           Notice of Any Amendments.

The Issuer shall give notice after providing such notice, to the 17g-5 Information Provider for prior posting on the 17g-5 Website, to each Rating Agency of, and satisfy the Rating Agency Condition with respect to each Rating Agency with respect to, any amendments to its Governing Documents.

Section 7.7           Performance of Obligations.

(a)          The Issuer shall not take any action, and will use commercially reasonable efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Assets, except in the case of enforcement action taken with respect to any Defaulted Collateral Interest in accordance with the provisions hereof and as otherwise required hereby.

(b)          The Issuer may, with the prior written consent of the Majority of the Notes, contract with other Persons, including the Controlling Party or the Trustee, for the performance of actions and obligations to be performed by the Issuer hereunder by such Persons. Notwithstanding any such arrangement, the Issuer shall remain primarily liable with respect thereto. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Issuer; and the Issuer shall punctually perform, and use commercially reasonable efforts to cause the such other Person to perform, all of their obligations and agreements contained in such other agreement.

(c)          Unless the Rating Agency Condition with respect to each Rating Agency is satisfied with respect thereto, the Issuer shall maintain the Servicing Agreement in full force and effect so long as any Notes remain Outstanding and shall not terminate the Servicing Agreement with respect to any Collateral Interest except upon the sale or other liquidation of such Collateral Interest in accordance with the terms and conditions of this Indenture.

Section 7.8           Negative Covenants.

(a)          The Issuer shall not:

(i)          sell, assign, participate, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Assets, except as otherwise expressly permitted by this Indenture;

(ii)         claim any credit on, make any deduction from, or dispute the enforceability of, the payment of the principal or interest payable in respect of the Notes (other than amounts required to be paid, deducted or withheld in accordance with any applicable law or regulation of any governmental authority) or assert any claim against any present or future Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Assets;

(iii)        (A) incur or assume or guarantee any indebtedness, other than the Notes and this Indenture and the transactions contemplated hereby; (B) issue any additional class of securities, other than the Notes; or (C) issue any additional Issuer Equity Securities;

(iv)        (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes, except as may be expressly permitted hereby; (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Assets or any part thereof, any interest therein or the proceeds thereof, except as may be expressly permitted hereby; or (C) take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Assets, except as may be expressly permitted hereby;

(v)         amend the Issuer Equities Paying Agency Agreement, except pursuant to the terms thereof;

(vi)        to the maximum extent permitted by applicable law, dissolve or liquidate in whole or in part, except as permitted hereunder;

(vii)       make or incur any capital expenditures, except as reasonably required to perform its functions in accordance with the terms of this Indenture;

(viii)      become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, hire any employees or pay any dividends to its shareholders, except with respect to the Issuer Equity Securities in accordance with the Priority of Payments;

(ix)         maintain any bank accounts other than the Accounts;

(x)          conduct business under an assumed name, or change its name without first delivering at least 30 days’ prior written notice to the Trustee, the Noteholders and, after providing such notice to the 17g-5 Information Provider for prior posting on the 17g-5 Website, each Rating Agency, and an Opinion of Counsel to the effect that such name change will not adversely affect the security interest hereunder of the Trustee or the Secured Parties;

(xi)         take any action that would result in it being treated as (i) an association taxable as a corporation, as a publicly traded partnership, as defined in Section 7704 of the Code, or as a “taxable mortgage pool” as defined in Section 7701(i) of the Code, taxable as a corporation subject to U.S. federal income tax on a net income basis, or (ii) other than a “United States person” for federal income tax purposes;

(xii)        except for any agreements involving the purchase and sale of Collateral Interests having customary purchase or sale terms and documented with customary loan trading documentation, enter into any agreements unless such agreements contain “non-petition” and “limited recourse” provisions; or

(xiii)       amend its organizational documents without satisfaction of the Rating Agency Condition with respect to each Rating Agency in connection therewith.

(b)          Neither the Issuer nor the Trustee shall sell, transfer, exchange or otherwise dispose of Assets, or enter into or engage in any business with respect to any part of the Assets, except as expressly permitted or required by this Indenture.

(c)          The Issuer shall not enter into any material new agreements without the prior written consent of the Holders of a Majority of the Notes and shall provide notice of all new agreements to the Holders of the Notes. The foregoing notwithstanding, the Issuer may agree to any material new agreements; provided that (i) the Issuer determines that such new agreements would not, upon or after becoming effective, adversely affect the rights or interests of the Noteholders and (ii) the Rating Agency Condition with respect to each Rating Agency has been satisfied.

Section 7.9           Statement as to Compliance.

On or before January 31, in each calendar year, commencing in 2013 or immediately if there has been a Default in the fulfillment of an obligation under this Indenture, the Issuer shall deliver to the Trustee and to the 17g-5 Information Provider for posting to the 17g-5 Website (and shall then deliver to each Rating Agency in compliance with Section 17g) an Officer’s Certificate given on behalf of the Issuer and without personal liability stating, as to each signer thereof, that, since the date of the last certificate or, in the case of the first certificate, the Closing Date, to the best of the knowledge, information and belief of such Officer, the Issuer has fulfilled all of its obligations under this Indenture or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to them and the nature and status thereof.

Section 7.10         Issuer May Consolidate or Merge Only on Certain Terms.

The Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless permitted by the Governing Documents and unless:

(i)          the Issuer shall be the surviving entity, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall be an entity organized and existing under the laws of the State of Delaware or such other jurisdiction approved by a Majority of the Notes, and the Majority Equityholder; provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of formation pursuant to Section 7.4 hereof; and provided, further, that the surviving entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee and each Noteholder, the due and punctual payment of the principal of and interest on all Notes and other amounts payable hereunder and the performance and observance of every covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

(ii)         the Rating Agency Condition with respect to each Rating Agency has been satisfied;

(iii)        if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall have agreed with the Trustee (A) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey all or substantially all of the Assets or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10, unless in connection with a sale of the Assets pursuant to Article 5, Article 9 or Article 12;

(iv)        if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall have delivered to the Trustee and, after delivery of such information to the 17g-5 Information Provider for prior posting to the 17g-5 Website, each Rating Agency, an Officer’s Certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in Section 7.10(i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); that, immediately following the event which causes such Person to become the successor to the Issuer, (A) such Person has good and marketable title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture, to the Assets securing, in the case of a consolidation or merger of the Issuer, all of the Notes or, in the case of any transfer or conveyance of the Assets securing any of the Notes, such Notes, (B) the Trustee continues to have a valid perfected first priority security interest in the Assets securing, in the case of a consolidation or merger of the Issuer, all of the Notes, or, in the case of any transfer or conveyance of the Assets securing any of the Notes, such Notes and (C) such other matters as the Trustee or any Noteholder may reasonably require;

(v)         immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(vi)        the Issuer shall have delivered to the Trustee and each Noteholder, an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article 7 and that all conditions precedent in this Article 7 provided for relating to such transaction have been complied with;

(vii)       the Issuer has received an opinion from Cadwalader, Wickersham & Taft LLP, Dechert LLP or an opinion of other nationally recognized U.S. tax counsel experienced in such matters that such action will not adversely affect the tax treatment of the Noteholders as described in the Offering Circular under the heading “Certain U.S. Federal Income Tax Considerations” to any material extent; and

(viii)      after giving effect to such transaction, the Issuer shall not be required to register as an investment company under the 1940 Act.

Section 7.11         Successor Substituted.

Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer, in accordance with Section 7.10 hereof, the Person formed by or surviving such consolidation or merger (if other than the Issuer), or the Person to which such consolidation, merger, transfer or conveyance is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article 7 may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Notes and from its obligations under this Indenture.

Section 7.12         No Other Business.

The Issuer shall not engage in any business or activity other than issuing and selling the Notes pursuant to this Indenture and any supplements thereto, issuing its ordinary shares and issuing and selling the Issuer Equity Securities in accordance with its Governing Documents and acquiring, owning, holding, disposing of and pledging the Assets in connection with the Notes and such other activities which are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

Section 7.13         Reporting.

At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Issuer shall promptly furnish or cause to be furnished “Rule 144A Information” (as defined below) to such Holder or beneficial owner, to a prospective purchaser of such Note designated by such Holder or beneficial owner or to the Trustee for delivery to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note by such Holder or beneficial owner. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto). The Trustee shall reasonably cooperate with the Issuer in mailing or otherwise distributing (at the Issuer’s expense) to such Noteholders or prospective purchasers, at and pursuant to the Issuer’s written direction the foregoing materials prepared by or on behalf of the Issuer; provided, however, that the Trustee shall be entitled to prepare and affix thereto or enclose therewith reasonable disclaimers to the effect that such Rule 144A Information was not assembled by the Trustee, that the Trustee has not reviewed or verified the accuracy thereof, and that it makes no representation as to such accuracy or as to the sufficiency of such information under the requirements of Rule 144A or for any other purpose.

Section 7.14         Permitted Subsidiaries.

Notwithstanding any other provision of this Indenture, the Special Servicer on behalf of the Issuer shall be permitted to sell to a Permitted Subsidiary at any time any Foreclosure Asset for consideration consisting entirely of the equity interests of such Permitted Subsidiary (or for an increase in the value of equity interests already owned). The Trustee shall, upon receipt of an Issuer Order certifying that the sale of a Foreclosure Asset is being made in accordance with satisfaction of all requirements of this Indenture, release such Foreclosure Asset and shall deliver such Foreclosure Asset as specified in such Issuer Order. The following provisions shall apply to all Foreclosure Assets and Permitted Subsidiaries:

(a)          For all purposes under this Indenture, any Foreclosure Asset transferred to a Permitted Subsidiary shall be treated as if it were an asset owned directly by the Issuer.

(b)          Any distribution of Cash by a Permitted Subsidiary to the Issuer shall be characterized as Interest Proceeds or Principal Proceeds to the same extent that such Cash would have been characterized as Interest Proceeds or Principal Proceeds if received directly by the Issuer and each Permitted Subsidiary shall cause all proceeds of and collections on each Foreclosure Asset owned by such Permitted Subsidiary to be deposited into the applicable Collection Account.

(c)          To the extent applicable, the Issuer shall form one or more Securities Accounts with the Custodian for the benefit of each Permitted Subsidiary and shall, to the extent applicable, cause Foreclosure Assets to be credited to such Securities Accounts.

(d)          Notwithstanding the complete and absolute transfer of a Foreclosure Asset to a Permitted Subsidiary, for purposes of measuring compliance with the Coverage Tests, the ownership interests of the Issuer in a Permitted Subsidiary or any property distributed to the Issuer by a Permitted Subsidiary shall be treated as a continuation of its ownership of the Foreclosure Asset that was transferred to such Permitted Subsidiary (and shall be treated as having the same characteristics as such Foreclosure Asset).

(e)          If the Trustee or any other authorized party takes any action under this Indenture to sell, liquidate or dispose of all or substantially all of the Assets, the Issuer shall cause each Permitted Subsidiary to sell each Foreclosure Asset and all other assets held by such Permitted Subsidiary and distribute the proceeds of such sale, net of any amounts necessary to satisfy any related expenses and tax liabilities, to the Issuer in exchange for the equity interest in such Permitted Subsidiary held by the Issuer.

(f)          Each Permitted Subsidiary shall comply with each covenant set forth in Section 7.4 of this Indenture as if such covenant were applicable to it.

Section 7.15         Repurchase Requests.

If the Issuer or the Trustee receives or otherwise becomes aware of any request or demand whether oral or written that a Collateral Interest be repurchased or replaced arising from any breach of a representation or warranty made with respect to such Collateral Interest (any such request or demand, a “Repurchase Request”) or a withdrawal of a Repurchase Request from any Person, then the Trustee or the Issuer shall, with respect to any oral demand, request that such demand be put in writing, and shall promptly forward or otherwise provide written notice of each such Repurchase Request or withdrawal of a Repurchase Request, as the case may be, to the Master Servicer, and include the following statement in the related correspondence: “This is a “[Repurchase Request]/[withdrawal of a Repurchase Request]” under Section 3.19 of the Servicing Agreement relating to RCMC 2012 CREL1, LLC requiring action by you as the “Repurchase Request Recipient” thereunder.” Upon receipt of such Repurchase Request or withdrawal of a Repurchase Request by the Trustee or Issuer pursuant to the prior sentence, the Master Servicer shall be deemed to be the Repurchase Request Recipient in respect of such Repurchase Request or withdrawal of a Repurchase Request, as the case may be, and shall be responsible for complying with the procedures set forth in Section 3.19 of the Servicing Agreement with respect to such Repurchase Request. If the Trustee or the Issuer receives notice or has knowledge of a withdrawal of a Repurchase Request of which notice has been previously received or given, and such notice was not received from or copied to the Master Servicer, then the Trustee or the Issuer, as applicable, shall promptly give notice of such withdrawal to the Master Servicer.

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.1           Supplemental Indentures Without Consent of Holders.

(a)          Without the consent of the Holders of the Notes (but with the consent of the Majority Equityholder), the Issuer and the Trustee, at any time and from time to time subject to the requirements provided below in this Section 8.1, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i)          evidence the succession of any Person to the Issuer and the assumption by any such successor of the covenants of the Issuer, herein and in the Notes;

(ii)         add to the covenants of the Issuer or the Trustee for the benefit of the Holders of the Notes or the Issuer Equity Securities or to surrender any right or power herein conferred upon the Issuer;

(iii)        convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Notes;

(iv)        evidence and provide for the acceptance of appointment hereunder of a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.9, 6.10 and 6.12 hereof;

(v)         correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subject to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations) or subject any additional property to the lien of this Indenture;

(vi)        modify the restrictions on and procedures for resales and other transfers of Notes to reflect any changes in applicable law or regulation (or the interpretation thereof) or to enable the Issuer to rely upon any exemption from registration under the Securities Act, the Exchange Act or the 1940 Act or to remove restrictions on resale and transfer to the extent not required thereunder;

(vii)       accommodate the issuance, if any, of Notes in global or book-entry form through the facilities of DTC or otherwise;

(viii)      otherwise correct any inconsistency or cure any ambiguity, omission or mistake or make any modification that is formal, minor or technical in nature;

(ix)         take any action commercially reasonably necessary or advisable to prevent the Issuer from becoming subject to a corporate-level tax for U.S. federal income tax purposes, or to prevent the Issuer, the Holders of the Notes, the Holders of the Issuer Equity Securities or the Trustee from being subject to withholding or other taxes, fees or assessments or otherwise subject to U.S. federal, state, local or foreign income or franchise tax on a net income tax basis;

(x)          evidence any waiver or elimination by any Rating Agency of any requirement or condition of the Rating Agency set forth herein or to amend or supplement any provision of this Indenture to the extent necessary to maintain the then-current ratings assigned to the Notes;

(xi)         accommodate the settlement of the Notes in book-entry form through the facilities of DTC, Euroclear or Clearstream, Luxembourg or otherwise;

(xii)        evidence changes to applicable laws and regulations;

(xiii)       reduce the minimum denominations required for transfer of the Notes;

(xiv)      modify the provisions of this Indenture with respect to reimbursement of Nonrecoverable Advances if (a) the Advancing Agent or Back-up Advancing Agent determines that the commercial mortgage securitization industry standard for such provisions has changed, in order to conform to such industry standard and (b) such modification does not adversely affect the status of Issuer for federal income tax purposes, as evidenced by an Opinion of Counsel;

(xv)       modify the procedures set forth in this Indenture relating to compliance with Rule 17g-5 of the Exchange Act; provided that the change would not materially increase the obligations of the Trustee, any paying agent, the servicer or the special servicer and would not adversely affect in any material respect the interests of any Noteholder or holder of the Issuer Equity Security; provided, further, that the 17g-5 Information Provider shall post to the Rule 17g-5 Website and, thereafter, the Trustee shall provide notice of any such amendment pursuant to this clause (xv) to the Rating Agencies; and

(xvi)      make any change to any other provisions with respect to matters or questions arising under this Indenture; provided that any required action as a result of any change pursuant to this clause (xvi) will not adversely affect in any material respect the interests of any Noteholder not consenting thereto, as evidenced by (A) an Opinion of Counsel (which may be based on an Officer’s Certificate from the Majority Equityholder) or (B) satisfaction of the Rating Agency Condition.

The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

If any Class of Notes is Outstanding and rated, the Trustee shall not enter into any such supplemental indenture unless the Rating Agency Condition with respect to each Rating Agency has been satisfied, the notice of which may be in electronic form. At the cost of the Issuer, the Trustee shall provide to each Noteholder and each Equityholder and, for so long as the Notes shall remain Outstanding and are rated, the Trustee shall provide to each Rating Agency a copy of any proposed supplemental indenture at least 15 Business Days prior to the execution thereof by the Trustee, and, for so long as such Notes are Outstanding and so rated, request written confirmation, which may be in electronic form, from each noteholder and Equityholder, that such proposed supplemental indenture will not materially and adversely affect such Noteholder or Equityholder, and, as soon as practicable after the execution by the Trustee and the Issuer of any such supplemental indenture, provide to each Rating Agency a copy of the executed supplemental indenture. Following such initial 15 Business Day period, the Trustee will provide an additional 15 Business Days’ notice to any Noteholder or Equityholder that did not respond to the initial notice and, unless the Trustee is notified (after giving such initial 15 Business Days’ notice and second 15 Business Days’ notice, as applicable) by such Noteholder or Equityholder that such Person will be materially and adversely affected by the proposed supplemental indenture, the interests of such Person will be deemed not to be materially and adversely affected by such proposed supplemental indenture. The Trustee shall not be liable for any such determination made in good faith and in reliance upon the expiry of the foregoing time periods.

The Trustee shall not enter into any such supplemental indenture if (i) as a result of such supplemental indenture, the interests of any Holder of the Notes would be materially and adversely affected thereby, unless the Majority of each of the Notes so affected have approved such supplemental indenture (but, in each case, disregarding any Securities beneficially owned by RCMC or any of its affiliates) or (ii) such action would adversely affect the tax treatment of the Holders of the Notes as described in the Offering Circular under the heading “Certain U.S. Federal Income Tax Considerations” to any material extent or otherwise cause any of the statements described in the Offering Circular under the heading “Certain U.S. Federal Income Tax Considerations” to be inaccurate or incorrect to any material extent. As long as any Note is outstanding, the Issuer shall not enter into any supplemental indenture unless the Issuer receives advice from Cadwalader, Wickersham & Taft LLP or Dechert LLP or receives an opinion of another nationally recognized tax counsel experienced in such matters that such supplemental indenture will not cause the Issuer to be treated as an association taxable as a corporation, a “taxable mortgage pool” or a “publicly traded partnership” for U.S. federal income tax purposes that, in each case, is subject to U.S. federal, state or local income tax on a net income basis. The Trustee shall be entitled to rely upon the receipt of notice from each Rating Agency or the Requesting Party, which may be in electronic form, that the Rating Agency Condition with respect to each Rating Agency has been satisfied. Such determination shall be conclusive and binding on all present and future Holders of Securities. The Trustee shall not be liable for any such determination made in good faith and in reliance upon the expiry of the foregoing time periods.

(b)          Notwithstanding Section 8.1(a) or any other provision of this Indenture, without the consent of the Holders of any Notes or any Issuer Equity Securities and without satisfaction of the Rating Agency Condition, the Issuer and the Trustee may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i)          conform this Indenture to the provisions described in this Offering Circular (or any supplement thereto); and

(ii)         to correct any defect or ambiguity in this Indenture in order to address any manifest error in any provision of this Indenture.

Section 8.2           Supplemental Indentures with Consent of Holders.

Except as set forth below, the Trustee and the Issuer may enter into one or more indentures supplemental hereto to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of the Notes or the Issuer Equity Securities under this Indenture only with the written consent of the Holders of a Majority in Aggregate Outstanding Amount of the Notes materially and adversely affected thereby (excluding any RCMC Securities) and the Majority Equityholder if materially and adversely affected thereby, by Act of said Holders delivered to the Trustee and the Issuer. Unless the Trustee is notified (after giving (x) 15 Business Days’ notice of such change to the Holders of the Notes and the Holder of the Issuer Equity Securities requesting notification by such Noteholders and holders of the Issuer Equity Securities if any such Noteholders or holders of the Issuer Equity Securities would be materially and adversely affected by the proposed supplemental indenture and (y) following such initial 15 Business Day period, an additional 15 Business Days’ notice to any holder of Notes or Issuer Equity Securities that did not respond to the initial notice) by Holders of a Majority in Aggregate Outstanding Amount of the Notes that the Notes will be materially and adversely affected by the proposed supplemental indenture, the interests of the Holders of the Notes and the interests of the holders of the Issuer Equity Securities will be deemed not to be materially and adversely affected by such proposed supplemental indenture and the Trustee will be permitted to enter into such supplemental indenture. Such determinations shall be conclusive and binding on all present and future Noteholders. The consent of the Holders of the Issuer Equity Securities shall be binding on all present and future Holders of the Issuer Equity Securities. The Trustee shall not be liable for any such determination made in good faith and in reliance upon the expiry of the foregoing time periods.

Without the consent of (A) (x) all of the Holders of the Outstanding Notes materially adversely affected and (y) all of the Holders of the Issuer Equity Securities materially adversely affected thereby and (B) subject to satisfaction of the Rating Agency Condition with respect to each Rating Agency, no supplemental indenture may:

(a)          change the Stated Maturity Date of the principal of or the due date of any installment of interest on the Notes, reduce the principal amount thereof or the Note Interest Rate thereon or the Redemption Price with respect to any Note, change the date of any scheduled distribution on the Issuer Equity Securities, or the Redemption Price with respect thereto, change the earliest date on which any Note may be redeemed at the option of the Issuer, change the provisions of this Indenture that apply proceeds of any Assets to the payment of principal of or interest on Notes or of distributions to the Equityholders or change any place where, or the coin or currency in which, any Note or the principal thereof or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity Date thereof (or, in the case of redemption, on or after the Redemption Date);

(b)          reduce the percentage of the Aggregate Outstanding Amount of Holders of the Notes whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder or their consequences provided for in this Indenture;

(c)          permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Assets or terminate such lien on any property at any time subject hereto or deprive the Holder of any Note of the security afforded to such Holder by the lien of this Indenture;

(d)          reduce the percentage of the Aggregate Outstanding Amount of Holders of the Notes whose consent is required to request the Trustee to preserve the Assets or rescind the Trustee’s election to preserve the Assets pursuant to Section 5.5 or to sell or liquidate the Assets pursuant to Section 5.4 or Section 5.5 hereof;

(e)          modify any of the provisions of Section 8.1 or Section 8.2, except to increase any percentage of Outstanding Notes whose holders’ consent is required for any such action or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(f)          modify the definition of the term “Outstanding” or the provisions of Section 11.1 hereof;

(g)          modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest on or principal of any Note on any Payment Date or of distributions to the Equityholders on any Payment Date (or any other date) or to affect the rights of the Holders of Securities to the benefit of any provisions for the redemption of such Securities contained herein;

(h)          reduce the permitted minimum denominations of the Notes below the minimum denomination necessary to maintain an exemption from the registration requirements of the Securities Act or the 1940 Act; or

(i)          modify any provisions regarding non- recourse or non-petition covenants with respect to the Issuer.

The Trustee shall be entitled to rely upon an Officer’s Certificate of the Issuer in determining whether or not the Holders of Securities would be adversely affected by such change (after giving notice of such change to the Holders of Securities). Such determination shall be conclusive and binding on all present and future Holders of Securities. The Trustee shall not be liable for any such determination made in good faith and in reliance upon such Officer’s Certificate of the Issuer, as described in Section 8.3 hereof.

It shall not be necessary for any Act of Holders under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 8.3           Execution of Supplemental Indentures.

In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article 8 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate of the Issuer stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to Section 8.1 or Section 8.2, the Trustee, at the expense of the Issuer, shall mail a copy thereof to the Holders and the Controlling Class Representative, and, so long as the Notes are Outstanding and so rated, after delivery of a copy thereof to the 17g-5 Information Provider for prior posting on the 17g-5 Website, each Rating Agency. Any failure of the Trustee to publish or mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 8.4           Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 8, this Indenture shall be modified in accordance therewith, such supplemental indenture shall form a part of this Indenture for all purposes and every Holder of Notes theretofore and thereafter authenticated and delivered hereunder, and every Equityholder shall be bound thereby.

Section 8.5           Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 8 may, and if required by the Trustee shall, bear a notice in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes, so modified as to conform in the opinion of the Trustee and the Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

ARTICLE 9

REDEMPTION OF SECURITIES; REDEMPTION PROCEDURES

Section 9.1           Clean-up Call; Tax Redemption and Optional Redemption.

(a)          The Notes shall be redeemed by the Issuer by Act of the Majority Equityholder delivered to the Trustee at the option of the Majority Equityholder (such redemption, a “Clean-up Call”), in whole but not in part, at a price equal to their applicable Redemption Prices on any Payment Date (the “Clean-up Call Date”) on or after the Payment Date on which the Aggregate Outstanding Amount of the Notes has been reduced to 10% of the Aggregate Outstanding Amount of the Notes on the Closing Date; provided that that the funds available to be used for such Clean-up Call shall be sufficient to pay (x) the Redemption Prices of the Notes simultaneously and (y) the amounts and the expenses described in clauses (1) through (6) of Section 11.1(a)(i). Disposition of Collateral Interests in connection with a Clean-up Call may include sales of Collateral Interests to more than one purchaser, including by means of sales of participation interests in Collateral Interests to more than one purchaser.

(b)          The Notes and the Issuer Equity Securities shall be redeemed, in whole but not in part, by Act of the Majority Equityholder delivered to the Trustee, on the Payment Date (the “Tax Redemption Date”) following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to their applicable Redemption Prices (such redemption, a “Tax Redemption”); provided that that the funds available to be used for such Tax Redemption shall be sufficient to pay (x) the Redemption Prices of the Notes simultaneously and (y) the amounts and the expenses described in clauses (1) through (6) of Section 11.1(a)(i). Disposition of Collateral Interests in connection with a Tax Redemption may include sales of Collateral Interests to more than one purchaser, including by means of sales of participation interests in Collateral Interests to more than one purchaser. Upon the occurrence of a Tax Event, the Issuer, at the direction of the Majority Equityholder shall provide written notice thereof to the Trustee.

(c)          The Notes shall be redeemed, in whole but not in part, at a price equal to their applicable Redemption Prices, on any Payment Date after the end of the Non-call Period, by the Issuer (such redemption, an “Optional Redemption”) by Act of the Majority Equityholder delivered to the Trustee at the option of the Majority Equityholder; provided, however, that the funds available to be used for such Optional Redemption shall be sufficient to pay (x) the Redemption Prices of the Notes simultaneously and (y) the amounts and the expenses described in clauses (1) through (6) of Section 11.1(a)(i). Disposition of Collateral Interests in connection with an Optional Redemption may include sales of Collateral Interests to more than one purchaser, including by means of sales of participation interests in Collateral Interests to more than one purchaser.

(d)          The election by the Majority Equityholder to redeem the Notes pursuant to a Clean-up Call shall be evidenced by Act of the Majority Equityholder directing the Trustee to make the payment to the Paying Agent of the Redemption Price of all of the Notes to be redeemed from funds in the Payment Account in accordance with the Priority of Payments. In connection with a Tax Redemption, the occurrence of a Tax Event and satisfaction of the Tax Materiality Condition shall be evidenced by an Issuer Order certifying that such conditions for a Tax Redemption have occurred. The election by the Majority Equityholder to redeem the Notes pursuant to an Optional Redemption shall be evidenced by Act of the Majority Equityholder on behalf of the Issuer certifying that the conditions for an Optional Redemption have occurred.

(e)          A redemption pursuant to Section 9.1(a), 9.1(b) or 9.1(c) shall not occur unless (i) at least five (5) Business Days before the scheduled Redemption Date, (A) the Majority Equityholder shall have furnished to the Trustee evidence (in a form reasonably satisfactory to the Trustee) that the Master Servicer, on behalf of the Issuer, has entered into a binding agreement or agreements with (1) one or more financial institutions whose long-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a person other than such institution) have a credit rating from Moody’s and KBRA (if rated by KBRA) at least equal to the highest rating of any Notes then Outstanding or whose short-term unsecured debt obligations have a credit rating of “P-1” by Moody’s (as long as the term of such agreement is 90 days or less) or (2) one or more Affiliates of the Majority Equityholder, to sell (directly or by participation or other arrangement) all or part of the Assets not later than the Business Day immediately preceding the scheduled Redemption Date, (B) the Trustee shall have received written confirmation that the method of redemption satisfies the Rating Agency Condition from each Rating Agency or (C) at least three (3) Business Days prior to the scheduled Redemption Date, the Majority Equityholder (or an Affiliate or Agent thereof) has priced but not yet closed another securitization transaction, and (ii) the related Sale Proceeds or net proceeds from such securitization transaction that has priced, as applicable, (in immediately available funds), together with all other available funds (including proceeds from the sale of the Assets, Eligible Investments maturing on or prior to the scheduled Redemption Date, all amounts in the Collection Accounts and available Cash), shall be an aggregate amount sufficient to pay all amounts, payments, fees and expenses in accordance with the Priority of Payments due and owing on such Redemption Date.

Section 9.2           Notice of Redemption.

(a)          In connection with an Optional Redemption, a Clean-up Call or a Tax Redemption pursuant to Section 9.1, the Trustee on behalf of the Issuer shall (i) set the applicable Record Date and (ii) at least ten (10) Business Days prior to the proposed Redemption Date (unless the Trustee agrees to a shorter period), after providing such notice to the 17g-5 Information Provider for prior posting on the 17g-5 Website, each Rating Agency, of such proposed Redemption Date, the applicable Record Date, the principal amount of Notes to be redeemed on such Redemption Date and the Redemption Price of such Notes in accordance with Section 9.1.

(b)          Any such notice of an Optional Redemption, a Clean-up Call or a Tax Redemption may be withdrawn by the Issuer at the direction of the Majority Equityholder up to the second Business Day prior to the scheduled Redemption Date by written notice to the Trustee and to each Holder of Notes to be redeemed. The failure of any Optional Redemption, Clean-up Call or Tax Redemption that is withdrawn in accordance with this Indenture shall not constitute an Event of Default.

Section 9.3           Notice of Redemption or Maturity by the Issuer.

Notice of redemption pursuant to Section 9.1 or the Maturity of any Notes shall be given by first class mail, postage prepaid, mailed not less than five (5) Business Days (or two Business Days where the notice of an Optional Redemption, a Clean-up Call or a Tax Redemption is withdrawn pursuant to Section 9.2(b)) prior to the applicable Redemption Date or Maturity, to each Holder of Notes to be redeemed, at its address in the Notes Register.

All notices of redemption shall state:

(a)          the applicable Redemption Date;

(b)          the applicable Redemption Price;

(c)          that all the Notes are being paid in full and that interest of the Notes shall cease to accrue on the Redemption Date specified in the notice; and

(d)          the place or places where such Notes to be redeemed in whole are to be surrendered for payment of the Redemption Price which shall be the office or agency of the Paying Agent as provided in Section 7.2.

Notice of redemption shall be given by the Issuer, or at its request, by the Trustee in its name, and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Notes.

Section 9.4           Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after the Redemption Date (unless the Issuer shall Default in the payment of the Redemption Price and accrued interest thereon) the Notes shall cease to bear interest on the Redemption Date. Upon final payment on a Note to be redeemed, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided, however, that if there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to hold each of them harmless and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Issuer and the Trustee that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made without presentation or surrender. Payments of interest of the Notes so to be redeemed whose Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(f).

If any Note called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the Note Interest Rate for each successive Due Period the Note remains Outstanding.

Section 9.5           Early Amortization.

On any Payment Date on which either Coverage Test applicable to the Notes is not satisfied as of the most recent Measurement Date, the Notes shall be redeemed (an “Early Amortization”) from Interest Proceeds, net of amounts set forth in Section 11.1(a)(i)(1) through (4), in an amount necessary, and only to the extent necessary, to cause each of the Coverage Tests to be satisfied). On or promptly after such Early Amortization, the Trustee shall notify each Rating Agency (after providing such notice to the 17g-5 Information Provider for prior posting on the 17g-5 Website) of such Early Amortization. The Trustee shall also report the occurrence of an Early Amortization on the Monthly Report for such Payment Date. In determining whether an Early Amortization has occurred, the Trustee shall calculate each Coverage Test based solely on information provided to it by the Master Servicer or the Special Servicer, as applicable.

ARTICLE 10

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1         Collection of Amounts; Custodial Account.

(a)          Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all amounts and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Assets in accordance with the terms and conditions of such Assets. The Trustee shall segregate and hold all such amounts and property received by it in trust for the Secured Parties with either (x) its Corporate Trust Office, in a segregated trust account that is subject to fiduciary funds on deposit regulations (or internal guidelines) substantially similar to 12 C.F.R. § 9.10(b) or (y) a financial institution having a long-term debt rating at least equal to “Aa3” by Moody’s and the equivalent by KBRA (if rated by KBRA) and a short-term debt rating at least equal to “P-1” by Moody’s and the equivalent by KBRA (if rated by KBRA) (or, in each case, such lower rating as the applicable Rating Agency shall approve), and shall apply such amounts only as provided in this Indenture.

(b)          The Trustee shall credit all Collateral Interests to an account in the name of the Trustee for the benefit of the Secured Parties designated as the “Custodial Account.”

Section 10.2         Collection Accounts.

(a)          The Trustee shall, prior to the Closing Date, establish a Securities Account which shall be designated as the “Collection Account” (which may be deemed a subaccount of the Custodial Account) and which may be deemed to consist of two subaccounts, the “Interest Collection Account” and the “Principal Collection Account” (collectively, the “Collection Accounts”), which shall be held in trust in the name of the Trustee for the benefit of the Secured Parties, into which Collection Accounts, as applicable, the Trustee shall from time to time deposit (i) all Sale Proceeds and (ii) all Interest Proceeds and all Principal Proceeds. In addition, the Issuer may, but under no circumstances shall be required to, deposit from time to time such amounts in the Collection Accounts as it deems, in its sole discretion, to be advisable. All amounts deposited from time to time in the Collection Accounts pursuant to this Indenture shall be held by the Trustee as part of the Assets and shall be applied to the purposes herein provided. The Collection Accounts shall remain at all times with either (x) the Trustee’s Corporate Trust Office in a segregated trust account that is subject to fiduciary funds on deposit regulations (or internal guidelines) substantially similar to 12 C.F.R. § 9.10(b) or (y) a financial institution having a long-term debt rating at least equal to “Aa3” by Moody’s and the equivalent by KBRA (if rated by KBRA) and a short-term debt rating at least equal to “P-1” by Moody’s and the equivalent by KBRA (if rated by KBRA) (or, in each case, such lower rating as the applicable Rating Agency shall approve).

(b)          All distributions of principal or interest received in respect of the Assets, and any Sale Proceeds from the sale or disposition of a Collateral Interest or other Assets received by the Trustee shall be immediately credited to the Interest Collection Account or the Principal Collection Account, as Interest Proceeds or Principal Proceeds, respectively. Subject to Sections 10.2(e) and 11.2, all such property shall be held by the Trustee in the Collection Accounts as part of the Assets subject to disbursement and withdrawal as provided in this Section 10.2.

(c)          [Reserved]

(d)          The Trustee shall transfer to the Payment Account for application pursuant to Section 11.1(a) and in accordance with the calculations and the instructions contained in the Monthly Report prepared by the Trustee on behalf of the Issuer pursuant to Section 10.10(b), on or prior to the Business Day prior to each Payment Date, any amounts then held in the Collection Accounts other than Interest Proceeds or Principal Proceeds received after the end of the Due Period with respect to such Payment Date.

Section 10.3         Payment Account.

The Trustee shall, prior to the Closing Date, establish a Securities Account which shall be designated as the “Payment Account,” which shall be held in trust for the benefit of the Secured Parties and over which the Trustee shall have exclusive control and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Payment Account shall be held in trust by the Trustee for the benefit of the Secured Parties. Except as provided in Sections 11.1 and 11.2, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be (i) to pay the interest on and the principal of the Notes and make other payments in respect of the Notes in accordance with their terms and the provisions of this Indenture, (ii) to deposit into the Equity Interest Distribution Account for distributions to the Equityholders, (iii) upon Issuer Order, to pay other amounts specified therein, and (iv) otherwise to pay amounts payable pursuant to and in accordance with the terms of this Indenture, each in accordance with the Priority of Payments. The Trustee agrees to give the Issuer immediate notice if it becomes aware that the Payment Account or any funds on deposit therein, or otherwise to the credit of the Payment Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall have no legal, equitable or beneficial interest in the Payment Account other than in accordance with the Priority of Payments. The Payment Account shall remain at all times with either (x) the Trustee’s Corporate Trust Office, in a segregated trust account that is subject to fiduciary funds on deposit regulations (or internal guidelines) substantially similar to 12 C.F.R. § 9.10(b) or (y) a financial institution having a long-term debt rating at least equal to “Aa3” by Moody’s and the equivalent by KBRA (if rated by KBRA) and a short-term debt rating at least equal to “P-1” by Moody’s and the equivalent by KBRA (if rated by KBRA) (or, in each case, such lower rating as the applicable Rating Agency shall approve).

Funds in the Payment Account may be invested and, if invested, shall be invested by, and at the risk of, the Trustee in Eligible Investments described in clause (vii) of the definition thereof, which shall mature, unless payable on demand, not later than such time on the Payment Date which will allow the Trustee to make withdrawals from the Payment Account under Section 10.3, and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of “Wells Fargo Bank, National Association, as Trustee for the Secured Parties.” An amount equal to all income and gain realized from any such investment (to the extent not applied to offset losses on other investments) shall be paid to the Trustee as additional compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the Trustee which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Payment Account out of its own funds immediately as realized.

Section 10.4         Reserved.

Section 10.5         Reserved.

Section 10.6         Reserved.

Section 10.7         Expense Account

(a)          The Trustee shall prior to the Closing Date establish a Securities Account which shall be designated as the “Expense Account” which shall be held in trust in the name of the Trustee for the benefit of the Secured Parties. The only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, the Expense Account shall be to pay (on any day other than a Payment Date) accrued and unpaid Administrative Expenses; provided that the Trustee shall be entitled (but not required) without liability on its part, to refrain from making any such payment of an Administrative Expense on any day other than a Payment Date if, in its reasonable determination, taking into account the Priority of Payments, the payment of such amounts is likely to leave insufficient funds available to pay in full each of the items payable prior thereto in the Priority of Payments on the next succeeding Payment Date. On the Closing Date, the Trustee shall deposit into the Expense Account an amount equal to $250,000 from the net proceeds received by the Issuer on such date from the initial issuance of the Notes. On or prior to the Determination Date preceding the first Payment Date, the Trustee shall apply amounts standing to the credit of the Expense Account to pay amounts due and payable in connection with the offering of the Securities. On the first Payment Date, to the extent the balance of the Expense Account exceeds $100,000 on the related Determination Date, such excess amount over $100,000 shall be transferred to the Payment Account and applied as Interest Proceeds on such Payment Date. On each Determination Date after the first Payment Date, any amount remaining in the Expense Account in excess of $100,000 shall be designated as Interest Proceeds and transferred to the Payment Account. On the date on which all or substantially all of the Issuer’s assets have been sold or otherwise disposed of, the Issuer by Issuer Order executed by an Authorized Officer shall direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, transfer all amounts on deposit in the Expense Account to the Payment Account for application pursuant to Section 11.1(a)(i) as Interest Proceeds. Amounts credited to the Expense Account shall be applied on the first Payment Date to the extent necessary to pay amounts due in connection with the offering of the Notes.

(b)          On each Payment Date, in accordance with the Priority of Payments, the Trustee shall deposit such sum of collections in respect of the Collateral Interests to the Expense Account in the amount required to cause the balance of the Expense Account to equal $100,000.

(c)          The Trustee agrees to give the Issuer immediate notice if it becomes aware that the Expense Account or any funds on deposit therein, or otherwise to the credit of the Expense Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Expense Account. The Expense Account shall remain at all times with either (x) the Trustee’s Corporate Trust Office in a segregated trust account that is subject to fiduciary funds on deposit regulations (or internal guidelines) substantially similar to 12 C.F.R. § 9.10(b) or (y) a financial institution having a long-term debt rating at least equal to “Aa3” by Moody’s and the equivalent by KBRA (if rated by KBRA) and a short-term debt rating at least equal to “P-1” by Moody’s and the equivalent by KBRA (if rated by KBRA) (or, in each case, such lower rating as the applicable Rating Agency shall approve).

(d)          The Trustee shall invest all funds in the Expense Account in Eligible Investments as designated by the Issuer. All interest and other income from such investments shall be deposited in the Expense Account, any gain realized from such investments shall be credited to the Expense Account, and any loss resulting from such investments shall be charged to the Expense Account. The Trustee shall not in any way be held liable (except as a result of gross negligence, willful misconduct or bad faith) by reason of any insufficiency of such Expense Account resulting from any loss relating to any such investment. If the Trustee does not receive investment instructions from an Authorized Officer of the Issuer, the Trustee shall invest funds received in the Expense Account in Eligible Investments of the type described in clause (vii) of the definition thereof.

Section 10.8         Interest Advances.

(a)          (i) With respect to each Determination Date for which the sum of Interest Proceeds collected during the related Due Period that are available to pay interest on the Notes in accordance with the Priority of Payments, is insufficient to remit the interest due and payable with respect to the Notes on the following Payment Date as a result of interest shortfalls on the Collateral Interests (other than any Collateral Interest that is a Rake Bond) (the amount of such insufficiency, an “Interest Shortfall”), the Trustee shall provide the Advancing Agent with written notice of such Interest Shortfall no later than 12:00 p.m. on the Business Day immediately preceding the Payment Date.

(ii)         The Trustee shall provide the Advancing Agent with notice, prior to any funding of an Interest Advance by the Advancing Agent, of any additional interest remittances received by the Trustee after delivery of such initial notice that reduce such Interest Shortfall.

(iii)        No later than 5:00 p.m. (New York time) on the Business Day immediately preceding the related Payment Date, the Advancing Agent shall advance the Interest Shortfall (each such advance, an “Interest Advance”) by deposit of an amount equal to such Interest Advance in the Payment Account, subject to a determination of recoverability by the Advancing Agent as described in Section 10.8(b), and subject to a maximum limit in respect of any Payment Date equal to the lesser of (i) the aggregate of such Interest Shortfalls that would otherwise occur on the Collateral Interests other than the Rake Bond and (ii) the amount by which Interest Proceeds collected during the related Due Period (that are available to pay interest of the Notes in accordance with Section 11.01(a) hereof) are insufficient to pay interest due on the Notes, in full on such Payment Date.

(iv)        Notwithstanding the foregoing, in no circumstance will the Advancing Agent be required to make an Interest Advance in respect of a Collateral Interest to the extent that the aggregate outstanding amount of all unreimbursed Interest Advances would exceed the aggregate outstanding principal amount of the Notes.

(v)         Any Interest Advance made by the Advancing Agent with respect to a Payment Date that is in excess of the actual Interest Shortfall for such Payment Date shall be refunded to the Advancing Agent by the Trustee on the same Business Day that such Interest Advance was made (or, if such Interest Advance is made prior to final determination by the Trustee of such Interest Shortfall, on the Business Day of such final determination).

(vi)        The Advancing Agent and Backup Advancing Agent, if applicable, shall provide the Trustee with written notice of a determination by the Advancing Agent or Backup Advancing Agent that a proposed Interest Advance would constitute a Nonrecoverable Interest Advance no later than the close of business on the Business Day immediately preceding the related Payment Date (or, in the event that the Advancing Agent or Backup Advancing Agent did not receive notice of the related Interest Shortfall on the related Determination Date, no later than the close of business on the Business Day immediately following the Advancing Agent’s or Backup Advancing Agent’s receipt of notice of such Interest Shortfall).

(vii)       If the Advancing Agent shall fail to make any required Interest Advance at or prior to 11:00 a.m. on any Payment Date, the Backup Advancing Agent shall terminate the Advancing Agent, including in its capacity as Master Servicer, and as successor Advancing Agent and successor Master Servicer shall be required to make such Interest Advance no later than 11 a.m. on the Payment Date, subject to a determination of recoverability by the Backup Advancing Agent as described in Section 10.8(b). The Backup Advancing Agent shall be entitled to conclusively rely on any affirmative determination by the Advancing Agent that an Interest Advance would constitute a Nonrecoverable Interest Advance.

(viii)      No later than the close of business on the Determination Date related to a Payment Date on which the recovery of a Nonrecoverable Interest Advance would result in an Interest Shortfall, the Advancing Agent shall provide such notice to the 17g-5 Information Provider for prior posting on the 17g-5 Website.

(b)          Notwithstanding anything herein to the contrary, neither the Advancing Agent nor the Backup Advancing Agent (in its capacity as successor Advancing Agent), as applicable, shall be required to make any Interest Advance unless such Person determines, in its sole discretion, exercised in good faith that such Interest Advance, or such proposed Interest Advance, plus interest expected to accrue thereon at the Reimbursement Rate will not be a Nonrecoverable Interest Advance. In determining whether any proposed Interest Advance will be, or whether any Interest Advance previously made is, a Nonrecoverable Interest Advance, the Advancing Agent or the Backup Advancing Agent, as applicable, may take into account:

(i)          amounts that may be realized on the collateral backing all Collateral Interests and the related property in its “as is” or then-current condition and occupancy;

(ii)         the potential length of time before such Interest Advance may be reimbursed and the resulting degree of uncertainty with respect to such reimbursement; and

(iii)        the possibility and effects of future adverse changes with respect to all of the mortgaged properties backing the Collateral Interests, and

(iv)        the fact that Interest Advances are intended to provide liquidity only and not credit support to the Holders of the Notes.

For purposes of any such determination of whether an Interest Advance constitutes or would constitute a Nonrecoverable Interest Advance, an Interest Advance will be deemed to be nonrecoverable if the Advancing Agent or the Backup Advancing Agent, as applicable, determines that future Interest Proceeds and Principal Proceeds may be ultimately insufficient to fully reimburse such Interest Advance, plus interest thereon at the Reimbursement Rate within a reasonable period of time. Absent bad faith, the determination by the Advancing Agent or the Backup Advancing Agent, as applicable, as to the nonrecoverability of any Interest Advance shall be conclusive and binding on the Holders of the Notes.

(c)          Each of the Advancing Agent and the Backup Advancing Agent may recover any previously unreimbursed Interest Advance made by it (including any Nonrecoverable Interest Advance), together with interest thereon, first, from Interest Proceeds and second (to the extent that there are insufficient Interest Proceeds for such reimbursement), from Principal Proceeds to the extent that such reimbursement would not trigger an additional Interest Shortfall; provided that if at any time an Interest Advance is subsequently determined to be a Nonrecoverable Interest Advance, the Advancing Agent or the Backup Advancing Agent shall be entitled to recover all outstanding Interest Advances from the Collection Accounts on any Business Day during any Due Period prior to the related Determination Date (or on a Payment Date prior to any payment of interest on or principal of the Notes in accordance with the Priority of Payments) first, from Interest Proceeds and second (to the extent that there are insufficient Interest Proceeds for such reimbursement), from Principal Proceeds. The Advancing Agent and Backup Advancing Agent shall be permitted (but not obligated) to defer or otherwise structure the timing of recoveries of Nonrecoverable Advances in such manner as the Advancing Agent or Backup Advancing Agent, as applicable, determines is in the best interest of the Holders of the Notes, which may include being reimbursed for Nonrecoverable Advances in installments.

(d)          The Advancing Agent and the Backup Advancing Agent will each be entitled with respect to any Interest Advance made by it (including Nonrecoverable Interest Advances) to interest accrued at the Reimbursement Rate on the amount of such Interest Advance for so long as it is outstanding.

(e)          The obligations of the Advancing Agent and the Backup Advancing Agent (in its capacity as successor Advancing Agent) to make Interest Advances in respect of the Collateral Interests will continue through the Stated Maturity Date, unless the Notes are previously redeemed or repaid in full.

(f)          In no event will the Advancing Agent or Backup Advancing Agent (in its capacity as successor Advancing Agent), be required to advance any amounts in respect of payments of principal of any Collateral Interest.

(g)          The determination by the Advancing Agent or the Backup Advancing Agent (in its capacity as successor Advancing Agent), as applicable, (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Interest Advance, if made, would constitute a Nonrecoverable Interest Advance, shall be evidenced by an Officer’s Certificate delivered promptly to the Trustee (or, if applicable, retained thereby), the Issuer and, the 17g-5 Information Provider for posting on the 17g 5 Website, setting forth the basis for such determination; provided that failure to give such notice, or any defect therein, shall not impair or affect the validity of, or the Advancing Agent or the Backup Advancing Agent, entitlement to reimbursement with respect to, any Interest Advance.

(h)          If a Scheduled Distribution on any Collateral Interest is not paid to the Trustee on the Due Date therefor, the Trustee shall provide the Advancing Agent with notice of such default on the Business Day immediately following such default. In addition, upon request, the Trustee shall provide the Advancing Agent (either electronically or in hard-copy format), with copies of all reports received from any trustee, trust administrator, master servicer or similar administrative entity with respect to the Collateral Interests and the Trustee shall promptly make available to the Advancing Agent any other information reasonably available to the Trustee by reason of its acting as Trustee hereunder to permit the Advancing Agent to make a determination of recoverability with respect to any Interest Advance and to otherwise perform its advancing functions under this Indenture.

Section 10.9         Reports by Parties.

(a)          The Trustee shall supply, in a timely fashion, to the Issuer and the Majority Equityholder any information regularly maintained by the Trustee that the Issuer or the Majority Equityholder may from time to time request in writing with respect to the Assets or the Accounts and provide any other information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.10. Each of the Issuer, the Master Servicer, the Special Servicer (with respect to a Collateral Interest that is a Specially Serviced Collateral Interest), and Majority Equityholder shall promptly forward to the Trustee any information in their possession or reasonably available to them concerning any of the Assets that the Trustee reasonably may request or that reasonably may be necessary to enable the Trustee to prepare any report or perform any duty or function on its part to be performed under the terms of this Indenture.

Section 10.10         Reports; Accountings.

(a)          Based on monthly reports prepared by the Master Servicer and the Special Servicer and delivered by the Master Servicer to the Trustee no later than one Business Day before the Remittance Date, the Trustee shall prepare and make available on its website initially located at www.ctslink.com (or, upon written request from registered Holders of the Notes or from those parties that cannot receive such statement electronically, provide by first class mail), on each Payment Date to Privileged Persons, a report in the form of Exhibit H hereto (the “Monthly Report”), setting forth the following information:

(i)          the amount of the distribution of principal and interest on such Payment Date to the Noteholders and any reduction of the Aggregate Outstanding Amount of the Notes;

(ii)         the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer during the related Due Period;

(iii)        the Aggregate Collateral Balance outstanding immediately before and immediately after the Payment Date;

(iv)        the number, Aggregate Collateral Balance, weighted average remaining term to maturity and weighted average interest rate of the Collateral Interests as of the end of the related Due Period;

(v)         the number and aggregate principal balance of Collateral Interests (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but Specially Serviced Collateral Interests or in foreclosure but not an REO property;

(vi)        the value of any REO property owned by the Issuer or any Permitted Subsidiary as of the end of the related Due Period, on an individual Collateral Interest basis, based on the most recent appraisal or valuation;

(vii)       the amount of Interest Proceeds and Principal Proceeds received in the related Due Period;

(viii)      the amount of any Interest Advances made by the Advancing Agent or the Backup Advancing Agent, as applicable;

(ix)         the payments due pursuant to the Priority of Payments with respect to each clause thereof;

(x)          the number and related principal balances of any Collateral Interests extended or modified during the related Due Period on an individual Collateral Interest basis;

(xi)         the amount of any remaining unpaid Interest Shortfalls as of the close of business on the Payment Date;

(xii)        a listing of each Collateral Interest that was the subject of a principal prepayment during the related collection period and the amount of principal prepayment occurring;

(xiii)       the aggregate unpaid principal balance of the Collateral Interests outstanding as of the close of business on the related Determination Date;

(xiv)      with respect to any Collateral Interest as to which a liquidation occurred during the related Due Period (other than through a payment in full), (A) the number thereof and (B) the aggregate of all liquidation proceeds which are included in the Payment Account and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions of the Notes);

(xv)       with respect to any REO property owned by the Issuer or any Permitted Subsidiary thereof, as to which the Special Servicer determined that all payments or recoveries with respect to the related property have been ultimately recovered during the related collection period, (A) the related Collateral Obligation and (B) the aggregate of all liquidation proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Securities);

(xvi)      the aggregate amount of interest on monthly debt service advances in respect of the Collateral Interests paid to the Advancing Agent and/or the Backup Advancing Agent since the prior Payment Date;

(xvii)     a listing of each material modification, extension or waiver made with respect to each Collateral Interest;

(xviii)    a listing of any breach of the representations and warranties with respect to any Collateral Interest by RCMC or its affiliates and the steps taken by RCMC or its affiliates to cure such breach;

(xix)       an itemized listing of any Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Due Period;

(xx)        the amount of any dividends or other distributions to the Issuer Equity Securities on the Payment Date; and

(xxi)       the Par Value Coverage Test and Interest Coverage Test, and whether such Coverage Tests were satisfied during the related Due Period.

(b)          The Reporting Agent, in accordance with the terms of the Servicing Agreement, shall prepare a quarterly report for each Collateral Interest (the “Quarterly Collateral Interest Report”) substantially in the form set forth in the Servicing Agreement. The Reporting Agent shall deliver the Quarterly Collateral Interest Reports to the Trustee no later than 30 days after the end of each calendar quarter, commencing with the quarter ending March 2013. The Trustee shall promptly post to the Trustee Website each Quarterly Collateral Interest Report.

(c)          The Trustee shall calculate the Par Value Ratio and the Interest Coverage Ratio in respect of each Measurement Date and indicate pursuant to clause (xxii) of each Monthly Report whether the Par Value Coverage Test and the Interest Coverage Test are met and report to the Issuer and the Majority Equityholder on each Measurement Date. The Trustee will calculate the Par Value Ratio on any Measurement Date only to the extent it has received all necessary information from the Master Servicer.

(d)          [Reserved].

(e)          All information made available on the Trustee’s website will be restricted and the Trustee will only provide access to such reports to those parties entitled thereto pursuant to this Indenture. In connection with providing access to its website, the Trustee may require registration and the acceptance of a disclaimer.

(f)          [Reserved].

(g)          Not more than five Business Days after receiving an Issuer Request requesting information regarding a redemption of the Notes of a Class as of a proposed Redemption Date set forth in such Issuer Request, the Trustee shall compute the following information and provide such information in a statement (the “Redemption Date Statement”) delivered to the Majority Equityholder and the Issuing Equity Paying Agent:

(i)          the Aggregate Outstanding Amount of the Notes of the Class or Classes to be redeemed as of such Redemption Date;

(ii)         the amount of accrued interest due on such Notes as of the last day of the Due Period immediately preceding such Redemption Date;

(iii)        the Redemption Price;

(iv)        the sum of all amounts due and unpaid under Section 11.1(a) (other than amounts payable of the Notes being redeemed or to the Noteholders thereof); and

(v)         the amount in the Accounts (other than the Equity Interest Distribution Account) available for application to the redemption of such Notes.

Section 10.11         Release of Collateral Interests; Release of Assets.

(a)          If no Event of Default has occurred and is continuing and subject to Article 12 hereof, the Issuer may direct the Trustee to release such Pledged Collateral Interest from the lien of this Indenture, by Issuer Order delivered to the Trustee at least two Business Days prior to the settlement date for any sale of a Pledged Collateral Interest certifying that (i) it has sold such Pledged Collateral Interest pursuant to and in compliance with Article 12 or (ii) in the case of a redemption pursuant to Section 9.1, the proceeds from any such sale of Collateral Interests are sufficient to redeem the Notes pursuant to Section 9.1, and, upon receipt of such Issuer Order, the Trustee shall deliver any such Pledged Collateral Interest, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or to the Issuer if so requested in the Issuer Order, or, if such Pledged Collateral Interest is represented by a Security Entitlement, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as set forth in such Issuer Order. If requested, the Trustee may deliver any such Pledged Collateral Interest in physical form for examination (prior to receipt of the sales proceeds) in accordance with street delivery custom. The Trustee shall (i) deliver any agreements and other documents in its possession relating to such Pledged Collateral Interest and (ii) if applicable, duly assign each such agreement and other document, in each case, to the broker or purchaser designated in such Issuer Order or to the Issuer if so requested in the Issuer Order.

(b)          The Issuer may, by Issuer Order, deliver to the Trustee at least three Business Days prior to the date set for redemption or payment in full of a Pledged Collateral Interest, certifying that such Pledged Collateral Interest is being paid in full, direct the Trustee, or at the Trustee’s instructions, the Custodian, to deliver such Pledged Collateral Interest and the related Collateral Interest File therefor on or before the date set for redemption or payment, in each case against receipt of the applicable redemption price or payment in full thereof.

(c)          With respect to any Collateral Interest subject to a workout or restructuring, the Issuer may, by Issuer Order delivered to the Trustee at least two Business Days prior to the date set for an exchange, tender or sale, certifying that a Collateral Interest is subject to a workout or restructuring and setting forth in reasonable detail the procedure for response thereto, direct the Trustee, or at the Trustee’s instructions the Custodian, to deliver any Assets in accordance with such Issuer Order, in each case against receipt of payment therefor. In addition to the foregoing, the Special Servicer may, in accordance with the terms of, and subject to any required consent and consultation obligations set forth in the Servicing Agreement, direct the Trustee or at the Trustee’s instructions, the Custodian, to deliver any Assets against receipt of payment therefor.

(d)          The Trustee shall deposit any proceeds received by it from the disposition of a Pledged Collateral Interest in the Principal Collection Account. Neither the Trustee nor the Custodian shall be responsible for any loss resulting from delivery or transfer of any such proceeds prior to receipt of payment in accordance herewith.

(e)          The Trustee shall, upon receipt of an Issuer Order at such time as there are no Notes Outstanding and all obligations of the Issuer hereunder have been satisfied, release the Assets from the lien of this Indenture.

(f)          Upon receiving actual notice of any offer or any request for a waiver, consent, amendment or other modification with respect to any Collateral Interest, the Trustee on behalf of the Issuer will promptly notify the Majority Equityholder, the Master Servicer or the Special Servicer if the Collateral Interest is a Specially Serviced Collateral Interest of such request, and the Trustee shall grant any waiver or consent, and enter into any amendment or other modification as instructed in writing by the Master Servicer or Special Servicer, as applicable, in accordance with the Servicing Agreement. In the case of any modification or amendment that results in the release of the related Collateral Interest, notwithstanding anything to the contrary in Section 5.5(a), the Trustee shall release of the related Collateral Interest and the related Collateral Interest File from the lien of this Indenture upon the written instruction of the Master Servicer or Special Servicer, as applicable, in accordance with the Servicing Agreement. In the absence of such instruction from the Master Servicer or Special Servicer, as applicable, the Trustee shall have no obligation to take any such action.

Section 10.12         Reports by Independent Accountants.

On or about the Closing Date, the Issuer shall appoint a firm of Independent certified public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture. The Majority Equityholder, on behalf of the Issuer, shall have the right to remove such firm or any successor firm. Upon any resignation by or removal of such firm, the Majority Equityholder, on behalf of the Issuer, shall promptly appoint, by Issuer Order delivered to the Trustee, a successor thereto that shall also be a firm of Independent certified public accountants of recognized national reputation. If the Majority Equityholder, on behalf of the Issuer, shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned or been removed, within 30 days after such resignation or removal, the Issuer shall promptly notify the Trustee of such failure in writing. If the Majority Equityholder, on behalf of the Issuer, shall not have appointed a successor within ten days thereafter, the Trustee shall promptly appoint a successor firm of Independent certified public accountants of recognized national reputation. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer as provided in the Priority of Payments.

Section 10.13         Information Available Electronically.

(a)          The Trustee shall make available to any Privileged Person the following items (in each case, as applicable, to the extent received by it) by means of the Trustee’s website located at www.ctslink.com.

(i)          The following documents, which will initially be available under a tab or heading designated “deal documents”:

(1)         the final Offering Circular related to the Notes;

(2)         this Indenture, and any schedules, exhibits and supplements thereto; and

(3)         the CREFC Loan Setup file;

(ii)         The following documents will initially be available under a tab or heading designated “periodic reports”:

(1)         the Monthly Reports prepared by the Trustee pursuant to Section 10.10(a); and

(2)         certain information and reports specified in the Servicing Agreement (including the collection of reports specified by CRE Finance Council or any successor organization reasonably acceptable to the Trustee and the Master Servicer) known as the “CREFC Investor Reporting Package” relating to the Collateral Interests and related Senior Loans, as applicable, to the extent that the Trustee receives such information and reports from the Master Servicer from time to time;

(iii)        The following documents, which will initially be available under a tab or heading designated “Additional Documents”:

(1)         inspection reports delivered to the Trustee under the terms of the Servicing Agreement; and

(2)         appraisals delivered to the Trustee under the terms of the Servicing Agreement;

(iv)        The following documents, which will initially be available under a tab or heading designated “special notices”:

(1)         notice of final payment on the Notes delivered to the Trustee pursuant to Section 9.3;

(2)         notice of termination of the Master Servicer or the Special Servicer;

(3)         notice of a Master Servicer Termination Event or a Special Servicer Termination Event, each as defined in the Servicing Agreement and delivered to the Trustee under the terms of the Servicing Agreement;

(4)         notice of the resignation of any party to the Indenture and notice of the acceptance of appointment of a replacement for any such party, to the extent such notice is prepared or received by the Trustee;

(5)         officer’s certificates supporting the determination that any Interest Advance was (or, if made, would be) a Nonrecoverable Interest Advance delivered to the Trustee pursuant to Section 10.8(g);

(6)         any direction received by the Trustee from the Majority Equityholder for the termination of the Special Servicer during any period when such person is entitled to make such a direction, and any direction of a Majority of the Notes to terminate the Special Servicer in response to the recommendation of the Operating Advisor; and

(7)         any direction received by the Trustee from the Controlling Class Representative or a Majority of the Notes for the termination of Trustee pursuant to Section 6.9(c);

(v)         the “Investor Q&A Forum” pursuant to Section 10.14;

(vi)        solely to Noteholders and holders of any Issuer Equity Securities, the “Investor Registry” pursuant to Section 10.14.

Section 10.14         Investor Q&A Forum; Investor Registry.

(a)          The Trustee shall make the Investor Q&A Forum available to Privileged Persons by means of the Trustee’s website, where Noteholders (including beneficial owners of Notes) and prospective purchasers of Notes may (i) submit inquiries to the Trustee relating to the Monthly Reports, and submit inquiries to the Master Servicer, the Special Servicer, the Operating Advisor or the Reporting Agent (each, a “Q&A Respondent”) relating to any servicing reports prepared by that party, the Collateral Interests, or the properties related thereto (each an “Inquiry” and collectively, “Inquiries”), and (ii) view Inquiries that have been previously submitted and answered, together with the answers thereto. Upon receipt of an Inquiry for a Q&A Respondent, the Trustee shall forward the Inquiry to the applicable Q&A Respondent, in each case via email within a commercially reasonable period of time following receipt thereof. Following receipt of an Inquiry, the Trustee and the applicable Q&A Respondent, unless such party determines not to answer such Inquiry as provided below, shall reply to the Inquiry, which reply of the applicable Q&A Respondent shall be by email to the Trustee. The Trustee shall post (within a commercially reasonable period of time following preparation or receipt of such answer, as the case may be) such Inquiry and the related answer to the Trustee’s Website. If the Trustee or the applicable Q&A Respondent determines, in its respective sole discretion, that (i) any Inquiry is not of a type described above, (ii) answering any Inquiry would not be in the best interests of the Issuer or the Noteholders, (iii) answering any Inquiry would be in violation of applicable law, the Underlying Instruments, this Indenture or the Servicing Agreement, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Trustee, the Master Servicer or the Special Servicer, as applicable or (v) answering any such inquiry would reasonably be expected to result in the waiver of an attorney client privilege or the disclosure of attorney work product, or is otherwise not advisable to answer, it shall not be required to answer such Inquiry and shall promptly notify the Trustee of such determination. The Trustee shall notify the Person who submitted such Inquiry in the event that the Inquiry shall not be answered. Any notice by the Trustee to the Person who submitted an Inquiry that shall not be answered shall include the following statement: “Because the Trust and Servicing Agreement provides that the Trustee, Master Servicer, Special Servicer, Operating Advisor and Reporting Agent shall not answer an Inquiry if it determines, in its respective sole discretion, that (i) any Inquiry is beyond the scope of the topics described in the Indenture, (ii) answering any Inquiry would not be in the best interests of the Issuer and/or the Noteholders, (iii) answering any Inquiry would be in violation of applicable law or the Underlying Instruments, this Indenture or the Servicing Agreement, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Trustee, the Master Servicer or the Special Servicer, as applicable, or (v) answering any such inquiry would reasonably be expected to result in the waiver of an attorney client privilege or the disclosure of attorney work product, or is otherwise not advisable to answer, no inference shall be drawn from the fact that the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor or the Reporting Agent has declined to answer the Inquiry.” Answers posted on the Investor Q&A Forum shall be attributable only to the respondent, and shall not be deemed to be answers from any of the Issuer, the Placement Agents or any of their respective Affiliates. None of the Placement Agents, the Issuer, the Master Servicer, the Special Servicer, the Operating Advisor, the Reporting Agent or the Trustee, or any of their respective Affiliates shall certify to any of the information posted in the Investor Q&A Forum and no such party shall have any responsibility or liability for the content of any such information. The Trustee shall not be required to post to the Trustee’s Website any Inquiry or answer thereto that the Trustee determines, in its sole discretion, is administrative or ministerial in nature. The Investor Q&A Forum shall not reflect questions, answers and other communications that are not submitted via the Trustee’s Website. Additionally, the Trustee may require acceptance of a waiver and disclaimer for access to the Investor Q&A Forum.

(b)          The Trustee shall make available to any Noteholder or holder of Issuer Equity Securities and any beneficial owner of a Note, the Investor Registry. The “Investor Registry” shall be a voluntary service available on the Trustee’s Website, where Noteholders and beneficial owners of Notes can register and thereafter obtain information with respect to any other Noteholder or beneficial owner that has so registered. Any person registering to use the Investor Registry shall be required to certify that (i) it is a Noteholder, a beneficial owner of a Note or a holder of an Issuer Equity Security and (ii) it grants authorization to the Trustee to make its name and contact information available on the Investor Registry for at least 45 days from the date of such certification to other registered Noteholders and registered beneficial owners or Notes. Such Person shall then be asked to enter certain mandatory fields such as the individual’s name, the company name and email address, as well as certain optional fields such as address, and phone number. If any Noteholder or beneficial owner of a Note notifies the Trustee that it wishes to be removed from the Investor Registry (which notice may not be within 45 days of its registration), the Trustee shall promptly remove it from the Investor Registry. The Trustee shall not be responsible for verifying or validating any information submitted on the Investor Registry, or for monitoring or otherwise maintaining the accuracy of any information thereon. The Trustee may require acceptance of a waiver and disclaimer for access to the Investor Registry.

Section 10.15         Certain Procedures.

For so long as the Notes may be transferred only in accordance with Rule 144A, the Issuer will ensure that any Bloomberg screen containing information about the Rule 144A Global Securities includes the following (or similar) language:

(i)          the “Note Box” on the bottom of the “Security Display” page describing the Rule 144A Global Securities will state: “Iss’d Under 144A”;

(ii)         the “Security Display” page will have the flashing red indicator “See Other Available Information”; and

(iii)        the indicator will link to the “Additional Security Information” page, which will state that the Notes “are being offered in reliance on the exemption from registration under Rule 144A of the Securities Act to persons who are qualified institutional buyers (as defined in Rule 144A under the Securities Act).

ARTICLE 11

APPLICATION OF AMOUNTS

Section 11.1         Disbursements of Amounts from Payment Account.

(a)          Notwithstanding any other provision in this Indenture, but subject to the other subsections of this Section 11.1 hereof, on each Payment Date, the Trustee shall disburse amounts transferred to the Payment Account from the Interest Collection Account and the Principal Collection Account pursuant to Section 10.2 hereof, for the avoidance of doubt, net of amounts payable or reimbursable to the Master Servicer or Special Servicer, as applicable, pursuant to the Servicing Agreement, in accordance with the following priorities (the “Priority of Payments”):

(i)          Interest Proceeds. On each Payment Date that is not a Redemption Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, Interest Proceeds with respect to the related Due Period shall be distributed in the following order of priority:

(1)         to the payment of taxes and filing fees (including any registered office and government fees) owed by the Issuer, if any;

(2)         (a) first, (A) to the extent not previously reimbursed, to the Advancing Agent, the Master Servicer and the Backup Advancing Agent, the aggregate amount of any Nonrecoverable Advances due and payable to such party, and then, to the Advancing Agent, the Master Servicer and the Backup Advancing Agent (i) to the extent due and payable to such party, Reimbursement Interest and (ii) reimbursement of any outstanding Interest Advance (not to exceed the amount that would result in an Interest Shortfall with respect to such Payment Date); and (B) to the payment to the Trustee of its accrued and unpaid Trustee Fee, (b) second, to the payment of other accrued and unpaid Administrative Expenses of the Trustee in all of its capacities under the Indenture and as Issuer Equity Paying Agent under the Issuer Equity Paying Agency Agreement, (c) third, to the payment of any other accrued and unpaid Administrative Expenses, and (d) fourth, prior to the date on which amounts on deposit in the Expense Account are transferred to the Payment Account (in connection with the sale or disposition of substantially all of the Issuer’s assets) for application as Interest Proceeds, for deposit in the Expense Account an amount sufficient to cause the balance of all Eligible Investments and cash in the Expense Account, immediately after such deposit, to equal $100,000, the aggregate of all such amounts in clauses (b), (c) and (d) above (including such amounts paid since the previous Payment Date from the Expense Account) not to exceed 0.10% per annum of the Aggregate Collateral Balance as of the beginning of the related Interest Accrual Period

(3)         to the payment of the Master Servicing Fee, the Special Servicing Fee, the Operating Advisor Fees and the Reporting Agent Fee and any previously due but unpaid Master Servicing Fees, Special Servicing Fees, Operating Advisor Fees and Reporting Agent Fees;

(4)         to the payment of the Interest Distribution Amount to the Notes, plus, any Defaulted Interest Amount;

(5)         as long as any of the Notes are outstanding, to the payment of the following amounts:

(A)         if either of the Coverage Tests are not satisfied as of the Determination Date relating to such Payment Date, to the payment of principal of the Notes to the extent necessary to cause each Coverage Test to be satisfied (after giving effect to the payment of all amounts previously paid on such Payment Date pursuant to clause (1) through (4) above); or

(B)         in the event that the Notes become due and payable (x) as a result of an acceleration following an Event of Default, (y) pursuant to an Optional Redemption, a Clean-up Call or a Tax Redemption or (z) upon the Stated Maturity Date of the Notes, to the payment in full of the Outstanding Principal Balance of the Notes;

(6)         to the payment of any Administrative Expenses not paid pursuant to paragraph (2) above in the order specified therein; and

(7)         any remaining Interest Proceeds to be released from the lien of this Indenture and paid first, to the Majority Equityholder in connection with any Cure Payments made by the Majority Equityholder plus Reimbursement Interest thereon, and, second, (upon standing order of the Issuer) for deposit into the Issuer Equity Securities Distribution Account for distribution to the Equityholders as payments of the Equity Interest Distribution Amount.

(ii)         Principal Proceeds. On each Payment Date that is not a Redemption Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, Principal Proceeds with respect to the related Due Period shall be distributed, for the avoidance of doubt, net of amounts payable or reimbursable to the Master Servicer or Special Servicer, as applicable, pursuant to the Servicing Agreement, in the following order of priority:

(1)         to the payment of the amounts referred to in clauses (1) through (4) of Section 11.1(a)(i) in the same order of priority specified therein, but without giving effect to any limitations on amounts payable set forth therein;

(2)         to the payment of principal of the Notes until the Notes have been paid in full;

(3)         to the payment of amounts referred to in clause (6) of Section 11.1(a)(i) to the extent not paid thereunder; and

(4)         any remaining Principal Proceeds to be released from the lien of this Indenture and paid first, to the Majority Equityholder in connection with any Cure Payments made by the Majority Equityholder plus Reimbursement Interest thereon, and second, (upon standing order of the Issuer) for deposit into the Equity Interest Distribution Account for distribution to the Equityholders as payments of the Issuer Equity Securities Distribution Amount.

(b)          [Reserved]

(c)          If on any Payment Date the amount available in the Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required by the statements furnished by the Trustee pursuant to Section 10.10(b) hereof, the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above, to the extent funds are available therefor.

(d)          If on any Payment Date the amount available in the Payment Account from amounts received in the related Due Period are insufficient to make the full amount of the disbursements required by any lettered clause of Section 11.1(a)(i) or Section 11.1(a)(ii), the Trustee shall make the disbursements called for by such clause ratably in accordance with the respective amounts of such disbursements then due and payable to the extent funds are available therefor.

(e)          In the event that Interest Proceeds or Principal Proceeds on any Payment Date are to be applied to the payment of principal of or interest of the Notes pursuant to Section 11.1(a)(i) or Section 11.1(a)(ii), such payments will be made to Noteholders, as to each such Section, pro rata based on the amounts thereof then due and payable.

(f)          In connection with any required payment by the Issuer to the Master Servicer or Special Servicer pursuant to the Servicing Agreement of any amount scheduled to be paid from time to time between Payment Dates from amounts received with respect to the Collateral Interests, such amounts shall be distributed to the Master Servicer and Special Servicer, as applicable, pursuant to the terms of the Servicing Agreement.

Section 11.2         Securities Accounts.

All amounts held by, or deposited with the Trustee in the Collection Accounts, the Payment Account and the Expense Account pursuant to the provisions of this Indenture shall be credited to one or more securities accounts established and maintained pursuant to the Securities Account Control Agreement at the Corporate Trust Office of the Trustee, or at another financial institution whose long-term rating is at least equal to, “A2” by Moody’s and the equivalent by KBRA (if rated by KBRA) (or, in each case, such lower rating as the applicable Rating Agency shall approve)and agrees to act as a Securities Intermediary on behalf of the Trustee on behalf of the Secured Parties pursuant to an account control agreement in form and substance similar to the Securities Account Control Agreement.

ARTICLE 12

SALE OF COLLATERAL INTERESTS

Section 12.1         Sales of Collateral Interests.

(a)          Except as otherwise expressly permitted or required by this Indenture and the Servicing Agreement, the Issuer shall not sell or otherwise dispose of any Collateral Interest. Subject to the terms of this Section 12.1, prior to an Equity Control Termination Event, the Majority Equityholder shall have the right to direct the Special Servicer pursuant to the Servicing Agreement to sell any Collateral Interest in accordance with the terms of the Servicing Agreement and subject to the Servicing Standard. Subject to the terms of this Section 12.1, so long as an Equity Control Termination Event has occurred and is continuing, the Controlling Class Representative (following consultation with the Operating Advisor) shall have the right to direct the Special Servicer pursuant to the Servicing Agreement and subject to the Servicing Standard to sell any such Collateral Interest in the manner so directed or as otherwise determined by the Special Servicer in consultation with the Operating Advisor. All proceeds of the foregoing shall be Sale Proceeds for all purposes hereunder. Subject to the foregoing, the Issuer may direct the Trustee in writing to sell:

(i)           any Defaulted Collateral Interest and any other interests acquired in connection with a foreclosure of any Collateral Interest at any time;

(ii)         any Credit Impaired Collateral Interest at any time;

(iii)        a Collateral Interest with respect to which a Material Document Defect or Material Breach of representation or warranty set forth in the related Collateral Interest Purchase Agreement exists, which requires the applicable Collateral Interest Seller to cure such Material Document Defect or Material Breach or repurchase such Collateral Interest for the par value thereof plus accrued and unpaid interest thereon;

(iv)        any Collateral Interest in connection with a Clean-up Call Redemption, Tax Redemption or Optional Redemption pursuant to Sections 9.01(a), (b) and (c), respectively;

(v)         any Collateral Interest representing a participation interest in a mezzanine loan, pursuant to the buy-sell option set forth in the related Underlying Instruments; and

(vi)        any Collateral Interest pursuant to the Majority Equityholder Collateral Interest Call Rights.

(b)          So long as no Equity Consultation Termination Event has occurred and is continuing, the Majority Equityholder shall have the right to purchase (x) any Credit Impaired Collateral Interest or Defaulted Collateral Interest for a cash purchase price equal to the sum of (i) the Principal Balance thereof, plus (ii) all accrued and unpaid interest thereon, plus (iii) all other outstanding amounts due under such Collateral Interest, plus (iv) any outstanding Administrative Expenses related to such Collateral Interest.

(c)          After the Issuer has notified the Trustee of an Optional Redemption, a Clean-Up Call or a Tax Redemption in accordance with Section 9.1, the Issuer (or the Majority Equityholder) may at any time direct the Trustee in writing to sell (directly or by means of participation or other arrangement) in a manner reasonably acceptable to the Trustee, and the Trustee shall sell in such manner, any Collateral Interest without regard to the foregoing limitations in Section 12.1(a); provided that:

(i)          the Sale Proceeds therefrom must be used to pay certain expenses and redeem all of the Notes in whole but not in part pursuant to Section 9.1, and upon any such sale the Trustee shall release such Collateral Interest pursuant to Section 10.11;

(ii)         the Issuer may not direct the Trustee to sell (and the Trustee shall not be required to release) a Collateral Interest pursuant to this Section 12.1(c) unless the Majority Equityholder certifies to the Trustee that, based on calculations included in the certification (which shall include the sales prices of the Collateral Interests), the Sale Proceeds from the sale of one or more of the Collateral Interests and all Cash and proceeds from Eligible Investments shall be sufficient to pay (x) the Redemption Prices of the Notes simultaneously and (y) the amounts and the expenses described in clauses (1) through (6) of Section 11.1(a)(i); and

(iii)        in connection with an Optional Redemption, a Clean-up Call or a Tax Redemption, all the Collateral Interests to be sold pursuant to this Section 12.1(c) must be sold in accordance with the requirements set forth in Section 9.1(e).

(d)          Upon the Trustee’s receipt of an Officer’s Certificate from the Majority Equityholder certifying that that the Majority Equityholder is required to repurchase he Collateral Interests identified on Schedule A hereto as “55 West Monroe” and “Burnham Center”, the Trustee shall promptly give effect to the Majority Equityholder Collateral Interest Call Right by selling such Collateral Interests identified on the Officer’s Certificate to the Majority Equityholder for the Collateral Interest Par Purchase Price.

(e)          In connection with any “buy-sell” option related to the Participation Interest:

(i)          upon the Trustee’s receipt of an Officer’s Certificate from the Majority Equityholder certifying that it has elected to sell the Participation Interest following its receipt of a related buy-sell notification and certifying the price established in accordance with the related Underlying Instruments, the Trustee shall effect a sale of the Participation Interest to the holder of the related mezzanine loan at the applicable sales price so certified;

(ii)         if the Trustee is notified in writing by the Master Servicer or Special Servicer, as applicable, that the holder of the related mezzanine loan has exercised its option to purchase the Participation Interest following its receipt of a related buy-sell notification sent at the direction of the Majority Equityholder, the Trustee, as directed in writing by the Master Servicer or the Special Servicer, as applicable, shall effect a sale of the Participation Interest to such holder.

(f)          In the event that any Notes remain Outstanding as of the Payment Date occurring six months prior to the Stated Maturity Date of the Notes, the Master Servicer will be required under the terms of the Servicing Agreement to determine whether the proceeds expected to be received on the Assets prior to the Stated Maturity Date of the Notes will be sufficient to pay in full the principal amount of (and accrued interest on) the Notes on the Stated Maturity Date. If the Master Servicer determines, in its sole discretion, that such proceeds will not be sufficient to pay the outstanding principal amount of and accrued interest of the Notes (a “Note Liquidation Event”) on the Stated Maturity Date of the Notes, the Issuer will, at the direction of the Majority Equityholder, be obligated to liquidate the portion of Collateral Interests sufficient to pay the remaining principal amount of and interest of the Notes on or before the Stated Maturity Date. The Collateral Interests to be liquidated by the Issuer will be selected by the Majority Equityholder.

(g)          Upon commencement of any marketing efforts to sell a Defaulted Collateral Interest or a Credit Impaired Collateral Interest, the Special Servicer shall notify the Noteholders (which notice may be contained in a monthly report) of the commencement of such marketing and must again notify Noteholders of the final sale price and closing date of such sale (which notice may be contained in a monthly report) after the consummation thereof. Noteholders will not be restricted from making an offer to purchase any such marketed Collateral Interest, but will not have any right of first refusal, right of first offer or other similar right with respect thereto.

(h)          Under no circumstance shall the Trustee be required to acquire any Collateral Interest or property related thereto.

(i)          Any Collateral Interest sold pursuant to this Article 12 shall be released from the lien of this Indenture.

ARTICLE 13

NOTEHOLDERS’ RELATIONS

Section 13.1         Non-Petition.

Each Holder of the Notes agrees, for the benefit of all Holders of the Notes, not to cause the filing of a petition in bankruptcy against the Issuer or any Permitted Subsidiary until the payment in full of the Notes and not before one year and a day, or if longer, the applicable preference period then in effect, has elapsed since such payment.

Section 13.2         Standard of Conduct.

In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder under this Indenture, a Holder or Holders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Holder, the Issuer, or any other Person, except for any liability to which such Holder may be subject to the extent the same results from such Holder’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

ARTICLE 14

MISCELLANEOUS

Section 14.1         Form of Documents Delivered to the Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer of the Issuer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer or such other Person, unless such Authorized Officer of the Issuer or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel also may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Issuer or Majority Equityholder certifying as to the factual matters that form a basis for such Opinion of Counsel and stating that the information with respect to such matters is in the possession of the Issuer unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s rights to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(e).

Section 14.2         Acts of Holders.

(a)          Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 14.2.

(b)          The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

(c)          The principal amount and registered numbers of Notes held by any Person, and the date of his holding the same, shall be proved by the Notes Register.

(d)          Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder shall bind such Holder (and any transferee thereof) of such Security and of every Security issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

Section 14.3         Notices, etc., to the Trustee, the Issuer, the Advancing Agent, the Placement Agents and the Rating Agency.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a)          the Trustee shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by facsimile in legible form, to the Trustee addressed to it at its Corporate Trust Office, or at any other address previously furnished in writing to the Issuer or Holders by the Trustee;

(b)          the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Issuer addressed to it at c/o Redwood Trust, Inc., One Belvedere Place, Suite 300, Mill Valley, California 94941, Attention: Harold Zagunis / CRE Asset Management, Facsimile: (415) 381-1773, with a copy to KeyCorp Real Estate Capital Markets, Inc., 11501 Outlook Street, Suite 300, Overland Park, KS 66211, Attention: Diane Haislip, Facsimile: (877) 379-1625, and with a copy to Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178, Attention: Stephen G. Hauck, Esq., Telecopy: (973) 503-5950, or at any other address previously furnished in writing to the Trustee by the Issuer;

(c)          the Advancing Agent by the Trustee or the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Advancing Agent addressed to it at KeyCorp Real Estate Capital Markets, Inc. 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211 Attention: Diane Haislip Facsimile number: (877) 379-1625 E-mail: diane_c_haislip@keybank.com, or at any other address previously furnished in writing to the Trustee and the Issuer.

(d)          the Majority Equityholder shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Majority Equityholder addressed to it at c/o Redwood Trust, Inc., One Belvedere Place, Suite 300, Mill Valley, California 94941, Attention: Harold Zagunis / CRE Asset Management, Facsimile: (415) 381-1773, with a copy to KeyCorp Real Estate Capital Markets, Inc., 11501 Outlook Street, Suite 300, Overland Park, KS 66211, Attention: Diane Haislip, Facsimile: (877) 379-1625, and with a copy to Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178, Attention: Stephen G. Hauck, Esq., Telecopy: (973) 503-5950, or at any other address previously furnished in writing to the Issuer or the Trustee;

(e)          Moody’s shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to Moody’s addressed to it at Moody’s Investor Services, Inc., 7 World Trade Center at 250 Greenwich Street, New York, New York 10007, Attention: CRE CDO Surveillance (or by electronic mail at moodys_cre_cdo_monitoring@moodys.com) or such other address that Moody’s shall designate in the future; provided that any request, demand, authorization, direction, order, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with Moody’s (“17g-5 Information”) shall be given in accordance with, and subject to, the provisions of Section 14.13 hereof;

(f)          KBRA shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to KBRA addressed to it at Kroll Bond Rating Agency, 845 Third Avenue, 4th Floor, New York, New York 10022, Attention: CMBS Surveillance (or by electronic mail at cmbssurveillance@krollbondratings.com) or such other address that KBRA shall designate in the future; provided that any 17g-5 Information shall be given to KBRA in accordance with, and subject to, the provisions of Section 14.13 hereof; and

(g)          the Placement Agents shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form to UBS Securities LLC at 1285 Avenue of the Americas, New York, New York 10019, Attention: David Nass and David Schell, Telephone: 212-713-8843 (or by electronic mail to david.nass@ubs.com and david.schell@ubs.com) and to Wells Fargo Securities, LLC at 375 Park Avenue, 2nd Floor, J0127-023, New York, New York 10152, Attention: A.J. Sfarra, facsimile number: (212) 214–8970 (with a copy to the attention of Jeff D. Blake, Esq., Senior Counsel, Wells Fargo Law Department, D1053-300, 301 South College St., Charlotte, North Carolina 28288).

Section 14.4         Notices to Noteholders; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Notes of any event,

(a)          such notice shall be sufficiently given to Holders of Notes if in writing and mailed, first class postage prepaid, to each Holder of a Note affected by such event, at the address of such Holder as it appears in the Notes Register, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice;

(b)          such notice shall be in the English language; and

(c)          all reports or notices to Equityholders shall be sufficiently given if provided in writing and mailed, first class postage prepaid, to the Majority Equityholder.

Notwithstanding clause (a) above, a Holder of Notes may give the Trustee written notice that it is requesting that notices to it be given by facsimile transmissions and stating the facsimile number for such transmission. Thereafter, the Trustee shall give notices to such Holder by facsimile transmission; provided that if such notice also requests that notices be given by mail, then such notice shall also be given by mail in accordance with clause (a) above.

The Trustee shall deliver to the Holders of the Notes any information or notice requested to be so delivered by at least 25% of the Holders of the Notes.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder of a Note shall affect the sufficiency of such notice with respect to other Holders of Notes. In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to give such notice by mail, then such notification to Holders of Notes shall be made with the approval of the Trustee and shall constitute sufficient notification to such Holders of Notes for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the event that, by reason of the suspension of the regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 14.5         Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6         Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer shall bind their respective successors and assigns, whether so expressed or not.

Section 14.7         Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.8         Benefits of Indenture.

Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than (i) the parties hereto and their successors hereunder and (ii) the Master Servicer, the Special Servicer, the Operating Advisor, the Issuer Equity Paying Agent, the Noteholders and the Holder of an Issuer Equity Security (each of whom, in the case of this clause (ii), shall be an express third party beneficiary hereunder), any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9         Governing Law.

THIS INDENTURE AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

Section 14.10         Submission to Jurisdiction.

Each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture, and each of the parties hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the parties hereto irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to such party at its office set forth in Section 14.3. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 14.11         Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 14.12         [Reserved].

Section 14.13         17g-5 Information.

The 17g-5 Information Provider shall make available solely to the NRSROs the items required to be made available to them pursuant to this Indenture and the Servicing Agreement to the extent such items are delivered to it via electronic mail at 17g5informationprovider@wellsfargo.com, specifically with a subject reference of “RCMC 2012-CREL1” and an identification of the type of information being provided in the body of such electronic mail; or via any alternative electronic mail address following notice to the parties hereto or any other delivery method established or approved by the 17g-5 Information Provider if or as may be necessary or beneficial.

The foregoing information shall be made available by the 17g-5 Information Provider on the 17g-5 Information Provider’s Website. Information will be posted on the same Business Day of receipt provided that such information is received by 12:00 p.m. (eastern time) or, if received after 12:00 p.m., on the next Business Day. The 17g-5 Information Provider shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be. In the event that any information is delivered or posted in error, the 17g-5 Information Provider may remove such information from the 17g-5 Information Provider’s Website. The Trustee and the 17g-5 Information Provider have not obtained and shall not be deemed to have obtained actual knowledge of any information merely by posting such information to the Trustee’s Website or the 17g-5 Information Provider’s Website to the extent such information was not produced by the Trustee or the 17g-5 Information Provider, as applicable. Access will be provided by the 17g-5 Information Provider to the NRSROs upon receipt of an NRSRO Certification in the form of Exhibit F hereto (which certification may be submitted electronically via the 17g-5 Information Provider’s Website). Questions regarding delivery of information to the 17g-5 Information Provider may be directed to 866-846-4526 or 17g5informationprovider@wellsfargo.com (specifically referencing “RCMC 2012-CREL1” in the subject line). Information provided to the 17g5 Information Provider pursuant to this section shall be delivered via email, containing a document in a format suitable for posting on the website.

Upon request of the Issuer or the Rating Agencies, the 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website any additional information requested by the Issuer or the Rating Agencies to the extent such information is delivered to the 17g-5 Information Provider electronically in accordance with this Section 3.15. In no event shall the 17g-5 Information Provider disclose on the 17g-5 Information Provider’s Website the Rating Agency that requested such additional information.

The 17g-5 Information Provider shall provide a mechanism to notify each Person that has signed-up for access to the 17g-5 Information Provider’s Website in respect of the transaction governed by this Agreement each time an additional document is posted to the 17g-5 Information Provider’s Website.

Any information required to be delivered to the 17g-5 Information Provider by any party under this Agreement shall be delivered to it via electronic mail at 17g5informationprovider@wellsfargo.com, specifically with a subject reference of “RCMC 2012-CREL1” and an identification of the type of information being provided in the body of such electronic mail, or via any alternative electronic mail address following notice to the parties hereto or any other delivery method established or approved by the 17g-5 Information Provider.

Section 14.14         Rating Agency Condition.

Any request for satisfaction of the Rating Agency Condition made by the Issuer or Trustee, as applicable, pursuant to this Indenture, shall be made in writing, which writing shall contain a cover page indicating the nature of the request for satisfaction of the Rating Agency Condition, and shall contain all back-up material necessary for the Rating Agency to process such request. Such written request for satisfaction of the Rating Agency Condition shall be provided in electronic format to the 17g-5 Information Provider for posting on the 17g-5 Website in accordance with Section 14.13 hereof.

ARTICLE 15

ASSIGNMENT OF COLLATERAL INTEREST PURCHASE AGREEMENTS AND SERVICING AGREEMENT

Section 15.1         Assignment of Collateral Interest Purchase Agreements.

(a)          The Issuer, in furtherance of the covenants of this Indenture and as security for the Notes and amounts payable to the Secured Parties hereunder and the performance and observance of the provisions hereof, hereby collaterally pledges, assigns, transfers, conveys and sets over to the Trustee, for the benefit of the Noteholders, all of the Issuer’s estate, right, title and interest in, to and under (but not any of its obligations with respect to) each Collateral Interest Purchase Agreement (each, an “Article 15 Agreement”), including, without limitation, (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of a Seller thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided, however, that the Trustee hereby grants the Issuer a license to exercise all of the Issuer’s rights pursuant to the Article 15 Agreements without notice to or the consent of the Trustee (except as otherwise expressly required by this Indenture, including, without limitation, as set forth in Section 15.1(f)) which license shall be and is hereby deemed to be automatically revoked upon the occurrence of an Event of Default hereunder until such time, if any, that such Event of Default is cured or waived.

(b)          The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of each of the Article 15 Agreements, nor shall any of the obligations contained in each of the Article 15 Agreements be imposed on the Trustee.

(c)          Upon the retirement of the Notes and the release of the Assets from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Noteholders shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under each of the Article 15 Agreements shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d)          The Issuer represents that it has not executed any assignment of any of the Article 15 Agreements other than this collateral assignment.

(e)          The Issuer agrees that this assignment is irrevocable, and that it shall not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer shall, from time to time upon the request of the Trustee, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as the Trustee may specify.

(f)          The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Sellers in the Collateral Interest Purchase Agreements, to the following:

(i)          each of the Sellers consents to the provisions of this collateral assignment and agrees to perform any provisions of this Indenture made expressly applicable to each of the Sellers pursuant to the applicable Article 15 Agreement;

(ii)         each of the Sellers acknowledges that the Issuer is collaterally assigning all of its right, title and interest in, to and under the Collateral Interest Purchase Agreements to the Trustee for the benefit of the Noteholders, and each of the Sellers agrees that all of the representations, covenants and agreements made by each of the Sellers in the applicable Article 15 Agreement are also for the benefit of, and enforceable by, the Trustee and the Noteholders;

(iii)        each of the Sellers shall deliver to the Trustee duplicate original copies of all notices, statements, communications and instruments delivered or required to be delivered to the Issuer pursuant to the applicable Article 15 Agreement; and

(iv)        none of the Issuer or the Sellers shall enter into any agreement amending, modifying or terminating the applicable Article 15 Agreement (other than in respect of an amendment or modification to cure any inconsistency, ambiguity or manifest error) without notifying each Rating Agency and without the prior written consent and written confirmation of each Rating Agency that such amendment, modification or termination will not cause its then-current ratings of the Notes to be reduced.

(g)          The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Master Servicer, the Special Servicer and the Operating Advisor in the Servicing Agreement to the following:

(i)          each of the Master Servicer, the Special Servicer and the Operating Advisor consents to the provisions of this collateral assignment and agrees to perform any provisions of this Indenture made expressly applicable to each of the Master Servicer, the Special Servicer and the Operating Advisor pursuant to the Servicing Agreement;

(ii)         each of the Master Servicer and the Special Servicer acknowledges that the Issuer is collaterally assigning all of its right, title and interest in, to and under the Servicing Agreement to the Trustee for the benefit of the Noteholders, and each of the Master Servicer, the Special Servicer and the Operating Advisor agrees that all of the representations, covenants and agreements made by each of the Master Servicer, the Special Servicer and the Operating Advisor in the Servicing Agreement are also for the benefit of, and enforceable by, the Trustee and the Noteholders;

(iii)        each of the Master Servicer and the Special Servicer shall deliver to the Trustee duplicate original copies of all notices, statements, communications and instruments delivered or required to be delivered to the Issuer pursuant to the Servicing Agreement; and

(iv)        none of the Issuer or the Master Servicer, the Special Servicer and the Operating Advisor shall enter into any agreement amending, modifying or terminating the Servicing Agreement (other than in respect of an amendment or modification to cure any inconsistency, ambiguity or manifest error) prior to the Issuer notifying each Rating Agency and without the prior written consent and written confirmation of each Rating Agency that such amendment, modification or termination will not cause its then-current ratings of the Notes to be reduced.

ARTICLE 16

CURE RIGHTS; PURCHASE RIGHTS

Section 16.1         Underlying Operating Advisor.

If the Issuer, as holder of a Collateral Interest has the right pursuant to the related Underlying Instruments to appoint the operating advisor, directing holder or Person serving a similar function under such Collateral Interest, each of the Issuer, the Trustee and the Master Servicer (or Special Servicer if such Collateral Interest is a Specially Serviced Collateral Interest) shall take such actions as are reasonably necessary to appoint, prior to the occurrence and continuance of an Equity Control Termination Event, the Majority Equityholder or its designee, and after the occurrence and during the continuance of an Equity Control Termination Event, the Operating Advisor or its designee (subject to the consent of the Operating Advisor exercised in its sole discretion), to such position.

Section 16.2         Rights of Majority Equityholder; Updated Appraisal

In the event a Collateral Interest becomes a Credit Impaired Collateral Interest or Defaulted Collateral Interest, the Majority Equityholder may direct the Special Servicer, no more often than once in any 12 month period, to obtain a new appraisal for the related Collateral Interest Property at the expense of the Majority Equityholder. The Calculation Amount shall be determined by the Special Servicer by applying the new appraised value pursuant to the terms of the definition of Calculation Amount or Deemed Value, as applicable.

ARTICLE 17

ADVANCING AGENT

Section 17.1         Liability of the Advancing Agent.

The Advancing Agent shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Advancing Agent.

Section 17.2         Merger or Consolidation of the Advancing Agent.

(a)          The Advancing Agent will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction in which it was formed, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture to perform its duties under this Indenture.

(b)          Any Person into which the Advancing Agent may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Advancing Agent shall be a party, or any Person succeeding to the business of the Advancing Agent shall be the successor of the Advancing Agent, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (it being understood and agreed by the parties hereto that the consummation of any such transaction by the Advancing Agent shall have no effect on the Trustee’s obligations under Section 10.8, which obligations shall continue pursuant to the terms of Section 10.8).

Section 17.3         Limitation on Liability of the Advancing Agent and Others.

None of the Advancing Agent or any of its affiliates, directors, officers, shareholder, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture, or for errors in judgment; provided, however, that this provision shall not protect the Advancing Agent against liability to the Issuer or Noteholders for any material breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Advancing Agent and any director, officer, employee, shareholder or agent of the Advancing Agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Advancing Agent and any director, officer, employee, shareholder or agent of the Advancing Agent shall be indemnified by the Issuer pursuant to the priorities set forth in Section 11.1(a) and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Indenture or the Notes, other than any loss, liability or expense (i) specifically required to be borne by the Advancing Agent pursuant to the terms hereof or otherwise incidental to the performance of obligations and duties hereunder (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Indenture); or (ii) incurred by reason of any material breach of a representation, warranty or covenant made herein, any willful misfeasance, bad faith or gross negligence by the Advancing Agent in the performance of or negligent disregard of, obligations or duties hereunder or any violation of any state or federal securities law.

Section 17.4         Representations and Warranties of the Advancing Agent.

The Advancing Agent represents and warrants that:

(a)          the Advancing Agent (i) has been duly organized, is validly existing and is in good standing under the laws of Ohio, (ii) has full power and authority to own the Advancing Agent’s assets and to transact the business in which it is currently engaged, and (iii) is duly qualified and in good standing under the laws of each jurisdiction where the Advancing Agent’s ownership or lease of property or the conduct of the Advancing Agent’s business requires, or the performance of this Indenture would require, such qualification, except for failures to be so qualified that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Advancing Agent or the ability of the Advancing Agent to perform its obligations under, or on the validity or enforceability of, the provisions of this Indenture applicable to the Advancing Agent;

(b)          the Advancing Agent has full power and authority to execute, deliver and perform this Indenture; this Indenture has been duly authorized, executed and delivered by the Advancing Agent and constitutes a legal, valid and binding agreement of the Advancing Agent, enforceable against it in accordance with the terms hereof, except that the enforceability hereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(c)          neither the execution and delivery of this Indenture nor the performance by the Advancing Agent of its duties hereunder conflicts with or will violate or result in a breach or violation of any of the terms or provisions of, or constitutes a default under: (i) the Articles of Incorporation and bylaws of the Advancing Agent, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other agreement, obligation, condition, covenant or instrument to which the Advancing Agent is a party or is bound, (iii) any law, decree, order, rule or regulation applicable to the Advancing Agent of any court or regulatory, administrative or governmental agency, body or authority or arbitrator having jurisdiction over the Advancing Agent or its properties, and which would have, in the case of any of (i), (ii) or (iii) of this Section 17.4(c), either individually or in the aggregate, a material adverse effect on the business, operations, assets or financial condition of the Advancing Agent or the ability of the Advancing Agent to perform its obligations under this Indenture;

(d)          no litigation is pending or, to the best of the Advancing Agent’s knowledge, threatened, against the Advancing Agent that would materially and adversely affect the execution, delivery or enforceability of this Indenture or the ability of the Advancing Agent to perform any of its obligations under this Indenture in accordance with the terms hereof; and

(e)          no consent, approval, authorization or order of or declaration or filing with any government, governmental instrumentality or court or other person is required for the performance by the Advancing Agent of its duties hereunder, except such as have been duly made or obtained.

Section 17.5         Resignation and Removal; Appointment of Successor.

(a)          No resignation or removal of the Advancing Agent and no appointment of a successor Advancing Agent pursuant to this Article 17 shall become effective until the acceptance of appointment by the successor Advancing Agent under Section 17.6.

(b)          The Advancing Agent may resign at any time by giving written notice thereof to the Issuer, the Trustee, the Majority Equityholder, the Noteholders and the 17g-5 Information Provider for posting to the 17g-5 website; provided, the Advancing Agent must also resign as Master Servicer at the same time, and any resignation of the Master Servicer will likewise require the resignation of the Advancing Agent.

(c)          At any time that a Termination Event (as defined in the Servicing Agreement) has occurred and has not been remedied, the Advancing Agent may be removed by Act of at least 66-2/3% of the Noteholders upon written notice delivered to the Trustee and the Issuer provided that the Advancing Agent must also be removed as Master Servicer at the same time.

(d)          If the Advancing Agent fails to make an Interest Advance required by this Indenture with respect to a Payment Date and it has not determined that Interest Advance to be a Nonrecoverable Interest Advance, the Backup Advancing Agent shall terminate the Advancing Agent, including in its capacity as Master Servicer and, as successor Advancing Agent and Master Servicer, shall be required to make such Interest Advance. If, as successor to the Advancing Agent, the Back-up Advancing Agent fails to make a required Interest Advance and it has not determined such Interest Advance to be a Nonrecoverable Interest Advance, the Controlling Class Representative may terminate such Advancing Agent and replace such Advancing Agent with a successor advancing agent, subject to the satisfaction of the Rating Agency Condition with respect to each Rating Agency. In the event that the Controlling Class Representative has not directed the Trustee to terminate and replace such Advancing Agent within 30 days of such Advancing Agent’s failure to make a required Interest Advance, any Noteholder may terminate such Advancing Agent and appoint a successor Advancing Agent.

(e)          Subject to Section 17.5(d), if the Advancing Agent shall resign, upon receiving such notice of resignation, the Issuer shall promptly appoint a successor advancing agent reasonably acceptable to the Trustee by written instrument, in duplicate, executed by an Authorized Officer of the Issuer, one copy of which shall be delivered to the Advancing Agent so resigning and one copy to the successor Advancing Agent, together with a copy to each Noteholder, the Trustee and the Controlling Class Representative; provided that such successor Advancing Agent shall be appointed only subject to satisfaction of the Rating Agency Condition with respect to each Rating Agency. If no successor Advancing Agent shall have been appointed and an instrument of acceptance by a successor Advancing Agent shall not have been delivered to the Advancing Agent within 30 days after the giving of such notice of resignation, the resigning Advancing Agent or the Issuer, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Advancing Agent.

(f)          The Issuer shall give prompt notice of each resignation and each removal of the Advancing Agent and each appointment of a successor Advancing Agent by mailing written notice of such event by first class mail, postage prepaid, to each Rating Agency (after providing such notice to the 17g-5 Information Provider for prior posting on the 17g-5 Website) and to the Holders of the Notes as their names and addresses appear in the Notes Register.

Section 17.6         Acceptance of Appointment by Successor Advancing Agent.

(a)          Every successor Advancing Agent appointed hereunder shall execute, acknowledge and deliver to the Issuer, the Trustee and the retiring Advancing Agent an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Advancing Agent shall become effective and such successor Advancing Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Advancing Agent.

(b)          No appointment of a successor Advancing Agent shall become effective unless each Rating Agency has confirmed in writing that the employment of such successor would not adversely affect the rating of the Notes.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the day and year first above written.

RCMC 2012-CREL1, LLC, as Issuer
By:	Redwood Trust, Inc.

By	/s/ Harold Zagunis
Name: Harold Zagunis
Title: Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, solely as Trustee, Paying Agent, Transfer Agent, Custodian, Backup Advancing Agent and Notes Registrar and not in its individual capacity

By:	/s/ Amy Doyle
Name: Amy Doyle
Title: Vice President

KEYCORP REAL ESTATE CAPITAL MARKETS, INC., as Advancing Agent

By:	/s/ Diane Haislip
Name: Diane Haislip
Title: Senior Vice President

Schedule A

Collateral Interests

				Collateral	Collateral			General	Detailed
			# of	Interest	Interest	Cut-off Date	Maturity	Property	Property
Property Flag	ID	Property Name	Properties	Seller(1)	Type	Balance($)(2)	Balance($)(2)	Type	Type
Loan	1	Plaza Mexico	1	RCMC	Mezzanine	26,053,979	25,210,068	Retail	Anchored
Loan	2	55 West Monroe	1	RCMC	Mezzanine	21,500,000	21,500,000	Office	CBD
Loan	3	Gansevoort Park Avenue	1	RCMC	Mezzanine	20,000,000	20,000,000	Hospitality	Full Service
Loan	4	Wyvernwood Apartments	1	RCMC	Junior Mezzanine	19,250,000	19,250,000	Multifamily	Conventional
Loan	5	Sun Development and Management Portfolio	5	RCMC	Mezzanine	17,700,000	17,700,000	Hospitality	Various
Property	5.01	Candlewood Suites Hattiesburg	1	RCMC	NAP	1,795,151	1,795,151	Hospitality	Limited Service
Property	5.02	Homewood Suites Nashville-Downtown	1	RCMC	NAP	3,527,425	3,527,425	Hospitality	Limited Service
Property	5.03	Hampton Inn & Suites South Lake Buena Vista	1	RCMC	NAP	2,153,552	2,153,552	Hospitality	Limited Service
Property	5.04	Hilton Garden Inn Ridgefield Park	1	RCMC	NAP	4,124,760	4,124,760	Hospitality	Limited Service
Property	5.05	Embassy Suites Palmdale	1	RCMC	NAP	6,099,112	6,099,112	Hospitality	Full Service
Loan	6	Investcorp Hotel Portfolio	8	RCMC	Junior Mezzanine	14,597,500	14,597,500	Hospitality	Full Service
Property	6.01	DoubleTree Tallahassee	1	RCMC	NAP	1,208,155	1,208,155	Hospitality	Full Service
Property	6.02	Hilton Newark Penn Station	1	RCMC	NAP	1,881,359	1,881,359	Hospitality	Full Service
Property	6.03	Marriott Pittsburgh Airport	1	RCMC	NAP	3,041,561	3,041,561	Hospitality	Full Service
Property	6.04	Sheraton Arlington	1	RCMC	NAP	2,117,385	2,117,385	Hospitality	Full Service
Property	6.05	DoubleTree Hotel Los Angeles	1	RCMC	NAP	1,541,332	1,541,332	Hospitality	Full Service
Property	6.06	DoubleTree Hotel Syracuse	1	RCMC	NAP	1,494,625	1,494,625	Hospitality	Full Service
Property	6.07	DoubleTree Park Place Minneapolis	1	RCMC	NAP	1,706,363	1,706,363	Hospitality	Full Service
Property	6.08	DoubleTree Hotel Boston Westborough	1	RCMC	NAP	1,606,721	1,606,721	Hospitality	Full Service
Loan	7	RiverTown Crossings Mall	1	RCMC	Mezzanine	12,757,747	10,851,236	Retail	Super Regional Mall
Loan	8	681 Fifth Avenue	1	RCMC	Mezzanine - Pari Passu	12,500,000	12,500,000	Mixed-Use	Retail/Office
Loan	9	Burnham Center	1	RCMC	Mezzanine	12,000,000	12,000,000	Office	CBD
Loan	10	Fifth Third Center	1	RCMC	Mezzanine	10,400,000	10,400,000	Office	CBD
Loan	11	Gateway Plaza	1	RCMC	Mezzanine	10,000,000	10,000,000	Office	CBD
Loan	12	Secure Self Storage Portfolio	4	RCMC	Mezzanine	10,000,000	10,000,000	Self Storage	Self Storage
Property	12.01	Secure Self Storage - Brooklyn	1	RCMC	NAP	2,882,883	2,882,883	Self Storage	Self Storage
Property	12.02	Secure Self Storage - Bronx	1	RCMC	NAP	1,914,415	1,914,415	Self Storage	Self Storage
Property	12.03	Secure Self Storage - Queens	1	RCMC	NAP	2,274,775	2,274,775	Self Storage	Self Storage
Property	12.04	Secure Self Storage - Bronx	1	RCMC	NAP	2,927,927	2,927,927	Self Storage	Self Storage
Loan	13	Paradise Island	1	RCMC	Rake	10,000,000	10,000,000	Multifamily	Conventional
Loan	14	5th & Yesler	1	RCMC	Mezzanine	10,000,000	10,000,000	Office	CBD
Loan	15	ICON Portfolio	19	RCMC	Mezzanine	7,570,000	7,570,000	Multifamily	Conventional
Property	15.01	338 E 55th St	1	RCMC	NAP	290,000	290,000	Multifamily	Conventional
Property	15.02	340 E 55th St	1	RCMC	NAP	580,000	580,000	Multifamily	Conventional
Property	15.03	344 E 55th St	1	RCMC	NAP	555,000	555,000	Multifamily	Conventional
Property	15.04	340 E 61st St	1	RCMC	NAP	310,000	310,000	Multifamily	Conventional
Property	15.05	332 E 71st St	1	RCMC	NAP	610,000	610,000	Multifamily	Conventional
Property	15.06	502 E 73rd St	1	RCMC	NAP	300,000	300,000	Multifamily	Conventional
Property	15.07	322 E 74th St	1	RCMC	NAP	455,000	455,000	Multifamily	Conventional
Property	15.08	242 E 75th St	1	RCMC	NAP	360,000	360,000	Multifamily	Conventional
Property	15.09	342 E 76th St	1	RCMC	NAP	340,000	340,000	Multifamily	Conventional
Property	15.10	244 E 78th St	1	RCMC	NAP	620,000	620,000	Multifamily	Conventional
Property	15.11	323 E 78th St	1	RCMC	NAP	420,000	420,000	Multifamily	Conventional
Property	15.12	405 E 78th St	1	RCMC	NAP	290,000	290,000	Multifamily	Conventional
Property	15.13	443 E 78th St	1	RCMC	NAP	350,000	350,000	Multifamily	Conventional
Property	15.14	340 E 81st St	1	RCMC	NAP	240,000	240,000	Multifamily	Conventional
Property	15.15	407 E 81st St	1	RCMC	NAP	370,000	370,000	Multifamily	Conventional
Property	15.16	409 E 81st St	1	RCMC	NAP	370,000	370,000	Multifamily	Conventional
Property	15.17	419 E 82nd St	1	RCMC	NAP	345,000	345,000	Multifamily	Conventional
Property	15.18	513 E 82nd St	1	RCMC	NAP	480,000	480,000	Multifamily	Conventional
Property	15.19	228 E 84th St	1	RCMC	NAP	285,000	285,000	Multifamily	Conventional
Loan	16	Village Walk at Eastlake	1	RCMC	Mezzanine	7,000,000	7,000,000	Retail	Anchored
Loan	17	Broward Apartment Portfolio	2	RCMC	Preferred Equity	6,857,000	6,857,000	Multifamily	Conventional
Property	17.01	Water's Edge Apartments	1	RCMC	NAP	3,506,000	3,506,000	Multifamily	Conventional
Property	17.02	Southern Pointe	1	RCMC	NAP	3,351,000	3,351,000	Multifamily	Conventional
Loan	18	177 Livingston Street	1	RCMC	Mezzanine	6,000,000	6,000,000	Office	CBD
Loan	19	200 Las Olas Circle	1	RCMC	Mezzanine	6,000,000	6,000,000	Office	CBD
Loan	20	ICON Downtown Portfolio	7	RCMC	Mezzanine	5,875,000	5,875,000	Multifamily	Conventional
Property	20.01	307-309 Mott Street	1	RCMC	NAP	975,000	975,000	Multifamily	Conventional
Property	20.02	316 West 14th Street	1	RCMC	NAP	525,000	525,000	Multifamily	Conventional
Property	20.03	320-324 West 14th Street	1	RCMC	NAP	1,500,000	1,500,000	Multifamily	Conventional
Property	20.04	43 Orchard Street	1	RCMC	NAP	950,000	950,000	Multifamily	Conventional
Property	20.05	522 East 5th Street	1	RCMC	NAP	400,000	400,000	Multifamily	Conventional
Property	20.06	610 East 9th Street	1	RCMC	NAP	1,000,000	1,000,000	Multifamily	Conventional
Property	20.07	8 Centre Market Place	1	RCMC	NAP	525,000	525,000	Multifamily	Conventional
Loan	21	Metro 67 Apartments	1	RCMC	Mezzanine	5,650,000	5,650,000	Multifamily	Conventional
Loan	22	Club Quarters Midtown	1	RCMC	B-Note	5,500,000	5,302,003	Hospitality	Full Service
Loan	23	Providence at Harbour Club	1	RCMC	Mezzanine	5,000,000	4,622,195	Multifamily	Conventional
Loan	24	Morningstar Self Storage	7	RCMC	Mezzanine	5,000,000	5,000,000	Self Storage	Self Storage
Property	24.01	Morningstar Mini-Storage of Alpharetta	1	RCMC	NAP	1,445,233	1,445,233	Self Storage	Self Storage
Property	24.02	Morningstar - Dillon Road	1	RCMC	NAP	390,467	390,467	Self Storage	Self Storage
Property	24.03	Morningstar - Archer Road	1	RCMC	NAP	202,840	202,840	Self Storage	Self Storage
Property	24.04	Morningstar - Marshland Road	1	RCMC	NAP	268,763	268,763	Self Storage	Self Storage
Property	24.05	Morningstar - Mathews Drive	1	RCMC	NAP	1,019,270	1,019,270	Self Storage	Self Storage
Property	24.06	Moringstar Mini-Storage - Summerville, SC	1	RCMC	NAP	953,347	953,347	Self Storage	Self Storage
Property	24.07	Morningstar Mini-Storage - Charlotte	1	RCMC	NAP	720,081	720,081	Self Storage	Self Storage
Loan	25	The Ashlar Apartment Homes	1	RCMC	Preferred Equity	4,570,000	4,570,000	Multifamily	Conventional
Loan	26	Texan Apartments	2	RCMC	Preferred Equity	4,315,000	4,315,000	Multifamily	Student Housing
Property	26.01	Texan Pearl	1	RCMC	NAP	2,260,000	2,260,000	Multifamily	Student Housing
Property	26.02	Texan Shoal Creek	1	RCMC	NAP	2,055,000	2,055,000	Multifamily	Student Housing
Loan	27	Paddock at Eastpoint	1	RCMC	Mezzanine	4,000,000	4,000,000	Multifamily	Conventional
Loan	28	The Falls at Westover Hills	1	RCMC	Mezzanine	4,000,000	4,000,000	Multifamily	Conventional
Loan	29	Brick Row Apartments	1	RCMC	Preferred Equity	4,000,000	4,000,000	Multifamily	Conventional
Loan	30	Magellan Storage - Costa Mesa	1	RCMC	Mezzanine	3,000,000	3,000,000	Self Storage	Self Storage

(1) Redwood Commercial Mortgage Corporation

(2) With respect to any Collateral Interest securing a multi-property loan, the amounts under the headings “Cut-off Date Balance” and “Maturity Balance” reflect the Allocated Loan Amount for such Collateral Interest Property.

Schedule B

Credit Impaired Debt Yield Thresholds

Collateral Interest	Credit Impaired Debt Yield Threshold
Plaza Mexico	6.8%
55 West Monroe	6.4%
Gansevoort Park Avenue	5.0%
Wyvernwood Apartments	5.6%
Sun Development and Management Portfolio	7.0%
Investcorp Hotel Portfolio	5.1%
RiverTown Crossings Mall	6.9%
681 Fifth Avenue	4.8%
Burnham Center	6.9%
Gateway Plaza	6.9%
Fifth Third Center	6.2%
Secure Self Storage Portfolio	5.4%
Paradise Island	5.5%
5th & Yesler	5.3%
ICON Portfolio	4.9%
Village Walk at Eastlake	6.0%
Broward Apartment Portfolio	5.3%
177 Livingston Street	6.1%
200 Las Olas Circle	6.2%
ICON Downtown Portfolio	4.6%
Metro 67 Apartments	6.2%
Club Quarters Midtown	6.3%
Providence at Harbour Club	8.1%
Morningstar Self Storage	6.5%
The Ashlar Apartment Homes	6.0%
Texan Apartments	5.6%
Paddock at Eastpoint	6.0%
The Falls at Westover Hills	6.2%
Brick Row Apartments	4.0%
Magellan Storage – Costa Mesa	6.3%

Schedule C

Recovery Rates

With respect to the B Note and Rake Bond:

Tranche as % of Collateral Interest Capital Structure1

Min % (Exc)	Max%	Aaa	Aa	A	Baa	Ba	B	Below B
70%	100%	85%	80%	65%	55%	45%	30%	0%
10%	70%	75%	70%	55%	45%	35%	25%	0%
5%	10%	65%	55%	45%	35%	25%	15%	0%
2%	5%	55%	45%	35%	30%	20%	10%	0%
0%	2%	45%	35%	25%	20%	10%	5%	0%

With respect to Mezzanine Loans and Preferred Equity Securities:

Tranche as % of Collateral Interest Capital Structure2

Min % (Exc)	Max%	Aaa	Aa	A	Baa	Ba	B	Below B
70%	100%	80%	75%	60%	50%	40%	25%	0%
10%	70%	70%	65%	50%	40%	30%	20%	0%
5%	10%	60%	50%	40%	30%	20%	10%	0%
2%	5%	50%	40%	30%	25%	15%	5%	0%
0%	2%	40%	30%	20%	15%	5%	0%	0%

[1]	For purposes of calculating the percentage of capital structure at issuance with respect to the B Note or Rake Bond, such amount shall be a percentage equal to a fraction, the numerator of which is the aggregate principal balance of (a) such B Note or Rake Bond and (b) any interest which is pari passu with such B Note or Rake Bond and secured by the same commercial mortgage, and the denominator of which is the total funded principal balance secured by the mortgaged property. Ratings on the chart below refer to the current rating or credit assessment applicable to the Collateral Interest, which ratings are periodically updated and communicated to the Issuer.

[2]	For purposes of calculating the percentage of capital structure at issuance with respect to the Mezzanine Loan or Preferred Equity Interest, such amount shall be a percentage equal to a fraction, the numerator of which is the aggregate principal balance of (a) such Mezzanine Loan or Preferred Equity Interest and (b) any interest that is pari passu with such Mezzanine Loan or Preferred Equity Interest and secured or backed by an interest in any entity related to the same commercial property, and the denominator of which is the total funded principal balance of any debt or Preferred Equity Interest related to the same commercial property. Ratings on the chart below refer to the current rating or credit assessment applicable to the Collateral Interest, which ratings are periodically updated and communicated to the Issuer.

Exhibits to Indenture, dated as of November 28, 2012,

among

RCMC 2012 CREL1, LLC, as Issuer,

KeyCorp Real Estate Capital Markets, Inc., as Advancing Agent,

and

Wells Fargo Bank, National Association, as Trustee, Paying Agent, Transfer
Agent, Custodian, Backup Advancing Agent and Notes Registrar

EXHIBIT A-1

FORM OF CLASS A SENIOR SECURED NOTE DUE 2018

[REGULATION S] [RULE 144A] GLOBAL SECURITY

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A)(1) TO A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) AND IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000 (AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (2) TO A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000 (AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL SECURITY WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER DETERMINES OR IS NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL SECURITY WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL SECURITY VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY.  THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.  ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

A-1-2

[AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A PERSON THAT IS A U.S. PERSON (AS DEFINED IN REGULATION S) AT ANY TIME. IN ADDITION, AN INTEREST IN THIS NOTE MAY ONLY BE HELD THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG AT ANY TIME.]1

[1]	Regulation S Global Securities.

A-1-3

RCMC 2012-CREL1, LLC

CLASS A SENIOR SECURED NOTE DUE 2018

No. [Reg. S][144A]- ___	Up to
CUSIP No. [U7535B AA9][2][74935T AA9][3]	U.S.$171,746,000
ISIN: [USU7535BAA99][4][US74935TAA97][5]

RCMC 2012-CREL1, LLC, a Delaware limited liability company (the “Issuer”) for value received, hereby promises to pay to CEDE & CO. or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of up to 171,746,000 United States Dollars (U.S. $171,746,000), or such other principal sum as is equal to the aggregate principal amount of the Class A Notes identified from time to time on the records of the Trustee and Schedule A hereto as being represented by this [Rule 144A] [Regulation S] Global Security, on the Payment Date occurring in December 2018 (the “Stated Maturity”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on December 17, 2012, and thereafter monthly on the 4th Business Day after the 11th day of each calendar month (or if such day is not a Business Day, then on the next succeeding Business Day) (each, a “Payment Date”). Interest on the Class A Notes shall accrue at the Note Interest Rate and shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) prior to the applicable Payment Date.

The obligations of the Issuer under this Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Collateral Interests and other Assets pledged by the Issuer as security for the Notes under the Indenture, and in the event the Collateral Interests and such other Assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of interest on this Note is senior to the payments of distributions on the Issuer Equity Securities. So long as any Class A Notes are Outstanding, the Issuer Equity Securities will receive payments only in accordance with the Priority of Payments. The principal of this Note shall be due and payable no later than the Stated Maturity unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee and Paying Agent, to the extent of available funds as set forth in the Indenture and subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Registered Holder hereof; provided that the Registered Holder shall have provided wiring instructions to the Trustee on or before the related Record Date, or, if wire transfer cannot be effected, by Dollar check drawn on a bank as provided in the Indenture and mailed to the Registered Holder at its address in the Notes Register.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or Stated Maturity unless payment of principal is improperly withheld or unless a Default is otherwise made with respect to such payments of principal.

[2]	For Regulation S Global Security.

[3]	For Rule 144A Global Security.

[4]	For Regulation S Global Security.

[5]	For Rule 144A Global Security.

A-1-4

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Trustee and Paying Agent.

The Registered Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, the Issuer shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class A Senior Secured Notes Due 2018, of the Issuer (the “Class A Notes”), limited in aggregate principal amount to U.S. $171,746,000 issued under an indenture dated as of November 28, 2012 (the “Indenture”) by and among the Issuer, KeyCorp Real Estate Capital Markets, Inc., as Advancing Agent and Wells Fargo Bank, National Association, as trustee (in such capacity and together with any successor trustee permitted under the Indenture, the “Trustee”), Paying Agent, Transfer Agent, Custodian, Backup Advancing Agent and Notes Registrar.

Concurrently with the issuance of the Notes, the Issuer also will issue Issuer Equity Securities under the Issuer’s Limited Liability Company Agreement, which will constitute all of the common equity interests in the Issuer.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee, the Advancing Agent, the Holders of the Notes and the Issuer Equity Securities and the terms upon which the Notes are, and are to be, executed, authenticated and delivered.

Payments of principal of the Class A Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes are subject to redemption by the Issuer at the direction of the Majority Equityholder (such redemption, a “Clean-up Call”), in whole but not in part, at a price equal to the applicable Redemption Price, upon notice given in the manner provided in the Indenture, on any Payment Date on or after the Payment Date on which the Aggregate Outstanding Amount of the Notes has been reduced to 10% of the Aggregate Outstanding Amount of the Notes on the Closing Date; provided, that the funds available to be used for such redemption will be sufficient to pay the Redemption Price and certain other amounts due and payable under the Indenture.

Pursuant to Section 9.1(b) of the Indenture, the Notes and the Issuer Equity Securities shall be redeemable, in whole but not in part, by Act of a Majority Equityholder delivered to the Trustee, on the Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to the applicable Redemption Prices; provided that that the funds available to be used for such Tax Redemption will be sufficient to pay the Redemption Price and certain other amounts due and payable under the Indenture.

Pursuant to Section 9.1(c) of the Indenture, the Notes are subject to redemption, in whole but not in part, by the Issuer at a price equal to the applicable Redemption Prices, on any Payment Date occurring after the end of the Non-call Period at the direction of the Issuer (such redemption, an “Optional Redemption”) by Act of a Majority Equityholder delivered to the Trustee; provided that the funds available to be used for such Optional Redemption will be sufficient to pay the Redemption Price and certain other amounts due and payable under the Indenture.

A-1-5

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

Pursuant to Section 9.5 of the Indenture, if either of the Coverage Tests are not satisfied as of the most recent Measurement Date, the Notes shall be redeemed from Interest Proceeds as set forth in the Indenture, only, and to the extent necessary, to cause each of the Coverage Tests to be satisfied.

If an Event of Default shall occur and be continuing, the Class A Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes are issuable in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof.

The principal of each Note shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Issuer, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Operating Advisor or the Reporting Agent or any of their respective affiliates is acting as a fiduciary or financial or investment advisor for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Operating Advisor, the Reporting Agent or any of their respective affiliates other than any statements in the final offering memorandum for the Notes, and such Holder or beneficial owner has read and understands such final offering memorandum; (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Operating Advisor, the Reporting Agent or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Master Servicer, the Special Servicer and the Trustee that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of ERISA) or “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Title I of ERISA or Section 4975 of the Code or any other employee benefit plan or plan which is subject to any federal, state or local law (“Similar Law”) that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (each a “Benefit Plan”), or an entity whose underlying assets include plan assets of any such Benefit Plan, or (B) if the funds being used to pay the purchase price for such Notes include plan assets of any Benefit Plan, its purchase and holding will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any Benefit Plan subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

A-1-6

Title to Notes shall pass by registration in the Register kept by the Trustee, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION IN BANKRUPTCY AGAINST THE ISSUER IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

A-1-7

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated as of November 28, 2012

RCMC 2012-CREL1, LLC, as Issuer

By: Redwood Trust, Inc., a Maryland corporation, as its sole member

By:
Name:
Title:

A-1-8

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Wells Fargo Bank, National Association, as Trustee

By:
Authenticating Agent

A-1-9

ASSIGNMENT FORM

For value received _________________________________________________

hereby sell, assign and transfer unto

______________________________________________

______________________________________________

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name
appears on this Note)

A-1-10

SCHEDULE A

EXCHANGES IN GLOBAL SECURITY

This Note shall be issued in the original principal balance of U.S.$[171,746,000]6[0]7 on the Closing Date. The following exchanges of a part of this [Rule 144A][Regulation S] Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or securities Custodian

6 Rule 144A Global Security

7 Regulation S Global Security

A-1-11

Exhibit A-2

FORM OF CLASS A SENIOR SECURED NOTE DUE 2018

DEFINITIVE NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT:  (A) EITHER (1)(X) TO A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) OR (Y) AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000 (AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (2) TO A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000 (AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A DEFINITIVE NOTE WILL BE REQUIRED TO MAKE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER DETERMINES OR IS NOTIFIED THAT THE HOLDER OF SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS NOTE VOID AND REQUIRE THAT THIS NOTE BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER.

A-2-1

RCMC 2012-CREL1, LLC

CLASS A SENIOR SECURED NOTE DUE 2018

No. IAI- __
CUSIP No. 74935T AB7	U.S.$[___________]
ISIN: US74935TAB70

RCMC 2012-CREL1, LLC, a Delaware limited liability company (the “Issuer”) for value received, hereby promises to pay to [_______] or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of [__________] United States Dollars (U.S.$[__________]) on the Payment Date occurring in December 2018 (the “Stated Maturity”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on December 17, 2012, and thereafter monthly on the 4th Business Day after the 11th day of each calendar month (or if such day is not a Business Day, then on the next succeeding Business Day) (each, a “Payment Date”). Interest on the Class A Notes shall accrue at the Note Interest Rate and shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) prior to the applicable Payment Date.

The obligations of the Issuer under this Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Collateral Interests and other Assets pledged by the Issuer as security for the Notes under the Indenture, and in the event the Collateral Interests and such other Assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of interest on this Note is senior to the payments of distributions on the Issuer Equity Securities. So long as any Class A Notes are Outstanding, the Issuer Equity Securities will receive payments only in accordance with the Priority of Payments. The principal of this Note shall be due and payable no later than the Stated Maturity unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee and Paying Agent, to the extent of available funds as set forth in the Indenture and subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Registered Holder hereof; provided that the Registered Holder shall have provided wiring instructions to the Trustee on or before the related Record Date, or, if wire transfer cannot be effected, by Dollar check drawn on a bank as provided in the Indenture and mailed to the Registered Holder at its address in the Notes Register.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or Stated Maturity unless payment of principal is improperly withheld or unless a Default is otherwise made with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Trustee and Paying Agent.

The Registered Holder of this Note shall be treated as the owner hereof for all purposes.

A-2-2

Except as specifically provided herein and in the Indenture, the Issuer shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class A Senior Secured Notes Due 2018, of the Issuer (the “Class A Notes”), limited in aggregate principal amount to U.S. $171,746,000 issued under an indenture dated as of November 28, 2012 (the “Indenture”) by and among the Issuer, KeyCorp Real Estate Capital Markets, Inc., as Advancing Agent (the “Master Servicer”) and Wells Fargo Bank, National Association, as trustee (in such capacity and together with any successor trustee permitted under the Indenture, the “Trustee”), Paying Agent, Transfer Agent, Custodian, Backup Advancing Agent and Notes Registrar.

Concurrently with the issuance of the Notes, the Issuer also will issue Issuer Equity Securities under the Issuer’s Limited Liability Company Agreement, which will constitute all of the common equity interests in the Issuer.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee, Advancing Agent, the Holders of the Notes and the Issuer Equity Securities and the terms upon which the Notes are, and are to be, executed, authenticated and delivered.

Payments of principal of the Class A Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes are subject to redemption by the Issuer at the direction of the Majority Equityholder (such redemption, a “Clean-up Call”), in whole but not in part, at a price equal to the applicable Redemption Price, upon notice given in the manner provided in the Indenture, on any Payment Date on or after the Payment Date on which the Aggregate Outstanding Amount of the Notes has been reduced to 10% of the Aggregate Outstanding Amount of the Notes on the Closing Date; provided, that the funds available to be used for such redemption will be sufficient to pay the Redemption Price and certain other amounts due and payable under the Indenture.

Pursuant to Section 9.1(b) of the Indenture, the Notes and the Issuer Equity Securities shall be redeemable, in whole but not in part, by Act of a Majority Equityholder delivered to the Trustee, on the Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to the applicable Redemption Prices; provided that that the funds available to be used for such Tax Redemption will be sufficient to pay the Redemption Price and certain other amounts due and payable under the Indenture.

Pursuant to Section 9.1(c) of the Indenture, the Notes are subject to redemption, in whole but not in part, by the Issuer at a price equal to the applicable Redemption Prices, on any Payment Date occurring after the end of the Non-call Period at the direction of the Issuer (such redemption, an “Optional Redemption”) by Act of a Majority Equityholder delivered to the Trustee; provided that the funds available to be used for such Optional Redemption will be sufficient to pay the Redemption Price and certain other amounts due and payable under the Indenture.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

A-2-3

Pursuant to Section 9.5 of the Indenture, if either of the Coverage Tests are not satisfied as of the most recent Measurement Date, the Notes shall be redeemed from Interest Proceeds as set forth in the Indenture, only, and to the extent necessary, to cause each of the Coverage Tests to be satisfied.

If an Event of Default shall occur and be continuing, the Class A Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes are issuable in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof.

The principal of each Note shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Issuer, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Operating Advisor or the Reporting Agent or any of their respective affiliates is acting as a fiduciary or financial or investment advisor for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Operating Advisor, the Reporting Agent or any of their respective affiliates other than any statements in the final offering memorandum for the Notes, and such Holder or beneficial owner has read and understands such final offering memorandum; (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Operating Advisor, the Reporting Agent or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Master Servicer, the Special Servicer and the Trustee that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of ERISA) or “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Title I of ERISA or Section 4975 of the Code or any other employee benefit plan or plan which is subject to any federal, state or local law (“Similar Law”) that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (each a “Benefit Plan”), or an entity whose underlying assets include plan assets of any such Benefit Plan, or (B) if the funds being used to pay the purchase price for such Notes include plan assets of any Benefit Plan, its purchase and holding will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any Benefit Plan subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Register kept by the Trustee, acting through its Corporate Trust Office.

A-2-4

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION IN BANKRUPTCY AGAINST THE ISSUER IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

A-2-5

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated as of [________]

RCMC 2012-CREL1, LLC, as Issuer

By: Redwood Trust, Inc., a Maryland corporation, as its sole member

By:
Name:
Title:

A-2-6

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Wells Fargo Bank, National Association, as Trustee

By:
Authenticating Agent

A-2-7

ASSIGNMENT FORM

For value received _________________________________________________

hereby sell, assign and transfer unto

______________________________________________

______________________________________________

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name
appears on this Note)

A-2-8

EXHIBIT B-1

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM A RULE 144A

GLOBAL SECURITY OR DEFINITIVE NOTE TO A REGULATION S GLOBAL SECURITY

(Transfer pursuant to Article 2 of the Indenture)

 Wells Fargo Bank, National Association

Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479-0113

Re:	RCMC 2012-CREL1, LLC, as Issuer of: the Class A Senior Secured Notes, due 2018 (the “Transferred Notes”)

Reference is hereby made to the Indenture, dated as of November 28, 2012 (the “Indenture”) by and among RCMC 2012-CREL1, LLC, as Issuer of the Notes, Wells Fargo Bank, National Association, as Trustee, and KeyCorp Real Estate Capital Markets, Inc., as Advancing Agent. Capitalized terms used but not defined herein will have the meanings assigned to such terms in the Indenture and if not defined in the Indenture then such terms will have the meanings assigned to them in Regulation S (“Regulation S”), or Rule 144A (“Rule 144A”), under the United States Securities Act of 1933, as amended (the “Securities Act”).

This letter relates to the transfer of $[  ] aggregate principal amount of Notes being transferred for an equivalent beneficial interest in a Regulation S Global Securities in the name of [name of transferee] (the “Transferee”).

In connection with such request, the Transferee hereby certifies that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Offering Circular, dated as of November 20, 2012, and hereby represents, warrants and agrees for the benefit of the Issuer, the Trustee, the Paying Agent and their counsel that:

1. at the time the buy order was originated, the Transferee was outside the United States;

2. the Transferee is not a U.S. Person (“U.S. Person”), as defined in Regulation S;

3. the transfer is being made in an “offshore transaction” (“Offshore Transaction”), as defined in Regulation S, pursuant to Rule 903 or 904 of Regulation S;

4. the Transferee will notify future transferees of the transfer restrictions;

5. the Transferee understands that the Notes, including the Transferred Notes, are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Notes, including the Transferred Notes, have not been and will not be registered or qualified under the Securities Act or the securities laws of any state or other jurisdiction, and, if in the future the owner decides to reoffer, resell, pledge or otherwise transfer the Transferred Notes, such Transferred Notes may only be reoffered, resold, pledged or otherwise transferred only in accordance with the Indenture and the legend on such Transferred Notes. The Transferee acknowledges that no representation is made by the Issuer or the Placement Agents, as the case may be, as to the availability of any exemption from registration or qualification under the Securities Act or any state or other securities laws for resale of the Transferred Notes;

B-1-1

6. the Transferee is not purchasing the Transferred Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act or the securities laws of any state or other jurisdiction. The Transferee understands that an investment in the Transferred Notes involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances. The Transferee has had access to such financial and other information concerning the Issuer and the Transferred Notes as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Transferred Notes, including, without limitation, an opportunity to ask questions of and request information from the Trustee, the Placement Agents and the Issuer, including without limitation, an opportunity to access to such legal and tax representation as the Transferee deemed necessary or appropriate;

7. in connection with the purchase of the Transferred Notes: (A) none of the Issuer, the Placement Agents, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Reporting Agent, RCMC or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for the Transferee; (B) the Transferee is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Placement Agents, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Reporting Agent, or any of its respective affiliates other than any statements in the final Offering Circular relating to such Transferred Notes and any representations expressly set forth in a written agreement with such party; (C) the Transferee has read and understands the final Offering Circular relating to the Transferred Notes (including, without limitation, the descriptions therein of the structure of the transaction in which the Transferred Notes are being issued and the risks to purchasers of the Notes); (D) none of the Issuer, the Placement Agents, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Reporting Agent, any of their respective affiliates has given to the Transferee (directly or indirectly through any other person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of the Transferee’s purchase of the Transferred Notes; (E) the Transferee has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Placement Agents, the Trustee, the Master Servicer, the Special Servicer the Operating Advisor, the Reporting Agent or any of their respective affiliates; (F) the Transferee will hold and transfer at least the minimum denomination of such Transferred Notes; (G) the Transferee was not formed for the purpose of investing in the Transferred Notes; and (H) the Transferee is purchasing the Transferred Notes with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and is capable of assuming and willing to assume (financially and otherwise) these risks;

8. the Transferee understands that the Transferred Notes will bear the applicable legend set forth on such Transferred Notes;

9. the Transferee represents that either (a) it is not an “employee benefit plan” (as defined in Section 3(3) of ERISA) or “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Title I of ERISA or Section 4975 of the Code, or any other employee benefit plan or plan which is subject to any federal, state or local law (“Similar Law”) that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (each a “Benefit Plan”) or an entity whose underlying assets include plan assets of any such Benefit Plan or (b) its purchase and holding of the Transferred Notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a Benefit Plan subject to Similar Law, do not result in a non-exempt violation of Similar Law;

10.         Except to the extent permitted by the Securities Act and the 1940 Act and any rules thereunder as in effect and applicable at the time of any such offer, the Transferee will not, at any time, offer to buy or offer to sell the Transferred Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or at a seminar or meeting whose attendees have been invited by general solicitations or advertising;

B-1-2

11.         the Transferee understands that (A) the Issuer, the Trustee or the Paying Agent will require certification acceptable to them (1) as a condition to the payment of principal of and interest on any Notes without, or at a reduced rate of, U.S. withholding or backup withholding tax, and (2) to enable the Issuer, the Trustee and the Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Notes or the holder of such Notes under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation, which certification may include U.S. federal income tax forms (such as IRS Form W-8BEN (Certification of Foreign Status of Beneficial Owner), IRS Form W-8IMY (Certification of Foreign Intermediary Status), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certification of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with Conduct of a U.S. Trade or Business) or any successors to such IRS forms); (B) the Issuer, the Trustee or the Paying Agent may require certification acceptable to them to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its assets and (C) the Transferee agrees to provide any certification requested pursuant to this paragraph and to update or replace such form or certification in accordance with its terms or its subsequent amendments;

12.         the Transferee acknowledges that it is its intent and that it understands it is the intent of the Issuer that, for purposes of U.S. federal, state and local income and franchise tax and any other income taxes, the Notes will be treated as indebtedness and the Issuer Equity Securities will be treated as equity; the Transferee agrees to such treatment and agrees to take no action inconsistent with such treatment;

13.         the Transferee, if not a “United States person” (as defined in Section 7701(a)(30) of the Code), either: (A) is not a bank (within the meaning of Section 881(c)(3)(A) of the Code); (B) is a bank that has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Issuer are effectively connected with the conduct of a trade or business in the United States, or (C) is a bank and is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States and the Issuer is treated as a fiscally transparent entity (as defined in Treasury regulations section 1.894-1(d)(3)(iii)) under the laws of Transferee’s jurisdiction with respect to payments made on the Collateral Interests held by the Issuer;

14.         the Transferee understands that the Notes have not been approved or disapproved by the SEC or any other governmental authority or agency or any jurisdiction and that neither the SEC nor any other governmental authority or agency has passed upon the adequacy or accuracy of the final Offering Circular relating to the Notes. The Transferee further understands that any representation to the contrary is a criminal offense;

15.         the Transferee will, prior to any sale, pledge or other transfer by such Transferee of any Note (or interest therein), obtain from the prospective transferee, and deliver to the Trustee, a duly executed transferee certificate addressed to each of the Trustee, the Issuer, and the Paying Agent in the form of the relevant exhibit attached to the Indenture, and such other certificates and other information as the Issuer, the Trustee or the Paying Agent may reasonably require to confirm that the proposed transfer complies with the transfer restrictions contained in the Indenture;

16.         the Transferee agrees that no Note may be purchased, sold, pledged or otherwise transferred in an amount less than the minimum denomination set forth in the Indenture. In addition, the Transferee understands that the Notes will be transferable only upon registration of the transferee in the Note Register of the Issuer following delivery to the Note Registrar of a duly executed transfer certificate and any other certificates and other information required by the Indenture;

17.         the Transferee is aware and agrees that no Note (or beneficial interest therein) may be reoffered or resold, pledged or otherwise transferred (i) to a transferee taking delivery of such Note represented by a Rule 144A Global Security except (A) to a transferee that the Transferee reasonably believes is a QIB, purchasing for its account or the account of another QIB, to which notice is given that the resale, pledge or other transfer is being made in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A or another person the sale to which is exempt under the Securities Act and (B)  if such transfer is made in accordance with any applicable securities laws of any state of the United States and any other relevant jurisdiction, and (ii) to a transferee taking delivery of such Note represented by a Regulation S Global Security except (A) to a transferee that is a non-U.S. Person acquiring such interest in an Offshore Transaction in accordance with Rule 903 or Rule 904 of Regulation S, (B) such transfer is made in compliance with the other requirements set forth in the Indenture and (C) if such transfer is made in accordance with any applicable securities laws of any state of the United States and any other jurisdiction;

B-1-3

18.         the Transferee understands that there is no secondary market for the Notes and that no assurances can be given as to the liquidity of any trading market for the Notes and that it is unlikely that a trading market for the Notes will develop. The Transferee further understands that, although the Placement Agents may from time to time make a market in the Notes, the Placement Agents are not under any obligation to do so and, following the commencement of any market-making, may discontinue the same at any time. Accordingly, the Transferee must be prepared to hold the Notes until the Stated Maturity;

19.         the Transferee agrees that (i) any sale, pledge or other transfer of a Note (or any beneficial interest therein) made in violation of the transfer restrictions contained in the Indenture, or made based upon any false or inaccurate representation made by the Transferee or a transferee to the Issuer, the Trustee or the Note Registrar, will be void and of no force or effect and (ii) none of the Issuer, the Trustee and the Note Registrar has any obligation to recognize any sale, pledge or other transfer of a Note (or any beneficial interest therein) made in violation of any such transfer restriction or made based upon any such false or inaccurate representation;

20.         the Transferee approves and consents to any direct trades between the Issuer and the Trustee and/or its affiliates that is permitted under the terms of the Indenture and the Collateral Interest Management Agreement; and

21.         the Transferee acknowledges that the Issuer, the Trustee, the Note Registrar, the Paying Agent, the Placement Agents and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that, if any of the acknowledgments, representations or warranties made or deemed to have been made by it in connection with its purchase of the Notes are no longer accurate, the Transferee will promptly notify the Issuer, the Trustee, Note Registrar, the Paying Agent and the Placement Agents.

22.         The Notes will bear a legend to the following effect unless the Issuer determines otherwise in compliance with applicable law:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A)(1) TO A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) AND IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000 (AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (2) TO A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000 (AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL SECURITY WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER DETERMINES OR IS NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL SECURITY WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL SECURITY VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER.

B-1-4

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY.  THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.  ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

23.         The owner understands and agrees that an additional legend in substantially the following form will be placed on each Note in the form of a Regulation S Global Security:

AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A PERSON THAT IS A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AT ANY TIME. IN ADDITION, AN INTEREST IN THIS NOTE MAY BE HELD ONLY THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG AT ANY TIME.

You, the Issuer and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferee]

By:
Name:
Title:

Dated:   ______________________

cc:        RCMC 2012-CREL1, LLC

B-1-5

EXHIBIT B-2

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM A REGULATION S

GLOBAL SECURITY OR DEFINITIVE NOTE TO A RULE 144A GLOBAL SECURITY

(Transfers pursuant to Article 2 of the Indenture)

Wells Fargo Bank, National Association

Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479-0113

Re:	RCMC 2012-CREL1, LLC, as Issuer of: the Class A Senior Secured Notes, due 2018 (the “Transferred Notes”)

Reference is hereby made to the Indenture dated as of November 28, 2012 (the “Indenture”), by and among RCMC 2012-CREL1, LLC, as Issuer of the Notes, Wells Fargo Bank, National Association, as Trustee, and KeyCorp Real Estate Capital Markets, Inc., as Advancing Agent. Capitalized terms used but not defined herein will have the meanings assigned to such terms in the Indenture and if not defined in the Indenture then such terms will have the meanings assigned to them in Regulation S (“Regulation S”), or Rule 144A (“Rule 144A”), under the Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder or as defined under the Investment Company Act of 1940, as amended (the “1940 Act”) and the rules promulgated thereunder.

This letter relates to the transfer of $[  ] aggregate principal amount of Notes being transferred in exchange for an equivalent beneficial interest in a Rule 144A Global Security of the same Class in the name of [name of transferee] (the “Transferee”).

In connection with such request, the Transferee hereby certifies that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Offering Circular, dated as of November 20, 2012, and hereby represents, warrants and agrees for the benefit of the Issuer, the Trustee, the Paying Agent and their counsel that:

1. at the time the buy order was originated, the Transferee was outside the United States;

2. the Transferee is not a U.S. Person (“U.S. Person”), as defined in Regulation S;

3. the transfer is being made in an “offshore transaction” (“Offshore Transaction”), as defined in Regulation S, pursuant to Rule 903 or 904 of Regulation S;

4. the Transferee will notify future transferees of the transfer restrictions;

5. the Transferee understands that the Notes, including the Transferred Notes, are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Notes, including the Transferred Notes, have not been and will not be registered or qualified under the Securities Act or the securities laws of any state or other jurisdiction, and, if in the future the owner decides to reoffer, resell, pledge or otherwise transfer the Transferred Notes, such Transferred Notes may only be reoffered, resold, pledged or otherwise transferred only in accordance with the Indenture and the legend on such Transferred Notes. The Transferee acknowledges that no representation is made by the Issuer or the Placement Agents, as the case may be, as to the availability of any exemption from registration or qualification under the Securities Act or any state or other securities laws for resale of the Transferred Notes;

B-2-1

6. the Transferee is not purchasing the Transferred Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act or the securities laws of any state or other jurisdiction. The Transferee understands that an investment in the Transferred Notes involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances. The Transferee has had access to such financial and other information concerning the Issuer and the Transferred Notes as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Transferred Notes, including, without limitation, an opportunity to ask questions of and request information from the Trustee, the Placement Agents and the Issuer, including without limitation, an opportunity to access to such legal and tax representation as the Transferee deemed necessary or appropriate;

7. in connection with the purchase of the Transferred Notes: (A) none of the Issuer, the Placement Agents, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Reporting Agent, RCMC or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for the Transferee; (B) the Transferee is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Placement Agents, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Reporting Agent, or any of their respective affiliates other than any statements in the final Offering Circular relating to such Transferred Notes and any representations expressly set forth in a written agreement with such party; (C) the Transferee has read and understands the final Offering Circular relating to the Transferred Notes (including, without limitation, the descriptions therein of the structure of the transaction in which the Transferred Notes are being issued and the risks to purchasers of the Notes); (D) none of the Issuer, the Placement Agents, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Reporting Agent, or any of their respective affiliates has given to the Transferee (directly or indirectly through any other person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of the Transferee’s purchase of the Transferred Notes; (E) the Transferee has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Placement Agents, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Reporting Agent, or any of their respective affiliates; (F) the Transferee will hold and transfer at least the minimum denomination of such Transferred Notes; (G) the Transferee was not formed for the purpose of investing in the Transferred Notes; and (H) the Transferee is purchasing the Transferred Notes with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and is capable of assuming and willing to assume (financially and otherwise) these risks;

8. the Transferee understands that the Transferred Notes will bear the applicable legend set forth on such Transferred Notes;

9. the Transferee represents that either (a) it is not an “employee benefit plan” (as defined in Section 3(3) of ERISA) or “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Title I of ERISA or Section 4975 of the Code, or any other employee benefit plan or plan which is subject to any federal, state or local law (“Similar Law”) that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (each a “Benefit Plan”) or an entity whose underlying assets include plan assets of any such Benefit Plan or (b) its purchase and holding of the Transferred Notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a Benefit Plan subject to Similar Law, do not result in a non-exempt violation of Similar Law;

10.         Except to the extent permitted by the Securities Act and the 1940 Act and any rules thereunder as in effect and applicable at the time of any such offer, the Transferee will not, at any time, offer to buy or offer to sell the Transferred Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or at a seminar or meeting whose attendees have been invited by general solicitations or advertising;

B-2-2

11.         the Transferee understands that (A) the Issuer, the Trustee or the Paying Agent will require certification acceptable to them (1) as a condition to the payment of principal of and interest on any Notes without, or at a reduced rate of, U.S. withholding or backup withholding tax, and (2) to enable the Issuer, the Trustee and the Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Notes or the holder of such Notes under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation, which certification may include U.S. federal income tax forms (such as IRS Form W-8BEN (Certification of Foreign Status of Beneficial Owner), IRS Form W-8IMY (Certification of Foreign Intermediary Status), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certification of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with Conduct of a U.S. Trade or Business) or any successors to such IRS forms); (B) the Issuer, the Trustee or the Paying Agent may require certification acceptable to them to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its assets and (C) the Transferee agrees to provide any certification requested pursuant to this paragraph and to update or replace such form or certification in accordance with its terms or its subsequent amendments;

12.         the Transferee acknowledges that it is its intent and that it understands it is the intent of the Issuer that, for purposes of U.S. federal, state and local income and franchise tax and any other income taxes, the Notes will be treated as indebtedness and the Issuer Equity Securities will be treated as equity; the Transferee agrees to such treatment and agrees to take no action inconsistent with such treatment;

13.         the Transferee, if not a “United States person” (as defined in Section 7701(a)(30) of the Code), either: (A) is not a bank (within the meaning of Section 881(c)(3)(A) of the Code); (B) is a bank that has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Issuer are effectively connected with the conduct of a trade or business in the United States, or (C) is a bank and is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States and the Issuer is treated as a fiscally transparent entity (as defined in Treasury regulations section 1.894-1(d)(3)(iii)) under the laws of Transferee’s jurisdiction with respect to payments made on the Collateral Interests held by the Issuer;

14.         the Transferee understands that the Notes have not been approved or disapproved by the SEC or any other governmental authority or agency or any jurisdiction and that neither the SEC nor any other governmental authority or agency has passed upon the adequacy or accuracy of the final Offering Circular relating to the Notes. The Transferee further understands that any representation to the contrary is a criminal offense;

15.         the Transferee will, prior to any sale, pledge or other transfer by such Transferee of any Note (or interest therein), obtain from the prospective transferee, and deliver to the Trustee, a duly executed transferee certificate addressed to each of the Trustee, the Issuer, and the Paying Agent in the form of the relevant exhibit attached to the Indenture, and such other certificates and other information as the Issuer, the Trustee or the Paying Agent may reasonably require to confirm that the proposed transfer complies with the transfer restrictions contained in the Indenture;

16.         the Transferee agrees that no Note may be purchased, sold, pledged or otherwise transferred in an amount less than the minimum denomination set forth in the Indenture. In addition, the Transferee understands that the Notes will be transferable only upon registration of the transferee in the Note Register of the Issuer following delivery to the Note Registrar of a duly executed transfer certificate and any other certificates and other information required by the Indenture;

17.         the Transferee is aware and agrees that no Note (or beneficial interest therein) may be reoffered or resold, pledged or otherwise transferred (i) to a transferee taking delivery of such Note represented by a Rule 144A Global Security except (A) to a transferee that the Transferee reasonably believes is a QIB, purchasing for its account or the account of another QIB, to which notice is given that the resale, pledge or other transfer is being made in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A or another person the sale to which is exempt under the Securities Act, and (B)  if such transfer is made in accordance with any applicable securities laws of any state of the United States and any other relevant jurisdiction, or (ii) to a transferee taking delivery of such Note represented by a Regulation S Global Security except (A) to a transferee that is a non-U.S. Person acquiring such interest in an Offshore Transaction in accordance with Rule 903 or Rule 904 of Regulation S, (B) such transfer is made in compliance with the other requirements set forth in the Indenture and (C) if such transfer is made in accordance with any applicable securities laws of any state of the United States and any other jurisdiction;

B-2-3

18.         the Transferee understands that there is no secondary market for the Notes and that no assurances can be given as to the liquidity of any trading market for the Notes and that it is unlikely that a trading market for the Notes will develop. The Transferee further understands that, although the Placement Agents may from time to time make a market in the Notes, the Placement Agents are not under any obligation to do so and, following the commencement of any market-making, may discontinue the same at any time. Accordingly, the Transferee must be prepared to hold the Notes until the Stated Maturity;

19.         the Transferee agrees that (i) any sale, pledge or other transfer of a Note (or any beneficial interest therein) made in violation of the transfer restrictions contained in the Indenture, or made based upon any false or inaccurate representation made by the Transferee or a transferee to the Issuer, the Trustee or the Note Registrar, will be void and of no force or effect and (ii) none of the Issuer, the Trustee and the Note Registrar has any obligation to recognize any sale, pledge or other transfer of a Note (or any beneficial interest therein) made in violation of any such transfer restriction or made based upon any such false or inaccurate representation;

20.         the Transferee approves and consents to any direct trades between the Issuer and the Trustee and/or its affiliates that is permitted under the terms of the Indenture; and

21.         the Transferee acknowledges that the Issuer, the Trustee, the Note Registrar, the Paying Agent, the Placement Agents and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that, if any of the acknowledgments, representations or warranties made or deemed to have been made by it in connection with its purchase of the Notes are no longer accurate, the Transferee will promptly notify the Issuer, the Trustee, Note Registrar, the Paying Agent and the Placement Agents.

22.         The Notes will bear a legend to the following effect unless the Issuer determines otherwise in compliance with applicable law:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A)(1) TO A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) AND IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000 (AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (2) TO A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000 (AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL SECURITY WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER DETERMINES OR IS NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL SECURITY WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL SECURITY VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER.

B-2-4

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY.  THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.  ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

B-2-5

You, the Issuer and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferee]

By:
Name:
Title:

Dated:   ______________________

cc:         RCMC 2012-CREL1, LLC

B-2-6

EXHIBIT B-3

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM A REGULATION S GLOBAL

SECURITY, RULE 144A GLOBAL SECURITY OR DEFINITIVE NOTE TO A DEFINITIVE NOTE

(Transfers pursuant to Article 2 of the Indenture)

Wells Fargo Bank, National Association

Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479-0113

Re:	RCMC 2012-CREL1, LLC, as Issuer of: the Class A Senior Secured Notes, due 2018 (the “Transferred Notes”)

Reference is hereby made to the Indenture dated as of November 28, 2012 (the “Indenture”), by and among RCMC 2012-CREL1, LLC, as Issuer of the Notes, Wells Fargo Bank, National Association, as Trustee, and KeyCorp Real Estate Capital Markets, Inc., as Advancing Agent. Capitalized terms used but not defined herein will have the meanings assigned to such terms in the Indenture and if not defined in the Indenture then such terms will have the meanings assigned to them in Regulation S (“Regulation S”), or Rule 144A (“Rule 144A”), under the Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder, or as defined under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules promulgated thereunder.

This letter relates to the transfer of $[  ] aggregate principal amount of Notes being transferred in exchange for a Definitive Note of the same Class in the name of [name of transferee] (the “Transferee”).

In connection with such request, the Transferee hereby certifies that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Offering Circular dated as of November 20, 2012 and hereby represents, warrants and agrees for the benefit of the Issuer, the Trustee and the Paying Agent that:

1. the Transferee is an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an “IAI”).

2. the Transferee is acquiring the Notes for its own account (and not for the account of any other Person) in a minimum denomination of $250,000 and in integral multiples of $1,000 in excess thereof.

3. the Transferee understands that the Notes have not been and will not be registered or audited under the Securities Act or the securities laws of any state or other jurisdiction, and, if in the future the Transferee decides to reoffer, resell, pledge or otherwise transfer the Notes, such Notes may be reoffered, resold, pledged or otherwise transferred only in accordance with the provisions of the Indenture and the legends on such Notes, including the requirement for written certifications. In particular, the Transferee understands that the Notes may be transferred only to a person that is either (a) (i) a “qualified institutional buyer” as defined in Rule 144A (a “QIB”) who purchases such Notes in reliance on the exemption from Securities Act registration provided by Rule 144A, or (ii) solely in the case of Notes that are issued in the form of Definitive Securities, an IAI; or (b) a person that is not a “U.S. person” as defined in Regulation S (a “U.S. Person”), and is acquiring the Notes in an “offshore transaction” as defined in Regulation S (an “Offshore Transaction”), in reliance on the exemption from registration provided by Regulation S. The Transferee acknowledges that no representation is made as to the availability of any exemption under the Securities Act or any state or other securities laws for resale of the Notes;

B-3-1

4. in connection with the Transferee’s purchase of the Notes: (a) none of the Issuer, the Placement Agents, the Trustee, the Paying Agent, RCMC or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for the Transferee; (b) the Transferee is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Placement Agents, the Trustee, the Paying Agent, or any of their respective affiliates other than any statements in the final Offering Circular relating to such Notes and any representations expressly set forth in a written agreement with such party; (c) the Transferee has read and understands the final Offering Circular relating to such Notes (including, without limitation, the descriptions therein of the structure of the transaction in which the Notes are being issued and the risks to purchasers of the Notes); (d) none of the Issuer, the Placement Agents, the Trustee, the Paying Agent, or any of their respective affiliates has given to the Transferee (directly or indirectly through any other person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of the Transferee’s purchase of the Notes; (e) the Transferee has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Placement Agents, the Trustee, the Paying Agent or any of their respective affiliates; (f) the Transferee will hold and transfer at least the minimum denomination of such Notes; (g) the Transferee was not formed for the purpose of investing in the Notes; and (h) the Transferee is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and it is capable of assuming and willing to assume those risks.

5. the Transferee is acquiring the Notes as principal solely for its own account for investment and not with a view to the resale, distribution or other disposition thereof in violation of the Securities Act or the securities laws of any state or other jurisdiction; it is not a (A) partnership, (B) common trust fund, or (C) special trust, pension, profit sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants may designate the particular investments to be made; it agrees that it shall not hold any Notes for the benefit of any other person, that it shall at all times be the sole beneficial owner thereof for purposes of the 1940 Act and all other purposes and that it shall not sell participation interests in the Notes or enter into any other arrangement pursuant to which any other person shall be entitled to a beneficial interest in the distributions on the Notes;

6. the Transferee represents that either (a) it is not an “employee benefit plan” (as defined in Section 3(3) of ERISA) or “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Title I of ERISA or Section 4975 of the Code, or any other employee benefit plan or plan which is subject to any federal, state or local law (“Similar Law”) that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (each a “Benefit Plan”) or an entity whose underlying assets include plan assets of any such Benefit Plan or (b) its purchase and holding of the Transferred Notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a Benefit Plan subject to Similar Law, do not result in a non-exempt violation of Similar Law.

7. the Transferee will treat its Notes as debt of the Issuer for United States federal and, to the extent permitted by law, state and local income and franchise tax purposes unless otherwise required by any relevant taxing authority.

8. the Transferee is a “United States person” within the meaning of Section 7701(a)(30) of the Code, and has submitted a properly completed and signed IRS Form W-9 containing its name, address and U.S. taxpayer identification number (or applicable successor form); or it is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, and has submitted a properly completed and signed applicable IRS Form W-8 (or applicable successor form).

9. the Transferee acknowledges that it is its intent and that it understands it is the intent of the Issuer that, for purposes of U.S. federal, state and local income and franchise tax and any other income taxes, the Notes will be treated as indebtedness and the Issuer Equity Securities will be treated as equity; the Transferee agrees to such treatment and agrees to take no action inconsistent with such treatment;

B-3-2

10.         the Transferee is not a “United States person” (as defined in Section 7701(a)(30) of the Code), it hereby represents that (i) either (A) it is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), a 10% shareholder of the Issuer within the meaning of Section 871(h)(3) of the Code or a controlled foreign corporation within the meaning of Section 957(a) of the Code that is related to the Issuer within the meaning of Section 881(c)(3) of the Code, or (B) it is a person that is eligible for benefits under an income tax treaty with the United States that completely eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States, and (ii) it is not purchasing the Notes in order to reduce its U.S. federal income tax liability pursuant to a tax avoidance plan.

11.         the Transferee understands that (A) the Issuer, the Trustee or the Paying Agent will require certification acceptable to them (1) as a condition to the payment of principal of and interest on any Notes without, or at a reduced rate of, U.S. withholding or backup withholding tax, and (2) to enable the Issuer, the Trustee and the Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Notes or the holder of such Notes under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation, which certification may include U.S. federal income tax forms (such as IRS Form W-8BEN (Certification of Foreign Status of Beneficial Owner), IRS Form W-8IMY (Certification of Foreign Intermediary Status), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certification of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with Conduct of a U.S. Trade or Business) or any successors to such IRS forms); (B) the Issuer, the Trustee or the Paying Agent may require certification acceptable to them to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its assets; and (C) the Transferee agrees to provide any certification requested pursuant to this paragraph and to update or replace such form or certification in accordance with its terms or its subsequent amendments.

12.         the Transferee agrees not to seek to commence in respect of the Issuer, or cause the Issuer to commence, a bankruptcy proceeding before a year and a day has elapsed since the payment in full to the holders of the Notes issued pursuant to the Indenture or, if longer, the applicable preference period (plus one day) then in effect.

13.         the Transferee acknowledges that, to the extent required by the Issuer, as determined by the Issuer or the Trustee on behalf of the Issuer, the Issuer may, upon notice to the Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”) and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance.

14.         the Transferee acknowledges that, each investor or prospective investor will be required to make such representations to the Issuer, as determined by the Issuer or the Trustee on behalf of the Issuer, as the Issuer will require in connection with applicable AML/OFAC obligations, including, without limitation, representations to the Issuer that such investor or prospective investor (or any person controlling or controlled by the investor or prospective investor; if the investor or prospective investor is a privately held entity, any person having a beneficial interest in the investor or prospective investor; or any person for whom the investor or prospective investor is acting as agent or nominee in connection with the investment) is not (i) an individual or entity named on any available lists of known or suspected terrorists, terrorist organizations or of other sanctioned persons issued by the United States government and the government(s) of any jurisdiction(s) in which the Partnership is doing business, including the List of Specially Designated Nationals and Blocked Persons administered by OFAC, as such list may be amended from time to time; (ii) an individual or entity otherwise prohibited by the OFAC sanctions programs; or (iii) a current or former senior foreign political figure or politically exposed person , or an immediate family member or close associate of such an individual. Further, such investor or prospective investor must represent to the Issuer that it is not a prohibited foreign shell bank .

B-3-3

15.         the Transferee acknowledges that, each investor or prospective investor will also be required to represent to the Issuer that amounts invested with the Issuer were not directly or indirectly derived from activities that may contravene U.S. Federal, state or international laws and regulations, including, without limitation, any applicable anti-money laundering laws and regulations.

16.         the Transferee acknowledges that, by law, the Issuer, the Placement Agents, the Trustee or other service providers acting on behalf of the Issuer, may be obligated to “freeze” any investment in a Note by such investor. The Issuer, the Placement Agents, the Trustee or other service providers acting on behalf of the Issuer may also be required to report such action and to disclose the investor’s identity to OFAC or other applicable governmental and regulatory authorities.

17.         the Transferee understands that the Issuer, the Trustee and the Placement Agents will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

18.         the Definitive Notes will bear a legend to the following effect unless the Issuer determines otherwise in compliance with applicable law:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT:  (A) EITHER (1)(X) TO A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) OR (Y) AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000 (AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (2) TO A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000 (AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A DEFINITIVE NOTE WILL BE REQUIRED TO MAKE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER DETERMINES OR IS NOTIFIED THAT THE HOLDER OF SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS NOTE VOID AND REQUIRE THAT THIS NOTE BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER.

B-3-4

You, the Issuer and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferee]

By:
Name:
Title:

Dated:   _________________

cc:        RCMC 2012-CREL1, LLC

B-3-5

EXHIBIT C

COLLATERAL INTEREST CLOSING DOCUMENT CHECKLIST

Loan Number	Date

Check one: Initial delivery                       Trailing documents                               Final delivery

CRITICAL DOCUMENTS:

	DOCUMENT NAME	REQUIRED	ENCLOSED	STATUS
A.	Promissory Note
B.	Allonge(s)/Endorsement(s) Endorsed to __________________________ List complete chain
C.	Participation Certificate
D.	Participation Agreement
E.	Letter(s) of Credit (list separately) Beneficiary _________________________ Is this an Essential Letter of Credit8
F.	Letter of Credit Rider to the Closing Checklist List all terms including Beneficiary, Amount, Expiration Date, Transferability, Issuing Bank and Address
G.	Assignment of Letters of Credit Assignee ____________________
H.	Ground Lease Include Amendments, Modifications and Extensions
I.	Memorandum of Lease (Ground Lease)
J.	Ground Lease Estoppel

1          Essential Letters of Credit are in an amount greater to the lesser of (i) 5% of the principal amount of the loan or (ii) $500,000.

C-1

BASIC AND TRANSFER DOCUMENTS

	DOCUMENT NAME	REQUIRED	ENCLOSED	STATUS
1.	Mortgage(s)/Deed(s) of Trust and Security Agreement
2.	Interim Assignment of Mortgage/Deed of Trust Assignee (if any)
3.	Assignment of Mortgage/Deed of Trust Assignee Blank or Trust
4.	Consolidation Agreement List all underlying notes
5.	Assignment(s) of Leases and Rents
6.	Interim Assignment of Assignment of Leases and Rents Assignee (if any)
7.	Assignment of Assignment of Leases and Rents Assignee Blank or Trust
8.	Title Policy
9.	Preliminary Evidence of Title Type ______________________
10.	UCC-1 Financing Statement - State =
11.	Interim UCC-3 Assignment State = Assignee =
12.	Interim UCC-3 Assignment State = Assignee =
13.	UCC-1 Financing Statement - Fixture Filing Jurisdiction =
14.	UCC-3 Assignment Fixture Filing Jurisdiction = Assignee =
15.	UCC-3 Assignment Jurisdiction = Assignee - Blank or Trust
16.	UCC-1 Financing Statement - Other Filing Jurisdiction =
17.	UCC-3 Assignment Other Filing Jurisdiction = Assignee =
18.	UCC-3 Assignment Other filing Jurisdiction = Assignee - Blank or Trust
19.	Loan Agreement
20.	Reserve or Escrow Agreement List if multiple Agreements
21.	Cash Management Arrangements
a. Cash Management Agreement
b. Lockbox Agreement
c. Property Account/Clearing Account Agreement
d. Investment Property/Deposit Account Control Agreement
22.	Security Agreement (if separate from Mortgage)
23.	Guaranty/Indemnity Agreement (applies to all non-recourse events)
24.	Environmental Indemnity

C-2

SPECIALIZED PROPERTY DOCUMENTS

	DOCUMENT NAME	REQUIRED	ENCLOSED	STATUS
List all other collateral being delivered such as:
25.	For Franchise Loans Franchise Agreement
26.	For Hotels Comfort Letters/Tri-Party Letters (list all parties)

OTHER DOCUMENTS

	DOCUMENT NAME	REQUIRED	ENCLOSED	STATUS
27.	List each document
28.	List each document

C-3

EXHIBIT D

FORM OF CERTIFICATION

RCMC 2012-CREL1, LLC

(the “Issuer”)

Re:	RCMC 2012-CREL1, LLC

Ladies and Gentlemen:

In accordance with the provisions of the Indenture, dated as of November 28, 2012, by and among the Issuer, KeyCorp Real Estate Capital Markets, Inc., as Advancing Agent and Wells Fargo Bank, National Association, as trustee (in such capacity and together with any successor trustee permitted under the Indenture, the “Trustee”), Paying Agent, Transfer Agent, Custodian, Backup Advancing Agent and Notes Registrar (the “Indenture”), the undersigned, as Custodian, hereby certifies that it has received the documents identified on Schedule A hereto with respect to the Collateral Interests identified on such schedule and that it is holding all such documents in its capacity as the Custodian subject to the terms of the Indenture. Capitalized terms used but not defined in this Receipt have the meanings assigned to them in the Indenture.

The Custodian makes no representations as to, and shall not be responsible to verify, (i) the validity, legality, enforceability, due authorization, recordability, sufficiency, or genuineness of any of the documents in its custody relating to a Collateral Interest, or (ii) the collectability, insurability, effectiveness or suitability of any such documents in its custody relating to a Collateral Interest.

Wells Fargo Bank, National Association, solely in its capacity as Custodian

By:
Name:
Title:

D-1

EXHIBIT E

FORM OF REQUEST FOR RELEASE

REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

To: Wells Fargo Bank, National Association

In connection with the administration of the Collateral Interests held by you as the Custodian on behalf of the Trustee, we request the release, to the [Master Servicer][Special Servicer] of [specify document] for the Collateral Interest described below, for the reason indicated.

Borrower’s Name, Address & Zip Code:	Ship Files To:

Name:

Address:

Telephone Number:

Collateral Interest Description:

Current Outstanding Principal Balance:

Reason for Requesting Documents (check one):

☐1.	Purchased Asset Paid in Full. The [Master Servicer][Special Servicer] hereby certifies that all amounts received in connection therewith that are required to be remitted by the Property Owner or other obligors thereunder have been paid in full and that any amounts in respect thereof required to be remitted to the Trustee pursuant to the Indenture have been so remitted.
☐2.	Purchased Asset Liquidated By _____________. The [Master Servicer][Special Servicer] hereby certifies that all proceeds of insurance, condemnation or other liquidation have been finally received and that any amounts in respect thereof required to be remitted to the Trustee pursuant to the Indenture have been so remitted.
☐3.	Other (explain) ____________________________.

If box 3 above is checked, upon our return of all of the above documents to you as the Custodian, please acknowledge your receipt by signing in the space indicated below and returning this form.

If box 3 above is checked, it is hereby acknowledged that a security interest pursuant to the Uniform Commercial Code in the Collateral Interest described above and in the proceeds of said Collateral Interest has been granted to the Trustee pursuant to the Indenture.

If box 3 above is checked, in consideration of the aforesaid delivery by the Custodian, the [Master Servicer][Special Servicer] hereby agrees to hold said Collateral Interest in trust for the Trustee, as provided under and in accordance with all provisions of the Indenture and the Servicing Agreement, and to return said Collateral Interest to the Custodian no later than the close of business on the twentieth (20th) Business Day following the date hereof or, if such day is not a Business Day, on the immediately preceding Business Day.

E-1

The [Master Servicer][Special Servicer] hereby acknowledges that it shall hold the above-described Collateral Interest and any related Underlying Instruments in trust for, and as the bailee of, the Trustee, and shall return said Collateral Interest and any related documents only to the Custodian.

Capitalized terms used but not defined in this Request have the meanings assigned to them in the Indenture, dated as of November 28, 2012, by and among the Issuer, KeyCorp Real Estate Capital Markets, Inc., as Advancing Agent and Wells Fargo Bank, National Association, as trustee (in such capacity and together with any successor trustee permitted under the Indenture, the “Trustee”), Paying Agent, Transfer Agent, Custodian, Backup Advancing Agent and Notes Registrar.

KEYCORP REAL ESTATE CAPITAL MARKETS,
INC., as [Master Servicer][Special Servicer]

By:
Name:
Title:

Acknowledgment of documents returned:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian

By:
Name:
Title:

Date:

E-2

EXHIBIT F

FORM OF NRSRO CERTIFICATION

[Date]

RCMC 2012-CREL1, LLC

One Belvedere Place, Suite 300

Mill Valley, California 94941

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

In accordance with the requirements for obtaining certain information pursuant to the Indenture, dated as of November 28, 2012 (the “Indenture”), by and among the Issuer, KeyCorp Real Estate Capital Markets, Inc., as Advancing Agent and Wells Fargo Bank, National Association, as trustee (in such capacity and together with any successor trustee permitted under the Indenture, the “Trustee”), Paying Agent, Transfer Agent, Securities Intermediary, Backup Advancing Agent and Notes Registrar, the undersigned hereby certifies and agrees as follows:

1.          The undersigned is (i) a Rating Agency or (ii) a Nationally Recognized Statistical Rating Organization and in either case has provided the Issuer with the appropriate certifications under Rule 17g-5(e) as promulgated under the Exchange Act.

2.          The undersigned has access to the 17g-5 Website.

3.          The undersigned shall be deemed to have recertified to the provisions herein each time it accesses the 17g-5 Information on the 17g-5 Website.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Indenture.

F-1

By its certification hereof, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

Nationally Recognized Statistical Rating Organization

Name:
Title:

Company:
Phone:
Email:

F-2

Exhibit G

Representations and Warranties for Collateral Interests

A. REPRESENTATIONS AND WARRANTIES CONCERNING COLLATERAL INTERESTS CONSISTING OF MEZZANINE LOANS:

(1)         Payment Record. No Mezzanine Loan is 30 days or more delinquent in payment of principal and interest (without giving effect to any applicable grace period in the related mezzanine loan documents) and no Mezzanine Loan has been 30 days or more (without giving effect to any applicable grace period in the related mezzanine loan documents) past due in payment of principal and interest.

(2)         Annex A-1. The information pertaining to each Mezzanine Loan set forth on Annex A-1 is true and correct in all material respects as of the date set forth on Annex A-1.

(3)         Ownership of Mezzanine Loan. At the time of the assignment of the Mezzanine Loans to the Issuer, the Seller had good and marketable title to and was the sole owner and holder of, each Mezzanine Loan, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing and asset management as provided in the Servicing Agreement, Indenture and any subservicing agreements permitted thereunder) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Mezzanine Loans to the Issuer free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing and asset management as provided in the Servicing Agreement, Indenture, and any subservicing agreements permitted thereunder).

(4)         Borrower; Bankruptcy. In respect of each Mezzanine Loan, as of the origination date and, to the Seller’s actual knowledge, as of the Closing Date, (A) in reliance on public documents or certified copies of the incorporation or partnership or other entity documents, as applicable, delivered in connection with the origination of such Mezzanine Loan, the related mezzanine borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico and (B) the related mezzanine borrower is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(5)         Security Interest. The pledge of the collateral for the Mezzanine Loan, together with any separate security agreement, UCC Financing Statement or similar agreement, if any, establishes and creates a first priority security interest in such collateral in favor of the Seller, except as the enforceability thereof may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(6)         Nonrecourse. The Mezzanine Loan documents for each Mezzanine Loan provide that such Mezzanine Loan is nonrecourse to the related parties thereto except that the related mezzanine borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related mezzanine borrower and, in certain instances its principals specified in the related Mezzanine Loan documents, which acts generally include the following (or negotiated provisions of similar effect): (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) material physical waste of the property securing the related mortgage loan, and (iv) any breach of the environmental covenants contained in the related Mezzanine Loan documents.

(7)         Valid Assignment. The assignment of the Mezzanine Loan to the Issuer and the agreements executed in connection therewith constitute the legal, valid and binding assignment of such Mezzanine Loan from the Seller to the Issuer. The endorsement of the related mezzanine note by the Seller constitutes the legal, valid, binding and enforceable (except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) assignment of such mezzanine note, and together with the other assignment documents, legally and validly conveys all right, title and interest in such Mezzanine Loan and the related Mezzanine Loan documents to the Issuer. Pursuant to the terms of the Mezzanine Loan documents and intercreditor agreement, the Seller satisfied any and all material transfer conditions or requirements (or such conditions or requirements were validly waived by any requisite parties) in the Mezzanine Loan documents and intercreditor agreement with respect to the transfer of the Mezzanine Loan to the Issuer.

G-1

(8)         Document Provisions. The Mezzanine Loan documents for each Mezzanine Loan contain enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the collateral described in the related Mezzanine Loan documents of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure, except as may be limited by anti-deficiency or one form of action laws or by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(9)         Enforceability. Each of the notes executed by the related mezzanine borrower in connection with the Mezzanine Loans and each pledge of the ownership interests securing the Mezzanine Loans are the legal, valid and binding obligations of the related mezzanine borrower named on Annex A-1 and each of the other related Mezzanine Loan documents is the legal, valid and binding obligation of the parties thereto (subject to any nonrecourse provisions therein and any state anti-deficiency, one action, or market value limit deficiency legislation), enforceable in accordance with its terms, except (i) as such enforcement may be limited by anti-deficiency or one form of action laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (ii) except that certain provisions of such Mezzanine Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but the inclusion of such provisions does not render any of the Mezzanine Loan documents invalid as a whole, and such Mezzanine Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby.

(10)        Modifications. Neither the terms of the Mezzanine Loans nor the related Mezzanine Loan documents or intercreditor agreement have been altered, impaired, modified or waived in any material respect, except by written instrument included in the document file delivered to the Issuer with respect to such Mezzanine Loan.

(11)        Releases. Except by a written instrument that has been delivered to the Issuer or as otherwise provided in the Mezzanine loan documents, no Mezzanine Loan has been satisfied, canceled, subordinated, released or rescinded, in whole or in part, and the related mezzanine borrower has not been released, in whole or in part, from its obligations under any related Mezzanine Loan document.

(12)        No Offset. Except with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, neither the Mezzanine Loan nor any of the related Mezzanine Loan documents is subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any such Mezzanine Loan documents, or the exercise (in compliance with procedures permitted under applicable law) of any right thereunder, render any Mezzanine Loan documents subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury (subject to anti-deficiency or one form of action laws and to bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)), and no such right of rescission, set-off, abatement, diminution, valid counterclaim or defense has been asserted with respect thereto.

G-2

(13)        No Material Default on Mezzanine Loans. As of the Closing Date, there is no payment default with respect to the Mezzanine Loans, after giving effect to any applicable notice and/or grace period, and, to the Seller’s knowledge, as of the Closing Date, there is no other material default under any of the related Mezzanine Loan documents, after giving effect to any applicable notice and/or grace period; no such material default or breach has been waived by the Seller or on its behalf or, to the Seller’s knowledge, by the Seller’s predecessors in interest with respect to the Mezzanine Loans; and, to the Seller’s actual knowledge, no event has occurred which, with the passing of time or giving of notice would constitute a material default or breach; provided, however, that the representations and warranties set forth in this sentence do not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of any subject matter otherwise covered by any other representation or warranty made hereunder by the Seller. No Mezzanine Loan has been accelerated and no foreclosure proceeding or power of sale proceeding has been initiated under the terms of the related Mezzanine Loan documents. The Seller has not waived any material claims against the related mezzanine borrower under any nonrecourse exceptions contained in the Mezzanine Loan documents.

(14)        No Material Default on Related Mortgage Loans. To Seller’s knowledge, as of the Closing Date, there is no payment or other material default with respect to the related mortgage loans, after giving effect to any applicable notice and/or grace period; and, to the Seller’s actual knowledge, no event has occurred which, with the passing of time or giving of notice would constitute a material default or breach under the related mortgage loans; provided, however, that the representations and warranties set forth in this sentence do not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of any subject matter otherwise covered by any other representation or warranty made hereunder by the Seller. To Seller’s knowledge, no mortgage loan has been accelerated and no foreclosure proceeding or power of sale proceeding has been initiated under the terms of the related mortgage loan documents.

(15)        No Future Advances. The principal amount of the Mezzanine Loan stated on Annex A-1 has been fully disbursed as of the Closing Date (except for certain amounts that were fully disbursed by the lender, but were escrowed pursuant to the terms of the related Mezzanine Loan documents) and there are no future advances of additional loan amounts required to be made by the lender under any of the related Mezzanine Loan documents. The Seller has not, nor, to the Seller’s knowledge, have any of its agents or predecessors in interest with respect to the Mezzanine Loan, in respect of payments due under the related Mezzanine Loan documents, directly or indirectly, advanced funds or induced, solicited or knowingly received any advance of funds by a party other than the mezzanine borrower other than (a) interest accruing on such Mezzanine Loan from the date of such disbursement of such Mezzanine Loan to the date which preceded by thirty (30) days the first payment date under the related Mezzanine Loan documents and (b) application and commitment fees, escrow funds, points and reimbursements for fees and expenses, incurred in connection with the origination and funding of the Mezzanine Loan.

(16)        No Equity Interest. No Mezzanine Loan has capitalized interest included in its principal balance, and no Mezzanine Loan provides for any shared appreciation rights or preferred equity participation therein and no contingent or additional interest contingent on cash flow or negative amortization is due thereon.

(17)        Compliance. The terms of the Mezzanine Loan documents evidencing such Mezzanine Loan comply in all material respects with all applicable local, state and federal laws and regulations, and the Seller has complied with all material requirements pertaining to the origination of the Mezzanine Loans, including but not limited to, usury and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mezzanine Loan.

(18)        Licenses and Permits. To the Seller’s knowledge, as of the date of origination of the Mezzanine Loan, the property securing the related mortgage loan was, and to the Seller’s actual knowledge, as of the Closing Date, the property securing the related mortgage loan is, in all material respects in material compliance with, and is used and occupied in all material respects in accordance with, all restrictive covenants of record applicable to such property, and applicable zoning laws and all material inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with all restrictive covenants of record applicable to such property or applicable zoning laws is insured by the title insurance obtained in connection with the origination of the related mortgage loan, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the property as it was used and operated as of the date of origination of the Mezzanine Loan.

G-3

(19)        Taxes and Assessments. All (a) taxes, water charges, sewer charges, or other similar outstanding governmental charges and assessments which became due and owing prior to the Closing Date in respect of the property securing the related mortgage loan (excluding any related personal property) and which, if left unpaid, would be, or might become, a lien on such property having priority over the related mortgage and (b) insurance premiums or ground rents which became due and owing prior to the Closing Date in respect of the property securing the related mortgage loan (excluding any related personal property), have, in each case, been paid, or if disputed, or if such amounts are not delinquent prior to the Closing Date, an escrow of funds in an amount sufficient (together with escrow payments required to be made prior to delinquency) to cover such taxes, charges, and assessments and any late charges due in connection therewith has been established by the holder of the Mezzanine Loan or the holder of the related mortgage loan. For purposes of this representation and warranty, the items identified herein shall not be considered due and owing until the date on which interest or penalties would be first payable thereon.

(20)        Encroachments. To the Seller’s knowledge based on surveys or the title insurance obtained in connection with the origination of the mezzanine loan or related mortgage loan, (i) none of the material improvements that were included for the purpose of determining the appraised value of the property securing the related mortgage loan at the time of the origination of the Mezzanine Loan lies outside the boundaries and building restriction lines of such property and (ii) no improvements on adjoining properties encroach upon such property, except in the case of either (i) or (ii) for (a) immaterial encroachments which do not materially adversely affect the use or value of the property as security (indirectly) for the Mezzanine Loan or the use, enjoyment, value or marketability of such property or (b) encroachments affirmatively covered by the related title insurance policy obtained in connection with the origination of the mortgage loan or the mezzanine loan.

(21)        Property Condition.

(a)          Except with respect to repairs estimated to cost less than $50,000 in the aggregate, as of the date of the applicable engineering report (which was performed within 12 months prior to the origination date of the Mezzanine Loan) related to the property securing the related mortgage loan and, to Seller’s knowledge as of the Closing Date, (i) such property is in good repair, free and clear of any damage that would materially adversely affect the value of such property as security (indirectly) for such Mezzanine Loan or the use and operation of the property as it was being used or operated as of the origination date, or (ii) an escrow (or escrows) in an amount consistent with the standard utilized by the Seller with respect to similar loans it holds for its own account have been established by the mezzanine lender or the mortgage lender, which escrows were required in an amount not less than 100% of the estimated cost of the required repairs. Since the origination date, to the Seller’s knowledge, such property has not been damaged by fire, wind or other casualty or physical condition that would materially and adversely affect its value as security (indirectly) for the related Mezzanine Loan (including, without limitation, any soil erosion or subsidence or geological condition), which damage has not been fully repaired or fully insured, or for which escrows in an amount consistent with the standard utilized by the Seller with respect to loans it holds for its own account have not been established by the holder of the Mezzanine Loan or the holder of the related mortgage loan.

(b)          As of the origination date of such Mezzanine Loan, and, to the Seller’s actual knowledge, as of the Closing Date, there are no proceedings pending or, to the Seller’s actual knowledge, threatened, for the partial or total condemnation of the property securing the related mortgage loan that would have a material adverse effect on the value, use or operation of the property securing the related mortgage loan.

(22)        Environmental Matters. Except for those Mezzanine Loans for which a lender’s environmental insurance policy was obtained in connection with the origination of the related mortgage loan in lieu of an environmental site assessment, an environmental site assessment or updates thereof relating to each property securing the related mortgage loan prepared no earlier than 12 months prior to the origination date of the Mezzanine Loan was obtained and reviewed by the Seller in connection with the origination of such Mezzanine Loan.

G-4

(a)          Such environmental site assessment does not identify, and the Seller has no actual knowledge of, any adverse circumstances or conditions with respect to or affecting the property that would constitute or result in a material violation of any environmental laws, except for such circumstances or conditions (i) which are covered by environmental insurance policies maintained with respect to such property, or (ii) as to which any expenditure greater than 5% of the outstanding principal balance of the related mortgage loan is required in order to achieve or maintain compliance in all material respects with any environmental laws, adequate sums, equal to at least 125% of the estimate of the total amount of such expenditures as set forth in the environmental site assessment, were reserved in connection with the origination of the related mortgage loan or the Mezzanine Loan, and as to which the related mortgage borrower or mezzanine borrower has covenanted to perform the actions necessary to achieve or maintain compliance in all material respects with any environmental laws, or (iii) as to which the related mortgage borrower or one of its affiliates is currently taking or required to take such actions (which may be the implementation of an operations and maintenance plan), if any, as recommended by the environmental site assessment or required by the applicable governmental authority, or (iv) as to which a responsible party not related to the mortgage borrower with assets reasonably estimated by the Seller at the time of origination to be sufficient to effect all necessary or required remediation identified in a notice or other action from the applicable governmental authority is currently taking or required to take such actions, if any, with respect to such regulatory authority’s order or directive, or (v) which, if recommended in the environmental site assessment, were investigated further and, based upon such additional investigation, as to which an environmental consultant recommended no further investigation or remediation, or (vi) as to which a party with financial resources reasonably estimated to be adequate to cure the condition or circumstance provided a guaranty or an indemnity to the related mortgage borrower or to the mezzanine lender or mortgage lender to cover the costs of any required investigation, testing, monitoring or remediation, or (vii) as to which the related mortgage borrower or other responsible party obtained a “No Further Action” letter or other evidence reasonably acceptable to a prudent commercial mortgage lender or mezzanine lender that applicable federal, state, or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, or (viii) which would not require substantial cleanup, remedial action or other extraordinary response under any environmental laws reasonably estimated to cost in excess of 5% of the outstanding principal balance of the related mortgage loan.

(b)          To the Seller’s actual knowledge and in reliance upon the environmental site assessment, except for any Hazardous Materials being handled in accordance with applicable environmental laws and except for any Hazardous Materials present at such property for which, to the extent that an environmental site assessment recommends remediation or other action, (A) there is either (i) environmental insurance with respect to such property or (ii) an amount in an escrow account pledged as security for the mezzanine loan and/or the related mortgage loan under the relevant loan documents equal to no less than 125% of the amount estimated in such environmental site assessment as sufficient to pay the cost of such remediation or other action in accordance with such environmental site assessment or (B) one of the statements set forth in representation (22)(a) above is true, (1) such property is not being used for the treatment or disposal of Hazardous Materials; (2) no Hazardous Materials are being used or stored or generated for off-site disposal or otherwise present at such property other than Hazardous Materials of such types and in such quantities as are customarily used or stored or generated for off-site disposal or otherwise present in or at properties of the relevant property type; and (3) such property is not subject to any environmental hazard (including, without limitation, any situation involving Hazardous Materials) which under the environmental laws would have to be eliminated before the sale of such property.

(c)          “Hazardous Materials” shall mean any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls (“PCBs”), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being “in inventory,” “usable work in process” or similar classification which would, if classified as unusable, be included in the foregoing definition.

G-5

(d)          With respect to each Mezzanine Loan with respect to which the related mortgage loan is covered by a lender’s environmental insurance policy obtained in lieu of an environmental site assessment (“In Lieu of Policy”), each In Lieu of Policy is in an amount equal to 125% of the outstanding principal balance of the related mortgage loan, and has a term ending no sooner than the date which is five years after the maturity date of the Mezzanine Loan, is non-cancelable by the insurer during such term and the premium for such policy has been paid in full.

(23)        Insurance. As of the date of origination of the related Mezzanine Loan, and, as of the Closing Date, the property securing the related mortgage loan is covered by insurance policies providing the coverage described below and the mortgage loan documents and/or Mezzanine Loan documents permit the mortgage lender and/or mezzanine lender to require the coverage described below. The Seller has not received (1) any notice of non-payment of premiums that has not been cured in a timely manner by the related mortgage borrower or (2) any notice of cancellation or termination of such insurance policies that has not been cured in a timely manner by the related mortgage borrower. The mortgage loan documents and/or Mezzanine Loan documents require that the related property and all improvements thereon are covered by insurance policies providing (a) property coverage in an amount at least equal to the lesser of full replacement cost of the improvements located on such property (exclusive of costs of excavations, foundations, underground utilities and footings) and the outstanding principal balance of the related mortgage loan and mezzanine loan (subject to customary deductibles) for losses sustained by fire and for losses or damages from other risks and hazards covered by an insurance policy providing “all risk” or “special form” coverage in an amount sufficient to prevent the mortgage borrower from being deemed a co-insurer; such policy contains a clause or endorsement naming the mezzanine lender and its successors in interest as their interests ma appear; (b) business interruption or rental loss insurance in an amount at least equal to 12 months of operations; (c) flood insurance, if any portion of the improvements, exclusive of a parking lot, on the property is located in an area identified by the Federal Emergency Management Agency, as having special flood hazards, in the maximum amount available under the National Flood Insurance Program; (d) workers’ compensation, if required by law; and (e) comprehensive general liability insurance in an amount not less than $1 million; such policy contains a clause or endorsement naming the mezzanine lender and its successors in interest as additional insured as their interests may appear. All such insurance policies referred to in clauses (a) through (d) of the prior sentence that are currently in place contain clauses providing they are not terminable and may not be terminated without thirty (30) days’ prior written notice to the mezzanine lender (except where applicable law requires a shorter period or except for nonpayment of premiums, in which case not less than ten (10) days’ prior written notice to the mezzanine lender is required). If the property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, such property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of the related mortgage loan and mezzanine loan, and (ii) the full replacement cost, of the improvements located on the related property (exclusive of costs of excavations, foundations, underground utilities and footings). The related property is insured by an insurance policy, issued by an insurer meeting the requirements of the Mezzanine Loan documents or mortgage loan documents and having a claims-paying or financial strength rating of at least “A-:V” from A.M. Best Company or “A-“ (or the equivalent) from Standard & Poor’s Ratings Services, Fitch, Inc. or Moody’s Investors Service, Inc. An architectural or engineering consultant has performed an analysis of each of the properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the property in the event of an earthquake. In such instance, the PML was based on a 450 or 475 year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance for such property was obtained from an insurer rated at least “A-:V” by A.M. Best Company or “A-“ (or the equivalent) from Standard & Poor’s Ratings Services, Fitch, Inc. or Moody’s Investors Service, Inc. To the Seller’s actual knowledge, the insurer issuing each of the foregoing insurance policies is qualified to write insurance in the jurisdiction where the related property is located.

(24)        Escrows. All amounts required to be deposited by each mezzanine borrower at origination, if any, under the related Mezzanine Loan documents have been deposited or have been withheld from the related Mezzanine Loan proceeds at origination and there are no delinquencies with regard thereto. All escrow deposits and payments required by the terms of each Mezzanine Loan, if any, are in the possession, or under the control of the Seller (except to the extent they have been disbursed for their intended purposes), and all amounts required to be deposited by the applicable mezzanine borrower under the related Mezzanine Loan documents, if any, have been deposited, and there are no delinquencies with regard thereto (subject to any applicable notice and cure period). All of the Seller’s interest in such escrows and deposits will be conveyed by the Seller to the Issuer.

G-6

(25)        Litigation. To the Seller’s knowledge, with respect to each Mezzanine Loan, as of the date of origination of such Mezzanine Loan, and, to the Seller’s actual knowledge, with respect to each Mezzanine Loan, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the mezzanine borrower under any Mezzanine Loan, any of the collateral for the Mezzanine Loan, the related mortgage borrower or the property securing the related mortgage loan, the adverse outcome of which could reasonably be expected to materially and adversely affect the value of such collateral or property, the security intended to be provided with respect to the related pledge or mortgage, or the ability of such mezzanine borrower to pay principal, interest and other amounts due under the related Mezzanine Loan; and to the Seller’s actual knowledge there are no such actions, suits or proceedings threatened against such mezzanine borrower, such collateral, the related mortgage borrower or the related property.

(26)        Servicing. The servicing and collection practices used by Seller in respect of each Mezzanine Loan have been in all material respect legal, proper and prudent, in accordance with customary mezzanine loan servicing practices.

(27)        Inspection. The originator of the Mezzanine Loan or the Seller has inspected or caused to be inspected each property securing the related mortgage loan within the 12 months prior to the origination date of the Mezzanine Loan.

(28)        Financial Reporting. The Mezzanine Loan documents require the mezzanine borrower to provide the holder of the Mezzanine Loan with at least the following: annual operating statements, financial statements and, except for Mezzanine Loans for which the property securing the related mortgage loan is leased to a single tenant or is a multifamily or similar property, rent rolls.

(29)        Single Purpose Entity. Each mezzanine borrower with respect to a Mezzanine Loan with a principal balance as of the Closing Date in excess of $15,000,000 is an entity whose organizational documents or related Mezzanine Loan documents provide that it is, and at least so long as the Mezzanine Loan is outstanding will continue to be, a Single Purpose Entity. For this purpose, “Single Purpose Entity” shall mean a Person, other than an individual, whose organizational documents or related Mezzanine Loan documents provide that it does not have any significant assets other than the pledged collateral and other assets necessary and incidental thereto, and whose organizational documents or related Mezzanine Loan documents require that it have its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person.

(30)        Due-on-Sale. Each of the Mezzanine Loans contains a “due-on-sale” clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mezzanine Loan if, without the prior written consent of the holder of the Mezzanine Loan, the collateral subject to the pledge, or any controlling interest therein, is directly or indirectly transferred or sold (except that it may provide for transfers by devise, descent or operation of law upon the death or legal incapacity of a member, manager, general partner or shareholder of a mezzanine borrower and that it may provide for transfers subject to the Mezzanine Loan holder’s approval of transferee, transfers to affiliates, transfers allowed in connection with other mezzanine debt allowed pursuant to the terms of the Mezzanine Loan documents, transfers to family members for estate planning purposes, transfers among existing members, partners or shareholders in mezzanine borrowers, transfers of less than controlling interests so long as the key principals or general partner retains control, transfers of common stock in publicly traded companies or other transfers of similar import).

(31)        Whole Loan. Each Mezzanine Loan is a whole loan and not a participation interest in a mezzanine loan.

(32)        Capital Contribution. Neither the Seller nor any affiliate thereof has any obligation to make any capital contributions to the related mezzanine borrower under the Mezzanine Loan.

G-7

(33)        No Fraud. Neither the Seller, nor to the Seller’s knowledge, any originator has taken any action that would be expected to allow a court of competent jurisdiction to determine in a final decree that fraud with respect to the Mezzanine Loans has taken place on the part of the Seller or, to the Seller’s actual knowledge, on the part of any originator, in connection with the origination of such Mezzanine Loan.

(34)        Access. To the Seller’s knowledge, the following statements are true with respect to the property securing the related mortgage loan: (a) the property is located on or adjacent to a dedicated road or has access to a recorded easement permitting ingress and egress and (b) the property is served by public or private utilities, water and sewer (or septic facilities) adequate for the current use of the property.

(35)        Terrorism Insurance. None of the Mezzanine Loan documents contain any provision that expressly excuses the related mezzanine borrower from obtaining and maintaining insurance coverage for acts of terrorism or, in circumstances where terrorism insurance is not expressly required, the mezzanine lender is not prohibited from requesting that the related mezzanine borrower maintain such insurance, in each case, to the extent such insurance coverage is generally available for like properties in such jurisdictions at commercially reasonable rates. Each property securing a related mortgage loan is insured by an “all risk” or “special form” property insurance policy that does not contain an express exclusion for (or, alternatively, is covered by a separate policy that insures against property damage resulting from) acts of terrorism.

(36)        Appraisal. An appraisal of the property securing the related mortgage loan was conducted in connection with the origination of the Mezzanine Loan or the related mortgage loan, and such appraisal contained a statement, or was accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date the Mezzanine Loan was originated.

(37)        Pledged Equity. The Mezzanine Loan is secured by a pledge of 100% of the direct or indirect equity interests in the owner of the property securing the related mortgage loan. The owner of the property securing the related mortgage loan has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with requisite power and authority to own its assets and to transact the business in which it is now engaged, and the sole purpose of the owner of the property securing the related mortgage loan under its organizational documents or the mortgage loan documents is to own, finance, sell or otherwise manage such property and to engage in any activities related or incidental thereto.

(38)        UCC 9 Policies. If Seller’s security interest in the pledged collateral related to the Mezzanine Loan is covered by a “UCC 9” insurance policy, with respect to such “UCC 9” insurance policy: (i) such policy is assignable by the Seller to the Issuer, (ii) such policy is in full force and effect, (iii) all premiums thereon have been paid, (iv) no claims have been made by or on behalf of the Seller thereunder, and (v) no claims have been paid thereunder.

(39)        Security for the Mezzanine Loan. The Mezzanine Loan is secured solely by the collateral described in the Mezzanine Loan documents (including, without limitation, the related pledge agreements relating to such Mezzanine Loan).

(40)        Cross-Default with Mortgage Loan. An event of default under the related mortgage loan will constitute an event of default with respect to the related Mezzanine Loan.

(41)        Payment Procedure. To the extent that a cash management agreement is in place with respect to the Mezzanine Loan and any related mortgage loan, except following the occurrence and during the continuance of an event of default or any other trigger event with regard to the related mortgage loan, either (i) any funds remaining in the related lockbox account for the mortgage loan, after payment of all amounts due and payable under the mortgage loan documents, are required to be distributed to the holder of the Mezzanine Loan in accordance with the Mezzanine Loan documents or (ii) payments due to the holder of the Mezzanine Loan are required to be paid pursuant to the terms of the cash management agreement.

(42)        Notice of Defaults Under Mortgage Loan. Pursuant to the terms of the related intercreditor agreements, if any, the holder of any related mortgage loan is required to provide written notice of the occurrence of any event of default under a related mortgage loan to the holder of the related Mezzanine Loan at the same time such notices are delivered by the related mortgage lender to the related mortgage borrower.

G-8

(43)        Cure Rights. Pursuant to the terms of the related intercreditor agreements, if any, the holder of the related mortgage loan is not permitted to exercise any rights it may have under the related mortgage loan documents or applicable law with respect to a foreclosure or other realization upon the collateral for the related mortgage loan without providing prior notice and opportunity to cure to the holder of the Mezzanine Loan (subject to the rights of any subordinate mezzanine lenders, if applicable).

(44)        Purchase Option. Pursuant to the terms of the related intercreditor agreement, if any, the holder of the Mezzanine Loan has the right to purchase the related mortgage loan upon certain mortgage loan events of default and/or acceleration (subject to the rights of any subordinate mezzanine lenders, if applicable).

(45)        Collateral File. The Seller has delivered to the Issuer or its designee accurate and complete copies of all material documents evidencing the Mezzanine Loan and the rights and obligations with respect thereto.

(46)        Other. For purposes of these representations and warranties, the term “to the Seller’s knowledge” shall mean that no officer, employee or agent of the Seller responsible for the underwriting, origination or sale of the Mezzanine Loans or of any servicer responsible for servicing the Mezzanine Loan on behalf of the Seller, believes that a given representation or warranty is not true or is inaccurate based upon the Seller’s reasonable inquiry, and that during the course of such inquiry, no such officer, employee or agent of the Seller has obtained any actual knowledge of any facts or circumstances that would cause such Person to believe that such representation or warranty was inaccurate. Furthermore, all information contained in documents which are required to be delivered to the Issuer by the Seller shall be deemed to be within the Seller’s knowledge. For purposes of these representations and warranties, the term “to the Seller’s actual knowledge” shall mean that an officer, employee or agent of the Seller responsible for the underwriting, origination and sale of the Mezzanine Loans does not actually know of any facts or circumstances that would cause such Person to believe that such representation or warranty was inaccurate.

B.       REPRESENTATIONS AND WARRANTIES CONCERNING COLLATERAL INTERESTS CONSISTING OF PREFERRED EQUITY INTERESTS:

(1)         Annex A-1. The information pertaining to each Preferred Equity Interest set forth on Annex A-1 is true and correct in all material respects as of the date set forth on Annex A-1.

(2)         Ownership of Preferred Equity Interest. At the time of the assignment of the Preferred Equity Interests to the Issuer, the Seller had good and marketable title to and was the sole owner and holder of, each Preferred Equity Interest, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing and asset management as provided in the Servicing Agreement, Indenture and any subservicing agreements permitted thereunder) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Preferred Equity Interests to the Issuer free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing and asset management as provided in the Servicing Agreement, Indenture, and any subservicing agreements permitted thereunder).

(3)         Preferred Equity Interest Issuer; Bankruptcy. In respect of each Preferred Equity Interest, as of the acquisition date and, to the Seller’s actual knowledge, as of the Closing Date, (A) in reliance on public documents or certified copies of the incorporation or partnership or other entity documents, as applicable, delivered in connection with the acquisition of such Preferred Equity Interest, the related issuer of the Preferred Equity Interest is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico and (B) the related issuer of the Preferred Equity Interest is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

G-9

(4)         Nonrecourse. The Preferred Equity Interest documents for each Preferred Equity Interest provide that the payment of amounts due with respect to such Preferred Equity Interest is nonrecourse to the related parties thereto except that the related issuer of the Preferred Equity Interest and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of such issuer and, in certain instances, its principals, which acts generally include the following (or negotiated provisions of similar effect): (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, and (iii) any breach of the environmental covenants contained in the related Preferred Equity Interest documents.

(5)         Valid Assignment. The assignment of the Preferred Equity Interests to the Issuer and the agreements executed in connection therewith constitute the legal, valid and binding assignment of such Preferred Equity Interests from the Seller to the Issuer. The assignment documents legally and validly convey all right, title and interest in such Preferred Equity Interests and the related Preferred Equity Interests documents to the Issuer. Pursuant to the terms of the Preferred Equity Interest documents, the Seller satisfied any and all transfer conditions or requirements (or such conditions or requirements were validly waived by any requisite parties) in the Preferred Equity Interest documents with respect to the transfer of the Preferred Equity Interests to the Issuer.

(6)         Enforceability. To the Seller’s knowledge, the documents executed by the related issuer of such Preferred Equity Interests in connection with the related Preferred Equity Interests for the benefit of the holder of the Preferred Equity Interests, including any certificates evidencing or constituting such Preferred Equity Interests are the legal, valid and binding obligations of the issuer named on Annex A-1 with respect to such Preferred Equity Interest (subject to any nonrecourse provisions therein and any state anti-deficiency, one action, or market value limit deficiency legislation), enforceable in accordance with its terms, except (i) as such enforcement may be limited by anti-deficiency or one form of action laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (ii) except that certain provisions of such documents are or may be unenforceable in whole or in part under applicable state or federal laws, but the inclusion of such provisions does not render any of such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby.

(7)         Modifications. Neither the terms of the Preferred Equity Interests nor the related Preferred Equity Interest documents have been altered, impaired, modified or waived in any material respect, except by written instrument included in the document file delivered to the Issuer with respect to such Preferred Equity Interest.

(8)         No Offset. Except with respect to the enforceability of any provisions requiring the payment of default fees, late fees or similar fees or charges, neither the Preferred Equity Interests nor any of the provisions of the related Preferred Equity Interest documents which benefit the holder of the Preferred Equity Interests is subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any such Preferred Equity Interest documents, or the exercise (in compliance with procedures permitted under applicable law) of any right thereunder, render any provisions of the Preferred Equity documents which benefit the holder of the Preferred Equity Interests subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury (subject to anti-deficiency or one form of action laws and to bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)), and no such right of rescission, set-off, abatement, diminution, valid counterclaim or defense has been asserted with respect thereto.

(9)         No Material Default on Preferred Equity Interests. As of the Closing Date, there is no payment default with respect to the Preferred Equity Interests, after giving effect to any applicable notice and/or grace period, and, to the Seller’s knowledge, as of the Closing Date, there is no other material default under any of the provisions of the related Preferred Equity Interests documents which benefit the holder of the Preferred Equity Interest, after giving effect to any applicable notice and/or grace period; no such material default or breach has been waived by the Seller or on its behalf or, to the Seller’s knowledge, by the Seller’s predecessors in interest with respect to the Preferred Equity Interests; and, to the Seller’s actual knowledge, no event has occurred which, with the passing of time or giving of notice would constitute such a material default or breach; provided, however, that the representations and warranties set forth in this sentence do not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of any subject matter otherwise covered by any other representation or warranty made hereunder by the Seller. The Seller has not waived any material claims against the related issuer of the Preferred Equity Interests under any nonrecourse exceptions contained in the Preferred Equity Interests documents.

G-10

(10)        No Material Default on Related Mortgage Loans. To Seller’s knowledge, as of the Closing Date, there is no payment or other material default with respect to the related mortgage loans, after giving effect to any applicable notice and/or grace period; and, to the Seller’s actual knowledge, no event has occurred which, with the passing of time or giving of notice would constitute a material default or breach under the related mortgage loans; provided, however, that the representations and warranties set forth in this sentence do not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of any subject matter otherwise covered by any other representation or warranty made hereunder by the Seller. To Seller’s knowledge, no mortgage loan has been accelerated and no foreclosure proceeding or power of sale proceeding has been initiated under the terms of the related mortgage loan documents.

(11)        No Capital Calls; Nondiscretionary Distributions. Pursuant to the terms of the Preferred Equity Interest documents, there is no requirement for the holder of the Preferred Equity Interests to make any further capital contributions to the issuer of the Preferred Equity Interests or other future monetary advances or contributions in respect to the Preferred Equity Interests. The provisions of the Preferred Equity Interest documents provide for regular, periodic distributions to be made in respect of the Preferred Equity Interests (subject to certain accruals as provided in the Preferred Equity Interest documents), and to the fullest extent permitted by law, such distributions do not require the consent or approval of the board of directions (or the equivalent) of the common equityholders of the issuer of such Preferred Equity Interests.

(12)        Compliance. To the Seller’s knowledge, the terms of the Preferred Equity Interest documents benefitting the holder of the Preferred Equity Interests comply in all material respects with all applicable local, state and federal laws and regulations.

(13)        Licenses and Permits. To the Seller’s knowledge, as of the date of acquisition of the Preferred Equity Interests, the property securing the related mortgage loan was, and to the Seller’s actual knowledge, as of the Closing Date, the property securing the related mortgage loan is in material compliance with, and is used and occupied in all material respects in accordance with, all restrictive covenants of record applicable to such property, and applicable zoning laws and all material inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with all restrictive covenants of record applicable to such property or applicable zoning laws is insured by the title insurance obtained in connection with the origination of the related mortgage loan, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the property as it was used and operated as of the date of acquisition of the Preferred Equity Interests.

(14)        Taxes and Assessments. All (a) taxes, water charges, sewer charges, or other similar outstanding governmental charges and assessments which became due and owing prior to the Closing Date in respect of the property securing the related mortgage loan (excluding any related personal property) and which, if left unpaid, would be, or might become, a lien on such property having priority over the related mortgage and (b) insurance premiums or ground rents which became due and owing prior to the Closing Date in respect of the property securing the related mortgage loan (excluding any related personal property), have, in each case, been paid, or if disputed, or if such amounts are not delinquent prior to the Closing Date, an escrow of funds in an amount sufficient (together with escrow payments required to be made prior to delinquency) to cover such taxes, charges, and assessments and any late charges due in connection therewith has been established by the holder of the related mortgage loan. For purposes of this representation and warranty, the items identified herein shall not be considered due and owing until the date on which interest or penalties would be first payable thereon.

G-11

(15)        Encroachments. To the Seller’s knowledge based on surveys or the title insurance obtained in connection with the origination of the related mortgage loan, (i) none of the material improvements that were included for the purpose of determining the appraised value of the property securing the related mortgage loan at the time of the acquisition of the Preferred Equity Interests lies outside the boundaries and building restriction lines of such property and (ii) no improvements on adjoining properties encroach upon such property, except in the case of either (i) or (ii) for (a) immaterial encroachments which do not materially adversely affect the use, enjoyment, value or marketability of such property or (b) encroachments affirmatively covered by the related title insurance policy obtained in connection with the origination of the mortgage loan.

(16)        Property Condition.

(a)          Except with respect to repairs estimated to cost less than $50,000 in the aggregate, as of the date of the applicable engineering report (which was performed within 12 months prior to the origination date of the related mortgage loan) related to the property securing the related mortgage loan and, to Seller’s knowledge as of the Closing Date, (i) such property is in good repair, free and clear of any damage that would materially adversely affect the use and operation of the property as it was being used or operated as of the origination date, or (ii) an escrow (or escrows) in an amount consistent with the standard utilized by the Seller with respect to similar loans it holds for its own account have been established by the mortgage lender, which escrows were required in an amount not less than 100% of the estimated cost of the required repairs. Since the origination date, to the Seller’s knowledge, such property has not been damaged by fire, wind or other casualty or physical condition that would materially and adversely affect its value (including, without limitation, any soil erosion or subsidence or geological condition), which damage has not been fully repaired or fully insured, or for which escrows in an amount consistent with the standard utilized by the Seller with respect to loans it holds for its own account have not been established by the holder of the related mortgage loan.

(b)          As of the acquisition date of such Preferred Equity Interest, and, to the Seller’s actual knowledge, as of the Closing Date, there are no proceedings pending or, to the Seller’s actual knowledge, threatened, for the partial or total condemnation of the property securing the related mortgage loan that would have a material adverse effect on the value, use or operation of the property securing the related mortgage loan.

(17)        Environmental Matters. Except for those Preferred Equity Interests for which a lender’s environmental insurance policy was obtained in connection with the origination of the related mortgage loan in lieu of an environmental site assessment, an environmental site assessment or updates thereof relating to each property securing the related mortgage loan prepared no earlier than 12 months prior to the origination of the related mortgage loan was obtained and reviewed by the Seller in connection with the acquisition of such Preferred Equity Interests.

(a)          Such environmental site assessment does not identify, and the Seller has no actual knowledge of, any adverse circumstances or conditions with respect to or affecting the property that would constitute or result in a material violation of any environmental laws, except for such circumstances or conditions (i) which are covered by environmental insurance policies maintained with respect to such property, or (ii) as to which any expenditure greater than 5% of the outstanding principal balance of the related mortgage loan is required in order to achieve or maintain compliance in all material respects with any environmental laws, adequate sums, equal to at least 125% of the estimate of the total amount of such expenditures as set forth in the environmental site assessment, were reserved in connection with the origination of the related mortgage loan, and as to which the related mortgage borrower or mezzanine borrower has covenanted to perform the actions necessary to achieve or maintain compliance in all material respects with any environmental laws, or (iii) as to which the related mortgage borrower or one of its affiliates is currently taking or required to take such actions (which may be the implementation of an operations and maintenance plan), if any, as recommended by the environmental site assessment or required by the applicable governmental authority, or (iv) as to which a responsible party not related to the mortgage borrower with assets reasonably estimated by the Seller at the time of origination to be sufficient to effect all necessary or required remediation identified in a notice or other action from the applicable governmental authority is currently taking or required to take such actions, if any, with respect to such regulatory authority’s order or directive, or (v) which, if recommended in the environmental site assessment, were investigated further and, based upon such additional investigation, as to which an environmental consultant recommended no further investigation or remediation, or (vi) as to which a party with financial resources reasonably estimated to be adequate to cure the condition or circumstance provided a guaranty or an indemnity to the related mortgage borrower or mortgage lender to cover the costs of any required investigation, testing, monitoring or remediation, or (vii) as to which the related mortgage borrower or other responsible party obtained a “No Further Action” letter or other evidence reasonably acceptable to a prudent commercial mortgage lender that applicable federal, state, or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, or (viii) which would not require substantial cleanup, remedial action or other extraordinary response under any environmental laws reasonably estimated to cost in excess of 5% of the outstanding principal balance of the related mortgage loan.

G-12

(b)          To the Seller’s actual knowledge and in reliance upon the environmental site assessment, except for any Hazardous Materials being handled in accordance with applicable environmental laws and except for any Hazardous Materials present at such property for which, to the extent that an environmental site assessment recommends remediation or other action, (A) there is either (i) environmental insurance with respect to such property or (ii) an amount in an escrow account pledged as security for the related mortgage loan under the relevant loan documents equal to no less than 125% of the amount estimated in such environmental site assessment as sufficient to pay the cost of such remediation or other action in accordance with such environmental site assessment or (B) one of the statements set forth in representation (17)(a) above is true, (1) such property is not being used for the treatment or disposal of Hazardous Materials; (2) no Hazardous Materials are being used or stored or generated for off-site disposal or otherwise present at such property other than Hazardous Materials of such types and in such quantities as are customarily used or stored or generated for off-site disposal or otherwise present in or at properties of the relevant property type; and (3) such property is not subject to any environmental hazard (including, without limitation, any situation involving Hazardous Materials) which under the environmental laws would have to be eliminated before the sale of such property.

(c)          “Hazardous Materials” shall mean any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls (“PCBs”), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being “in inventory,” “usable work in process” or similar classification which would, if classified as unusable, be included in the foregoing definition.

(d)          With respect to each Preferred Equity Interest with respect to which the related mortgage loan is covered by a lender’s environmental insurance policy obtained in lieu of an environmental site assessment (“In Lieu of Policy”), each In Lieu of Policy is in an amount equal to 125% of the outstanding principal balance of the related mortgage loan, and has a term ending no sooner than the date which is five years after the maturity date of the related mortgage loan, is non-cancelable by the insurer during such term and the premium for such policy has been paid in full.

G-13

(18)        Insurance. As of the date of acquisition of the related Preferred Equity Interest, and, as of the Closing Date, the property securing the related mortgage loan is covered by insurance policies providing the coverage described below and the mortgage loan documents permit the mortgage lender to require the coverage described below. The Seller has not received (1) any notice of non-payment of premiums that has not been cured in a timely manner by the related mortgage borrower or (2) any notice of cancellation or termination of such insurance policies that has not been cured in a timely manner by the related mortgage borrower. The mortgage loan documents require that the related property and all improvements thereon are covered by insurance policies providing (a) property coverage in an amount at least equal to the lesser of full replacement cost of the improvements located on such property (exclusive of costs of excavations, foundations, underground utilities and footings) and the outstanding principal balance of the related mortgage loan (subject to customary deductibles) for losses sustained by fire and for losses or damages from other risks and hazards covered by an insurance policy providing “all risk” or “special form” coverage in an amount sufficient to prevent the mortgage borrower from being deemed a co-insurer; (b) business interruption or rental loss insurance in an amount at least equal to 12 months of operations; (c) flood insurance, if any portion of the improvements, exclusive of a parking lot, on the property is located in an area identified by the Federal Emergency Management Agency, as having special flood hazards, in the maximum amount available under the National Flood Insurance Program; (d) workers’ compensation, if required by law; and (e) comprehensive general liability insurance in an amount not less than $1 million. All such insurance policies referred to in clauses (a) through (d) of the prior sentence that are currently in place and contain clauses providing they are not terminable. If the property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, such property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of the related mortgage loan, and (ii) the full replacement cost, of the improvements located on the related property (exclusive of costs of excavations ,foundations, underground utilities and footings). The related property is insured by an insurance policy, issued by an insurer meeting the requirements of the mortgage loan documents and having a claims-paying or financial strength rating of at least “A-:V” from A.M. Best Company or “A-“ (or the equivalent) from Standard & Poor’s Ratings Services, Fitch, Inc. or Moody’s Investors Service, Inc. An architectural or engineering consultant has performed an analysis of each of the properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the property in the event of an earthquake. In such instance, the PML was based on a 450 or 475 year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance for such property was obtained from an insurer rated at least “A-:V” by A.M. Best Company or “A-“ (or the equivalent) from Standard & Poor’s Ratings Services, Fitch, Inc. or Moody’s Investors Service, Inc. To the Seller’s actual knowledge, the insurer issuing each of the foregoing insurance policies is qualified to write insurance in the jurisdiction where the related property is located.

(19)        Escrows. All escrow deposits and payments required to be deposited with the holder of the Preferred Equity Interests, if any, under the related Preferred Equity Interest documents have been deposited and there are no delinquencies with regard thereto. All escrow deposits and payments required to be deposited with the holder of the Preferred Equity Interests, if any, under the related Preferred Equity Interest documents are in the possession, or under the control of the Seller (except to the extent they have been disbursed for their intended purposes). All of the Seller’s interest in such escrows and deposits will be conveyed by the Seller to the Issuer.

(20)        Litigation. To the Seller’s knowledge, with respect to each Preferred Equity Interest, as of the date of acquisition of such Preferred Equity Interest, and, to the Seller’s actual knowledge, with respect to each Preferred Equity Interest, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the issuer of the Preferred Equity Interests, the related mortgage borrower or the property securing the related mortgage loan, the adverse outcome of which could reasonably expected to materially and adversely affect the value of such property, the security intended to be provided with respect to the related mortgage, or the ability of the issuer of the Preferred Equity Interests to pay amounts due to the holder of the Preferred Equity Interests; and to the Seller’s actual knowledge there are no such actions, suits or proceedings threatened against the issuer of the Preferred Equity Interests, the related mortgage borrower or the property securing the related mortgage loan.

(21)        Inspection. The originator of the related mortgage loan or the Seller has inspected or caused to be inspected each property securing the related mortgage loan within the 12 months prior to the origination date of the related mortgage loan.

(22)        Financial Reporting. The Preferred Equity Interest documents require the issuer of the Preferred Equity Interest, upon request, to provide the holder of the Preferred Equity Interest with at least the following: annual operating statements, financial statements and, except for Preferred Equity Interests for which the property securing the related mortgage loan is leased to a single tenant or is a multifamily or similar property, rent rolls.

G-14

(23)        Single Purpose Entity. Each issuer with respect to a Preferred Equity Interest has covenanted in its respective organizational documents or the related Preferred Equity Interest documents provide that it is, and at least so long as the Preferred Equity Interests are outstanding will continue to be, a Single Purpose Entity. For this purpose, “Single Purpose Entity” shall mean a Person, other than an individual, whose organizational documents or related Preferred Equity Interest documents provide that it does not have any significant assets other than its direct or indirect interest in the property secured by the related mortgage loan and other assets necessary and incidental thereto, and whose organizational documents require that it have its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person.

(24)        No Fraud. Neither the Seller, nor to the Seller’s knowledge, any originator has taken any action that would be expected to allow a court of competent jurisdiction to determine in a final decree that fraud with respect to the Preferred Equity Interest has taken place on the part of the Seller or, to the Seller’s actual knowledge, on the part of any prior holder of the Preferred Equity Interest, in connection with the Preferred Equity Interest.

(25)        Access. The following statements are true with respect to the property securing the related mortgage loan: (a) the property is located on or adjacent to a dedicated road or has access to a recorded easement permitting ingress and egress and (b) the property is served by public or private utilities, water and sewer (or septic facilities) adequate for the current use of the property.

(26)        Terrorism Insurance. None of the related mortgage loan documents contain any provision that expressly excuses the related mortgage borrower from obtaining and maintaining insurance coverage for acts of terrorism or, in circumstances where terrorism insurance is not expressly required, the mortgage lender is not prohibited from requesting that the related mezzanine borrower maintain such insurance, in each case, to the extent such insurance coverage is generally available for like properties in such jurisdictions at commercially reasonable rates. Each property securing a related mortgage loan is insured by a “all risk” or “special form” property insurance policy that does not contain an express exclusion for (or, alternatively, is covered by a separate policy that insures against property damage resulting from) acts of terrorism.

(27)        Appraisal. An appraisal of the property securing the related mortgage loan was conducted in connection with the origination of the related mortgage loan, and such appraisal contained a statement, or was accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date the Preferred Equity Interest was acquired.

(28)        Cross-Default with Mortgage Loan. An event of default under the related mortgage loan will constitute a control change event with respect to the related Preferred Equity Interest.

(29)        Payment Procedure. To the extent that a cash management agreement is in place with respect to the related mortgage loan, except following the occurrence and during the continuance of an event of default or any other trigger event with regard to the related mortgage loan, either (i) any funds remaining in the related lockbox account for the mortgage loan, after payment of all amounts due and payable under the mortgage loan documents, are required to be distributed to the holder of the Preferred Equity Interest in accordance with the Preferred Equity Interest documents or (ii) payments due to the holder of the Preferred Equity Interest are required to be paid pursuant to the terms of the cash management agreement.

(30)        Notice of Defaults Under Mortgage Loan. Pursuant to the terms of the Preferred Equity Interest documents, the holder of any related mortgage loan is required to provide or endeavor to provide written notice of the occurrence of any default under a related mortgage loan to the holder of the related Preferred Equity Interest at the same time such notices are delivered by the related mortgage lender to the related mortgage borrower.

(31)        No Conversion. No portion of the Preferred Equity Interests may be converted into common equity or any other interest in the issuer of such Preferred Equity Interests without the prior written consent of the holder of the Preferred Equity Interest.

G-15

(32)        Collateral File. The Seller has delivered to the Issuer or its designee accurate and complete copies of all material documents evidencing the Preferred Equity Interests and the rights and obligations with respect thereto.

(33)        Other. For purposes of these representations and warranties, the term “to the Seller’s knowledge” shall mean that no officer, employee or agent of the Seller responsible for the underwriting, acquisition or sale of the Preferred Equity Interests or of any servicer responsible for servicing the Preferred Equity Interests on behalf of the Seller, believes that a given representation or warranty is not true or is inaccurate based upon the Seller’s reasonable inquiry, and that during the course of such inquiry, no such officer, employee or agent of the Seller has obtained any actual knowledge of any facts or circumstances that would cause such Person to believe that such representation or warranty was inaccurate. Furthermore, all information contained in documents which are required to be delivered to the Issuer by the Seller shall be deemed to be within the Seller’s knowledge. For purposes of these representations and warranties, the term “to the Seller’s actual knowledge” shall mean that an officer, employee or agent of the Seller responsible for the underwriting, acquisition and sale of the Preferred Equity Interests does not actually know of any facts or circumstances that would cause such Person to believe that such representation or warranty was inaccurate.

C. REPRESENTATIONS AND WARRANTIES CONCERNING COLLATERAL INTERESTS CONSISTING OF RAKE BONDS:

(1)         Annex A-1. The information pertaining to the Rake Bond set forth on Annex A-1 is true and correct in all material respects as of the date set forth on Annex A-1.

(2)         Ownership of Rake Bond. At the time of the assignment of the Rake Bond to the Issuer (i) the Seller had good and marketable title to and was the sole owner and holder of, the Rake Bond, (ii) Seller had full right, power and authority to transfer, and is transferring, such Rake Bond free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing and asset management as provided in the Servicing Agreement, Indenture and any subservicing agreements permitted thereunder) and (iii) no consent, approval or authorization of any Person is required for any such transfer or assignment by the holder of the Rake Bond.

(3)         Valid Assignment. The assignment of the Rake Bond to the Issuer and the agreements executed in connection therewith constitute the legal, valid and binding assignment of such Rake Bond from the Seller to the Issuer and, upon such assignment, Seller will have validly and effectively conveyed to the Issuer all legal and beneficial interest in and to such Rake Bond free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interest of any nature.

(4)         Form of Security. The Rake Bond is a certificated security in registered form, or is in uncertificated form and held through the facilities of (a) The Depository Trust Company in New York, New York, or (b) such other clearing organization or book-entry system.

(5)         Absence of Adverse Events. Based on the most recently available trustee report, (i) no interest shortfalls have occurred and no realized losses have been applied to the Rake Bond and (ii) the Seller is not aware of any circumstances that are likely to have a material adverse effect on such Rake Bond.

D. REPRESENTATIONS AND WARRANTIES CONCERNING COLLATERAL INTEREST CONSISTING OF B NOTES:

(1)         Payment Record. The B Note is not 30 days or more delinquent in payment of principal and interest (without giving effect to any applicable grace period in the related mortgage loan documents) and the B Note has not been 30 days or more (without giving effect to any applicable grace period in the related mortgage loan documents) past due in payment of principal and interest.

(2)         Annex A-1. The information pertaining to the B Note set forth on Annex A-1 is true and correct in all material respects as of the date set forth on Annex A-1.

G-16

(3)         Ownership of B Note. At the time of the assignment of the B Note to the Issuer, the Seller had good and marketable title to and was the sole owner and holder of, the B Note, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing and asset management as provided in the Servicing Agreement, Indenture and any subservicing agreements permitted thereunder) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the B Note to the Issuer free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing and asset management as provided in the Servicing Agreement, Indenture, and any subservicing agreements permitted thereunder).

(4)         Borrower; Bankruptcy. In respect of the B Note, as of the origination date and, to the Seller’s actual knowledge, as of the Closing Date, (A) in reliance on public documents or certified copies of the incorporation or partnership or other entity documents, as applicable, delivered in connection with the origination of the B Note, the related mortgage borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico and (B) the related mortgage borrower is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(5)         Security Interest. The mortgage for the related property, together with any separate security agreement, UCC Financing Statement or similar agreement, if any, establishes and creates a first priority lien on the mortgaged real property in favor of the mortgage lenders, except as the enforceability thereof may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(6)         Nonrecourse. The mortgage loan documents for the B Note provide that such mortgage loan is nonrecourse to the related parties thereto except that the related mortgage borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related mortgage borrower and, in certain instances its principals specified in the related mortgage loan documents, which acts generally include the following (or negotiated provisions of similar effect): (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) material physical waste of the property securing the related mortgage loan, and (iv) any breach of the environmental covenants contained in the related mortgage loan documents.

(7)         Valid Assignment. The assignment of the B Note to the Issuer and the agreements executed in connection therewith constitute the legal, valid and binding assignment of the B Note from the Seller to the Issuer. The endorsement of the B Note by the Seller constitutes the legal, valid, binding and enforceable (except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) assignment of the B Note, and together with the other assignment documents, legally and validly conveys all right, title and interest in the B Note and the Seller’s interest in the related mortgage loan documents to the Issuer. Pursuant to the terms of the mortgage loan documents and co-lender agreement, the Seller satisfied any and all material transfer conditions or requirements (or such conditions or requirements were validly waived by any requisite parties) in the mortgage loan documents and co-lender agreement with respect to the transfer of the B Note to the Issuer.

(8)         Document Provisions. The mortgage loan documents for the B Note contain enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the collateral described in the related mortgage loan documents of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure, except as may be limited by anti-deficiency or one form of action laws or by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

G-17

(9)         Enforceability. The B Note executed by the related mortgage borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related mortgage borrower named on Annex A-1 and each of the other related mortgage loan documents is the legal, valid and binding obligation of the parties thereto (subject to any nonrecourse provisions therein and any state anti-deficiency, one action, or market value limit deficiency legislation), enforceable in accordance with its terms, except (i) as such enforcement may be limited by anti-deficiency or one form of action laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (ii) except that certain provisions of such mortgage loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but the inclusion of such provisions does not render any of the mortgage loan documents invalid as a whole, and such mortgage loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby.

(10)        Modifications. Neither the terms of the B Note nor the related mortgage loan documents or co-lender agreement have been altered, impaired, modified or waived in any material respect, except by written instrument included in the document file delivered to the Issuer with respect to such mortgage loan.

(11)        Releases. Except by a written instrument that has been delivered to the Issuer or as otherwise provided in the mortgage loan documents, no mortgage loan has been satisfied, canceled, subordinated, released or rescinded, in whole or in part, and the related mortgage borrower has not been released, in whole or in part, from its obligations under any related mortgage loan document.

(12)        No Offset. Except with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, neither the mortgage loan nor any of the related mortgage loan documents is subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any such mortgage loan documents, or the exercise (in compliance with procedures permitted under applicable law) of any right thereunder, render any mortgage loan documents subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury (subject to anti-deficiency or one form of action laws and to bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)), and no such right of rescission, set-off, abatement, diminution, valid counterclaim or defense has been asserted with respect thereto.

(13)        No Material Default on B Note. As of the Closing Date, there is no payment default with respect to the B Note, after giving effect to any applicable notice and/or grace period, and, to the Seller’s knowledge, as of the Closing Date, there is no other material default under any of the related Mortgage loan documents, after giving effect to any applicable notice and/or grace period; no such material default or breach has been waived by the Seller or on its behalf or, to the Seller’s knowledge, by the Seller’s predecessors in interest with respect to the B Note; and, to the Seller’s actual knowledge, no event has occurred which, with the passing of time or giving of notice would constitute a material default or breach; provided, however, that the representations and warranties set forth in this sentence do not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of any subject matter otherwise covered by any other representation or warranty made hereunder by the Seller. The B Note has not been accelerated and no foreclosure proceeding or power of sale proceeding has been initiated under the terms of the related mortgage loan documents. The Seller has not waived any material claims against the related mortgage borrower under any nonrecourse exceptions contained in the mortgage loan documents.

(14)        No Future Advances. The principal amount of the B Note stated on Annex A-1 has been fully disbursed as of the Closing Date (except for certain amounts that were fully disbursed by the lender, but were escrowed pursuant to the terms of the related mortgage loan documents) and there are no future advances of additional loan amounts required to be made by the lender under any of the related mortgage loan documents. The Seller has not, nor, to the Seller’s knowledge, have any of its agents or predecessors in interest with respect to the B Note, in respect of payments due under the related mortgage loan documents, directly or indirectly, advanced funds or induced, solicited or knowingly received any advance of funds by a party other than the mortgage borrower other than (a) interest accruing on B Note from the date of such disbursement of such Mortgage loan to the date which preceded by thirty (30) days the first payment date under the related mortgage loan documents and (b) application and commitment fees, escrow funds, points and reimbursements for fees and expenses, incurred in connection with the origination and funding of the B Note.

G-18

(15)        No Equity Interest. No capitalized interest is included in the principal balance of the B Note, and the B Note does not provide for any shared appreciation rights or preferred equity participation therein and no contingent or additional interest contingent on cash flow or negative amortization is due thereon.

(16)        Compliance. The terms of the B Note documents comply in all material respects with all applicable local, state and federal laws and regulations, and the Seller has complied with all material requirements pertaining to the origination of the B Note, including but not limited to, usury and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the B Note.

(17)        Licenses and Permits. To the Seller’s knowledge, as of the date of origination of the B Note, the property securing the related mortgage loan was, and to the Seller’s actual knowledge, as of the Closing Date, the property securing the related mortgage loan is, in all material respects in material compliance with, and is used and occupied in all material respects in accordance with, all restrictive covenants of record applicable to such property, and applicable zoning laws and all material inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with all restrictive covenants of record applicable to such property or applicable zoning laws is insured by the title insurance obtained in connection with the origination of the related mortgage loan, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the property as it was used and operated as of the date of origination of the B Note.

(18)        Taxes and Assessments. All (a) taxes, water charges, sewer charges, or other similar outstanding governmental charges and assessments which became due and owing prior to the Closing Date in respect of the property securing the related mortgage loan (excluding any related personal property) and which, if left unpaid, would be, or might become, a lien on such property having priority over the related mortgage and (b) insurance premiums or ground rents which became due and owing prior to the Closing Date in respect of the property securing the related mortgage loan (excluding any related personal property), have, in each case, been paid, or if disputed, or if such amounts are not delinquent prior to the Closing Date, an escrow of funds in an amount sufficient (together with escrow payments required to be made prior to delinquency) to cover such taxes, charges, and assessments and any late charges due in connection therewith has been established by the holder of the B Note or the holder of the related mortgage loan (or the agent for the lenders pursuant to the related-co-lender agreement in accordance with the terms thereof). For purposes of this representation and warranty, the items identified herein shall not be considered due and owing until the date on which interest or penalties would be first payable thereon.

(19)        Encroachments. To the Seller’s knowledge based on surveys or the title insurance obtained in connection with the origination of the mortgage loan or related mortgage loan, (i) none of the material improvements that were included for the purpose of determining the appraised value of the property securing the related mortgage loan at the time of the origination of the B Note lies outside the boundaries and building restriction lines of such property and (ii) no improvements on adjoining properties encroach upon such property, except in the case of either (i) or (ii) for (a) immaterial encroachments which do not materially adversely affect the use or value of the property as security for the B Note or the use, enjoyment, value or marketability of such property or (b) encroachments affirmatively covered by the related title insurance policy obtained in connection with the origination of the B Note.

G-19

(20)        Property Condition.

(a)          Except with respect to repairs estimated to cost less than $50,000 in the aggregate, as of the date of the applicable engineering report (which was performed within 12 months prior to the origination date of the B Note) related to the property securing the related mortgage loan and, to Seller’s knowledge as of the Closing Date, (i) such property is in good repair, free and clear of any damage that would materially adversely affect the value of such property as security for the related mortgage loan or the use and operation of the property as it was being used or operated as of the origination date, or (ii) an escrow (or escrows) in an amount consistent with the standard utilized by the Seller with respect to similar loans it holds for its own account have been established by the related mortgage lender, which escrows were required in an amount not less than 100% of the estimated cost of the required repairs. Since the origination date, to the Seller’s knowledge, such property has not been damaged by fire, wind or other casualty or physical condition that would materially and adversely affect its value as security (indirectly) for the related mortgage loan (including, without limitation, any soil erosion or subsidence or geological condition), which damage has not been fully repaired or fully insured, or for which escrows in an amount consistent with the standard utilized by the Seller with respect to loans it holds for its own account have not been established by the holder of the B Note and the related mortgage loan.

(b)          As of the origination date of the B Note, and, to the Seller’s actual knowledge, as of the Closing Date, there are no proceedings pending or, to the Seller’s actual knowledge, threatened, for the partial or total condemnation of the property securing the related mortgage loan that would have a material adverse effect on the value, use or operation of the property securing the related mortgage loan.

(21)        Environmental Matters. If a lender’s environmental insurance policy was not obtained in connection with the origination of the B Note in lieu of an environmental site assessment, an environmental site assessment or updates thereof relating to the property securing the related mortgage loan prepared no earlier than 12 months prior to the origination date of the B Note was obtained and reviewed by the Seller in connection with the origination of the B Note.

(a)          Such environmental site assessment does not identify, and the Seller has no actual knowledge of, any adverse circumstances or conditions with respect to or affecting the property that would constitute or result in a material violation of any environmental laws, except for such circumstances or conditions (i) which are covered by environmental insurance policies maintained with respect to such property, or (ii) as to which any expenditure greater than 5% of the outstanding principal balance of the related mortgage loan is required in order to achieve or maintain compliance in all material respects with any environmental laws, adequate sums, equal to at least 125% of the estimate of the total amount of such expenditures as set forth in the environmental site assessment, were reserved in connection with the origination of the B Note, and as to which the related mortgage borrower has covenanted to perform the actions necessary to achieve or maintain compliance in all material respects with any environmental laws, or (iii) as to which the related mortgage borrower or one of its affiliates is currently taking or required to take such actions (which may be the implementation of an operations and maintenance plan), if any, as recommended by the environmental site assessment or required by the applicable governmental authority, or (iv) as to which a responsible party not related to the mortgage borrower with assets reasonably estimated by the Seller at the time of origination to be sufficient to effect all necessary or required remediation identified in a notice or other action from the applicable governmental authority is currently taking or required to take such actions, if any, with respect to such regulatory authority’s order or directive, or (v) which, if recommended in the environmental site assessment, were investigated further and, based upon such additional investigation, as to which an environmental consultant recommended no further investigation or remediation, or (vi) as to which a party with financial resources reasonably estimated to be adequate to cure the condition or circumstance provided a guaranty or an indemnity to the related mortgage borrower or mortgage lender to cover the costs of any required investigation, testing, monitoring or remediation, or (vii) as to which the related mortgage borrower or other responsible party obtained a “No Further Action” letter or other evidence reasonably acceptable to a prudent commercial mortgage lender that applicable federal, state, or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, or (viii) which would not require substantial cleanup, remedial action or other extraordinary response under any environmental laws reasonably estimated to cost in excess of 5% of the outstanding principal balance of the related mortgage loan.

G-20

(b)          To the Seller’s actual knowledge and in reliance upon the environmental site assessment, except for any Hazardous Materials being handled in accordance with applicable environmental laws and except for any Hazardous Materials present at such property for which, to the extent that an environmental site assessment recommends remediation or other action, (A) there is either (i) environmental insurance with respect to such property or (ii) an amount in an escrow account pledged as security for the related mortgage loan under the relevant loan documents equal to no less than 125% of the amount estimated in such environmental site assessment as sufficient to pay the cost of such remediation or other action in accordance with such environmental site assessment or (B) one of the statements set forth in representation (22)(a) above is true, (1) such property is not being used for the treatment or disposal of Hazardous Materials; (2) no Hazardous Materials are being used or stored or generated for off-site disposal or otherwise present at such property other than Hazardous Materials of such types and in such quantities as are customarily used or stored or generated for off-site disposal or otherwise present in or at properties of the relevant property type; and (3) such property is not subject to any environmental hazard (including, without limitation, any situation involving Hazardous Materials) which under the environmental laws would have to be eliminated before the sale of such property.

(c)          “Hazardous Materials” shall mean any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls (“PCBs”), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being “in inventory,” “usable work in process” or similar classification which would, if classified as unusable, be included in the foregoing definition.

(d)          If the related mortgage loan is covered by a lender’s environmental insurance policy obtained in lieu of an environmental site assessment (“In Lieu of Policy”), each In Lieu of Policy is in an amount equal to 125% of the outstanding principal balance of the related mortgage loan, and has a term ending no sooner than the date which is five years after the maturity date of the B Note, is non-cancelable by the insurer during such term and the premium for such policy has been paid in full.

(22)        Insurance. As of the date of origination of the B Note, and, as of the Closing Date, the property securing the related mortgage loan is covered by insurance policies providing the coverage described below and the related mortgage loan documents permit the mortgage lender to require the coverage described below. The Seller has not received (1) any notice of non-payment of premiums that has not been cured in a timely manner by the related mortgage borrower or (2) any notice of cancellation or termination of such insurance policies that has not been cured in a timely manner by the related mortgage borrower. The mortgage loan documents require that the related property and all improvements thereon are covered by insurance policies providing (a) property coverage in an amount at least equal to the lesser of full replacement cost of the improvements located on such property (exclusive of costs of excavations, foundations, underground utilities and footings) and the outstanding principal balance of the related mortgage loan (subject to customary deductibles) for losses sustained by fire and for losses or damages from other risks and hazards covered by an insurance policy providing “all risk” or “special form” coverage in an amount sufficient to prevent the mortgage borrower from being deemed a co-insurer; such policy contains a clause or endorsement naming the mortgage lender and its successors in interest as their interests ma appear; (b) business interruption or rental loss insurance in an amount at least equal to 12 months of operations; (c) flood insurance, if any portion of the improvements, exclusive of a parking lot, on the property is located in an area identified by the Federal Emergency Management Agency, as having special flood hazards, in the maximum amount available under the National Flood Insurance Program; (d) workers’ compensation, if required by law; and (e) comprehensive general liability insurance in an amount not less than $1 million; such policy contains a clause or endorsement naming the mortgage lender and its successors in interest as additional insured as their interests may appear. All such insurance policies referred to in clauses (a) through (d) of the prior sentence that are currently in place contain clauses providing they are not terminable and may not be terminated without thirty (30) days’ prior written notice to the mortgage lender (or the agent for the lenders pursuant to the related-co-lender agreement in accordance with the terms thereof) (except where applicable law requires a shorter period or except for nonpayment of premiums, in which case not less than ten (10) days’ prior written notice to the mortgage lender is required). If the property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, such property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of the related mortgage loan, and (ii) the full replacement cost, of the improvements located on the related property (exclusive of costs of excavations, foundations, underground utilities and footings). The related property is insured by an insurance policy, issued by an insurer meeting the requirements of the mortgage loan documents and having a claims-paying or financial strength rating of at least “A-:V” from A.M. Best Company or “A-“ (or the equivalent) from Standard & Poor’s Ratings Services, Fitch, Inc. or Moody’s Investors Service, Inc. An architectural or engineering consultant has performed an analysis of each of the properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the property in the event of an earthquake. In such instance, the PML was based on a 450 or 475 year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance for such property was obtained from an insurer rated at least “A-:V” by A.M. Best Company or “A-“ (or the equivalent) from Standard & Poor’s Ratings Services, Fitch, Inc. or Moody’s Investors Service, Inc. To the Seller’s actual knowledge, the insurer issuing each of the foregoing insurance policies is qualified to write insurance in the jurisdiction where the related property is located.

G-21

(23)        Escrows. To the Seller’s actual knowledge, all amounts required to be deposited by the mortgage borrower at origination, if any, under the related mortgage loan documents have been deposited or have been withheld from the related mortgage loan proceeds at origination and there are no delinquencies with regard thereto. To the Seller’s actual knowledge, all escrow deposits and payments required by the terms of the related mortgage loan, if any, are in the possession, or under the control of the agent for the lenders pursuant to the related co-lender agreement (except to the extent they have been disbursed for their intended purposes), and all amounts required to be deposited by the applicable mortgage borrower under the related mortgage loan documents, if any, have been deposited, and there are no delinquencies with regard thereto (subject to any applicable notice and cure period). All of the Seller’s interest in such escrows and deposits will be conveyed by the Seller to the Issuer.

(24)        Litigation. To the Seller’s knowledge, as of the date of origination of the B Note, and, to the Seller’s actual knowledge, with respect to the B Note, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the mortgage borrower under the related mortgage loan, any of the collateral for the mortgage loan, the related mortgage borrower or the property securing the related mortgage loan, the adverse outcome of which could reasonably be expected to materially and adversely affect the value of such collateral or property, the security intended to be provided with respect to the related mortgage, or the ability of such mortgage borrower to pay principal, interest and other amounts due under the B Note; and to the Seller’s actual knowledge there are no such actions, suits or proceedings threatened against such mortgage borrower, such collateral, the related mortgage borrower or the related property.

(25)        Servicing. The servicing and collection practices used by Seller in respect of the B Note have been in all material respect legal, proper and prudent, in accordance with customary B Note servicing practices.

(26)        Inspection. The originator of the B Note or the Seller has inspected or caused to be inspected each property securing the related mortgage loan within the 12 months prior to the origination date of the B Note.

(27)        Financial Reporting. The related mortgage loan documents require the mortgage borrower to provide the holder of the B Note (or the agent for the lenders pursuant to the related-co-lender agreement in accordance with the terms thereof) with at least the following: annual operating statements, financial statements and, unless the property securing the related mortgage loan is leased to a single tenant or is a multifamily or similar property, rent rolls.

G-22

(28)        Single Purpose Entity. The mortgage borrower with respect to a B Note is an entity whose organizational documents or related mortgage loan documents provide that it is, and at least so long as the B Note is outstanding will continue to be, a Single Purpose Entity. For this purpose, “Single Purpose Entity” shall mean a Person, other than an individual, whose organizational documents or related mortgage loan documents provide that it does not have any significant assets other than the pledged collateral and other assets necessary and incidental thereto, and whose organizational documents or related mortgage loan documents require that it have its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person.

(29)        Due-on-Sale. The related mortgage loan contains a “due-on-sale” clause, which provides for the acceleration of the payment of the unpaid principal balance of the B Note if, without the prior written consent of the holder of the B Note (or the agent for the lenders pursuant to the related co-lender agreement in accordance with the terms thereof), the mortgaged real property, or any controlling interest therein, is directly or indirectly transferred or sold (except that it may provide for transfers by devise, descent or operation of law upon the death or legal incapacity of a member, manager, general partner or shareholder of a mortgage borrower and that it may provide for transfers subject to the B Note holder’s approval (or the approval of the agent for the lenders pursuant to the related co-lender agreement in accordance with the terms thereof) of transferee, transfers to affiliates, transfers allowed in connection with other secured debt allowed pursuant to the terms of the mortgage loan documents, transfers to family members for estate planning purposes, transfers among existing members, partners or shareholders in mortgage borrowers, transfers of less than controlling interests so long as the key principals or general partner retains control, transfers of common stock in publicly traded companies or other transfers of similar import).

(30)        Whole Loan. The B Note is a junior promissory note representing an interest in a whole loan and not a participation interest in a whole loan.

(31)        Capital Contribution. Neither the Seller nor any affiliate thereof has any obligation to make any capital contributions to the related mortgage borrower under the B Note.

(32)        No Fraud. Neither the Seller, nor to the Seller’s knowledge, any originator has taken any action that would be expected to allow a court of competent jurisdiction to determine in a final decree that fraud with respect to the B Note has taken place on the part of the Seller or, to the Seller’s actual knowledge, on the part of any originator, in connection with the origination of the B Note.

(33)        Access. To the Seller’s knowledge, the following statements are true with respect to the property securing the related mortgage loan: (a) the property is located on or adjacent to a dedicated road or has access to a recorded easement permitting ingress and egress and (b) the property is served by public or private utilities, water and sewer (or septic facilities) adequate for the current use of the property.

(34)        Terrorism Insurance. None of the mortgage loan documents contain any provision that expressly excuses the related mortgage borrower from obtaining and maintaining insurance coverage for acts of terrorism or, in circumstances where terrorism insurance is not expressly required, the mortgage lender is not prohibited from requesting that the related mortgage borrower maintain such insurance, in each case, to the extent such insurance coverage is generally available for like properties in such jurisdictions at commercially reasonable rates. Each property securing a related mortgage loan is insured by an “all risk” or “special form” property insurance policy that does not contain an express exclusion for (or, alternatively, is covered by a separate policy that insures against property damage resulting from) acts of terrorism.

(35)        Appraisal. An appraisal of the property securing the related mortgage loan was conducted in connection with the origination of the B Note and the related mortgage loan, and such appraisal contained a statement, or was accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date the B Note was originated.

(36)        Notice of Defaults Under Mortgage Loan. Pursuant to the terms of the related co-lender agreement, the holder of any related mortgage loan or the agent for the lenders pursuant to the related co-lender agreement is required to provide written notice of the occurrence of any event of default under a related mortgage loan to the holder of the B Note at the same time such notices are delivered by the related mortgage lender to the related mortgage borrower.

G-23

(37)        Cure Rights. Pursuant to the terms of the related co-lender agreements, the holder of the related mortgage loan is not permitted to exercise any rights it may have under the related mortgage loan documents or applicable law with respect to a foreclosure or other realization upon the collateral for the related mortgage loan without providing prior notice and opportunity to cure to the holder of the B Note.

(38)        Collateral File. The Seller has delivered to the Issuer or its designee accurate and complete copies of all material documents evidencing the B Note and the rights and obligations with respect thereto.

(39)        Other. For purposes of these representations and warranties, the term “to the Seller’s knowledge” shall mean that no officer, employee or agent of the Seller responsible for the underwriting, origination or sale of the B Notes or of any servicer responsible for servicing the B Note on behalf of the Seller, believes that a given representation or warranty is not true or is inaccurate based upon the Seller’s reasonable inquiry, and that during the course of such inquiry, no such officer, employee or agent of the Seller has obtained any actual knowledge of any facts or circumstances that would cause such Person to believe that such representation or warranty was inaccurate. Furthermore, all information contained in documents which are required to be delivered to the Issuer by the Seller shall be deemed to be within the Seller’s knowledge. For purposes of these representations and warranties, the term “to the Seller’s actual knowledge” shall mean that an officer, employee or agent of the Seller responsible for the underwriting, origination and sale of the B Notes does not actually know of any facts or circumstances that would cause such Person to believe that such representation or warranty was inaccurate.

G-24

EXHIBIT H

FORM OF MONTHLY REPORT

To be provided separately

H-1

EXHIBIT I-1

FORM OF INVESTOR CERTIFICATION

[Date]

Wells Fargo Bank, National Association

Marquette Avenue and Sixth Street

Minneapolis, Minnesota 55479-0113

Attention: Certificate Transfers (CMBS) – RCMC 2012-CREL1

Re:	RCMC 2012-CREL1

In accordance with Indenture, dated as of November 28, 2012 (the “Indenture”) by and among RCMC 2012-CREL1, LLC, as Issuer of the Notes, Wells Fargo Bank, National Association, as Trustee, and KeyCorp Real Estate Capital Markets, Inc., as Advancing Agent, the undersigned hereby certifies and agrees as follows:

1.          The undersigned is a beneficial owner or a prospective purchaser of the Class A Notes or a holder or a prospective purchaser of an Issuer Equity Security.

2.          The undersigned is not an agent or affiliate of, or an investment advisor to, any Property Owner.

3.          The undersigned is requesting access pursuant to the Indenture to certain information (the “Information”) on the Trustee’s website and/or is requesting the information identified on the schedule attached hereto (also, the “Information”) pursuant to the provisions of the Indenture.

In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Notes, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part.

The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

4.          The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Issuer, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor and the Reporting Agent for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

5.          Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Indenture.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

I-1-1

[Beneficial Owner] [Prospective Purchaser] [Holder]

By:

Name:

Title:

Company:

Phone:

I-1-2

EXHIBIT I-2

FORM OF INVESTOR CERTIFICATION

[Date]

Wells Fargo Bank, National Association

Marquette Avenue and Sixth Street

Minneapolis, Minnesota 55479-0113

Attention: Certificate Transfers (CMBS) – RCMC 2012-CREL1

Re:	RCMC 2012-CREL1

In accordance with Indenture, dated as of November 28, 2012 (the “Indenture”) by and among RCMC 2012-CREL1, LLC, as Issuer of the Notes, Wells Fargo Bank, National Association, as Trustee, and KeyCorp Real Estate Capital Markets, Inc., as Advancing Agent, the undersigned hereby certifies and agrees as follows:

1.          The undersigned is a beneficial owner or a prospective purchaser of the Class A Notes or a holder or a prospective purchaser of an Issuer Equity Security.

2.          The undersigned is requesting access to the Monthly Report in accordance with the Indenture (the “Information”) and agrees to keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Notes, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Issuer, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part.

The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

3.          The undersigned shall be fully liable for any breach of this certificate by itself or any of its Representatives and shall indemnify the Issuer, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor and the Reporting Agent for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

4.          Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Indenture.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

I-2-1

[Beneficial Owner] [Prospective Purchaser]
[Holder]

By:

Name:

Title:

Company:

Phone:

I-2-2